                                                                   EXHIBIT 10.36


           SUBLEASE BETWEEN CHARLES SCHWAB & CO., INC., SUBLANDLORD,
                   AND INSTINET GROUP INCORPORATED, SUBTENANT


                  SUBLEASE made as of the 18th day of December, 2001, by and between CHARLES SCHWAB & CO., INC., a California corporation, having an office at 101 Montgomery Street, San Francisco, California 94104 (hereinafter called "Sublandlord"), and INSTINET GROUP INCORPORATED, a Delaware corporation, having an office at 3 Times Square, New York, New York 10036 (hereinafter called "Subtenant").

                              W I T N E S S E T H :

         WHEREAS:

         A. By Ground Lease, dated as of October 6, 2000 (the "Ground Lease"), American Financial Exchange L.L.C. (the "Fee Owner") leased to its affiliate, Plaza X Urban Renewal Associates L.L.C. (the "Ground Tenant"), certain lands and premises on the Second Street Extension and Hudson Streets, in Jersey City, New Jersey, and identified as Lots 35 and 36, Block 15 on the Jersey City Tax Maps, and more fully described in the Ground Lease.

         B. By Lease, dated as of October 6, 2000 (the "Building Lease"), the Ground Tenant leased to its affiliate, Plaza X Leasing Associates L.L.C. (the "Overlandlord") that certain building and related parking facilities known as Plaza X (the "Building") in the office complex in Jersey City, New Jersey, known as the Harborside Financial Center (the "Complex").

         C. By Amended and Restated Lease dated as of December 29, 2000 (as amended, the "Overlease"), Overlandlord leased to Sublandlord certain space (hereinafter called the "Premises") constituting the entire rentable area of the Building shown hatched on Exhibit D to the Overlease. A copy of the Overlease (with certain economic provisions redacted) is annexed hereto as Exhibit A. An Amended and Restated Memorandum of Lease, dated as of December 29, 2000, was recorded on February 7, 2001, in the Jersey City, New Jersey, County Clerk's Office.

         D. Sublandlord and Subtenant desire to consummate a subleasing of a portion of the Premises, as shown hatched on Exhibit B annexed hereto and made a part hereof (the "Subleased Premises"), consisting of a portion of the Ground Floor Space as provided in Section 2.1(g) hereof (the "Subleased Ground Floor Space"), a portion of the Mezzanine as provided for in Section 2.1(g) hereof (the "Subleased Mezzanine Space"), and the entire rentable space in the Premises on floors 9, 10, 11 and 15 (being a special height floor and the 14th level without regard to the Mezzanine, there being no 13th floor designated in the Building), (the "Subleased Office

Space") on the terms and conditions contained in this agreement (hereinafter called the "Sublease").

         E. By Subordination, Non-Disturbance and Attornment Agreement, dated as of December 29, 2000 (the "Fee Owner SNDA"), the Fee Owner agreed, pursuant to the terms and provisions of the Fee Owner SNDA, not to disturb the Sublandlord's possession of the Premises. By Subordination, Non-Disturbance and Attornment Agreement, dated as of December 29, 2000 (the "Ground Tenant SNDA"), the Ground Tenant agreed, pursuant to the terms and provisions of the Ground Tenant SNDA, not to disturb the Sublandlord's possession of the Premises.

         F. By Guaranty (Work Allowance and Additional Work Allowance), dated as of October 23, 2000 (the "Original Work Allowance Guaranty"), as amended by the Confirmation of Guaranty Agreements, dated December 29, 2000 (the "Confirmation"; the Original Work Allowance Guaranty, as amended, the "Work Allowance Guaranty"), Mack-Cali Realty, L.P. (sometimes referred to herein as "Mack-Cali" or "Guarantor"), an affiliate of the Fee Owner, the Ground Tenant, and the Overlandlord and Columbia Development Company, L.L.C. (collectively, the Guarantors"), agreed, as an inducement for Sublandlord's entering into the Overlease, to guaranty the payment to Sublandlord of the Work Allowance for the Initial Tenant's Work in accordance with Section 6.02 of the Overlease. By Guaranty of Completion, dated as of October 23, 2000 (as amended by the Confirmation, the "Completion Guaranty"), Mack-Cali agreed, as an inducement for Sublandlord to enter into the Overlease, to guaranty the completion of the Landlord's Construction in accordance with the terms and provisions of the Overlease (the Work Allowance Guaranty and the Completion Guaranty, collectively, the "Guaranties").

         G. By Contribution Agreement, dated as of November 15, 2000 (the "Tax Exemption and Financial Agreement"), the City of Jersey City, New Jersey, agreed to afford the Fee Owner certain real estate tax exemptions for the Complex.

         H. Capitalized terms used herein without definition which are defined in the Overlease shall have the same meaning herein as given to such terms in the Overlease.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:


         1. Subleased Premises, Term and Sublease Fixed Rent.

         1.1. (a) Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises, for a term (the "Sublease Term") to commence upon the Commencement Date of the Overlease (hereinafter called the "Sublease Commencement Date") and to end on one day prior to the Expiration Date (which is the last day of the month which is 180 months after the month in which the Commencement Date of the Overlease occurs) or on such earlier date on which this Sublease may be cancelled or terminated pursuant to any of the provisions of this Sublease or the Overlease or pursuant to law (hereinafter called the "Sublease

Expiration Date"), subject to the renewal provisions as hereinafter provided in
Article 17 of this Sublease.

                  (b) Exhibit B-1 sets forth Overlandlord's belief of what the RSF of each floor within the Subleased Premises and within the Building will be, based upon the Design Criteria (as attached hereto as part of Exhibit A and supplemented as described in Exhibit E), it being understood that the RSF of the Subleased Ground Floor Space and Subleased Mezzanine Space has been determined by the parties hereto pursuant to Section 2.1(g) hereof. Notwithstanding the foregoing, pursuant to Section 2.01 of the Overlease, either Overlandlord, Sublandlord or Subtenant may give notice, within 90 days after the Possession Date or Secondary Premises Possession Date under the Overlease, whichever is later (or within 80 days, in the case of Subtenant, in which event Sublandlord shall so notify Overlandlord), that it desires a remeasurement of the RSF listed in Exhibit B-1. In connection therewith, Sublandlord shall provide Subtenant with all "as-built" plans and all other documents in Sublandlord's possession or control needed in connection with such remeasurement. If Overlandlord or Sublandlord shall not give such notice within such 90 day period (or in the case of Subtenant in such 80 day period), the RSF on Exhibit B-1 shall be binding upon Sublandlord and Subtenant. If any such remeasurement is requested by any party, the same shall be done in accordance with the Overlease and such decision shall be final and binding upon the parties hereto. If such remeasurement results in any changes to the RSF set forth in Exhibit B-1, the parties shall promptly (i) execute and deliver an agreement reflecting such changes and (ii) whether or not such agreement is executed and delivered, readjust any Sublease Rent theretofore paid based on the RSF set forth in Exhibit B-1. Pending any dispute as to the RSF within the Subleased Premises or the Building, the RSF set forth in Exhibit B-1 shall be used for determining Sublease Fixed Rent and any other items under this Sublease which are dependent upon the definition of RSF. Subtenant shall reimburse Sublandlord for its reasonable and actual out-of-pocket expenses of such remeasurement if Subtenant, and not Overlandlord or Sublandlord, requested such remeasurement, or Subtenant's Proportionate Share thereof if Subtenant did not request such remeasurement, or if Subtenant and another of Sublandlord or Overlandlord did so, such reimbursement to be a Sublease Additional Charge hereunder.

                  (c) Subject to and in accordance with the provisions of
Section 1.1(d) below, the Subtenant shall pay to Sublandlord annual fixed rent (the "Sublease Fixed Rent") at the annual rates and for each of the respective periods set forth on Exhibit C attached hereto and made a part hereof multiplied by the aggregate number of RSF contained in the respective portions of the Subleased Premises set forth on Exhibit B-1. Exhibit C also sets forth the dollar amounts of the Sublease Fixed Rent based on the RSF contained in Exhibit B-1 hereof; it being understood however that such RSF and dollar amounts are subject to the provisions of Section 1.1(b) hereof. Exhibit C refers to the Sublease Fixed Rent for the "Phase II Subleased Premises", which term shall mean either Floor 10 or 11, whichever of such Floors Subtenant or anyone claiming through or under Subtenant occupies first for the conduct of business. Accordingly, the "Phase III Subleased Premises" means either Floor 10 or 11, whichever Floor does not constitute the Phase II Subleased Premises.

                  (d) Sublease Fixed Rent shall be paid to Sublandlord at Sublandlord's office provided therefor in Section 7.1 hereof (or such other location as Sublandlord shall designate in writing pursuant to 7 hereof) in advance in equal monthly installments of each annual amount as set forth on Exhibit C hereto, without prior demand, offset, abatement or deduction, except as expressly provided in this Sublease, on or before the 1st day of each calendar month during the Sublease Term, commencing on the date which is the (i) Commencement Date, as to the 9th and 15th Floors of the Subleased Premises and the Subleased Ground Floor Space and (ii) first anniversary of the Commencement Date as to the Phase II Subleased Premises, and
(iii) second anniversary of the Commencement Date as to the Phase III Subleased Premises, and (iv) Mezzanine Space Commencement Date as to the Subleased Mezzanine Space, except that Subtenant shall pay the first monthly installment of each portion of Sublease Fixed Rent for each portion of the Subleased Premises to Sublandlord upon the execution of this Sublease by Subtenant. Based solely upon the most recent construction schedule provided to Sublandlord by Overlandlord, the parties hereto acknowledge the following anticipated delivery dates to Subtenant and anticipated Sublease Rent Commencement Dates, and agree to the following rent abatement periods:


Floor:             Anticipated Delivery       Construction Period/                Anticipated Sublease Rent
                   Dates:                     Rent Abatement Period:              Commencement Dates:
9th                February 8, 2002           225 days after the Possession       September 21, 2002
(Phase V)                                     Date

10th               February 8, 2002           225 days after the Possession       September 21, 2004
(Phase II/III)                                Date plus two full years(1)

11th               February 8, 2002           225 days after the Possession       September 21, 2003
(Phase II/III)                                Date plus one full year(1)

15th               February 8, 2002           225 days after the Possession       September 21, 2002
(Phase I)                                     Date

Subleased Ground   February 8, 2002           225 days after the                  September 21, 2002
Floor Space                                   Possession Date

Subleased          April 3, 2002              225 days after the Mezzanine        November 4, 2002
Mezzanine Space                               Space Possession Date

----------------------
(1) Assuming Subtenant first occupies the 11th Floor for the conduct of its business before the 10th Floor.

Such target dates are subject to change in accordance with the provisions of the Overlease and this Sublease. Sublandlord hereby agrees to promptly notify Subtenant in writing as to any change or modification to the foregoing delivery schedule by Overlandlord. The parties hereto acknowledge that the 10th Floor and the 11th Floor may be delivered by Overlandlord at different times due to the construction schedule of Overlandlord for the Building, and Subtenant shall accept possession of either the 10th Floor or the 11th Floor as same shall be delivered, subject to the terms and conditions of this Sublease and the Overlease. Notwithstanding the foregoing, whichever Floor (e.g., the 10th Floor or the 11th Floor) is first occupied by Subtenant for the conduct of Subtenant's business, that Floor will be entitled to an abatement of Sublease Fixed Rent and
Article 4 Rent of 225 days plus one full year following the date of delivery of such Subleased Premises pursuant to Section 2.02(b)(ii) of the Overlease, and the other Floor shall be entitled to an abatement of Subleased Fixed Rent and
Article 4 Rent of 225 days plus two full years following the date of delivery of such Subleased Premises pursuant to Section 2.02(b)(ii) of the Overlease.

                  (e) If the first day for the payment of Sublease Fixed Rent for any portion of the Subleased Premises is not the first day of a month, then the Sublease Fixed Rent with respect to such portion of the Subleased Premises shall be prorated on a per diem basis, and Subtenant agrees to pay the amount thereof for such partial month on such rent commencement date hereunder for such portion of the Subleased Premises. The installment of Sublease Fixed Rent paid at execution hereof shall be applied to the Sublease Fixed Rent due for the first full calendar month after the month in which the Sublease Commencement Date occurs.

                  (f) Notwithstanding the provisions of Section 1.1(c) and in confirmation of the provisions of Section 1.1(d), for the period commencing on the date of delivery of the 9th, 15th and Ground Floor Premises pursuant to
Section 2.02(b)(ii) and (d)(ii) of the Overlease and ending on the date immediately preceding the Commencement Date (the "9th, 15th and Ground Floor Subtenant Work Period"), Subtenant shall be entitled to occupy the 9th and 15th Floors of the Subleased Premises and the Subleased Ground Floor Space for the purpose of performing all installations, materials and work which may be undertaken by Subtenant to prepare the Subleased Premises for Subtenant's use and occupancy ("Subtenant's Work") on the 9th and 15th Floors Subleased Premises and the Subleased Ground Floor Space and upon completion of Subtenant's Work therein, for the purposes expressly permitted pursuant to Section 2.1(g) hereof. Without duplication of any other provision of this Sublease, Sublandlord hereby grants to Subtenant a 9th, 15th and Ground Floor Subtenant Work Period of 225 days. Subtenant's occupancy of the 9th and 15th Floor Subleased Premises and the Subleased Ground Floor Space during the 9th, 15th and Ground Floor Subtenant Work Period shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Sublease Fixed Rent or Article 4 Rent with respect of the 9th and 15th Floor Subleased Premises and the Subleased Ground Floor Space during the 9th, 15th and Ground Floor Subtenant Work Period. Notwithstanding the foregoing, if Subtenant or anyone claiming through or under Subtenant occupies all or any portion of the Subleased Ground Floor Space for the conduct of business during the 9th and 15th and Ground Floor Subtenant Work Period, Subtenant shall pay to Sublandlord within 30 days after request therefor Subtenant's Proportionate Share of all variable (as defined hereinafter) Operating Expenses attributable to the Ground Floor Space for such portion of the 9th, 15th and Ground Floor Subtenant Work Period during which Subtenant or anymore claiming through or under Subtenant occupies the Subleased Ground Floor Space (or such portion thereof) for the conduct of business. The word "variable" as used herein means only those additional Operating Expenses and Common Area Operating Expenses actually incurred by Overlandlord for costs such as, but not limited to, cleaning, maintenance, security and electricity caused by or resulting from Subtenant's occupancy for the conduct of business in the Subleased Ground Floor Space over and above those which would have been incurred without such occupancy or if Subtenant had been only performing Subtenant's Work therein.

                  (g) Notwithstanding the provisions of Section 1.1(c) and in confirmation of the provisions of Section 1.1(d), for the period commencing on the date of delivery of the Phase II Premises pursuant to Section 2.02(b)(ii) of the Overlease and ending on the date immediately preceding the first anniversary of the Commencement Date (the "Phase II Subtenant Work Period"), Subtenant shall be entitled to occupy the Phase II Subleased Premises for the purpose of performing Subtenant's Work on the Phase II Subleased Premises and upon completion of Subtenant's Work therein, for the purposes expressly permitted pursuant to Section 2.1(g) hereof. Without duplication of any other provision of this Sublease, Sublandlord hereby grants to Subtenant a Phase II Subtenant Work Period of one (1) full year and 225 days. Subtenant's occupancy of the Phase II Subleased Premises for the conduct of business during the Phase II Subtenant Work Period shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Sublease Fixed Rent or Article 4 Rent in respect of the Phase II Subleased Premises during the Phase II Subtenant Work Period, unless Subtenant or anyone claiming through or under Subtenant occupies all or any portion of the Phase II Subleased Premises for the conduct of business during the Phase II Subtenant Work Period, in which case Subtenant shall pay to Sublandlord as Sublease Additional Charges within 20 days after request therefor all amounts billed to Sublandlord by Overlandlord on account thereof pursuant to Sections 2.02(e)(iii) of the Overlease (i.e., Tenant's Special Phase II Share of Building Taxes and Operating Expenses and Tenant's Special Phase II Common Area Share of the Common Area Taxes and Common Area Operating Expenses) with respect to the Phase II Subleased Premises.

                  (h) Notwithstanding the provisions of Section 1.1(c) and in confirmation of the provisions of Section 1.1(d), for the period commencing on the date of delivery of the Phase III Premises pursuant to Section 2.02(b)(ii) of the Overlease and ending on the date immediately preceding the 2nd anniversary of the Commencement Date (the "Phase III Subtenant Work Period"), Subtenant shall be entitled to occupy the Phase III Subleased Premises for the purpose of performing Subtenant's Work on the Phase III Subleased Premises and upon completion of Subtenant's Work therein, for the purposes expressly permitted pursuant to Section 2.1(g) hereof. Without duplication of any other provision of this Sublease, Sublandlord hereby grants to Subtenant a Phase III Subtenant Work Period of two (2) years and 225 days. Subtenant's occupancy of the Phase III Subleased Premises for the conduct of business during the Phase III Subtenant Work Period shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Sublease Fixed Rent or Article 4 Rent in respect of the Phase III Subleased Premises during the Phase III Subtenant Work Period, unless Subtenant or anyone claiming through or under Subtenant occupies all or any portion of the Phase III Subleased Premises for the conduct of business during the Phase III Subtenant Work

Period, in which case Subtenant shall pay to Sublandlord as Sublease Additional Charges within 20 days after request therefor all amounts billed to Sublandlord by Overlandlord on account thereof pursuant to Sections 2.02(e)(iv) of the Overlease (i.e., Tenant's Special Phase III Share of Building Taxes and Operating Expenses and Tenant's Special Phase III Common Area Share of the Common Area Taxes and Common Area Operating Expenses) with respect to the Phase III Subleased Premises.

                  (i) INTENTIONALLY OMITTED.

                  (j) Notwithstanding the provisions of Section 1.1(c) and in confirmation of the provisions of Section 1.1(d), for the period commencing on the Mezzanine Space Possession Date and ending on the date immediately preceding the Mezzanine Space Commencement Date (the "Mezzanine Subtenant Work Period"), Subtenant shall be entitled to occupy the Subleased Mezzanine Space for the purpose of performing Subtenant's Work in the Mezzanine and upon completion of Subtenant's Work therein, for the purposes expressly permitted pursuant to
Section 2.1(g) hereof. Subtenant's occupancy of the Subleased Mezzanine Space during the Mezzanine Subtenant Work Period shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Sublease Fixed Rent in respect of the Subleased Mezzanine Space during the Mezzanine Subtenant Work Period.

                  (k) Subleased Fixed Rent and all Sublease Additional Charges and any other charge pursuant to the various subsections of this Section shall be determined and payable separately as to each floor of the Subleased Premises. Notwithstanding anything contained to the contrary in this Sublease, Sublandlord shall not submit a bill or request for payment for Sublease Additional Charges more often than once per month, and any such bill or request shall be accompanied by reasonably detailed back-up information, but, in the case of information as to Overlandlord's bills or requests, such bills shall be subject to the provisions of the Overlease. Subject to the provisions of Sections 2.5(d) and (e) hereof, Subtenant shall have under this Sublease all of the rights and remedies which Sublandlord has under the Overlease to question the propriety of or the basis for any statement or bill rendered by Overlandlord to Sublandlord referred to in the various subsections of this Section, and Sublandlord shall be under an obligation if requested by Subtenant in accordance with Sections 2.5(d) and (e) to challenge, object to or contest any such statement or bill, although Sublandlord may, without such request, do so in its commercially reasonable judgment. In the event of the resolution of any such dispute by Sublandlord so that there shall have been an overpayment by Subtenant of any amount referred to in the various subsections of this Section, Sublandlord shall promptly notify Subtenant thereof, and if Overlandlord has actually credited Sublandlord therefor under the Overlease, Sublandlord shall permit Subtenant to credit the amount of such overpayment in question (but less all reasonable, out-of-pocket costs and expenses incurred by Sublandlord in connection with such dispute and allocable to the Subleased Premises in question) against the next subsequent Sublease Rent payments under this Sublease. In no event shall Subtenant be responsible to Sublandlord for any such out-of-pocket costs of Sublandlord in the event Subtenant rather than Sublandlord deals directly with Overlandlord as may be permitted by this Sublease.

                  (l) It is expressly agreed to by and between the parties hereto that Subtenant shall not be required to accept possession of any portion of the Subleased Premises until such date as Overlandlord shall fulfill all of its obligations with respect to the Delivery Work as to such portion of the Subleased Premises as required by the Overlease for the Possession Date therefor to occur. It is understood and agreed however, that Subtenant or anyone claiming by, through and under Subtenant shall not be entitled to occupy any portion of the Subleased Premises for the performance of Subtenant's Work prior to the applicable date of delivery of the portion of the Subleased Premises for the corresponding portion of the Subleased Premises in accordance with the terms and provisions of Sections 2.02(b)(ii) and 2.09(a) of the Overlease; provided, however, Subtenant shall not be entitled to occupy any portion of the 9th Floor of the Subleased Premises for the performance of Subtenant's Work prior to any other portion of the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall make any and all reasonable accommodations to provide access for Subtenant's architects, engineers, consultants and representatives for the purpose of preparing the Subleased Premises for Subtenant's initial occupancy to the extent permitted by the Overlease.

                  (m) If as a result of the provisions of Section 2.02(i), (j),
(k) and (n) and Section 2.09(m) (for any period beyond April 3, 2002) of the Overlease, Overlandlord has actually abated or diminished (or Sublandlord shall actually be entitled to and shall obtain a credit) as to any of the Fixed Rent and Additional Charges (including Article 4 Rent) payable by Sublandlord as Tenant of the Subleased Premises under the Overlease, with respect to the Subleased Premises, Sublandlord shall, without duplication of any other provision of this Sublease, correspondingly abate or diminish (or Subtenant shall be entitled to a credit as to) the Sublease Fixed Rent and/or Sublease Additional Charges payable under this Sublease during the Sublease Term as to all or part of the Subleased Premises, as applicable under the Overlease as to which such Rent is abated or diminished (or credited) under the Overlease and for as long as such abatement or diminishment (or credit) shall continue under the Overlease; provided the completion of Landlord's Construction with respect to the Subleased Premises is not delayed by reason of a Subtenant Delay (excluding any Subtenant Delay to the extent the same has already been taken into account in determining that Landlord's Construction has been deemed completed in accordance with Section 2.02(h) of the Overlease). The term "Subtenant Delay" shall mean any actual delay which Overlandlord may encounter in the performance of Landlord's Construction arising out of changes in the "Design Criteria" at the request of Subtenant or of Sublandlord acting at Subtenant's request ("Subtenant's Design Criteria Changes"), but excluding any delay caused by Sublandlord, Overlandlord, or any third party, and not by Subtenant or anyone acting through or under Subtenant.

                  (n) Except if caused by the acts and/or omissions of Sublandlord (but, excluding those acts and/omissions of Sublandlord required hereby or requested by Subtenant), and subject to the terms and provisions of subsection 1.1(m) above, if for any reason Overlandlord shall be unable to deliver to Subtenant possession of the Subleased Premises on any date specified in this Sublease for such delivery, except as expressly provided in this Sublease, Sublandlord shall have no liability to Subtenant therefor and the validity of this Sublease shall not be impaired, nor shall the Subleased Term be extended, by reason thereof. This subsection shall be an express provision to the contrary for purposes of any applicable Law now or hereafter in effect. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts, including commencing and diligently prosecuting litigation, subject to and in accordance with Sections 2.5(d) and (e) hereof, to cause Overlandlord to deliver possession of the Subleased Premises and any portions of the Building and/or Complex necessary (in Subtenant's reasonable judgment) for Subtenant's use and enjoyment of the Subleased Premises in accordance with the terms and provisions of the Overlease and this Sublease. Furthermore, if "Landlord's Construction" affecting the Subleased Premises is not delivered in accordance with the Overlease (including Building systems servicing the Subleased Premises), Sublandlord hereby agrees to use commercially reasonable efforts to cause Overlandlord or Guarantors (and any of Overlandlord's contractors against which Sublandlord may directly enforce any warranties relating thereto) to correct any defects therein (including commencing and diligently prosecuting litigation proceedings against Overlandlord, Guarantors and/or such contractors, subject to and in accordance with Sections 2.5(d) and
(e) hereof).

                  (o) Upon the occurrence of the Possession Date, Mezzanine Space Possession Date, Commencement Date and Mezzanine Space Commencement Date, Sublandlord shall advise Subtenant thereof in writing and Sublandlord and Subtenant shall promptly confirm such date by a separate instrument; provided that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with the Overlease.

         1.2. As, pursuant to Section 5(f) and (g) hereof, Subtenant shall have the exclusive right to use a portion of the vertical shaft area(s) in the Building's core space shown on Exhibit I and designated as the "self-help" shaft in the Design Criteria and called the "Dedicated Shaft Area(s)" in the Overlease, (a) Subtenant shall reimburse Sublandlord within twenty (20) days after receipt of a detailed notice for all reasonable costs and expenses incurred by or charged to Sublandlord in order to separate such exclusive portion for Subtenant and (b) the Subleased Fixed Rent therefor shall be $2,200.00 per annum for each year of the Sublease Term in addition to that set forth in Exhibit C hereto.

         1.3. Subtenant shall also pay to Sublandlord, as Sublease Additional Charges under this Sublease, all Additional Charges payable by Sublandlord to Overlandlord pursuant to the Overlease pertaining to or which benefit or affect the Subleased Premises, including, without limitation, all charges for work, utilities, services and/or labor provided to the Subleased Premises by Overlandlord during any time that is not during Business Hours on Business Days or in excess of those work, services, utilities and/or labor provided for in the Overlease to be without charge or fee to the Subleased Premises or to Tenant or at the request of Subtenant, and charges with respect to alterations to the Subleased Premises by or for the account of Subtenant, but excluding from the provisions of this sentence Article 4 Rent (as defined in paragraph 4.1 hereof), at the following rates: (a) one hundred (100%) percent thereof if such pertain only to the Subleased Premises; (b) Subtenant's Proportionate Share if such pertain to the entire Premises; or (c) a proportionate percentage if such pertain to the Subleased Premises or any part thereof and to a portion of the Premises other than the Subleased Premises. For purposes hereof, Subtenant's Proportionate Share is 24.1%, based on a fraction (expressed as a percentage), the numerator of which is the aggregate RSF of the Subleased Premises (excluding the Subleased Mezzanine Space) as of the date hereof and the denominator of which is the aggregate RSF contained in the Premises as of the date hereof (as set forth in Exhibit E of the Overlease excluding the Mezzanine Space (calculated without regard to the RSF included in any expansion space which may be added to the Premises pursuant to the Overlease but which is located in another building)). If at any time after the first determination of Subtenant's Proportionate Share RSF shall be added to or subtracted from the Subleased Premises or the Premises, Subtenant's Proportionate Share shall be proportionately adjusted. In the event of such adjustment, Sublandlord and Subtenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in Subtenant's Proportionate Share, but no such instrument shall be necessary to make the same effective.

         1.4. All Sublease Additional Charges so payable by Subtenant shall be paid within twenty (20) days after Subtenant's receipt of a bill therefor, without offset, abatement or deduction, except as expressly otherwise provided in this Sublease. If Subtenant shall default in the payment of any Sublease Additional Charges, beyond the applicable notice and/or cure period, Sublandlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Subtenant in the payment of Sublease Fixed Rent.

         1.5. (a) If and for so long as, pursuant to Section 6.01(a)(I)(iv) or
(g) of the Overlease, Sublandlord (in Sublandlord's sole and absolute discretion) retains its own cleaning and janitorial contractor, (x) Subtenant shall pay to Sublandlord as Sublease Additional Charges all of Sublandlord's reasonable, out-of-pocket expenses (without any mark-up, administrative fee or management fee) with respect to those janitorial or cleaning services as to the Subleased Premises for which Sublandlord would have had to pay Overlandlord had Sublandlord not retained its own cleaning contractor and (y) Sublandlord shall provide to Subtenant cleaning and janitorial services to the portions of the Subleased Premises referred to in Section 6.01(a)(I)(iv) if only that subsection is applicable and to the entire Subleased Premises and Common Areas of the Building referred to in Section 6.01(g) if that subsection is applicable, in each case in accordance with Schedule G attached to the Overlease and in accordance with the standards provided for in the Overlease, so that Sublandlord shall have the same obligations which Overlandlord had with respect thereto; and
(z) thereafter, at or about each anniversary of the date on which such subsection became applicable (commencing on the second anniversary thereof), Subtenant shall pay to Sublandlord as a Sublease Additional Charge the increase (if any) in the cost to Sublandlord of supplying janitorial and cleaning services pursuant to clause (y) above in excess of such cost during the initial twelve (12) month period commencing on the date such subsection became applicable, such Sublease Additional Charge to be paid within thirty (30) days after written demand therefor accompanied by reasonably detailed invoice therefor; provided, however, Subtenant shall pay to Sublandlord as a Sublease Additional Charge its Subtenant's Proportionate Share of any amounts charged by Overlandlord pursuant to Section 6.01(g)(iii) of the Overlease. It is understood that nothing in this Sublease shall be deemed to obligate Sublandlord to elect to provide any such cleaning or janitorial services. Subtenant shall have the right to question the propriety of or the basis for any statement or bill rendered by Sublandlord to Subtenant pursuant to this subsection in accordance with the provisions of this Sublease as if it were a statement or bill under the Overlease.

                  (b) If and for so long as pursuant to Section 11.34(a) of the Overlease, Sublandlord (in Sublandlord's sole and absolute discretion) (rather than Overlandlord) provides security services in or about the Building, (x) Sublandlord shall provide security services in or about the Building as referred to in Section 11.34(a) and in accordance with the standards provided for in the Overlease so that Sublandlord shall have the same obligations which Overlandlord had with respect thereto; and (y) thereafter, at or about each anniversary of the date on which such Section 11.34(a) became applicable (commencing on the second anniversary thereof), Subtenant shall pay to Sublandlord as a Sublease Additional Charge the increase in the cost to Sublandlord (without any mark-up, administrative fee or management fee) of providing such security services pursuant to Section 11.34(a) in excess of such cost during the initial twelve
(12) month period commencing on the date such Section became applicable, such Sublease Additional Charge to be paid within thirty (30) days after written demand therefor accompanied by reasonably detailed invoice therefor; provided, however, Subtenant shall pay to Sublandlord as Sublease Additional Charge its Subtenant's Proportionate Share of any amounts charged by Overlandlord pursuant to Section 11.34(b) of the Overlease. It is understood that nothing in this Sublease shall be deemed to obligate Sublandlord to elect to provide any such security services. Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall be permitted to retain its own security service in addition to the foregoing security service, but solely within and for the Subleased Premises. Subtenant shall have the right to question the propriety of or the basis for any statement or bill rendered by Sublandlord to Subtenant pursuant to this subsection in accordance with the provisions of this Sublease as if it were a statement or bill under the Overlease.

         1.6. Subtenant shall have the use of not less than ninety-seven (97) parking spaces ("Subtenant's Parking Spaces") in the Parking Areas for which Subtenant shall pay a charge at the monthly rate for each of Subtenant's Parking Spaces as provided in the Overlease without any mark-up, administration or management fee by Sublandlord (the "Subtenant's Parking Charge"), which Subtenant's Parking Charge shall be paid in advance to Sublandlord (or at Sublandlord's option, to either Overlandlord or the operator of the parking facility) on or before the 1st day of each calendar month as a Sublease Additional Charge, commencing on the earlier of the Sublease Commencement Date or Subtenant's occupancy for the conduct of its business of all or part of the Subleased Premises. The designation of Subtenant's Parking Spaces shall be allocated by Sublandlord from Tenant's Parking Spaces available to Sublandlord under the Overlease, as Sublandlord shall determine in its reasonable discretion (taking into account Subtenant's parking requirements); provided, however, in the event Overlandlord and/or Sublandlord shall elect, in their sole discretion, to provide reserved parking for use by the occupants of the Building (other than for the Retail Parking Spaces), Subtenant shall be entitled, as part of Subtenant's Parking Spaces, to Subtenant's Proportionate Share of such reserved parking; and further provided, however, so long as Overlandlord provides to Sublandlord the contiguous area of 200 Parking Spaces referred to in Section 6.04(a) of the Overlease, Sublandlord shall allocate for Subtenant's use (on an unreserved basis) Subtenant's Proportionate Share (determined without regard to increases in the Subleased Premises due to exercise by Subtenant of its expansion rights contained in Section 19 hereof) of the number of such 200 Parking Spaces so made available to Sublandlord. Subtenant's rights as to and its use of the Parking Areas is subject to the terms and conditions of the Overlease and the rules and regulations of the Overlandlord as provided in
Section 6.04 of the Overlease, and Subtenant shall comply therewith, including, without limitation, the provisions of Section 6.04(f).

         1.7. This Sublease is subject to and conditioned upon the consent thereto by Overlandlord, which consent shall be evidenced by Overlandlord's signature appended hereto or by a separate consent in the standard form utilized by Overlandlord for such purposes so long as such form of consent does not materially and adversely affect either of the parties' respective rights and obligations hereunder (unless such requirement be waived by the party adversely affected thereby). Sublandlord agrees promptly to request such consent and to use reasonable commercial efforts to obtain such consent (without being obligated to make any payment to Overlandlord not required by the Overlease, nor to amend or waive any provision of the Overlease, nor (except as expressly provided in this Section 1.7) to commence any arbitration or litigation) and shall provide copies of all correspondence to Overlandlord to Subtenant in connection therewith, but Sublandlord shall have no responsibility or liability whatsoever if such consent is refused or not obtained for any reason whatsoever or for no reason, except for Sublandlord's willful misconduct. Subtenant agrees to cooperate with Sublandlord with respect thereto and to furnish all financial statements, references and other commercially reasonable documents with respect to Subtenant as Overlandlord may reasonably request in accordance with the provisions of the Overlease and execute and deliver such consent form provided by Overlandlord conforming to the provisions of this Section 1.7. In the event that Overlandlord notifies Sublandlord that Overlandlord will not give such consent, Sublandlord will so notify Subtenant and each of Sublandlord or Subtenant shall have the option exercisable by notice to the other given within ten (10) Business Days after receipt of such notice from Overlandlord, of Sublandlord submitting the issue of the reasonableness of Overlandlord's refusal to consent to Expedited Arbitration pursuant to Section 13.02 of the Overlease. If Overlandlord so refuses to give such consent and if either (a) Sublandlord or Subtenant does not so elect to submit such issue to Expedited Arbitration, or
(b) Sublandlord or Subtenant shall make election but the decision of the arbitration is in Overlandlord's favor, then Sublandlord will promptly notify Subtenant thereof, and in either such case this Sublease shall be deemed to be canceled and without force or effect. In the event that the previous sentence does not apply but Sublandlord does not receive such consent of Overlandlord by a date which is sixty (60) days after the date of this Sublease, then, upon written notice to the other, Sublandlord or Subtenant (except to the extent such failure is caused by Subtenant) may cancel this Sublease, and upon the giving of such notice, this Sublease shall be deemed canceled and of no further force or effect. If either of the two (2) previous sentences shall be applicable, Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease and Sublandlord shall promptly return to Subtenant any rent heretofore paid hereunder. Notwithstanding the foregoing, if Sublandlord and Subtenant in their commercially reasonable judgment acting in good faith determine that Overlandlord's consent has been deemed given pursuant to the provisions of Section 8.01 of the Overlease, then it shall also be deemed for purposes of this Section 1.7 that Overlandlord has given such consent.

         2. Provisions of Overlease, etc.

         2.1. All of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, except as herein otherwise expressly provided, and except those which by their nature or purport are inapplicable to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease (and in the event of any inconsistency between the terms and provisions of the Overlease and this Sublease, the terms and provisions of this Sublease shall govern with respect to Subtenant and its use and occupancy of the Subleased Premises), and except for the obligation to pay rent and additional rent under the Overlease; and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto with the same force and effect as if (i) references in the Overlease to the "Lease" and to the "Premises" were references, respectively, to this Sublease and the Subleased

Premises, and (ii) references in the Overlease to "Landlord" and "Tenant" were references, respectively, to Sublandlord and Subtenant; provided, however, with reference to this Sublease:

                  (a) For the purposes of this Sublease, the following Sections of the Overlease shall not be deemed incorporated in or made a part hereof: 1.01 (except to the extent that the Overlandlord's Work shall be performed according to the specifications of the Design Criteria); 1.02 (except the last sentence of subparagraph (c) thereof and the Overlandlord's obligation to obtain a Core Area
TCO); 1.03; 1.04 (except that Sublandlord shall perform the Bathroom Work on Subtenant's behalf as same relates to the Subleased Premises); 2.01 (other than the definition of "RSF" which shall be incorporated, and the concept of remeasurement, which is treated elsewhere in this Sublease); 2.02 (subject to Subtenant's right to obtain certain rent abatements referred to in Section 2.02(i), (j), (k) and (n) and 2.09(m) as provided in paragraph 2.6 hereof and that 2.02(m), (r), (t) shall be incorporated); 2.03(ii) and (iii) (it being understood and agreed that any such Cafeteria referred to in subsection (i) or Executive Dining Area referred to in subsection (v) shall not be used for cooking or food preparation other than warming of foods prepared outside the Subleased Premises); 2.04, 2.07 (second and last sentences); 2.08; 2.09(a) -
(d), (h), (m) and (n); 3.02; 3.04 (fifth and seventh sentences); 4.01 (except as the relevant provisions relate to Subtenant's obligations under this Sublease);
4.02 (except as the relevant provisions relate to Subtenant's obligations under this Sublease); 4.04 through 4.08 (except as the relevant provisions relate to Subtenant's obligations under this Sublease); 4.10 through 4.12 (except as the relevant provisions relate to Subtenant's obligations under this Sublease); reference to the Outdoor Space in line three of 5.01(b); 5.01(e); 6.01(a) (except the third and fourth sentences of Section 6.01(a)(I)(i), the third through eighth sentences of 6.01(a)(I)(iv), and the fourth through tenth sentences of 6.01(a)(I)(vi) shall be incorporated); 6.01(a)(II) (to the extent same does not apply to Subtenant's Work); 6.01(b) (except the first, third and fourth sentences shall be incorporated); 6.01(e); 6.01(g); 6.02(a); 6.02(b); 6.02(e) (except for any rights specifically granted to Subtenant under this Sublease); 6.03(h) and (i); 6.04(a) (except the ninth and eleventh sentences shall be incorporated); 6.04(b) (except the first sentence shall be incorporated); 6.04(d) and (e); 6.05; the first sentence of 7.01; 7.02(k)(ii); the last sentence in Section 7.02(l), 7.02(m) (other than the first four sentences, which shall be incorporated but only as to one-half of the Dedicated Shaft Area), (n), (p), (q) and (r); 7.03(a)(ii); the second, third and eighth sentences of 7.06(a); 7.06(b), (c), (d), (e), (f) and (h); 8.09; proviso in first sentence of 9.01(a); second and third sentences of 9.01(a); 9.01(e)(v); 9.01(h); second, third and fourth sentences of 9.06; parenthetical in first sentence of 9.07; 9.10; 9.12(b)(vii) and (viii); 10.02(d); second, third, fourth and seventh through eleventh sentences of Section 10.05(b); 11.05; 11.12; 11.20 (second sentence); 11.28; 11.31; 11.32 (except the last paragraph shall be incorporated); 11.34; 11.35; 11.36; Art. 12; Art. 15 (except 15.04 shall be incorporated); Art. 18; Schedules B (to the extent not applicable to Subtenant and/or the Subleased Premises), B-1, C (to the extent not applicable to Subtenant and/or the Subleased Premises); C-1 (to the extent not applicable to Subtenant and/or the Subleased Premises), F, J, K, L, M, N, and P.

                  (b) References to "Landlord" in Sections 2.02(r); 2.06; 5.01(d) and (f); 6.01(a)(II) (to the extent same applies to Subtenant's Work); 6.04(c), (f) and (h); 7.01; second parenthetical of the first sentence of 7.04(a); the third sentence of 7.04(a); 7.04(b); 7.05(c); 7.07; 9.01(b) and (c);
proviso in 10.01(c); 10.02(b); 10.04(a)(ii); 10.04(d)(i); 10.05(a); 10.05(c)
(third and fourth lines); 10.05(d) (second line of second sentence, fourth, fifth and twelfth lines of third sentence, third line of fourth sentence and eighth line of sixth sentence); 10.05(e) (except in first line); 11.01; 11.02; 11.33; 11.36 (proviso in first sentence); and Schedule G of the Overlease shall, notwithstanding the incorporation herein pursuant to
Section 2.1(a) hereof, mean "Overlandlord".

                  (c) References to "Landlord" in Sections 1.02(c) (last sentence); 2.02(t); 5.01(a); 5.01(b) (second sentence and last two sentences); 6.01(a)(I)(i) (third sentence); 6.01(a)(I)(iv) (third, fourth, fifth and eighth sentences); 6.01(a)(I)(vi) (the fourth through tenth sentences); 6.01(b) (first and third sentences provided that Sublandlord shall have no responsibility except as to any services provided by Sublandlord to Subtenant); 6.01(f); 6.03; 6.04(a) (ninth and eleventh sentences); 6.04(b) (first sentence); 7.02 (except as otherwise provided in Section 2.1(a) hereof); 7.03(a)(i), 7.03(b); 7.03(c); 7.03(d); 7.05(b); 7.06(a) (to the extent incorporated herein and except as otherwise provided in Section 2.1(a) hereof); 7.06(g); 8.05(c); 8.06(f); 8.06(i); 8.06(m); 9.01(a); 9.01(f); 9.12(a) and (b) (except as set forth below);
10.01(a), (b), (c) (except as to proviso); 10.02(a); 10.02(c); 10.03; 10.05(d)
(first sentence, provided that "25% of the Premises shall be rendered untenantable for the conduct of Tenant's business" shall be replaced by "either
(A) fifty (50%) percent of the Subleased Premises shall be rendered untenantable for the conduct of Subtenant's business or (B) twenty-five (25%) percent of the Subleased Premises shall be rendered untenantable for the conduct of Subtenant's business and the Subtenant's clearing and trading areas and data center in the Subleased Office Space and critical support systems and equipment therefor located in the Subleased Mezzanine Space and/or Subleased Ground Floor Space serving such clearing and trading areas and data center in the Subleased Office Space shall be substantially damaged or destroyed by the fire or casualty such that Subtenant cannot conduct normal business operations in the remainder of the Subleased Premises"); 10.05(e) (in first line); 11.30 (provided that such rights shall be limited to access between contiguous floors of the Subleased Office Space); 11.33(a) (third and fourth sentences); and 11.33(b) of the Overlease shall, notwithstanding the incorporation herein pursuant to clause (a), mean both "Overlandlord" and "Sublandlord" or either "Overlandlord" or "Sublandlord", whichever construction shall afford Sublandlord greater rights.

                  (d) References in the Overlease as incorporated herein pursuant to clause (a) above to "Fixed Rent" shall mean "Sublease Fixed Rent" herein and to "Additional Charges" shall mean "Sublease Additional Charges" herein and "Sublease Rent" shall mean the aggregate of all Sublease Fixed Rent and Sublease Additional Charges. Subtenant's covenant to pay Sublease Rent shall be independent of every other covenant in this Sublease. Sublandlord's failure to prepare and deliver any statements or notice set forth in Section 4 hereof or elsewhere in this Sublease, or Sublandlord's failure to make a demand, shall not in any way cause Sublandlord to forfeit or surrender its rights to collect any items of Sublease Rent which may have become due during the Sublease Term except as to any such statement or notice as to Section 4 Rent first delivered more than one (1) year after the expiration or earlier termination of this Sublease, so that Subtenant shall not be responsible for such Article 4 Rent not so billed prior to such one (1) year period. Subtenant's liability for such amounts shall survive the expiration of the Sublease Term.

                  (e) References in the Overlease as incorporated herein to "Tenant's Work" and "Work Allowance" shall mean "Subtenant's Work" and "Sublease Allowance" as set forth herein.

                  (f) Reference in the Overlease as incorporated herein to "Possession Date" and "Term" shall mean the Possession Date (as applicable to the Ground, 9th, 10th, 11th and 15th Floor portions of the Subleased Premises) and "Sublease Term", respectively.

                  (g) Subtenant agrees that the Subleased Premises shall be occupied only as executive, administrative and general offices and ancillary uses permitted pursuant to Section 2.03 of the Overlease as incorporated in this Sublease, except that (i) the Subleased Ground Floor Space shall be occupied only for the installation, maintenance and operation, at the sole cost and expense of Subtenant, of a 4,800 gallon fuel tank, related fuel pumps, and customary equipment and connections reasonably necessary to connect such equipment from the Subleased Ground Floor Space to the generator in the Subleased Mezzanine Space as shown on Exhibit G attached hereto, and (ii) the Subleased Mezzanine Space shall be occupied only for the installation, maintenance and operation, at the sole cost and expense of Subtenant, of one (1) emergency generator of 2,000 kW, two (2) 625 kVA UPS systems with corresponding batteries, a make-up water tank for the condenser water system (as described herein) and make-up, exhaust air handling equipment, and customary equipment and connections reasonably necessary to connect such equipment to the Subleased Office Space. The location of this equipment in the Mezzanine Space and the connections to the Subleased Office Space is shown on Exhibit D attached hereto. Subject to Overlandlord consent (to the extent required pursuant to the Overlease), Subtenant shall have the right to install reinforced flooring for such emergency generator, make-up water tank, and UPS systems and batteries, and shall install such reinforced flooring if required by the Overlease (as incorporated herein) or Overlandlord pursuant to the Overlease. Subtenant agrees that Sublandlord and its other subtenants may have twenty-four (24) hour access at all times to the Subleased Ground Floor Space and the Subleased Mezzanine Space, respectively, to install, operate, maintain, repair and remove equipment of Sublandlord or its other subtenants elsewhere in the Ground Floor Space and the Mezzanine Space, respectively. Sublandlord hereby grants Subtenant an irrevocable license during the Sublease Term for twenty-four (24) hour access at all times to portions of the Ground Floor Space and Mezzanine Space not part of the Subleased Ground Floor Space and the Subleased Mezzanine Space, respectively, in order that Subtenant may install, operate, maintain, repair and remove its equipment in the Subleased Ground Floor Space and the Subleased Mezzanine Space, respectively, as contemplated by this Section 2.1(g), which license shall be subject to all of the terms of this Sublease except that there shall be no additional payment of Sublease Fixed Rent. Sublandlord and Subtenant shall each use commercially reasonable efforts not to interfere with such equipment in connection with such access. Subject to Overlandlord consent (to the extent required pursuant to the Overlease), Subtenant shall have the right to install and maintain a stand alone 9,000 gallon make-up water tank in the Subleased Mezzanine Space and customary equipment and connections reasonably necessary to connect such tank to the Building's condenser water system and the Subleased Premises as shown on Exhibit D. Subtenant agrees that Sublandlord shall thereafter have no obligation to install or maintain such make-up water tank hereunder or to operate such system, nor shall Sublandlord have any liability to Subtenant if such system is not activated or is activated by either Overlandlord or Subtenant (or another party) and same shall fail to operate for any reason whatsoever. Based on such usage of the Ground Floor Space and Mezzanine Space by Subtenant, the parties agree that the Subleased Ground Floor Space constitutes 1.79% thereof, or 347 RSF of the 19,368 RSF of the entire

Ground Floor Space and Subleased Mezzanine Space constitutes 25.87% thereof, or 5,010 RSF of the 16,455 RSF of the entire Mezzanine Space.

                  (h) References in the Overlease as incorporated herein to "Schedule P" relating to Sublandlord's designated roof space shall mean a portion or portions of the roof of the Building, as the location thereof shall be determined in writing from time to time by Sublandlord and Subtenant, as the location(s) of Subtenant's Roof Equipment, acting reasonably and in good faith, subject to the consent and approval, if necessary, of Overlandlord, and compliance with Laws by Subtenant. Subject to the provisions of the previous sentence, Sublandlord hereby grants to Subtenant the right to use at least Subtenant's Proportionate Share of Sublandlord's rights under the Overlease with respect to the roof. Subtenant shall have the right to install, repair, replace and maintain wires and/or conduit from the aforementioned roof space, the Subleased Mezzanine Space and the Subleased Office Space, as and to the extent provided in the Overlease and this Sublease, and Sublandlord shall use commercially reasonable efforts to ensure that there shall not be interference or disturbance of such wires and/or conduit by any third party, including but not limited to, Overlandlord, other tenants or occupant of the Building.


                  (i) References in the Overlease to work or repairs to be performed or services, utilities or maintenance to be supplied by "Landlord" in respect of the Building and/or Premises and/or Subleased Premises shall continue to mean and provide that such work or repairs shall be performed and services, utilities or maintenance provided by Overlandlord (and not by Sublandlord) pursuant to the terms, covenants and conditions of the Overlease relating thereto. Subtenant shall be entitled to receive all of the services, utilities, repairs, maintenance and work from the Overlandlord to the extent that Sublandlord is entitled to receive same under the Overlease with respect to the Subleased Premises or the Common Areas of the Building and the Complex. Except to the extent caused by the willful misconduct or breach of the Overlease by Sublandlord (excluding defaults arising out of Subtenant's acts or omissions), Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require parallel performance by Overlandlord. It is expressly agreed that Sublandlord shall not be obligated to perform any obligation to provide services which is the obligation of Overlandlord under the Overlease, except as expressly set forth herein.

                  (j) Subtenant may use the condenser water to be provided by Overlandlord to the DX Units on the floors of the Subleased Office Space in accordance with the HVAC specifications set forth in the Design Criteria. Except to the extent of Overlandlord's obligations pursuant to Section 6.01(a)(I)(vi) of the Overlease, Subtenant shall be responsible, at its sole cost and expense, for the maintenance and repair of any other air conditioning, heating or ventilating systems (or portions thereof) (whether installed by Overlandlord, Sublandlord or Subtenant), including, without limitation, systems that are installed to service Subtenant's data processing, computer, trading operations or telephone operations, of all DX Units on the floors of the Subleased Premises (other than those for which Overlandlord is responsible as provided in the first 10-1/2 lines of Section 6.01(a)(I)(vi) of the Overlease); and Subtenant shall use and Sublandlord shall permit Subtenant to contract with the HVAC contractors used by Overlandlord to perform such maintenance and repairs; provided, however, that Subtenant shall have the right to engage its own HVAC contractor (subject to Overlandlord's consent (as provided in the Overlease) and Sublandlord's consent (not to be unreasonably withheld, delayed or conditioned) to such contractor) for such maintenance and repairs (it being understood that as of the date hereof Johnson Controls is reasonably acceptable to Sublandlord, subject to changes in circumstances). Upon request by Subtenant, Sublandlord shall request Overlandlord to use reasonable efforts to enforce any warranties covering all such DX Units; but Overlandlord shall nevertheless be responsible for initial design defects and correcting defects in the initial installation thereof in accordance with the provisions of the Overlease. Subtenant shall also be entitled to condenser water for its supplementary HVAC Systems in accordance with Section 6.01(a)(I)(ix) of the Overlease which Subtenant may install in accordance with the provisions of the Overlease and this Sublease.

                  (k) Except as otherwise expressly set forth herein, all notice and/or cure periods of Subtenant provided for herein or other time limits for Subtenant to give notice or perform any act, condition or covenant, or exercise any right or remedy, shall be the same as those provided for in the Overlease, but reduced by the greater of 25% (rounded to the greatest reduction) or three
(3) days and, if notice is required, measured from the earlier of the date on which notice is given to the Subtenant by either the Overlandlord or the Sublandlord, provided that Subtenant's time to remedy any default shall expire no later than a date which is 75% (rounded to the greatest reduction) of the time period or three (3) days prior to the last date, whichever is earlier, to remedy the corresponding default under the Overlease.

                  (l) Supplementing the Overlease, if a separate consent by Overlandlord to this Sublease is signed by Subtenant, the term "Overlease" and "Sublease" as used herein shall each be deemed to include such consent, and it shall be a default under this Sublease if Subtenant shall default in the full and timely performance of any of its covenants and other agreements set forth in such consent. Supplementing this Sublease, if a separate consent by Overlandlord to this Sublease is signed by Sublandlord, the term "Overlease" and "Sublease" as used herein shall each be deemed to include such consent, and it shall be a default under this Sublease if Sublandlord shall default in the full and timely performance of any of its covenants and other agreements set forth in such consent.

                  (m) For purposes of incorporating the provisions of the Overlease into this Sublease, the Overlease shall be construed, and the terms incorporated herein shall be only those applicable as if Sublandlord does not lease (or no longer leases) 100% of the Building, and to the extent additional rights are granted to Tenant under the Overlease if Tenant leases 100% of the Building, such additional rights shall not be deemed incorporated herein. Furthermore, if Tenant shall no longer lease 100% of the Building, which Subtenant agrees Sublandlord may cause to occur in Sublandlord's sole and absolute discretion, (x) Subtenant understands that all such additional rights granted to Tenant under the Overlease shall no longer be available to the Building or Premises, all without cost, liability or expense of Sublandlord to Subtenant and (y) Subtenant understands that Sublandlord shall be required to terminate its leasing of portions of the Mezzanine Space and remove certain Roof Equipment from portions of the roof of the Building so that Sublandlord does not lease more than its Tenant's Tax Share of the total Mezzanine Space or the roof leased to Sublandlord on the date of the Overlease or use more than its Tenant's Tax Share of the total roof space made available to Sublandlord as shown hatched on Schedule P to the Overlease, provided that Subtenant's ability to operate its equipment therein shall not be materially and adversely affected thereby (or, if the operation of the equipment in the Subleased Mezzanine Space or the roof is so materially and adversely affected, Sublandlord shall provide alternate space of comparable size and utility as to the space relinquished and arrange for the relocation so as to minimize interference with the operation of Subtenant's business), and any and all reasonable, out-of-pocket costs incurred in connection with such removal and/or relocation shall be assumed by Sublandlord. Sublandlord and Subtenant shall reasonably cooperate with each other and with Overlandlord to determine which portion of the Mezzanine Space and roof shall be relinquished by Sublandlord and Subtenant in each such case.

                  (n) Sublandlord may, in its sole discretion, elect to exercise any or all of its self-help rights as Tenant under the Overlease pursuant to
Section 11.35 thereof; provided, however, in the event such self-help rights pertain solely to the Subleased Premises, Sublandlord shall obtain the consent of Subtenant prior to the exercise of such rights within the Subleased Premises, except to the extent Sublandlord's failure to exercise such rights could adversely affect (except to a de minimis extent) the Premises or any portion thereof or any of Sublandlord's rights as Tenant under the Overlease. Subtenant agrees that if Sublandlord elects to exercise any such rights, (a) Subtenant shall reimburse Sublandlord for Subtenant's Proportionate Share of the reasonable and actual cost incurred by Sublandlord therefor (including by reason of any indemnity of Overlandlord in connection therewith but excluding any reimbursement therefor which has at such time been paid by Overlandlord to Sublandlord), or if such self-help rights pertain to only a portion of the Premises a proportionate percentage thereof, which shall be 100% if pertaining only to the Subleased Premises, such reimbursement to be made by Subtenant within twenty (20) days after receipt of a detailed invoice therefor, provided that if Overlandlord shall after such payment by Subtenant reimburse Sublandlord for all or any portion of such costs, and Subtenant is not in default under the provisions of this Sublease, Sublandlord will reimburse Subtenant for the amounts paid to Sublandlord by Subtenant pursuant to this sentence to the extent of the applicable percentage thereof (in accordance with this sentence) of such costs so reimbursed to Sublandlord from Overlandlord; (b) Subtenant understands that, after Sublandlord (or Subtenant hereunder) exercises such self-help rights, Sublandlord may thereafter not be entitled to a rent abatement under
Section 6.01(e) of the Overlease and, accordingly, Subtenant may not thereafter be entitled to a corresponding rent abatement under this Sublease if Subtenant would otherwise be entitled thereto pursuant to Section 2.6 hereof. If, however, Sublandlord elects not to exercise any of or all such self-help rights, Sublandlord shall not be liable to Subtenant for any costs, liabilities or expenses, all of which are hereby released by Subtenant. Sublandlord agrees, however, that if it does exercise such self-help rights it shall use commercially reasonable efforts to commence and complete such cure in a timely manner. In the event that Sublandlord notifies Subtenant that Sublandlord elects not to exercise its self-help rights pursuant to Section 11.35(a) of the Overlease, or has not given such notice but does not commence to utilize its self-help rights pursuant to Section 11.35(a) of the Overlease within two (2) Business Days (or a shorter period as may be necessary in case of an emergency) after the time Sublandlord is permitted to do so under the Overlease, and Overlandlord's failure materially interferes with Subtenant's use of the Subleased Premises for the conduct of its business (and does not affect (other than to a de minimis extent) any portion of the Premises other than the Subleased Premises) or Sublandlord commences to do so but does not diligently prosecute such right, Sublandlord agrees that Subtenant may exercise such right under said Section 11.35(a) in the name, place and stead of Sublandlord. In such event, Sublandlord shall use reasonable good faith efforts to obtain reimbursement therefor from Overlandlord pursuant to Subsection 11.35(a) of the Overlease, and, if applicable, give the Offset Notice and use reasonable good faith efforts to exercise the right to set off the Offset Amount, in which event if Overlandlord actually allows for the offset of such Offset Amount under the Overlease, Subtenant shall thereupon have the right to offset such Offset Amount against the next installments of Sublease Rent becoming due hereunder.

                  (o) If (i) Sublandlord fails to perform any of its obligations under this Sublease or the Overlease (other than by reason of Subtenant's acts or omissions or Force Majeure), which failure (A) materially and/or adversely interferes with Subtenant's use and/or enjoyment of the Subleased Premises for the conduct of its business, and (B) except in an emergency, continues for at least ten (10) consecutive days from the date Subtenant notifies Sublandlord of such failure; and (ii) in the case of any such failure, (A) except in an emergency, Subtenant again notifies Sublandlord after the expiration of such 10-day period of such failure and of Subtenant's intention to cure same, which notice shall specify that such notice is being given in accordance with this
Section 2.1(o), and shall contain the following statement in capitalized bold type: "IF YOU FAIL TO PERFORM THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 2.1(O) OF THE SUBLEASE, WE SHALL EXERCISE OUR SELF-HELP REMEDIES UNDER THAT SECTION", and (B) such failure continues for not less than five (5) consecutive days from the date Sublandlord receives such second notice, provided that, in the case of a failure which for causes beyond Sublandlord's reasonable control cannot with due diligence be cured with such 5-day period, such 5 day period shall be extended for such period as may be necessary to cure such failure provided that Sublandlord shall be diligently prosecuting such cure, then at Subtenant's election (if Subtenant elects to exercise its self-help rights hereunder), Subtenant may take such actions as may be reasonably necessary to cure such failure and Sublandlord shall reimburse Subtenant for the reasonable, out-of-pocket costs incurred by Subtenant in performing same within thirty (30) days after receipt by Sublandlord of a written statement from Subtenant as to the amount of such costs, provided the performance of such obligation by Subtenant (x) takes place exclusively within the Subleased Premises, (y) does not affect (other than to a de minimus extent) any space (including the Common Areas) outside the Subleased Premises, and (z) does not affect (other than to a de minimus extent) the structure, electrical, HVAC, plumbing or mechanical systems of the Building. In no event shall Subtenant have any rights under this Section 2.1(o) if the failure or service interruption was caused by any act, omission, negligence or willful misconduct of Subtenant or any of its contractors, agents, employees, servants, licensees or invitees or if Subtenant is in default under this Sublease beyond applicable notice and/or cure periods. If Sublandlord fails to pay any costs which Subtenant is entitled to under this Section 2.1(o) within the 30 day period referred to herein and such failure continues for 10 Business Days after Subtenant notifies Sublandlord of such failure (which notice shall state that Subtenant intends to set-off such amount against the next installment of Sublease Rent unless Sublandlord pays such amount to Subtenant), then, as Subtenant's sole remedy, Subtenant may set-off such amount, together with interest accrued thereon at the Interest Rate from the end of such 30 day period until fully offset, against the next installments of Sublease Rent coming due. Notwithstanding the preceding provisions of this subsection, if Sublandlord, within ten (10) Business Days after the giving of such offset notice, notifies Subtenant that Sublandlord disputes Subtenant's entitlement to all or any portion of the offset amount, then Subtenant shall not be entitled to so offset the offset amount pending resolution of such dispute by Expedited Arbitration in accordance with this Sublease.

         2.2. (a) This Sublease and all rights of Subtenant hereunder are and shall be subject and subordinate in all respects to the Overlease, and all of the terms, covenants, agreements, provisions and conditions of the Overlease, and to all modifications, amendments and extensions of the Overlease and to all of Sublandlord's obligations under the Overlease. Notwithstanding anything contained in this Sublease to the contrary, Sublandlord agrees that Sublandlord shall not enter into any modification or amendment to the Overlease without the prior written consent of Subtenant (not to be unreasonably withheld, conditioned or delayed), which will adversely affect (except to a de minimis extent) the use and/or enjoyment by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant's rights under this Sublease.

                  (b) Except as may otherwise be specifically provided in this Sublease, Subtenant shall duly and fully keep, observe and perform each and every term, covenant, provision and condition on Sublandlord's part to be kept, observed and performed pursuant to the Overlease as incorporated herein, including, without limitation, the Rules and Regulations adopted by Overlandlord pursuant thereto. Notwithstanding anything to the contrary set forth in the Overlease, including without limitation, Section 11.2 of the Overlease, it is expressly understood that Sublandlord shall not be permitted to promulgate any Rules and Regulations with respect to the Building and/or the Subleased Premises other than those attached to the Overlease on the date hereof. In furtherance of the foregoing and notwithstanding anything herein to the contrary, Subtenant shall not (i) take or permit any action inconsistent with the terms of the Overlease or, (ii) do or permit to be done anything which Sublandlord is prohibited from doing or permitting under the Overlease, or otherwise do or suffer to permit anything to be done which would result in a default under the Overlease or cause the Overlease to be terminated or forfeited, or (iii) except as expressly provided in this Sublease, take any action or do or permit anything to be done which could result in any additional cost or other liability to Sublandlord under or pursuant to the Overlease.

                  (c) Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in connection with (i) Subtenant's failure to perform any of the terms, covenants, conditions or agreements contained in or incorporated into this Sublease (or any consents hereto) which, by the terms of this Sublease (or such consents), Subtenant is obligated to perform, (ii) Subtenant's exercise of its rights and remedies under Section 2.1(n) and (o) hereof, (iii) Subtenant's Design Criteria Changes or any Subtenant Delay and
(iv) any other acts or omissions of Subtenant or Subtenant's employees, invitees, agents or other representatives, or any occurrence in or about the Subleased Premises; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of Sublandlord and/or Overlandlord, provided, however, Sublandlord acknowledges and agrees that Subtenant shall in no event be liable for consequential or special damages in connection with such indemnity. All amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Sublease Rent hereunder and shall be payable upon demand.

                  (d) Except for acts or omissions of Subtenant or those claiming by, through or under Subtenant, or of its or their respective agents, contractors, employees, invitees or licensees,

Sublandlord shall duly and fully keep, observe and perform each and every term, covenant, provision and condition on Sublandlord's part to be kept, observed and performed pursuant to the Overlease as to its own acts and omissions and those of its agents, contractors, employees, invitees or licensees, and shall use reasonable commercial efforts as to the acts and omissions of others claiming by, through or under Sublandlord, so as not to permit a breach of Sublandlord's obligations under the Overlease beyond any applicable notice and/or cure period under the Overlease which has a material adverse effect on Subtenant's rights under this Sublease and results in actual damages to Subtenant.

         2.3. If for any reason whatsoever the Overlease is terminated, by either the Overlandlord or by Sublandlord, including, without limitation, in the event of any damage, destruction or condemnation with respect to all or part of the Premises, or pursuant to the second paragraph of Section 6.01(e) of the Overlease, this Sublease shall thereupon be terminated, and Sublandlord shall not be liable to Subtenant by reason thereof for any loss, cost or expense incurred by Subtenant in connection therewith, unless said termination shall have been effected because of the breach or default of Sublandlord under the Overlease and/or this Sublease (and Subtenant is not in default hereunder after the expiration of any applicable notice and/or cure periods) or voluntary surrender of the Overlease by Sublandlord to Overlandlord (which shall not be deemed to include a right of termination by reason of casualty or condemnation or pursuant to the second paragraph of Section 6.01(e) of the Overlease), provided that in no event shall Sublandlord be liable to Subtenant for any loss, cost or expense incurred by Subtenant with respect to damages relating to Subtenant's loss of its Sublease, if Overlandlord shall accept an attornment by Subtenant to Overlandlord upon substantially the same (or more favorable to Subtenant) terms as provided in this Sublease (or if such attornment shall not be accepted with Subtenant being in default hereunder), and provided further that in no event shall Sublandlord be liable for any special or consequential damages. Nothing herein shall be deemed to grant Sublandlord a right to voluntarily terminate the Overlease if such termination results in a termination of this Sublease or Subtenant's rights hereunder (other than as expressly provided in Sections 6.01(e), 10.04 and 10.05 of the Overlease). Nothing in this Section shall be deemed to affect Subtenant's rights and obligations under Sections 10.04 and 10.05 of the Overlease (as incorporated herein).

         2.4. Subject to the provisions of Section 2.5(e) hereof, in the case of any issue hereunder between Sublandlord and Subtenant on a matter which is being arbitrated (or may thereafter become the subject of an arbitration) between Overlandlord and Sublandlord under the Overlease, to which Subtenant is not a party to the arbitration between Overlandlord and Sublandlord, Sublandlord agrees that if such arbitration affects the terms and provisions of this Sublease or the Subleased Premises, Sublandlord will advise and consult with Subtenant in connection with such arbitration, but any determination or settlement of the matter arbitrated between Overlandlord and Sublandlord shall be binding upon Subtenant. Notwithstanding the foregoing, Sublandlord agrees that Sublandlord shall not settle such proceeding without the prior written consent of Subtenant (not to be unreasonably withheld, conditioned or delayed), if such settlement would adversely affect (except to a de minimis extent) the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant's rights under this Sublease.

         2.5. (a) Except as expressly provided in this Sublease, Subtenant shall not under any circumstances seek or require Sublandlord to perform or provide or to cause there to be performed or provided any work, including, without limitation, Landlord's Construction, Delivery Work and Remaining Construction Work, services, utilities, parking facilities, maintenance or repairs. Subtenant shall be entitled to such work including, without limitation, such Landlord's Construction, Delivery Work and Remaining Construction Work (and notwithstanding that certain provisions of Articles 1 and 2 of the Overlease are not incorporated in this Sublease by reference) and to such other services (except as provided in subparagraph 1.5(a)(y) and (b)(x) hereof), utilities, parking facilities, maintenance and repairs which pursuant to the terms of this Sublease it is provided that Overlandlord is or may be obligated to furnish or to do, in or about the Subleased Premises or the Parking Areas pursuant to the terms of the Overlease, notwithstanding that such provisions of the Overlease may not be incorporated in this Sublease by reference. It is further understood that the Building and Common Areas shall be constructed by Overlandlord and all Landlord's Construction, Delivery Work and Remaining Construction Work to be performed by Overlandlord is subject to the provisions of Sections 1.01 - 1.04, 2.02(g), (h), (k), (n), (o), (q) and (u) of the Overlease, and that Sublandlord may exercise the rights and remedies of Tenant thereunder as determined by Sublandlord in its reasonable commercial judgment (except, that if such exercise adversely affects the Subleased Premises, other than to a de minimis extent, Subtenant shall have the right of full participation with Sublandlord), all of which shall be binding on Subtenant and without cost, liability or expense of Sublandlord to Subtenant.

                  (b) If Subtenant requests any Design Criteria Changes to be made by Overlandlord under the Overlease, Sublandlord shall request same from Overlandlord provided Sublandlord has consented thereto (such consent given or withheld by Sublandlord in accordance with the provisions of this Sublease as if such Design Criteria Change were Subtenant's Work), such Design Criteria Change affects only the Subleased Premises, Overlandlord has indicated that no Tenant Delay shall result therefrom and Subtenant shall agree in writing to the amount of the estimated cost therefor provided by Overlandlord. Sublandlord agrees that the procedural provisions of the Overlease with respect to the Design Criteria Changes, including the pricing by Overlandlord and any Tenant Delay claim by Overlandlord, shall be followed by Sublandlord in connection with Subtenant's request for any Design Criteria Changes. Subject to the provisions of Section 5(a) hereof, Subtenant shall pay to Sublandlord any actual costs or expenses related to Landlord's Construction to the extent incurred by Overlandlord and billed to Sublandlord by reason of Subtenant's Design Criteria Changes or any Subtenant Delay. Sublandlord shall include all backup information, invoices and bills with its request for payment. Any such sums shall be paid to Sublandlord within 20 days after Sublandlord bills Subtenant therefor. Subtenant's obligation shall not exceed $300,000 (the "Conduit Cost") of the Tenant Cost Work for Overlandlord to construct as part of the "Landlord's Construction" a conduit bank with twelve (12) telecommunications conduits from Hudson Street to the West side of the Building as shown on the drawing attached hereto as Exhibit K, which amount shall be deducted from the Sublease Allowance specified in
Section 5(a) hereof; it being understood that Subtenant shall utilize four of such conduits and such four conduits shall be for Subtenant's exclusive use for the Subleased Premises, and if Overlandlord, Sublandlord or any other subtenant of Sublandlord wishes to utilize all or part of the remaining such conduits, they may do so, provided in such event Overlandlord, Sublandlord or such other subtenants shall compensate Subtenant for their pro rata share of the Conduit Cost used by Overlandlord, Sublandlord or the other subtenant in question.

Sublandlord has submitted a change order to Overlandlord for the construction of such telecommunications conduits. Sublandlord agrees that the work covered by such change order may be deemed a Subtenant Delay. Subtenant's obligation shall also include any additional costs billed to Sublandlord by Overlandlord for any increase in the cost of the curtain wall work required upon removal of the man-hoist by reason of Subtenant's use of the man-hoist for an extended period as contemplated by Section 5(c) hereof.

                  (c) Notwithstanding anything to the contrary herein or contained in the consent of the Overlandlord to this Sublease, except as provided in Section 2.5(b) and in this Section 2.5(c) below, Subtenant is not authorized to request any work, services, utilities, parking facilities, maintenance or repairs by Overlandlord for which Overlandlord may charge Sublandlord under the Overlease, unless Sublandlord has specifically consented thereto in writing (not to be unreasonably withheld or delayed), other than that ordinary work, services, utilities, maintenance and repairs which Overlandlord is obligated to perform in the Subleased Premises pursuant to the Overlease, but such right of Subtenant shall be conditioned on Subtenant not being in default beyond any applicable notice and/or cure periods in payment for any such work, services, utilities, maintenance and repairs previously so provided to the Subleased Premises or otherwise under this Sublease. In the event Subtenant desires any additional services from Overlandlord which require an additional charge, Subtenant may request such additional services from Overlandlord, provided such services shall not be obtained pursuant to the Overlease and Overlandlord so agrees and further agrees that Sublandlord shall have no liability therefor.

                  (d) Sublandlord shall in no event be liable to Subtenant except if resulting from Sublandlord's breach of the Overlease (except for defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant) or from Sublandlord's breach or default of this Sublease (except for defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant), nor, except as may be expressly provided in Sections 1.1(m) or 2.6 of this Sublease, shall the obligations of Subtenant hereunder be impaired or abated or the performance hereof by Subtenant be excused because of (i) any failure or delay on Overlandlord's part in furnishing any services, utilities, parking facilities, or maintenance or in doing such repairs or work, including those which may be contemplated by this Sublease, (ii) any other failure of Overlandlord to observe and perform its covenants and agreements pursuant to the Overlease, or (iii) the acts or omissions of Overlandlord, its agents, contractors, servants, employees, invitees, or licensees. If Overlandlord or Guarantors shall default in any of their obligations to Sublandlord with respect to the Subleased Premises, Sublandlord hereby agrees to use reasonable commercial efforts to cause Overlandlord or Guarantors to perform and observe such obligations (except that Sublandlord shall not be obligated to commence any legal, arbitration or audit proceedings against Overlandlord or Guarantors except as provided below in
Section 2.5(e), or utilize any self-help rights except as provided in this Sublease or to make any payment of money or other consideration), but Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Overlandlord or Guarantors or by reason of any default of Overlandlord or Guarantors under the Overlease or Guaranty thereof unless the foregoing is caused by breach and/or default of the Overlease by Sublandlord (except for defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant), or any failure of Overlandlord or Guarantors to act or to grant any consent or approval under the

Overlease or Guaranties thereof unless the foregoing is caused by breach of the Overlease by Sublandlord (except for defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant), or from any misfeasance or nonfeasance of Overlandlord or Guarantors unless the foregoing is caused by breach of the Overlease by Sublandlord (except for defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant), nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof except to the extent such right shall be expressly set forth in this Sublease. In those instances where this Sublease requires Sublandlord to, or if Sublandlord elects to, commence legal, arbitration, audit or other proceedings against the Overlandlord or Guarantors to enforce, or otherwise enforces, Sublandlord's rights under the Overlease which are applicable to Subtenant and the Subleased Premises and/or as to Sublandlord as Tenant as to the remainder of the Premises, and such rights of Sublandlord shall not have been lost due to a default of Sublandlord under the Overlease without Subtenant being in default in the corresponding obligation under this Sublease, Subtenant shall be responsible to reimburse Sublandlord for the reasonable costs, including, without limitation, reasonable attorneys' fees incurred by Sublandlord, at the following rates: (a) one hundred (100%) percent thereof if such pertain only to the Subleased Premises; (b) Subtenant's Proportionate Share if such pertain to the entire Premises; or (c) a proportionate percentage if such pertain to the Subleased Premises or any part thereof and to a portion of the Premises other than the Subleased Premises, such reimbursement to be Sublease Additional Rent and be paid by Subtenant within twenty (20) days after demand therefor.

                  (e) If Sublandlord elects not to institute legal, arbitration, RSF remeasurement pursuant to Section 2.01 of the Overlease, or audit proceedings against Overlandlord or Guarantors in the name of Sublandlord to enforce Sublandlord's rights as Tenant under the Overlease or as beneficiary under the Guaranties which are applicable to Subtenant and the Subleased Premises or Subtenant's rights under this Sublease, but Subtenant shall, nevertheless request Sublandlord to do so, Sublandlord shall, at Sublandlord's option, either (i) assign to Subtenant its causes of action or rights against Overlandlord and/or Guarantors to the extent applicable to Subtenant or the Subleased Premises or Subtenant's rights under this Sublease and shall permit Subtenant to institute such legal, arbitration, remeasurement or audit proceeding against Overlandlord and/or Guarantors in the name of Subtenant or, if necessary in order to effectuate the benefit of such assignment, in the name of Sublandlord, provided Subtenant shall use counsel reasonably approved by Sublandlord and Subtenant shall not settle such proceeding without the prior written consent of Sublandlord (which shall not be unreasonably withheld or delayed) if such assignment shall be effectual to enable Subtenant to have the benefit of such rights, or (ii) institute legal, arbitration, remeasurement or audit proceedings against Overlandlord or Guarantors at the request of Subtenant in the name of Sublandlord, provided in either of (i) or (ii) that (A) in Sublandlord's commercially reasonable judgment, such proceedings will not reduce or impair any claims Sublandlord may have against Overlandlord or Guarantors,
(B) Subtenant shall not then be in default under this Sublease in any monetary or material non-monetary respect, of which default Subtenant shall have been given notice, (C) such proceeding shall be prosecuted at the sole cost and expense of Subtenant and Subtenant shall agree to indemnify and hold harmless Sublandlord from any claims, liabilities, damages, costs and expenses, including any reasonable attorneys' fees incurred by Sublandlord as a result of Subtenant exercising its rights under this subsection (but Sublandlord shall not be so indemnified to the extent arising out of the breach or default by Sublandlord under this Sublease and/or the

Overlease, except for defaults arising out of a breach by Subtenant of this Sublease, or the acts or omissions of Subtenant), (D) such proceeding is a bona fide attempt by Subtenant to enforce Sublandlord's rights under the Overlease and/or such Guaranties applicable to Subtenant and the Subleased Premises and is not primarily of nuisance value, and (E) Subtenant's rights under this Sublease or use and enjoyment of the Subleased Premises are, in Subtenant's commercially reasonable judgment, materially affected.

         2.6. If as a result of the provisions of (i) Section 2.02(i), (j), (k) and (n) ; (ii) Section 2.09(m) (for any period beyond April 3, 2002); (iii)
Section 6.01(e); (iv) the fourth through sixth sentences of Section 6.04(d); or
(v) any other provision of the Overlease, Overlandlord has actually abated or diminished (or Sublandlord shall actually be entitled to and shall obtain a credit) as to any of the Fixed Rent and Additional Charges payable by Sublandlord as Tenant of the Subleased Premises under the Overlease, with respect to the Subleased Premises, Sublandlord shall, without duplication of any other provision of this Sublease, correspondingly abate or diminish (or Subtenant shall be entitled to a credit as to) the Sublease Fixed Rent and/or Sublease Additional Charges payable under this Sublease during the Sublease Term as to all or part of the Subleased Premises, as applicable under the Overlease as to which such Rent is abated or diminished (or credited) under the Overlease and for as long as such abatement or diminishment (or credit) shall continue under the Overlease. In the event of a dispute between Overlandlord and Sublandlord as to matters referred to in Section 6.01(e) of the Overlease, Subtenant and Sublandlord shall be bound by the resolution of such dispute subject to the provisions of Sections 2.4 and 2.5(e); provided, that pending the resolution of such dispute Subtenant shall pay Sublandlord Sublease Rent based upon Overlandlord's determination of the amount of Rent due. If such dispute is resolved in Sublandlord's favor, and if Overlandlord shall thereafter pay to Sublandlord any Rent which was actually paid by Sublandlord to Overlandlord and was not properly so payable by Sublandlord, then Sublandlord shall promptly notify Subtenant thereof and shall promptly pay to Subtenant any portion thereof as applicable to the Subleased Premises; provided, that Subtenant shall have no right to any such rebate at any time that Subtenant is in material default under this Sublease beyond any applicable notice and/or cure periods.

         2.7. If in this Sublease, Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to obtain the consent or approval of Overlandlord pursuant to the Overlease which Sublandlord agrees to promptly seek from Overlandlord prior to Sublandlord giving its consent or approval thereto if Subtenant so requests together with its request given to Sublandlord therefor. If consent or approval is deemed given after some certain period of time under the Overlease, then such consent or approval shall also be deemed granted by Overlandlord for purposes of this Sublease. Sublandlord will diligently use reasonable commercial efforts (subject to the provisions of Section 2.5(d) hereof) to obtain such consent or approval, will execute any and all commercially reasonable documents, and will cooperate with Subtenant in requesting any such consent or approval. Subtenant shall reimburse Sublandlord for any reasonable, out-of-pocket costs or expenses payable under the Overlease or otherwise reasonably incurred by Sublandlord in connection with requesting Overlandlord's consent or approval on behalf of Subtenant with respect to any matter as to which Overlandlord's consent or approval is required under the Overlease or hereunder. Provided Sublandlord has complied with all of its obligations under this Section, if Overlandlord should refuse such consent or approval, subject to the provisions of

Sections 2.5(d) and (e) hereof, Sublandlord shall be released of any obligation to grant its consent or approval with respect to such matter whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable, except if such denial of consent or approval is the result of Sublandlord's breach of the Overlease (except defaults arising out of a breach by Subtenant of this Sublease or Subtenant's acts or omissions). The provisions of the Overlease as to Sublandlord's consents or approvals as required under this Sublease and the standards and procedures for such consents or approvals as contained in the Overlease have been incorporated in this Sublease and made applicable to Sublandlord in accordance with Section 2.1 of this Sublease without any additional restrictions placed on Subtenant by Sublandlord unless expressly provided in this Sublease.

         2.8. (a) Subject to the provisions of Sections 2.8(b) and (c) hereof, the rights of Subtenant hereunder are subject and subordinate to all ground and underlying leases and to all mortgages to which the Overlease may be subject and subordinate to, or to which the Overlease may now or hereafter be subjected or subordinated, whether now or hereafter affecting such leases or the real property of which the Subleased Premises are a part. This clause shall be self-operative and no further instrument shall be required by any such superior interest. However, in confirmation of such subordination, Subtenant, within ten
(10) days after Subtenant's receipt of a written request to execute and deliver such a confirmation, shall execute any commercially reasonable certificate or other instrument that either or both of Overlandlord and Sublandlord may request. Sublandlord is hereby vested with full power and authority to subordinate Subtenant's interest hereunder to any mortgage, deed of trust, ground or underlying lease, or other lien or interest hereafter placed on the Subleased Premises, and Subtenant agrees, upon demand, to execute such further instruments subordinating this Sublease, as Sublandlord may request. Nothing in this Section 2.8 shall be deemed to permit Sublandlord to waive its rights under
Section 9.01 of the Overlease to obtain a non-disturbance agreement and/or attornment as to the Overlease from the holder of any Superior Instrument insofar as the same applies to the Subleased Premises.

                  (b) Sublandlord shall use reasonable commercial efforts to procure a non-disturbance and recognition agreement from the Overlandlord and/or the holder of any such Superior Instrument (and any future Superior Instrument to which the Overlease shall be subject and subordinate) in favor of this Sublease (including a Recognition Agreement referred to in Section 2.8(c)), which shall provide among other things that so long as this Sublease shall be in full force and effect, and Subtenant shall not be in default following the applicable notice and/or cure period, in the event of the termination of the Overlease due to Overlandlord's default thereunder without the default of Subtenant hereunder, then this Sublease shall remain in full force and effect and Subtenant will attorn to such party and Subtenant's right herein shall remain undisturbed, provided, however, Sublandlord shall not be required to commence any litigation, make any payment or expend any sums, other than the normal out-of-pocket expenses of making a request therefor. The failure to obtain such non-disturbance and recognition agreement shall not affect the foregoing provisions of this Section 2.8 or any of the other rights and obligations of Subtenant and Sublandlord under this Sublease, nor shall such non-disturbance and recognition agreement be a condition to the effectiveness of the foregoing provisions of this Section 2.8 or to obtaining the consent of Overlandlord as provided in Section 1.7 hereof, and such consent shall be deemed obtained even if such non-disturbance and recognition agreement is not obtained.

                  (c) In the event a Recognition Agreement (which is an agreement from Overlandlord as hereinafter defined in this subsection (c) as to the Overlease (a "Recognition Agreement")) is not obtained from Overlandlord on or before the third (3rd) anniversary of the Commencement Date for any reason whatsoever, Subtenant shall have the right to full abatement against Sublease Fixed Rent due hereunder for the Abatement Periods (as hereinafter defined), provided Subtenant has not incurred a Late Charge pursuant to Section 11 hereof and was not in material non-monetary default under this Sublease beyond any applicable notice and/or cure periods at any time prior to or during the Abatement Periods, which Abatement Periods are (y) the first three months of the third lease year, and (z) the first three months of the fourth lease year during the Sublease Term, but such rent abatement shall not apply as to any Offer Space referred to in Section 19 hereof (the Subleased Fixed Rents during such Abatement Periods, the "Abated Rents"); provided, however, in the event Subtenant has received an abatement of the Abated Rents pursuant to the provisions hereof, (A) Subtenant shall re-pay such Abated Rents to Sublandlord, as additional monthly Sublease Fixed Rent, during the sixth through tenth lease years of the Term of this Sublease, such Abated Rents to be amortized over such five (5) year period on a straight line basis without the accrual of interest, and (B) if this Sublease shall terminate or be terminated by reason of Subtenant's default hereunder or by reason of a casualty or condemnation (to the extent not paid to Sublandlord pursuant to its fire or casualty insurance or from the condemnation award received by Sublandlord), or if Overlandlord recognizes Subtenant pursuant to Section 2.9 hereof, such Abated Rents not so repaid to Sublandlord shall become immediately due and payable by Subtenant. Notwithstanding anything contained in this Section 2.8, if and so long as during the Abatement Period any assignee of Sublandlord's interest as Tenant under the Overlease (not an Affiliate of Sublandlord (named herein)), any guarantor of such Tenant's obligations under the Overlease (or any successor of any thereof), or any entity directly or indirectly holding 100% of the equity of any thereof, has a credit rating from Moody's (or if such firm shall no longer provide such ratings, then a comparable rating from another firm having similar standing), which is the same or higher as the rating as of December 1, 2001 of Bank of America Corporation, then Sublandlord shall have no obligation to provide Subtenant an abatement of the Abated Rents hereunder, provided Sublandlord shall give Subtenant a copy of the executed assignment and assumption agreement with such assignee in which such assignee shall assume Sublandlord's obligations hereunder thereafter arising, and evidence of such credit rating of such party. A "Recognition Agreement" as such term is used in this subsection (c) shall mean an agreement from Overlandlord as to the Overlease in a commercially reasonable form to the effect set forth in subsection (b) of this Section, which may require (or in connection with which Overlandlord may require) Subtenant to take commercially reasonable actions if such commercially reasonable actions could reasonably be required from Subtenant under similar circumstances by other landlords not an Affiliate of Landlord operating comparable first class office buildings in the vicinity of the Building. It is understood and agreed that if Overlandlord offers such Recognition Agreement to Subtenant complying with the definition of such term, and Subtenant does not within fourteen (14) Business Days thereafter execute and deliver such agreement to Overlandlord or take such commercially reasonable actions as required by Overlandlord, it shall be deemed for purposes of this subsection (c) that such Recognition Agreement nevertheless has been obtained. Subtenant shall use commercially reasonable efforts at the request of Sublandlord to cooperate with Sublandlord in obtaining such Recognition Agreement. Notwithstanding the preceding provisions of this subsection, in the event of a dispute as to whether a Recognition Agreement has been obtained from Overlandlord complying with the provisions hereof or whether Subtenant is entitled to an abatement of the Abated Rents, such dispute shall be subject to resolution by Expedited Arbitration in accordance with this Sublease and Subtenant shall not be entitled to so offset the Abated Rents pending resolution of such dispute.

         2.9. Subtenant expressly agrees that if, for any reason, the Overlease should be terminated prior to the expiration date therein set forth or if Overlandlord shall succeed to Sublandlord's estate in the Subleased Premises, then at Overlandlord's election Subtenant shall attorn to and recognize Overlandlord as Subtenant's landlord under this Sublease, any provision of law to the contrary notwithstanding. Subtenant shall promptly execute and deliver to Overlandlord any commercially reasonable certificate or other instrument Overlandlord may request to evidence such attornment. If the Overlandlord has accepted such attornment and entered into a direct lease with Subtenant, each party shall have no further liability to the other under this Sublease, except for any claims or liability which may have arisen or accrued prior to such attornment, and the parties shall enter into an agreement releasing each other pursuant to the terms of this Section, but the failure to do so shall in no way affect the release set forth in this sentence.

         2.10. Sublandlord agrees to promptly forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each and every notice, including without limitation, a notice of default, which affects the Subleased Premises or Subtenant's rights under this Sublease, received by Sublandlord in its capacity as Tenant under the Overlease. Subtenant agrees to promptly forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Subleased Premises from Overlandlord or from any governmental authorities.

         2.11. If Subtenant shall default under any of the provisions of this Sublease on its part to be performed, and Sublandlord has given Subtenant written notice of same, Subtenant shall not have commenced diligently to cure such default within thirty (30) days after notice thereof given to Subtenant in accordance with the provisions of Article 7 hereof (except in the case of what Sublandlord reasonably believes to be an emergency situation in which case no such notice need be given), or if such cure shall reasonably require a longer period of time and Subtenant is diligently prosecuting such cure, Sublandlord may, in addition to any other remedy provided in this Sublease, by law or otherwise, cure such default and the cost thereof, together with interest thereon from the date incurred until paid at the Interest Rate, shall be payable by Subtenant within twenty (20) days following written demand therefor, and in the event Subtenant fails to pay the same, Sublandlord may recover such costs, including interest, as a Sublease Additional Charge, in an action brought against Subtenant, provided, however, in no event shall Subtenant's time to cure under this Section exceed 75% of the corresponding time Sublandlord has to cure under the Overlease.

         2.12. Sublandlord represents, warrants and covenants that (a) it is the holder of the interest of the Tenant under the Overlease, (b) the Overlease is in full force and effect, (c) attached hereto is a true and complete copy of the Overlease and all amendments thereto (with certain economic provisions redacted), (d) the Design Criteria of the Overlease have been modified pursuant to the change orders described in Exhibit E, and have not been further modified,
(e) to Sublandlord's knowledge there are no defaults or events which with the passage of time would become defaults by Overlandlord or Sublandlord under the Overlease, (f)

Sublandlord has no knowledge that the construction schedule prepared by Overlandlord dated October 9, 2001, as modified by Overlandlord's force majeure letter dated September 24, 2001, is not accurate or feasible, and (g) there is no litigation between Overlandlord and/or the parties to the Building Lease and Ground Lease, on the one hand, and Sublandlord, on the other hand, affecting the Overlease or the Subleased Premises. In addition, all representations of Sublandlord (as Tenant) in the Overlease shall inure to the benefit of Subtenant.

         2.13. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from all losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) that Sublandlord may incur, or for which Sublandlord may be liable, to the Overlandlord, arising from the acts or omissions of Subtenant, Subtenant's agents, contractors, employees, invitees, or licensees, that are the subject matter of any indemnity or hold harmless of Sublandlord to Overlandlord under the Overlease (except arising out of the breach of the Overlease [not due to Subtenant being in default in the corresponding obligation under this Sublease or the acts or omissions of Subtenant] or the negligence or willful misconduct of Sublandlord), and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Sublease Rent hereunder and shall be payable upon demand, provided, however, Sublandlord acknowledges and agrees that the Subtenant shall in no event be liable for consequential or special damages in connection with such indemnity.

         2.14. Sublandlord agrees to indemnify Subtenant and to hold Subtenant harmless from and against any and all claims, losses or damages, including, without limitation, reasonable attorneys' fees and disbursements, resulting from or arising out of (i) Sublandlord's failure to perform any of the terms, covenants, conditions or agreements contained in or incorporated into this Sublease which, by the terms of this Sublease, Sublandlord is obligated to perform, or a breach or default by Sublandlord of the Overlease, except for breaches or defaults arising out of a breach or default by Subtenant of this Sublease, or the acts or omissions of Subtenant, its agents, contractors, employees invitees or licensees and (ii) any willful misconduct or negligence of Sublandlord, its employees, agents, contractors or invitees; provided, however, Subtenant acknowledges and agrees that the Sublandlord shall in no event be liable for consequential or special damages in connection with such indemnity.

         3. "As Is"

         Except as expressly provided in this Sublease, Subtenant agrees to take the Subleased Premises "as is" (but subject to Overlandlord's completion of the Remaining Construction Work) in its condition on the Possession Date with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Subleased Premises for Subtenant's occupancy thereof. Except as expressly provided in this Sublease, neither Sublandlord nor Sublandlord's agents or other representatives have made, nor has Subtenant relied upon, any representations, warranties, or promises, express or implied, with respect to the Subleased Premises or the equipment and improvements therein situated or serving the same or the physical condition thereof or Overlandlord's title thereto, or compliance with laws with respect thereto or with respect to any other matter or thing relating to the Subleased Premises.

         4. Article 4 Rent.

                  (a) In the event any Additional Charges are payable with respect to any time period falling within the term of this Sublease which are attributable to the provisions of Article 4 of the Overlease (such Additional Charges payable by Sublandlord pursuant to Article 4 of the Overlease, (other than those payable with respect to any expansion space which may be added to the Premises pursuant to the Overlease), being hereinafter called "Article 4 Rent"), then Subtenant shall pay as Sublease Additional Charges pursuant to this Sublease an amount equal to Subtenant's Proportionate Share, calculated without regard to the RSF included in any expansion space which may be added to the Premises pursuant to the Overlease but which is located in another building (the "Article 4 Subtenant's Proportionate Share") of Article 4 Rent. At any time after receipt by Sublandlord of any statement for any Article 4 Rent, or if Sublandlord is at any time obligated to pay any Article 4 Rent, Sublandlord shall promptly deliver to Subtenant a detailed statement with respect to the payment of the Article 4 Subtenant's Proportionate Share of the Article 4 Rent (which may be Overlandlord's statement together with all back-up and other documentation which Overlandlord has provided) and, within twenty (20) days after delivery of such statement, Subtenant shall pay to Sublandlord Sublease Additional Charges as determined as aforesaid in this Section 4. If an annual Escalation Statement is furnished by Overlandlord to Sublandlord which shows that there has been an overpayment by Subtenant of Article 4 Rent or if Overlandlord shall notify Sublandlord that Sublandlord is entitled to a credit against subsequent Rent due to a refund of Article 4 Rent as to which Subtenant paid Article 4 Rent, and if Overlandlord shall actually give Sublandlord credit therefor under the Overlease, Sublandlord shall permit Subtenant to credit the amount of such overpayment (with interest thereon at the Interest Rate from the time paid if the amount of the overpayment was more than 5% of the Article 4 Rent in question) or Subtenant's portion of such tax refund credit against the next subsequent Sublease Rent payments under this Sublease. After the termination of this Sublease and the payment to Sublandlord of the balance, if any, of all Sublease Rent due hereunder, Sublandlord shall promptly pay to Subtenant the amount of any such credit not previously applied by Subtenant. In the event that any Article 4 Rent is due under the Overlease with respect to any period that includes any period that follows the Sublease Expiration Date, Subtenant's obligations hereunder on account of such Article 4 Rent shall be appropriately prorated.

                  (b) Subject to the provisions of Sections 2.5(d) and (e) hereof, Subtenant shall have under this Sublease all of the rights and remedies which Sublandlord has under the Overlease to question the propriety of or the basis for any such statement rendered by Overlandlord, and Sublandlord shall be under an obligation, if requested by Subtenant in accordance with Sections 2.5(d) and (e), to challenge, object to or contest any such statement, any allocations or determinations made by Overlandlord pursuant to such Article 4, or any tax assessment of the Building, although Sublandlord may, without such request, do so in its commercially reasonable judgment. If Subtenant shall timely request Sublandlord to do so, Sublandlord shall diligently exercise such rights in its commercially reasonable judgment pursuant to Section 2.5(d) or permit Subtenant to do so pursuant to the provisions of Section 2.5(e). If Sublandlord shall have the right to institute any arbitration or audit with respect to any such statement, allocation or determination made by Overlandlord pursuant to Article 4 of the Overlease, the provisions of Sections 2.5(d) and
(e) shall apply thereto. In the event of the resolution of any such dispute by Sublandlord so that there shall have been an overpayment of

Article 4 Rent, Sublandlord shall promptly notify Subtenant thereof, and if Overlandlord has actually credited Sublandlord therefor under the Overlease, Sublandlord shall permit Subtenant to credit the amount of such overpayment (with interest thereon at the Interest Rate from the time paid if the amount of the overpayment was more than 5% of the Article 4 Rent in question but less the
Article 4 Subtenant's Proportionate Share of all costs and expenses incurred by Sublandlord in connection with such dispute to the extent not reimbursed by Overlandlord to Sublandlord) against the next subsequent Sublease Rent payments under this Sublease. After the termination of this Sublease and the payment to Sublandlord of the balance, if any, of all Sublease Rent due hereunder, Sublandlord shall promptly pay to Subtenant the amount of any credit not previously applied by Subtenant.

                  (c) Sublandlord shall use commercially reasonable efforts as are permitted to Sublandlord under the Overlease, to obtain the benefits of the Tax Abatement Agreement, as contemplated by Article 4 of the Overlease.

                  (d) It is understood and agreed that the provisions of Section
4.11 of the Overlease shall apply to the applicable portions of the Subleased Premises and shall limit Subtenant's obligation to pay Article 4 Rent hereunder accordingly.

         5. Sublandlord's Contribution; Subtenant's Work.

                  (a) Sublandlord shall reimburse Subtenant for the cost of the Subtenant's Work relating to the Subleased Premises in an amount (the "Sublease Allowance") equal to the lesser of (i) $3,153,840.00 less the amounts referred to in Section 2.5(b), or (ii) the actual cost of the Subtenant's Work, upon the following terms and conditions:

                           (w) The Sublease Allowance shall be payable to Subtenant (or to Subtenant's general contractor or construction manager, as directed by Subtenant) in installments as the Subtenant's Work progresses, but in no event more frequently than monthly. Installments of the Sublease Allowance shall be payable by Sublandlord within twenty (20) days following Sublandlord's receipt from Overlandlord under the Overlease of payment of the Work Allowance corresponding to the Sublease Allowance for the Sublease Work requisitioned by Subtenant pursuant hereto (the "Corresponding Overlease Allowance Payment").

                           (x) Prior to the payment of any installment, Subtenant shall deliver to Sublandlord a request for disbursement which shall be accompanied by (1) paid invoices for the Subtenant's Work performed or incurred since the last disbursement of the Sublease Allowance, (2) a certificate signed by Subtenant's architect or independent project manager and an officer of the Subtenant certifying that the Subtenant's Work and services represented by the aforesaid invoices have been completed in all material respects in accordance with the plans and specifications therefor approved by Overlandlord and Sublandlord and have not been the subject of a prior disbursement of the Sublease Allowance or otherwise, and (3) lien waivers (which may be partial lien waivers if permitted by the Overlease) by architects, contractors, subcontractors and all materialmen for all such work and services covered by such requisition and whose contract is in excess of $20,000. Sublandlord shall be permitted to retain from each disbursement an amount equal to the retainage which Overlandlord is permitted to retain under the Overlease from the corresponding Overlease Allowance Payment, and the aggregate amount of the retainages shall be paid by Sublandlord to Subtenant upon the release thereof by Overlandlord to Sublandlord under the Overlease provided that Sublandlord shall have received from Subtenant (A) a certificate signed by Subtenant's architect or independent project manager and an officer of Subtenant certifying that all of the Subtenant's Work has been completed in all material respects in accordance with the plans and specifications therefor approved by Overlandlord and Sublandlord, (B) all government (or agencies thereof) sign-offs and inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, except to the extent the same cannot be obtained as a result of work performed to a portion of the Premises not part of the Subleased Premises, and (C) final lien waivers from all contractors and subcontractors performing the Subtenant's Work. In the event that Subtenant shall be unable to obtain final waivers of lien because of a good faith dispute between Subtenant and any of its contractors, subcontractors and/or materialmen, such requirement shall not affect the release or retainage as to contractors, subcontractors and/or materialmen as to which Subtenant has delivered final lien waivers.

                           (y) Subtenant is not then in monetary default under this Sublease or in material non-monetary default under this Sublease beyond applicable notice and/or cure periods (until such default is cured).

                           (z) Sublandlord is entitled to and actually receives the Corresponding Overlease Allowance Payment from Overlandlord, provided that this subsection (z) shall not be a condition to payment by Sublandlord to Subtenant of the installment requisitioned by Subtenant if Sublandlord did not receive the corresponding Overlease Allowance Payment from Overlandlord by reason of Sublandlord's default under the Overlease permitting Overlandlord not to make such payment and without Subtenant being in default under this Sublease.

Notwithstanding the total amount of the Sublease Allowance set forth above, Subtenant shall not be entitled to reimbursement of its Soft Costs incurred in connection with the Subtenant's Work in excess of $6.00 per RSF of the Subleased Premises. Anything to the contrary contained herein notwithstanding, Sublandlord shall have the right to withhold $25,000 from the Sublease Allowance, which amount shall not be released to Subtenant unless and until Subtenant delivers to Sublandlord the Mylar set of "as-built" plans, drawings and specifications for the Subtenant's Work and the disk carrying the same in accordance with Section 7.02(11) of the Overlease and Subtenant otherwise complies with the other provisions of this Section 5.

                  (b) In connection with the foregoing, Sublandlord represents, warrants and confirms that, to Sublandlord's knowledge, on the date of this Sublease, it is entitled to receive in accordance with the provisions of the Overlease the full amount of the Corresponding Overlease Allowance Payment from the Overlandlord and that there is no reason why the Overlandlord shall refuse to fully perform its obligations with respect to the full payment of the Corresponding Overlease Allowance Payment.

                  (c) During the applicable Subtenant Work Period Sublandlord shall allocate to Subtenant the right to access and use one of the following: a man-hoist, freight elevator or protected passenger elevator which Overlandlord makes available to Sublandlord under the Overlease, all without charge; provided, that Subtenant shall pay all out-of-pocket costs and expenses incurred by Overlandlord or Sublandlord in connection with such use by Subtenant, provided, further, that if Overlandlord and Sublandlord make the man-hoist available to Subtenant and Overlandlord continues to use the man-hoist during such period of Subtenant's use, the cost thereof shall be allocated between Overlandlord and Sublandlord and between Sublandlord and Subtenant based upon their relative use of the man-hoist during such period. If Overlandlord shall agree in writing to make the man-hoist available to Sublandlord without Overlandlord continuing to use the man-hoist, during such period, Subtenant shall be entitled to reasonable priority of use thereof on a reserved basis, and the cost of the man-hoist shall be paid by Subtenant, as Sublease Additional Charges, provided, however in the event the man-hoist shall be used by Sublandlord or any other occupant of the Building, Sublandlord and/or such occupant shall pay for the use of the man-hoist on an hourly basis based upon the monthly cost thereof to Subtenant, and further provided that during the time when Subtenant shall have the right to use the man-hoist on a priority basis as aforesaid, Sublandlord, other tenants and occupants of the Building shall have priority of use of the freight and/or passenger elevators when used for freight elevator purposes. Subject to Overlandlord's consent and the provisions of the Overlease, and during the applicable Subtenant Work Period, Subtenant may, upon thirty (30) days' prior written notice given to Sublandlord, request that Sublandlord make available to Subtenant for use by Subtenant, its agents, employees and contractors in connection with the performance of Subtenant's Work, up to one-half of the passenger elevators located in the high rise elevator bank of the Building for freight purposes (other than to carry heavy or bulky supplies or equipment); provided, however, Subtenant shall, at Subtenant's sole cost and expense, provide all necessary protective covering or padding for the elevator cab's walls, floor and ceiling so that the interior of the elevator cab is not damaged, marred or scratched, or in the alternative, Sublandlord will, at Subtenant's cost and expense provide such protective covering and padding for the elevator cab; it being agreed and understood that Subtenant shall reimburse Sublandlord, as Sublease Additional Charges, for all costs, expenses and liabilities to Overlandlord of repairing or restoring any damage, marring or scratching of the interior thereof caused by Subtenant's acts or omissions in connection with this subsection; and provided, further that at such time as any other tenant or occupant (including Sublandlord) occupies any part of the Building for the conduct of its business, such passenger elevators shall not be accessed from the Building lobby for freight purposes, and the use thereof for freight purposes may be terminated or suspended if Sublandlord reasonably determines that such other occupant's passenger elevator service has been adversely affected thereby.

                  (d) Sublandlord shall, at its sole cost and expense, during the applicable Subtenant Work Period, install (or cause to be installed) the rest room facilities (the "Rest Room Facilities") in those core bathrooms in the floors of the Subleased Office Space, and in accordance with the design and specifications thereof, in each case described in Exhibit F attached hereto, in compliance with all Laws and in accordance with the provisions of the Overlease. The Rest Room Facilities shall be fully completed, in good order and condition and fully operational prior to the time Subtenant completes its Subtenant's Work in the Subleased

Premises (but not necessarily earlier than August 1, 2002), and after the Rest Rooms are turned over to Subtenant, Subtenant shall be responsible for their maintenance and repair (subject to the provisions of Section 6.01(a)(I)(iv) of the Overlease). Sublandlord shall assign to Subtenant any and all warranties with respect to the equipment, fixtures, installations and construction in connection with the Rest Rooms Facilities. Notwithstanding the foregoing, Sublandlord shall be fully responsible for the construction and installation of the Rest Room Facilities and shall guarantee the initial workmanship thereof for a period of one (1) year following the respective dates of delivery as set forth in this Section, but only to the extent Subtenant has been unable to enforce such warranties after using commercially reasonable efforts, in which event Sublandlord shall be entitled to seek to enforce such warranties (and Subtenant shall reassign same to Sublandlord).

                  (e) Subtenant, Sublandlord and their respective agents, employees and contractors, shall cooperate with each other and Overlandlord in accordance with good construction practice to minimize interference with the other's respective contractors, laborers, material suppliers and other parties performing Subtenant's Work, and work in the Building being performed by Sublandlord (including such bathroom work pursuant hereto) or its other subtenants and Overlandlord, respectively, in order to ensure the timely and efficient completion thereof and the avoidance of any unnecessary delays.

                  (f) Subject to compliance by Subtenant with all Laws and with the terms and provisions of the Overlease and this Sublease (including, without limitation, the delivery to Overlandlord and Sublandlord for their approval of plans and specifications), Subtenant shall have the right, at Subtenant's sole cost and expense, to install its own separate stand-by power system which may, if activated by Subtenant, provide power to (A) operate the Building's cooling towers, condenser water pumps and condenser water supply system (which would supply condenser water throughout the Building) for up to 300 tons of cooling capacity for Subtenant's system, (B) certain of the Building's water pumps, (C) certain of the Building's air supply and exhaust systems serving the Subleased Premises, (D) domestic water supply for Subtenant's toilets and pantries and contain a 2,500 amp dedicated service at the location(s) within the Building shown on Exhibit D attached hereto, electric risers together with pull boxes therefor ("UPS Risers") for redundant power supply to Subtenant's system at the location(s) within the Building shown on Exhibit I attached hereto, together with the related equipment in the Subleased Ground Floor Space and Subleased Mezzanine Space described in Section 2.1(g) hereof; provided, however, it is understood that Subtenant's stand-by power system shall be designed so that air conditioning services will in such circumstances only be able to be utilized by Subtenant's own stand-by power system in the Building. Subtenant agrees that Sublandlord shall have no obligation to install any such stand-by power system to service portions of the Premises or to operate such system if installed by Sublandlord, nor shall Sublandlord have any liability to Subtenant should Sublandlord not install or activate such system, or if activated by either Sublandlord or Subtenant (or another party) should either or both fail to operate. Sublandlord agrees that Subtenant shall have access on Business Days during Business Hours (and at other times in case of emergency) to Subtenant's UPS Risers either from other tenants' space in the Premises or from the freight elevator lobby of the Building for the purposes of maintaining and servicing the UPS Risers and installations therein, provided, however, that Subtenant shall notify Sublandlord (and if required by the Overlease, Overlandlord) prior to any such access and Sublandlord (and, if required by the Overlease, Overlandlord) shall have the right to have a supervisory person present during Subtenant's access thereto. In exercising its rights under the previous sentence, Subtenant shall minimize the interference with (i) the operation of the Building and (ii) other tenants and occupants of the Building.

                  (g) Subject to compliance by Subtenant with all Laws and with the terms and provisions of the Overlease and this Sublease (including, without limitation, the delivery to Overlandlord and Sublandlord for their approval of plans and specifications), Subtenant shall have the right, at Subtenant's sole cost and expense, to (i) install a set of telecommunications conduits from each ground floor telecommunications point of entry to each of the two base building telecommunications closets in the Subleased Mezzanine Space and related pull boxes therefor in the Subleased Mezzanine Space (which shall include connection to the roof and to all other points throughout Subleased Premises), and within certain telecom closets of the Building, together with security wiring for such telecommunications system, at the location(s) within the Building as shown on Exhibits H and I attached hereto ("TelCom System"); to the extent such TelCom System is not within the Subleased Premises, Sublandlord agrees that Subtenant shall have access on Business Days during Business Hours (and at other times in case of emergency) to the TelCom System either from other tenants' space in the Premises or from the freight elevator lobby of the Building for the purposes of maintaining and servicing the TelCom System and installations therein, provided, however, that Subtenant shall notify Sublandlord (and if required by the Overlease, Overlandlord) prior to any such access and Sublandlord (and, if required by the Overlease, Overlandlord) shall have the right to have a supervisory person present during Subtenant's access thereto, provided, further however, in exercising its rights under this sentence, Subtenant shall minimize the interference with (A) the operation of the Building and (B) other tenants and occupants of the Building, (ii) install a third electrical panel in each of the electrical closets on each floor of the Subleased Office Space, (iii) at one or more desks or stations which limit access to the Building lobby pursuant to
Section 7.02(p) of the Overlease (which shall include a desk at the second entrance to the Building if that entrance is used for the general public), which Sublandlord agrees that it shall install and maintain, subject to Sublandlord's rights and obligations under the Overlease, Subtenant shall, at its option, have the right to have its own representative at the desk(s) to restrict access to the lobby of the Building by Subtenant's employees, visitors and invitees by means of a card access procedure that is compatible with Sublandlord's card access and consistent with Sublandlord's procedures for the Building, in a manner as shall be reasonably determined by Sublandlord, and Sublandlord and Subtenant shall cooperate with each other to establish a procedure with respect to flow of traffic in connection with such entrance desks so as not to interfere with Sublandlord's services, and in furtherance thereof, Subtenant shall have the right to place appropriate signage at such desk(s) which shall, as to design, color, size, location and manner of installation, be subject to Sublandlord's approval, which approval shall not be unreasonably withheld and shall take into account, among other things, Sublandlord's aesthetic standards for the lobby, provided, however, that Instinet Group Incorporated or an assignee of this Sublease permitted by Section 8.02 of the Overlease (as incorporated herein) or an Affiliate thereof is the Subtenant hereunder and Occupies at least 75% of the Subleased Office Space originally demised pursuant to this Sublease, (iv) install a monitoring system (for the purpose of monitoring the Building's systems to the extent affecting the Subleased Premises) and control system (for the purpose of controlling the mechanical, HVAC, makeup water and fuel oil serving the Subleased Premises) utilizing the access points therefor in the Subleased Premises; provided, Subtenant shall not affect (except to a de minimis extent) either Overlandlord's or Sublandlord's (or any of its other subtenants') monitoring or control systems or the proper functioning of any of such Building systems and operations; (v) pursuant to
Section 7.02(j) of the Overlease as incorporated in this Sublease and subject to the provisions thereof, install Subtenant's own card key access system and security system to control entry and security to and from the Subleased Premises; and (vi) close off the high rise elevator bank lobby on the 9th Floor of the Subleased Premises so that the 9th Floor shall not be used as a cross-over floor, and such closed off lobby area may be used for storage incidental to Subtenant's general office use of the Subleased Premises.

         (h) The provisions of the Overlease as to Sublandlord's consent or approval to Subtenant's Alterations and the standards and procedure for such consent or approval as contained in Section 7.02 of the Overlease have been incorporated in this Sublease and made applicable to Sublandlord in accordance with Section 2.1 of this Sublease without any additional restrictions placed on Subtenant by Sublandlord unless expressly provided in this Sublease. Notwithstanding anything contained in Section 7.02(a) of the Overlease to the contrary as so incorporated herein, in the event Sublandlord withholds any consent or approval required by Section 7.02(a) of the Overlease to any Alterations by Subtenant, Sublandlord shall specify its reasons therefor.

         (i) To the extent assignable by Sublandlord, Sublandlord hereby assigns to Subtenant any construction warranties and service contracts applicable to alterations made by Sublandlord which are specifically requested by Subtenant and affect solely the Subleased Premises.

         6.       Broker.

         6.1. Subtenant and Sublandlord each covenant, represent and warrant to the other that it has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than Cushman & Wakefield of New Jersey, Inc. and Handler Real Estate Services (which are representing Sublandlord), and Tishman Real Estate and Cushman & Wakefield (which are representing Subtenant) (collectively, the "Brokers"), and Subtenant and Sublandlord each covenant and agree to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Brokers with respect to this Sublease or the negotiation thereof with which the party making such representation and indemnity has so dealt. Sublandlord shall pay to the Brokers a commission in accordance with separate agreements to be agreed upon between Sublandlord and such Brokers.

         7.       Notices.

         7.1 Any Notice under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made in the manner provided in the Overlease and that any notice to Subtenant shall be addressed to Subtenant as follows:


                  Instinet Group Incorporated
                  3 Times Square, 24th Floor
                  New York, NY  10036
                  Attention:  Frank Wallace, Senior Vice President Corporate Services

                  Reuters America Inc.
                  3 Times Square, 17th Floor
                  New York, NY  10036
                  Attention:  Glenn Elliott, Senior Vice President Real Estate Services

                  With copies to:

                  Instinet Group Incorporated
                  3 Times Square
                  New York, NY  10036
                  Attention:  General Counsel

                  Instinet Group Incorporated
                  c/o Herrick, Feinstein LLP
                  Two Park Avenue
                  New York, NY  10016
                  Attention:  Jonathan A. Adelsberg, Esq.

and that any notice to Sublandlord shall be addressed to the Sublandlord as follows:

                  Charles Schwab & Co., Inc.
                  101 Montgomery Street
                  San Francisco, CA  94104
                  Attention:  Vice President Corporate Real Estate

                  and

                  Charles Schwab & Co., Inc.
                  P.O. Box 881566
                  Corporate Real Estate Lease Administration
                  San Francisco, CA  94188-1566

                  With a copy to:

                  Charles Schwab & Co., Inc.
                  101 Montgomery Street
                  San Francisco, CA  94101
                  Attention:  General Counsel

provided that Sublease Rent shall be paid to the following address:


                  Charles Schwab & Co., Inc.
                  22857 Network Place
                  Chicago, IL  60673-1228


Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein.

         8.       End of Sublease Term; Holdover.

                  At the expiration or earlier termination of this Sublease for any reason, Subtenant shall thereupon restore the Subleased Premises to the condition as required by the Overlease upon the expiration of the term thereof, and shall surrender and deliver up the Subleased Premises in good condition and repair, reasonable wear and tear and damage by fire or other casualty and condemnation excepted; provided, however, if this Sublease shall terminate or be terminated by reason of Subtenant's default hereunder or by reason of a casualty or condemnation prior to the end of the Sublease Term (without prejudice to Subtenant's claim for a loss therefor under its fire and casualty insurance or for a claim in condemnation), the emergency generator and UPS system referred to in Section 2.1(g) of this Sublease shall, at the option of Sublandlord, be the property of Sublandlord and shall remain upon and be surrendered with the Subleased Premises as a part thereof. If the Subleased Premises are not vacated and surrendered in such condition at the Sublease Expiration Date, Subtenant shall and hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses, expenses or damages, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or resulting from any delay by Subtenant in so surrendering the Subleased Premises, or any portion thereof, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay and the loss of the benefit of the bargain should such successive sublease be terminated by reason of such holding over but only those arising after ninety (90) days of such holding over and any amounts payable by Sublandlord to Overlandlord pursuant to the Overlease in respect of the Premises. In the event Subtenant remains in possession of the Subleased Premises, or any portion thereof, after the Sublease Expiration Date, the parties recognize and agree that the damage to Sublandlord resulting therefrom will be substantial and will exceed the amount of the monthly installments of the Sublease Rent payable hereunder. Subtenant therefore agrees that in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant, at the option of Sublandlord, shall be deemed to be occupying the Subleased Premises as a subtenant from month-to-month, at a monthly rental equal to the Applicable Percentage of the monthly Sublease Rent and additional rent and other charges payable during the last month of the scheduled term hereof, subject to all of the other terms of this Sublease and the Overlease insofar as the same are applicable to a month-to-month tenancy. The provisions of the preceding sentence shall not be construed to limit any other rights or remedies which might be available to Sublandlord as a result of Subtenant's failure to surrender possession of the Subleased Premises or any portion thereof on the Sublease Expiration Date, including, without limitation, prosecuting a holdover or summary dispossess proceeding. "Applicable Percentage" means 125% for the first 30 days of any holdover, 150% for the next 90 days of such holdover and 200% thereafter. Notwithstanding the foregoing, if Overlandlord and Subtenant have entered into a direct lease for the Subleased Premises commencing on the Expiration Date and Overlandlord has agreed in writing delivered to Sublandlord that Sublandlord shall not be deemed to be holding over in the Subleased Premises by reason of such direct lease occupancy by Subtenant, then Subtenant shall also not be deemed to be holding over under this Sublease.

         9.       Intentionally Omitted

         10.      Assignment and Sublet.

         10.1 Subject to the terms and conditions and the further provisions of this Section 10, Subtenant shall not, whether voluntarily, involuntarily or by operation of law, in any manner or by reason of any act or omission on the part of Subtenant or any party acting by or through Subtenant (w) assign or otherwise transfer this Sublease or the term or estate hereby granted, nor (x) sublet or underlet all or any part of the Subleased Premises, nor (y) permit the Subleased Premises or any desk space therein to be occupied by any person(s), nor (z) mortgage, pledge or encumber this Sublease or all or part of the Subleased Premises without first obtaining:

                  (i) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the terms of the Overlease, after Subtenant shall have satisfied all of the terms and conditions of the Overlease required to be satisfied by Tenant under the Overlease with respect to an assignment or subletting (as applicable) proposed by Tenant thereunder, except that this Sublease may be assigned and the Subleased Premises may be further sublet without Overlandlord's consent under the circumstances and standards as set forth in Section 8.02 of the Overlease, and

                  (ii) Sublandlord's consent, in accordance with the terms of the Overlease as incorporated herein, except as expressly set forth in such terms as incorporated herein.

         10.2 It is expressly understood and agreed that Sublandlord and Subtenant shall have all of the same rights and privileges with respect to the further subleasing of the Subleased Premises and the assignment of this Sublease as if Subtenant were the tenant under the Overlease without any additional restrictions by Sublandlord whatsoever, and as if Subtenant leased less than 100% of the Building. Notwithstanding the foregoing provisions of this Section
10.02 and of Section 10(a)(ii), for purposes of this Sublease, (i) the reference in Section 8.02(d) of the Overlease to "35,000 RSF" shall mean "Subtenant's Proportionate Share of 35,000 RSF"; (ii) the amount of Sublandlord's costs which Subtenant must reimburse pursuant to Section 8.06(i) of the Overlease, as incorporated hereby, shall not exceed the amount of Overlandlord's costs which Subtenant must so reimburse, (iii) if Sublandlord has exercised its option under
Section 8.05 of the Overlease as incorporated in this Sublease to terminate this Sublease as to the space proposed to be sub-sublet by Subtenant upon the giving by Subtenant of a Notice of Intent without compliance with Section 8.06 of the Overlease as incorporated herein, Subtenant may within ten (10) Business Days thereafter notify Sublandlord that Subtenant withdraws its Notice of Intent to sublet, in which event Subtenant shall not give Sublandlord another Notice of Intent with respect to the same space for a period of six (6) months after such withdrawal, and in such event such Notice of Intent shall be deemed null and void as to Sublandlord; (iv) the reference in Section 8.05(d) of the Overlease to "Tenant's Tax Share, Common Area Tax Share, Tenant's Expense

Share and Common Area Expense Share" shall mean "Subtenant's Proportionate Share"; (v) the reference in Section 8.05(d) of the Overlease to "Tenant's Parking Spaces" shall refer to "Subtenant's Parking Spaces" and the parenthetical shall be deleted; (vii) the provisions of Section 8.06(f) of the Overlease as incorporated (except with respect to an occupant of the Building (other than a sub-subtenant of Subtenant)) shall not apply; and (vii) the last sentence of Section 8.07 of the Overlease shall not be incorporated.

         10.3 (a) Sublandlord shall, within thirty (30) days after Subtenant's written request (which request shall be accompanied by an executed counterpart of the Eligible Sub-Sublease (as hereinafter defined) and such other information and certifications as Sublandlord may reasonably request in order to determine that the conditions of this Section 10.3 have been satisfied), deliver to Subtenant and the sub-subtenant under the Eligible Sub-Sublease (the "Sub-Subtenant") a Non-Disturbance Agreement in form and substance reasonably satisfactory to Sublandlord (a "Non-Disturbance Agreement"), providing, in substance, that (x) Sublandlord will not name or join such Sub-Subtenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to Sublandlord under this Sublease, and (y) if this Sublease shall terminate or be terminated by reason of Subtenant's default hereunder (any such termination, an "Attornment Event"), then Sublandlord will recognize such Sub-Subtenant as the direct subtenant of Sublandlord on the terms and conditions of the Eligible Sub-Sublease, as the same will be deemed amended upon such Attornment Event as hereinafter provided. Following the Sub-Subtenant's execution and delivery of Sublandlord's Non-Disturbance Agreement, Sublandlord shall promptly execute and deliver a counterpart thereof to Sub-Subtenant.

                  (b) The Non-Disturbance Agreement shall provide that, (i) upon an Attornment Event: (x) if applicable from time to time, the fixed rent and additional rent under the Eligible Sub-Sublease shall be increased (but not decreased) if necessary so that it is equal on a rentable square foot basis to the Rents per floor which would have been payable under this Sublease with respect to the Subleased Premises had this Sublease not been terminated; (y) the Eligible Sub-Sublease shall be deemed further amended such that the terms and provisions thereof shall be restated to be substantially the same as the terms and provisions of this Sublease, except that (A) the length of the term (including renewals, other than renewals which would extend beyond the then Expiration Date of this Sublease) shall remain as set forth in the Eligible Sub-Sublease, (B) the Eligible Sub-Sublease shall not include any rights which are limited to Subtenant named herein, any rights dependent upon occupancy by Subtenant named herein, any rights dependent upon leasing or occupancy requirements to the extent such requirements are not satisfied by the Eligible Sub-Sublease or Sub-Subtenant thereunder, or any rights of Subtenant under this Sublease which Sub-Subtenant under the Eligible Sub-Sublease is not entitled to under the terms of the Eligible Sub-Sublease, and (C) if the Eligible Sub-Sublease contains one or more provisions which are more restrictive of Sub-Subtenant thereunder than the corresponding provision of this Sublease is with respect to Subtenant hereunder, then such more restrictive Sub-Sublease provisions shall continue to be included in the Eligible Sub-Sublease, (ii) "Subtenant's Proportionate Share" shall be modified by multiplying same by a fraction the numerator of which shall be the number of rentable square feet in such sub-subleased premises under the Eligible Sub-Sublease, and the denominator of which shall be the number of rentable square feet subleased pursuant to this Sublease, and Sub-Subtenant's Parking Spaces, and rights to the Subleased Mezzanine Space, Subleased Ground Floor Space and Roof Equipment shall be modified by the same fraction; and (iii) Sub-Subtenant shall attorn to Sublandlord in accordance with the provisions of this Sublease.

                  (c) For purposes of this Section 10.3, "Eligible Sub-Sublease" shall mean a direct sublease between Subtenant and a sub-subtenant which is not an Affiliate of Subtenant, (w) which demises not less than two (2) contiguous full floors of the Subleased Premises consisting of at least the then upper-most floors of the Subleased Office Space or the then bottom-most floors of the Subleased Office Space or any one or more floors of the Subleased Office Space which are contiguous to such "end floor" for a sublease term of not less than five (5) years, (x) in the discretion of Sublandlord (utilizing the same standards which may be used by Sublandlord in determining whether to lease space directly to any proposed sub-subtenant) the proposed sub-subtenant shall have a financial standing consonant with its obligations under this Sublease based upon Sublandlord's standards (considered as if the proposed sub-subtenant was a direct tenant of Sublandlord), be of good character, and propose to use and occupy the space in accordance with the uses permitted in this Sublease, and (y) the Overlandlord shall have agreed in writing to consent to such Non-Disturbance Agreement, if required by the Overlease.

                  (d) The Non-Disturbance Agreement shall also provide that (x) it is a condition to Sublandlord's obligations thereunder, that at the time of the Attornment event no default exists under the Eligible Sub-Sublease and (y) neither Sublandlord nor anyone claiming by, through or under Sublandlord, shall be (1) liable for any act or omission of any prior sublandlord (including, without limitation, the then defaulting sublandlord), (2) subject to any offsets or defenses which Sub-Subtenant may have against any prior sublandlord (including, without limitation, the then defaulting sublandlord), (3) bound by any payment of rent which Sub-Subtenant might have made for more than one (1) month in advance of the due date to any prior sublandlord (including, without limitation, the then defaulting sublandlord), (4) liable for any security deposited by such Sub-Subtenant which has not been transferred to Sublandlord,
(5) bound by any covenant to undertake or complete any construction of the Subleased Premises or any portion thereof demised by said Eligible Sub-Sublease,
(6) bound by any obligation to make any payment to Sub-Subtenant with respect to construction performed by or on behalf of such Subtenant at the Subleased Premises, or (7) bound by any modification of the Eligible Sub-Sublease made without the written consent of Sublandlord.

                  (e) Sublandlord's obligations hereunder shall be conditioned on the guarantor, if any, of the obligations of Sub-Subtenant under the Eligible Sub-Sublease confirming in writing to Sublandlord that any such guaranty shall continue in full force and effect with respect to all of the obligations of such Sub-Subtenant to be performed or observed under such Eligible Sub-Sublease (as same may be modified pursuant hereto).

                  (f) Any such Sub-Subtenant shall execute and deliver to Sublandlord any new agreement of lease as Sublandlord may reasonably request to evidence the aforedescribed provisions. Subtenant and Sub-Subtenant, jointly and severally, shall reimburse Sublandlord as Sublease Additional Rent, upon demand, for all costs and expenses reasonably and actually incurred by Sublandlord in connection with the preparation and review of any such instruments and other correspondence and notices in connection therewith, including, without limitation, reasonable legal costs actually incurred in connection therewith.

         11.      Late Charge.

         To cover the additional expense incurred by the Sublandlord in the handling of delinquent payment of Sublease Fixed Rent, Article 4 Rent, and other Sublease Additional Charges payable to Sublandlord by Subtenant pursuant hereto, the Subtenant will pay on demand if and to the extent permitted by applicable law, (i) if such failure shall continue for four (4) days, a "late charge" in an amount equal to 3% of such delinquent payment to cover the administrative expenses of handling such late payment, and (ii) for each dollar of such Sublease Fixed Rent, Article 4 Rent and other Sublease Additional Charges received after its due date, interest to accrue from the date such amounts of Sublease Fixed Rent, Article 4 Rent and other Sublease Additional Charges first became due hereunder at the lesser of (A) the Interest Rate or (B) the maximum rate permitted by law. Subtenant shall not be required to pay such late charge with respect to any such late Sublease Rent (the "Qualified Late Payment") if
(x) Subtenant shall not have failed to pay when due any other payment of Sublease Rent within the 12 month period preceding the due date for the Qualified Late Payment and (y) Subtenant shall pay the Qualified Late Payment to Sublandlord within five (5) days after notice from Sublandlord of such failure. Subtenant shall not be required to pay such interest with respect to any such late Sublease Rent (the "Applicable Late Payment") if (A) Subtenant shall not have failed to pay when due any other installment of Sublease Rent within the 12 month period preceding the due date for the Applicable Late Payment and (B) Subtenant shall pay the Applicable Late Payment to Sublandlord within ten (10) days after the due date for the Applicable Late Payment.

         12.      Quiet Enjoyment.

         So long as Subtenant pays all of the Sublease Rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Subleased Premises during the term of this Sublease, without hindrance or molestation by Sublandlord or by anyone claiming by or through Sublandlord, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

         13.      Insurance.

         13.1. Subtenant shall, at its sole cost and expense, comply with all of the insurance provisions of the Overlease which are binding on Sublandlord, and Subtenant shall name Sublandlord as an additional insured as loss payee, as its interest may appear, as appropriate, as well as each of those parties set forth in the Overlease as required to be named as additional insureds or loss payee. Subtenant shall furnish Sublandlord with all certificates required to be delivered to Overlandlord pursuant to the Overlease.

         13.2. Notwithstanding anything to the contrary contained in this Sublease, Subtenant, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the Sublandlord, Overlandlord, and other subtenants in the Premises (if such subtenants have agreed to a mutual waiver of subrogation in favor of Subtenant) and the respective directors, shareholders, officers, employees, members, agents and invitees of the Sublandlord, the Overlandlord and such other subtenants in the Premises, for any liability arising out of any loss or damage in or to the

Subleased Premises, its contents and other property located thereon and caused by any peril normally covered under all-risk policies issued in the geographic area in which the Subleased Premises is located (whether or not such party actually carries such insurance policies). The release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the Sublandlord or Overlandlord or their respective officers, directors, shareholders, employees, members, agents or invitees, and shall not be affected or limited by the amount of insurance proceeds available to the Subtenant, regardless of the reason for such deficiency in proceeds. Subtenant covenants that from and after the date possession of the Subleased Premises is delivered to Subtenant, its casualty insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, it will give the Sublandlord not less than thirty (30) days prior written notice of such impending unavailability.

         13.3. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the Subtenant and the directors, shareholders, officers, employees, members, agents and invitees of the Subtenant, for any liability arising out of any loss or damage in or to the Subleased Premises, its contents and other property located thereon and caused by any peril normally covered under all-risk policies issued in the geographic area in which the Premises is located (whether or not such party actually carries such insurance policies). The release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the Subtenant or its respective officers, directors, shareholders, employees, members, agents or invitees, and shall not be affected or limited by the amount of insurance proceeds available to the Sublandlord, regardless of the reason for such deficiency in proceeds. Sublandlord covenants that from and after the date possession of the Premises is delivered to Sublandlord, its casualty insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, it will give the Subtenant not less than thirty (30) days prior written notice of such impending unavailability.

         14.      Cafeteria.

         14.1 Sublandlord may, in its sole discretion, operate a Cafeteria for use by other occupants of the Building (in addition to Sublandlord and its employees or invitees) in the Premises (other than the Subleased Premises) (the "Building Cafeteria"). If Subtenant and Sublandlord agree on the terms and provisions for Subtenant's utilization of the Building Cafeteria, the employees of Subtenant and its invitees in the Building for Subtenant's business purposes, may use the Building Cafeteria. Nothing in this Sublease shall create any right or obligation of Subtenant to participate in or utilize the Building Cafeteria.

         15.      Right to Relocate.

         15.1. Not later than February 1, 2002, TIME BEING OF THE ESSENCE, Sublandlord, at its option, shall have the one time right to substitute for the entire 9th Floor of the Subleased Premises (the "Replaced Subleased Premises"), contiguous space on the entire 12th Floor of the Building (hereafter called "Substitute Subleased Space"). Sublandlord shall exercise such option by giving Subtenant written notice of the relocation to the Substitute Subleased

Premises, accompanied by a floor plan of the Substitute Subleased Premises. The parties hereto acknowledge that the relocation right granted herein is an accommodation made by Subtenant to Sublandlord and it is the intention that Subtenant shall, subject to the provisions of this Section 15 herein provided, pay the same Sublease Rent and have the same Subtenant Work Period benefits (including rent abatements) under this Sublease notwithstanding such relocation. It is expressly understood and agreed that Subtenant shall not incur any additional architectural, engineering or construction costs for Subtenant's Work in the Substituted Subleased Premises as a result of the relocation and such additional reasonable, out-of-pocket architectural, engineering or construction costs shall be reimbursed in full by Sublandlord within thirty (30) days after receipt of a detailed invoice therefor.

         15.2. Subtenant agrees that all of the obligations of this Sublease, including the payment of Sublease Rent, will continue despite the relocation to the Substitute Subleased Premises, and this Sublease will apply to the Substitute Subleased Premises as if the Substitute Subleased Premises had been the space originally described in this Sublease, except as follows:

                  (a) the floor plan of the Substitute Subleased Premises enclosed with Sublandlord's notice shall be substituted for the Replaced Subleased Premises in Exhibit B hereto;

                  (b) the RSF of the Substitute Subleased Premises shall be as provided in Sublandlord's notice, which shall be determined by Sublandlord in accordance with Schedule E to the Overlease and Exhibit M attached hereto, as applicable, and Exhibit B-1 of this Sublease shall be modified accordingly, and Subtenant's Proportionate Share shall be modified accordingly;

                  (c) Sublease Fixed Rent shall be modified in accordance with the RSF of the Substitute Subleased Premises;

                  (d) Exhibit C shall be modified to (i) change the Fixed Rent Schedule entitled "9th Floor Subleased Premises Fixed Rent Rates" to read "Phase II Subleased Premises Fixed Rent Rates," delete all references to 9th Subleased Premises therein and add a footnote thereto reading as follows: "Subject to the rent abatement provisions of Sections 1.1(c) and 1.1(g) of this Sublease as to the Phase II Subleased Premises" and (ii) change the Fixed Rent Schedule entitled "Phase II Subleased Premises, Phase III Subleased Premises, 15th Floor Subleased Premises, and Subleased Ground Floor Space Fixed Rent Rates" to read "Phase III Subleased Premises, 12th Floor Subleased Premises, 15th Floor Subleased Premises and Subleased Ground Floor Space Fixed Rent Rates" and change the footnote thereto so that "Phase II Subleased Premises" shall not be referred to.

                  (e) It is understood that Subtenant has all of the rights to challenge the RSF with respect to the Substitute Subleased Premises as above provided in this Sublease.

         15.3. Except as provided above, Sublandlord shall not be liable or responsible in any way for damages or injuries suffered by Subtenant pursuant to the relocation to the Substitute Subleased Premises in accordance with this provision.

         15.4. The parties shall execute, acknowledge and deliver an amendment of this Sublease confirming the terms and provisions hereof applicable to the Substitute Subleased Premises. The failure of the parties or either of them to execute, acknowledge and deliver such instrument shall not affect the effectiveness of the other provisions of this paragraph.

         16.      Miscellaneous.

         16.1. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         16.2. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This Section 16.2 shall not be deemed to modify the provisions of Section 1.7 hereof.

         16.3. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

         16.4. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns. Any assignment of this Sublease by Sublandlord shall be subject to all of the rights of Subtenant hereunder as provided for herein.

         16.5. Neither this Sublease nor a memorandum thereof may be recorded by the Subtenant.

         16.6. Notwithstanding anything to the contrary provided in this Sublease, neither Sublandlord nor Subtenant shall be liable to the other for any special, consequential or punitive damage arising under or pursuant to this Sublease, except as may be expressly provided in this Sublease.

         16.7 Any reference in this Sublease, whether expressly or by incorporation, to attorney's fees of Sublandlord, shall be deemed to include Sublandlord's in-house counsel whose fees shall be determined at market rates for outside counsel.

         16.8 A consent by Overlandlord to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Overlease, or Sublandlord's obligations thereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if this Sublease had not been made. If Sublandlord defaults in the payment of any Rent under the Overlease, Overlandlord is authorized to collect any Rents due or accruing from Subtenant or other occupant of the Subleased Premises and to apply the net amounts collected to the Fixed Rent and Additional Charges due under the Overlease. The receipt by Overlandlord of any amounts from Subtenant, or other occupant of any part of the Subleased Premises shall not be deemed or construed as releasing Sublandlord from Sublandlord's obligations under the Overlease or the acceptance of that party as a direct tenant of Overlandlord.

         16.9. Each party shall, at any time and from time to time, within ten
(10) Business Days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying each Possession Date, each Commencement Date, the Sublease Expiration Date and the dates to which the Sublease Fixed Rent and Sublease Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Sublease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party or other person or entity to whom such statement is addressed. Each party also shall include or confirm in any such statement such other information concerning this Sublease as the other party may reasonably request. In addition to and not in limitation of the foregoing, Sublandlord at any time and from time to time, within ten (10) Business Days after request by Subtenant, execute and deliver to Subtenant (or to such person or entity as Subtenant may designate) a statement certifying that the Overlease and Guaranties are unmodified and in full force and effect in accordance with their respective terms (or if there have been modifications, that the same is in full force and effect as modified in accordance with their terms and stating the modifications) and stating whether or not, to the best knowledge of Sublandlord, the other party is in default in performance of any of its obligations thereunder, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. In addition, at the request of Subtenant, Sublandlord shall request an estoppel certificate from the Overlandlord certifying the information with respect to the Overlease required of Overlandlord under the Overlease.

         16.10 Subtenant shall acquire no right to use and shall not use, without Sublandlord's prior written consent (which consent may be withheld in the sole and absolute discretion of Sublandlord), the names, trades names, trademarks, service marks, artwork, designs or copyrighted materials, of Sublandlord, its parent and affiliated companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicity, press release, presentation or promotion; or (b) in any manner other than expressly in accordance with this Sublease. Sublandlord shall acquire no right to use and shall not use, without Subtenant's prior written consent (which consent may be withheld in the sole and absolute discretion of Subtenant), the names, trades names, trademarks, service marks, artwork, designs or copyrighted materials, of Subtenant, its parent and affiliated companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicity, press release, presentation or promotion; or (b) in any manner other than expressly in accordance with this Sublease.

         16.11. (a) Notwithstanding anything to the contrary stated hereinabove, Subtenant has advised Sublandlord that Subtenant intends to file an application with the State of New Jersey for its Business Employment Incentive Program ("BEIP"), a special business assistance program to provide grants to eligible businesses that relocate to or expand in New Jersey. The anticipated economic incentives provided by the BEIP are material to Subtenant's decision to enter into this Sublease with Sublandlord. Subtenant will diligently pursue and file a complete and accurate application for the BEIP for review by the Board of Directors of the New Jersey

Economic Development Authority ("EDA") in sufficient time to be calendared for the December, 2001 meeting of the EDA and shall not request any extensions. Subtenant shall promptly advise Sublandlord upon Subtenant's receipt of such BEIP benefits.

                  (b) If Subtenant should not be awarded the maximum BEIP grant for any reason whatsoever, as determined by Subtenant, in its sole and absolute discretion, Subtenant shall have the sole and exclusive to terminate this Sublease by providing Sublandlord with written notice no later than December 31, 2001, TIME BEING OF THE ESSENCE.

                  (c) If Subtenant shall fail to timely provide the aforesaid termination notice by the date set forth in (b) above, this Sublease shall continue in full force and effect, binding upon Sublandlord and Subtenant, notwithstanding Subtenant's failure to obtain the BEIP benefits, as aforesaid.

                  (d) Notwithstanding Subtenant's failure to obtain the BEIP benefits, this Sublease shall continue in full force and effect, binding upon Sublandlord and Subtenant as aforesaid, if the denial of the BEIP grant is due to the failure of Subtenant to make a good faith application to EDA for the procurement of the BEIP benefit or the failure of Subtenant to fully comply with the BEIP application procedures.

         16.12. This Sublease may be executed in multiple counterparts, all of which when taken together shall constitute one and the same instrument.

         16.13. In the event Sublandlord's interest as Tenant under the Overlease shall be assigned or otherwise transferred, such assignment or transfer shall be subject to Subtenant's rights under this Sublease.

         17.      Renewal.

                  (a) Provided and on condition that (i) Sublandlord has exercised its option to extend the Overlease for the first Extended Term thereof and for Premises that includes all of the Subleased Premises, which it may elect to exercise at its sole and absolute discretion, (ii) such option exercise shall not be abrogated and rendered null and void pursuant to the provisions of the Overlease and (iii) Overlandlord shall not have exercised its right to terminate the Overlease as to any portion of the Subleased Premises pursuant to the provisions of the Overlease, Subtenant shall have the option to renew ("Renewal Option") the Term of this Sublease for the period of five (5) years ("Renewal Term") commencing on the day following the Sublease Expiration Date (the " Renewal Commencement Date"), and expiring on the day preceding the fifth (5th) anniversary of the Renewal Commencement Date, upon the same terms as provided in this Sublease, except that (x) Sublease Fixed Rent for the Renewal Term shall be 100% of the fair market rent for the Renewal Premises during the First Extended Term of the Overlease as determined in accordance with the terms of the Overlease, multiplied by a fraction, the numerator of which is the RSF of the Subleased Premises and the denominator of which is the RSF of the Renewal Premises for the First Extended Term of the Overlease in accordance with such first option and (y) Section 5(a) through (e) hereof shall not apply.

                  (b) If the Renewal Premises under the Overlease consists of less than the entire Premises, (x) Subtenant's Proportionate Share shall be proportionately increased to reflect the reduction in the RSF of the Premises and (y) Subtenant shall be required to relinquish its leasing of a portion of the Mezzanine Space in accordance with Section 2.09(n) of the Overlease and to relinquish its use of a portion of the roof in accordance with Section 6.03(i) of the Overlease.

                  (c) If Subtenant so elects to renew the Term hereof for a Renewal Term, Subtenant shall give written notice to Sublandlord of its desire to exercise its Renewal Option on the terms set forth in this Section 17, no later than twenty-five (25) months prior to the Renewal Commencement Date ("Renewal Notice"). Notwithstanding the foregoing, Subtenant's Renewal Option and Renewal Notice shall be null and void and of no force and effect if (i) at the time of giving such notice or on the last day of the then Term of this Sublease, Subtenant is in monetary default under this Sublease or non-monetary default under this Sublease beyond any applicable notice and/or cure periods, or
(ii) Subtenant fails to timely give such Renewal Notice as herein provided, time being of the essence, or (iii) at the time of giving such notice or at the last day of the then applicable Term, Instinet Group Incorporated or an assignee thereof permitted by Section 8.02 of the Overlease (as incorporated herein) (x) is not the Subtenant hereunder, (y) shall not Occupy at least 75% of the Subleased Office Space then demised pursuant to this Sublease, or (z) does not have a net worth as evidenced by financial statements delivered to Sublandlord together with the giving of such notice and also on or about sixty (60) days prior to the last day of the then applicable Term and audited by an independent certified public accountant in accordance with generally accepted accounting practices consistently applied ("Net Worth") of the lesser of (i) $350,000,000 and (ii) the Net Worth of Subtenant as of the date of this Sublease or (iv) no later than 12 months prior to the Renewal Commencement Date, Sublandlord notifies Subtenant that Sublandlord requires the use of at least one (1) floor of the Subleased Premises for Sublandlord's or its Affiliates own business and operations and not for subletting to third parties, or (v) at Subtenant's option, exercised by written notice to Sublandlord ("Subtenant's Cancellation Notice"), in the event that Sublandlord shall not have notified Subtenant by twelve (12) months prior to the Renewal Commencement Date that Sublandlord has exercised its option to extend the Overlease for the Extended Term thereof and for Premises that includes the Subleased Premises by giving Subtenant a copy of Sublandlord's extension notice delivered to Overlandlord.

                  (d) If the Sublease Fixed Rent for the Renewal Term shall not have been determined at the time of the Renewal Commencement Date, then pending such determination Subtenant shall thereafter pay Sublease Fixed Rent at the rate of the annual Sublease Fixed Rent for the Subleased Premises at the average rate in effect (without abatement or offset) during the 12 month period immediately preceding the Renewal Commencement Date, without prejudice to Sublandlord or Subtenant. Within twenty (20) days after notice of the determination of the Sublease Fixed Rent for such Renewal Term in accordance with Sections 17(a) and (b) above, Subtenant and Sublandlord shall adjust any prior overpayment or underpayment of such Sublease Fixed Rent since the Renewal Commencement Date, such that if such payments made by Subtenant were (i) less than such Sublease Fixed Rent as finally determined, Subtenant shall pay to Sublandlord the amount of such deficiency within 30 days after such determination, or (ii) greater than such Sublease Fixed Rent as finally determined, Sublandlord shall credit the amount of such excess against the next installments of Sublease Fixed Rent and/or Sublease Additional Rent payable by Subtenant under this Sublease.

                  (e) The parties shall execute, acknowledge, and deliver an amendment of this Sublease confirming the terms and provisions hereof applicable to the Renewal Term. The failure of the parties or either of them to execute, acknowledge, and deliver such instrument shall not affect the effectiveness of the exercise of the Renewal Option or the other provisions of this Article 17.

                  (f) In the event that Subtenant duly exercises its Renewal Option in accordance with the terms hereof and Sublandlord duly exercises its option to extend the Overlease for the applicable Extended Term thereof and for the Subleased Premises and Subtenant's Renewal Option and Renewal Notice shall not be null and void and of no force and effect as provided in this Article 17, the word "Sublease Term" as defined in Section 1.1 hereof shall mean the term as extended for the Renewal Term and the term "Sublease Expiration Date" shall mean the last day of the Sublease Term as so extended.

                  (g) The termination, cancellation or surrender of this Sublease shall terminate any right of renewal not yet exercised as to the portion of the Subleased Premises affected by such termination, cancellation or surrender.

                  (h) Subtenant agrees to pay any commission which may be payable to Subtenant's Brokers in connection with Renewal Option pursuant to separate agreements with said Brokers. Subtenant and Sublandlord each represents and warrants to the other that, with respect to the renewal of this Sublease, it has not dealt with any brokers or finders for which a fee or commission may be payable other than the Brokers, and Subtenant and Sublandlord each does hereby indemnify the other and agrees to hold the other harmless from and against any liability, loss, cost and/or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy in the foregoing representation by such party.

                  (i) None of Subtenant's options and rights set forth in this
Section 17 may be severed from this Sublease or separately sold, assigned or transferred.

                  (j) Sublandlord may elect in its sole discretion to waive in writing any condition to the exercise or the effectiveness of the exercise of Subtenant's rights hereunder, in which event such condition shall be of no force and effect.

                  (k) If Subtenant fails timely to give the Renewal Notice, or if the provisions of this Section shall operate to make the Renewal Option null and void, then (i) the Renewal Option shall be null and void and of no further force and effect and (ii) Subtenant shall, upon demand by Sublandlord, execute an instrument confirming Subtenant's waiver, or the voiding and extinguishing, of the Renewal Option, but the failure by Subtenant to execute any such instrument shall not affect the provisions of this Section.

                  18.      INTENTIONALLY OMITTED.

                  19.      Offer Space Option.  (a) As used herein:

                  "Available" means, as to any space, that such space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party. No space in the Premises shall be deemed Available until at any time hereafter such space is first subleased by Sublandlord to a third party (other than Sublandlord or an Affiliate) and such space thereafter becomes vacant and free of rights of occupancy of third parties (other than the rights of the Overlandlord) whether by reason of the normal expiration of the term of a sublease, or by an earlier termination of a sublease by reason of recapture, take-back sublease, dispossession or otherwise (other than by Overlandlord or its designee). Sublandlord shall have the right to renew or extend any subtenant's lease (whether not such lease contains a renewal or extension option) and grant to any subtenant (whether in its initial lease or thereafter) any expansion options or rights to space in the Building, but so long as this Section 19 is in full force and effect Sublandlord shall not grant any right of first offer or right of first refusal to another subtenant in the Premises which is superior to Subtenant's rights under this Section 19, provided that Sublandlord may grant such rights and Subtenant shall then be subject and subordinate to the grant of such rights of first offer or right of first refusal to another subtenant which has leased at least five (5) full floors of the Premises. Within thirty (30) days after Subtenant's written request to Sublandlord, Sublandlord shall provide Subtenant with a non-binding list of space which may become Available after Subtenant's request to Sublandlord and during the Offer Period. Subtenant acknowledges that any such list provided by Sublandlord shall be provided only as an accommodation to Subtenant and Sublandlord shall have no liability for any failure of any such space becoming Available.

                  "Offer Period" means the period commencing on the Commencement Date to and including the Sublease Expiration Date of this Sublease, excluding, however as such Sublease Expiration Date may have been extended by the exercise of a renewal option by Subtenant.

                  "Offer Space" means any Available space in the Premises above the highest floor of the Subleased Premises constituting no more than one full floor in the aggregate during the entire Offer Period, so that after one full floor in the aggregate has been subleased by Subtenant pursuant to this Section 19, no further Offer Space shall be deemed to be Available.

                  (b) Provided (i) this Sublease shall not have been terminated,
(ii) Subtenant shall not then be in monetary default under this Sublease or non-monetary default under this Sublease beyond any applicable notice and/or cure period, and (iii) Subtenant then Occupies at least seventy-five percent (75%) of the RSF of the then Subleased Office Space, if at any time during the Offer Period, either any Offer Space becomes, or Sublandlord reasonably anticipates that within the following 12 months (but not later than the last day of the Offer Period) any Offer Space will become Available, Sublandlord shall give to Subtenant notice (an "Offer Notice") thereof, specifying (A) the fixed annual rental ("Offer Rental") which Sublandlord is then considering for the lease of such Offer Space; (B) the floor of the Premises on which the Offer Space is located; (C) the amount of RSF contained in the Offer Space and a floor plan marked to show the location of the Offer Space; (D) the date or estimated date that such Offer Space has or shall become Available and (E) any work allowance, work letter or free rent specified by Sublandlord in such Offer Notice (all in its sole discretion).

                  (c) Provided that on the date that Subtenant exercises the Offer Space Option with respect to any Offer Space (i) this Sublease shall not have been terminated, (ii) Subtenant shall not be in monetary default under this Sublease or non-monetary default under this Sublease beyond any applicable notice and/or cure period, and (iii) Subtenant then Occupies at least seventy-five percent (75%) of the RSF of the then Subleased Office Space, Subtenant shall have the option (the "Offer Space Option"), exercisable by notice (an "Acceptance Notice") given to Sublandlord on or before the date that is ten (10) days after the giving of the Offer Notice, TIME BEING OF THE ESSENCE, to include such Offer Space in the Subleased Premises.

                  (d) If Subtenant timely gives an Acceptance Notice with respect to any Offer Space, but disagrees with Sublandlord's determination of the fair market rental value for such Offer Space as set forth in the applicable Offer Notice, but in no event less than the Fixed Rent payable from time to time by Sublandlord for such Offer Space in accordance with the terms of the Overlease, Subtenant shall so notify Sublandlord in such Acceptance Notice and shall specify therein Subtenant's determination of the fair market rental value for such Offer Space. If such dispute is not resolved between the parties within twenty (20) days after the date that Subtenant advises Sublandlord of Subtenant's determination of the fair market rental value for such Offer Space, such dispute shall be settled in accordance with Section 15.04 of the Overlease (as incorporated herein) except that all references therein to the "Expansion Space" shall be deemed to refer to such Offer Space, all references therein to "Landlord's Rent Notice" shall be deemed to refer to the applicable Offer Notice, all references therein to "Tenant's Rent Notice" shall be deemed to refer to the applicable Acceptance Notice and all references therein to "Fair Market Rent" and "Fair Market Work Allowance" shall be deemed to refer to the fair market rental value of the applicable Offer Space that a willing lessee would pay and a willing lessor would accept for the Offer Space, taking into account all relevant factors, including without limitation, whether such lessee shall be receiving any work allowance, it being understood that Sublandlord shall not be obligated to make any such work allowance available for the Offer Space or deliver the Offer Space other than the condition required by this
Section 19, and that Article 4 Rent shall be paid as to the Offer Space as provided in Article 4 hereof. The fees and expenses of any arbitration of the fair market rental value for any Offer Space shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expense of representing its own proof. If Subtenant timely gives an Acceptance Notice with respect to any Offer Space, but fails in such Acceptance Notice to object to Sublandlord's determination of the fair market rental value for such Offer Space as set forth in the applicable Offer Notice and/or to specify therein Subtenant's determination of the fair market rental value for such Offer Space, then Sublandlord's determination of the fair market rental value as so set forth shall be deemed objected to by Subtenant with respect to such Offer Space.

                  (e) If Subtenant timely delivers the Acceptance Notice with respect to any Offer Space, then, on the date on which Sublandlord delivers vacant possession of such Offer Space to Subtenant as provided below (the "Offer Space Inclusion Date"), such Offer Space shall become part of the Subleased Premises and Subleased Office Space for the then remaining Term of this Sublease (subject to renewals), upon all of the terms and conditions set forth in this Sublease, except (i) Sublease Fixed Rent for such Offer Space shall be one hundred percent (100%) of the fair market value for such Offer Space (A) as set forth in the applicable Offer Notice unless objected to by Subtenant pursuant to
Section 19(d), (B) as agreed to by Sublandlord and Subtenant within the 20 day period set forth in Section 19(d) or (C) as determined in accordance with Section 15.04 of the Overlease (as incorporated herein), as the case may be, but in no event less than the Fixed Rent payable from time to time by Sublandlord for such Offer Space in accordance with the terms of the Overlease, (ii) Subtenant's Proportionate Share therefor shall be increased based upon the RSF of such Offer Space, (iii) Sublandlord shall not be required to perform any work, pay any amount (except as may otherwise be set forth in the Offer Notice), or render any services to make the Building or such Offer Space ready for Subtenant's use or occupancy, and Subtenant shall accept such Offer Space in its "as is" condition on the Offer Space Inclusion Date,
(iv) Sections 5(a) - (e) hereof shall be inapplicable, and (v) as may be otherwise set forth in the Offer Notice in accordance with Section 19(b)(E).

                  (f) If there is a holdover tenancy in all or any part of any Offer Space, then Sublandlord shall use reasonable efforts to terminate such holdover, including, to the extent advisable in Sublandlord's good faith business judgment, instituting and prosecuting holdover or other appropriate proceedings against any occupant of such Offer Space. If Sublandlord is unable to deliver possession of any Offer Space to Subtenant for any reason on or before the date on which Sublandlord anticipates that such Offer Space shall be Available as set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Sublandlord is able to so deliver possession and Sublandlord shall have no liability to Subtenant for any delay and this Sublease shall not in any way be impaired. This Section 19(f) constitutes "an express provision to the contrary" within the meaning of any applicable Law now or hereafter in effect.

                  (g) If Subtenant fails timely to give an Acceptance Notice with respect to any Offer Space, or if the provisions of this Section shall operate to make the Offer Space Option null and void, then (i) the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and Sublandlord shall have no further obligation to offer such Offer Space to Subtenant pursuant to this Section 19, (ii) Sublandlord may at is option in its sole discretion, enter into one or more such subleases of such Offer Space with third parties on such terms and conditions as Sublandlord shall determine, or the Overlandlord may terminate the Overlease with respect thereto in lieu of subletting, and (iii) Subtenant shall, upon demand by Sublandlord, execute an instrument confirming Subtenant's waiver, or the voiding and extinguishing, of the Offer Space Option with respect to such Offer Space, but the failure by Subtenant to execute any such instrument shall not affect the provisions of this Section.

                  (h) Promptly after the occurrence of the Offer Space Inclusion Date with respect to any Offer Space, Sublandlord and Subtenant shall confirm the occurrence thereof and the inclusion of such Offer Space in the Subleased Premises by executing an instrument reasonably satisfactory to Sublandlord and Subtenant; provided, that failure by Sublandlord or Subtenant to execute such instrument shall not affect the inclusion of such Offer Space in the Subleased Premises in accordance with this Section 19.

                  (i) Anything in this Sublease to the contrary notwithstanding, the rights afforded Subtenant under this Section 19 shall be personal to Instinet Group Incorporated or an assignee thereof permitted in accordance with
Section 8.02 of the Overlease (as incorporated herein) and in no event shall any other person or entity be entitled to the rights under this Section 19. This
Section 19 shall not be deemed to prohibit Subtenant from assigning this Sublease or subletting all or any portion of any Offer Space in accordance with this Sublease following the estimated delivery date specified in the applicable Offer Notice for such Offer Space.

                  (j) Notwithstanding the foregoing, Subtenant's Offer Space Option and Acceptance Notice shall be null and void and of no force and effect if (i) Overlandlord shall have exercised its right to terminate the Overlease as to the Offer Space by reason of Subtenant's Acceptance Notice therefor; or (ii) as of the time of the Acceptance Notice, Instinet Group Incorporated or an assignee thereof permitted by Section 8.02 of the Overlease (as incorporated herein) does not have a net worth as evidenced by financial statements delivered to Sublandlord together with the giving of such Acceptance Notice and audited by an independent certified public accountant in accordance with generally accepted accounting practices consistently applied ("Net Worth") of the lesser of (i) $350,000,000 and (ii) the Net Worth of Subtenant as of the date of this Sublease or (iv) within thirty (30) days after Sublandlord's receipt of the Acceptance Notice, Sublandlord notifies Subtenant that Sublandlord requires the use of the Offer Space for Sublandlord's or its Affiliates' own business and operations and not for subletting to third parties.

                  (k) If in the Acceptance Notice with respect to any Offer Space Subtenant disputes Sublandlord's determination of the fair market rental value for such Offer Space (but in no event less than the Fixed Rent payable from time to time by Sublandlord for such Offer Space in accordance with the terms of the Overlease), and the final determination of such fair market rental value shall not be made on or before the applicable Offer Space Inclusion Date, then pending such final determination, Subtenant shall pay, as Sublease Fixed Rent for such Offer Space, an amount equal to Sublandlord's determination of such fair market rental value as set forth in the applicable Offer Notice. If, based upon the final determination of such fair market rental value, the Sublease Fixed Rent payments made by Subtenant for such Offer Space were (i) less than such Sublease Fixed Rent as finally determined, Subtenant shall pay to Sublandlord the amount of such deficiency within 30 days after demand therefor or (ii) greater than such Sublease Fixed Rent as finally determined (but in no event less than the Fixed Rent payable from time to time by Sublandlord for such Offer Space in accordance with the terms of the Overlease) Sublandlord shall credit the amount of such excess against the next installments of Sublease Fixed Rent and/or Sublease Additional Rent payable by Subtenant. Subtenant shall pay all Sublease Additional Rent (including, without limitation, in respect of electricity) that may be due, as and when the same becomes due, with respect to any Offer Space from and after the applicable Offer Space Inclusion Date.

                  (l) Subtenant and Sublandlord each represents and warrants to the other that, with respect to the leasing of the Offer Space, it has not dealt with any brokers or finders for which a fee or commission may be payable other than the Brokers, and Subtenant and Sublandlord each does hereby indemnify the other and agrees to hold it harmless from and against any liability, loss, cost and/or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy in the foregoing representation by such party. Sublandlord agrees to pay any commission which may be payable to the Brokers pursuant to separate agreements with said Brokers.

                  (m) None of Subtenant's options and rights set forth in this
Section 19 may be severed from this Sublease or separately sold, assigned or transferred.

                  (n) If the Offer Space Inclusion Date shall not be the first day of the month, Sublease Fixed Rent shall be appropriately adjusted.

                  (o) Sublandlord may elect in its sole discretion to waive in writing any condition to the exercise or the effectiveness of the exercise of Subtenant's rights hereunder, in which event such condition shall be of no force and effect.

                  (p) The termination, cancellation or surrender of this Sublease shall terminate any right hereunder not yet exercised as to the portion of the Premises affected by such termination, cancellation or surrender.



                       [REST OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


ATTEST:                                 CHARLES SCHWAB & CO., INC.
                                        Sublandlord

-----------------------------            By:
                                             ----------------------------------
                                         Title:
                                             ----------------------------------


ATTEST:                                  INSTINET GROUP INCORPORATED
                                         Subtenant

-----------------------------            By:
                                             ----------------------------------

                                         Title:

                                             ----------------------------------

EXHIBITS TO SUBLEASE

A.       Overlease

B.       Subleased Premises (cross-hatch)

B-1.     RSF of Subleased Premises

C.       Sublease Fixed Rent

D.       Mezzanine Space Equipment Locations and 2500 Amp Switchboard Dedicated Location

E.       Description of Change Orders to Design Criteria

F.       Rest Room Design

G.       Equipment Location (Ground Floor)

H.       Electrical Telecom Riser Diagram

I.       Typical Floor Electrical and Telecom Riser Locations and Typical Self-Help Shaft

J.       [Intentionally Omitted]

K.       Site Plan as to West POE Telcom Conduit


                                    EXHIBIT A

                                COPY OF OVERLEASE

                                    EXHIBIT B

                               SUBLEASED PREMISES

                                   EXHIBIT B-1


                   RENTABLE SQUARE FEET OF SUBLEASED PREMISES
                                  AND PREMISES


                 15th Floor                                   35,219 RSF
                 11th Floor                                   34,099 RSF
                 10th Floor                                   34,781 RSF
                 9th Floor                                    34,781 RSF
                 Subleased Mezzanine Space                     5,010 RSF
                 Subleased Ground Floor Space                    347 RSF
                 Subleased Premises (total)                  144,237 RSF
                 Premises                                    594,030 RSF

                                    EXHIBIT C

           PHASE II SUBLEASED PREMISES, PHASE III SUBLEASED PREMISES,
                         15TH FLOOR SUBLEASED PREMISES,
               AND SUBLEASED GROUND FLOOR SPACE FIXED RENT RATES*


                                  Period                                          Amount per RSF               Annual Amount
1.       From the Commencement Date through the day immediately preceding                $37.00              $3,864,502.00
         the 1st anniversary of the Commencement Date

2.       From the 1st anniversary of the Commencement Date through the                   $37.45              $3,911,502.70
         day immediately preceding the 2nd anniversary of the
         Commencement Date

3.       From the 2nd anniversary of the Commencement Date through the                   $37.90              $3,958,503.40
         day immediately preceding the 3rd anniversary of the
         Commencement Date

4.       From the 3rd anniversary of the Commencement Date through the                   $38.35              $4,005,504.10
         day immediately preceding the 4th anniversary of the
         Commencement Date

5.       From the 4th anniversary of the Commencement Date through the                   $38.80              $4,052,504.80
         day immediately preceding the 5th anniversary of the
         Commencement Date

6.       From the 5th anniversary of the Commencement Date through the                   $39.25              $4,099,505.50
         day immediately preceding the 6th anniversary of the
         Commencement Date

7.       From the 6th anniversary of the Commencement Date through the                   $39.70              $4,146,506.20
         day immediately preceding the 7th anniversary of the
         Commencement Date

8.       From the 7th anniversary of the Commencement Date through the                   $40.15              $4,193,506.90
         day immediately preceding the 8th anniversary of the
         Commencement Date

                                  Period                                          Amount per RSF               Annual Amount

9.       From the 8th anniversary of the Commencement Date through the                   $40.60              $4,240,507.60
         day immediately preceding the 9th anniversary of the
         Commencement Date

10.      From the 9th anniversary of the Commencement Date through the                   $41.05              $4,287,508.30
         day immediately preceding the 10th anniversary of the
         Commencement Date

11.      From the 10th anniversary of the Commencement Date through the                  $41.50              $4,334,509.00
         day immediately preceding the 11th anniversary of the
         Commencement Date

12.      From the 11th anniversary of the Commencement Date through the                  $41.95              $4,381,509.70
         day immediately preceding the 12th anniversary of the
         Commencement Date

13.      From the 12th anniversary of the Commencement Date through the                  $42.40              $4,428,510.40
         day immediately preceding the 13th anniversary of the
         Commencement Date

14.      From the 13th anniversary of the Commencement Date through the                  $42.85              $4,475,511.10
         day immediately preceding the 14th anniversary of the
         Commencement Date

15.      From the 14th anniversary of the Commencement Date through the                  $43.30              $4,522,511.80
         last day of the Sublease Term


* Subject to the rent abatement provisions of Sections 1.1(c) of this Sublease as to the Phase II Subleased Premises and Phase III Subleased premises

                                    EXHIBIT C

                  9TH FLOOR SUBLEASED PREMISES FIXED RENT RATES

                                  Period                                          Amount per RSF               Annual Amount
1.       From the Commencement Date through the day immediately preceding                $39.00              $1,356,459.00
         the 1st anniversary of the Commencement Date

2.       From the 1st anniversary of the Commencement Date through the                   $39.45              $1,372,110.45
         day immediately preceding the 2nd anniversary of the
         Commencement Date

3.       From the 2nd anniversary of the Commencement Date through the                   $39.90              $1,387,761.90
         day immediately preceding the 3rd anniversary of the
         Commencement Date

4.       From the 3rd anniversary of the Commencement Date through the                   $40.35              $1,403,413.35
         day immediately preceding the 4th anniversary of the
         Commencement Date

5.       From the 4th anniversary of the Commencement Date through the                   $40.80              $1,419,064.80
         day immediately preceding the 5th anniversary of the
         Commencement Date

6.       From the 5th anniversary of the Commencement Date through the                   $41.25              $1,434,716.25
         day immediately preceding the 6th anniversary of the
         Commencement Date

7.       From the 6th anniversary of the Commencement Date through the                   $41.70              $1,450,367.70
         day immediately preceding the 7th anniversary of the
         Commencement Date

8.       From the 7th anniversary of the Commencement Date through the                   $42.15              $1,466,019.15
         day immediately preceding the 8th anniversary of the
         Commencement Date

9.       From the 8th anniversary of the Commencement Date through the                   $42.60              $1,481,670.60
         day immediately preceding the 9th anniversary of the
         Commencement Date

                                  Period                                          Amount per RSF               Annual Amount
10.      From the 9th anniversary of the Commencement Date through the                   $43.05              $1,497,322.05
         day immediately preceding the 10th anniversary of the
         Commencement Date

11.      From the 10th anniversary of the Commencement Date through the                  $43.50              $1,512,973.50
         day immediately preceding the 11th anniversary of the
         Commencement Date

12.      From the 11th anniversary of the Commencement Date through the                  $43.95              $1,528,624.95
         day immediately preceding the 12th anniversary of the
         Commencement Date

13.      From the 12th anniversary of the Commencement Date through the                  $44.40              $1,544,276.40
         day immediately preceding the 13th anniversary of the
         Commencement Date

14.      From the 13th anniversary of the Commencement Date through the                  $44.85              $1,559,927.85
         day immediately preceding the 14th anniversary of the
         Commencement Date

15.      From the 14th anniversary of the Commencement Date through the                  $45.30              $1,575,579.30
         last day of the Sublease Term

                                    EXHIBIT C

                   SUBLEASED MEZZANINE SPACE FIXED RENT RATES

                                  Period                                          Amount per RSF               Annual Amount

1.       From the Mezzanine Space Commencement Date through the day                      $12.00              $60,120.00
         immediately preceding the 1st anniversary of the Mezzanine Space
         Commencement Date

2.       From the 1st anniversary of the Mezzanine Space Commencement                    $12.45              $62,374.50
         Date through the day immediately preceding the 2nd anniversary of the Mezzanine Space Commencement Date

3.       From the 2nd anniversary of the Mezzanine Space Commencement                    $12.90              $62,629.00
         Date through the day immediately preceding the 3rd anniversary of the Mezzanine Space Commencement Date

4.       From the 3rd anniversary of the Mezzanine Space Commencement                    $13.35              $66,883.50
         Date through the day immediately preceding the 4th anniversary of the Mezzanine Space Commencement Date

5.       From the 4th anniversary of the Mezzanine Space Commencement                    $13.80              $69,138.00
         Date through the day immediately preceding the 5th anniversary of the Mezzanine Space Commencement Date

6.       From the 5th anniversary of the Mezzanine Space Commencement                    $14.25              $71,392.50
         Date through the day immediately preceding the 6th anniversary of the Mezzanine Space Commencement Date

7.       From the 6th anniversary of the Mezzanine Space Commencement                    $14.70              $73,647.00
         Date through the day immediately preceding the 7th anniversary of the Mezzanine Space Commencement Date

                                  Period                                          Amount per RSF               Annual Amount
8.       From the 7th anniversary of the Mezzanine Space Commencement                    $15.15              $75,901.50
         Date through the day immediately preceding the 8th anniversary of the Mezzanine Space Commencement Date

9.       From the 8th anniversary of the Mezzanine Space Commencement                    $15.60              $78,156.00
         Date through the day immediately preceding the 9th anniversary of the Mezzanine Space Commencement Date

10.      From the 9th anniversary of the Mezzanine Space Commencement                    $16.05              $80,410.50
         Date through the day immediately preceding the 10th anniversary of the Mezzanine Space Commencement Date

11.      From the 10th anniversary of the Mezzanine Space Commencement                   $16.50              $82,665.00
         Date through the day immediately preceding the 11th anniversary of the Mezzanine Space Commencement Date

12.      From the 11th anniversary of the Mezzanine Space Commencement                   $16.95              $84,919.50
         Date through the day immediately preceding the 12th anniversary of the Mezzanine Space Commencement Date

13.      From the 12th anniversary of the Mezzanine Space Commencement                   $17.40              $87,174.00
         Date through the day immediately preceding the 13th anniversary of the Mezzanine Space Commencement Date

14.      From the 13th anniversary of the Mezzanine Space Commencement                   $17.85              $89,428.50
         Date through the day immediately preceding the 14th anniversary of the Mezzanine Space Commencement Date

15.      From the 14th anniversary of the Mezzanine Space Commencement                   $18.30              $91,683.00
         Date through the last day of the Sublease Term


                        PLAZA X LEASING ASSOCIATES L.L.C.


                                               Landlord


                                       TO


                           CHARLES SCHWAB & CO., INC.


                                               Tenant





                                   ----------




                           AMENDED AND RESTATED LEASE




                                   ----------





                          Dated as of December __, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1  BUILDING CONSTRUCTION.........................................      1

ARTICLE 2  PREMISES; TERM; USE...........................................      6

ARTICLE 3  RENT..........................................................     31

ARTICLE 4  ADDITIONAL RENT...............................................     32

ARTICLE 5  ELECTRICITY...................................................     60

ARTICLE 6  LANDLORD COVENANTS; LANDLORD'S CONTRIBUTION...................     62

ARTICLE 7  LEASEHOLD IMPROVEMENTS; TENANT COVENANTS......................     83

ARTICLE 8  ASSIGNMENT AND SUBLETTING.....................................    101

ARTICLE 9  SUBORDINATION; DEFAULT; INDEMNITY.............................    114

ARTICLE 10  INSURANCE; CASUALTY; CONDEMNATION............................    125

ARTICLE 11  MISCELLANEOUS PROVISIONS.....................................    135

ARTICLE 12  RENEWAL RIGHT................................................    154

ARTICLE 13  ARBITRATION..................................................    160

ARTICLE 14  INTENTIONALLY OMITTED........................................    161

ARTICLE 15  EXPANSION OPTIONS............................................    161

ARTICLE 16  INTENTIONALLY OMITTED........................................    178

ARTICLE 17  INTENTIONALLY OMITTED........................................    178

ARTICLE 18  RIGHT OF FIRST OFFER TO PURCHASE BUILDING....................    178

SCHEDULES
   A-1   Description of Building Land
   A-2   Description of Complex Land
   B     Design Criteria
   B-1   Tenant Cost Work
   C     Description of Delivery Work
   C-1   Floor Plans
   C-2   Retail Premises Floor Plan
   C-3   Mezzanine Space Floor Plan
   D     Intentionally Omitted
   E     Rentable Square Footage
   F     Primary Premises Fixed Rent Rates
   F-1   Phase IV Premises Fixed Rent Rates
   F-2   Phase V Premises Fixed Rent Rates
   G     Standard Cleaning Specifications
   H     Intentionally Omitted
   I     Intentionally Omitted
   J     Form of Certification
   K     Signage Plans
   L     Outdoor Child Care Space
   M     Tenant Delivery Items
   N     Form of Escalation Statement
   O     Intentionally Omitted
   P     Roof Plan
   Q     Intentionally Omitted
   R     Existing Building Rules and Regulations

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


AAA...............................................   Section 13.01
Acceptance Notice.................................   Section 18.01(b)
Additional Charges................................   Section 3.03
Additional Parcel.................................   Section 4.01(A)(j)
Additional Work Allowance Premises................   Section 6.05(a)
Additional Work Allowance.........................   Section 6.05(a)
Affiliate of Landlord.............................   Section 4.01(A)(e)(ii)
Affiliate of Tenant...............................   Section 8.02(a)
Allowance Work....................................   Section 1.04
Alterations.......................................   Section 7.02(a)
Amortization Period...............................   Section 6.05(f)
Ancillary Critical Areas..........................   Section 10.05(b)
Applicable Late Payment...........................   Section 3.04
Applicable Percentage.............................   Section 9.10
Applicable Rent Abatement Rate....................   Section 2.02(i)
Applicable Rent Multiplier........................   Section 2.02(i)
Assignment Profit Percentage......................   Section 8.07(a)
Base Building Work................................   Section 1.02
Base Operating Year...............................   Section 4.02(A)(a)
Base Tax Year.....................................   Section 4.01(A)(a)
Bathroom Work.....................................   Section 1.04
Building..........................................   Recitals
Building Taxes....................................   Section 4.01(A)(c)
Business Days.....................................   Section 6.01(a)(II)(d)
Business Hours....................................   Section 6.01(a)(II)(d)
Cafeteria.........................................   Section 2.03
Certification.....................................   Section 18.01(b)
Cleaning Resumption Notice........................   Section 6.01(a)(II)(g)(iii)
Commencement Date.................................   Section 2.02
Commencement of Construction......................   Section 4.01(A)(e)(iii)
Common Area Expense Share.........................   Section 4.02(A)(c)
Common Area Operating Expenses....................   Section 4.02(A)(d)
Common Area Tax Share.............................   Section 4.01(A)(f)
Common Area Taxes.................................   Section 4.01(A)(e)
Common Areas......................................   Section 6.01(a)(vi)
Communications Equipment..........................   Section 6.03
Complex Land......................................   Recitals
Complex...........................................   Recitals

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


Contractor's Estimate.............................   Section 10.05(d)
Conveyed Plaza....................................   Section 4.01(A)(f)
Core Area TCO.....................................   Section 1.02(b)
Critical Area.....................................   Section 10.05(b)
Critical Area Notice..............................   Section 10.05(b)
Critical Areas....................................   Section 10.05(b)
Curing Party......................................   Section 7.07
Dedicated Shaft Area(s)...........................   Section 7.02(m)
Delivery Work.....................................   Section 1.02(a)
Design Criteria...................................   Section 1.01
Designated Elevator Shafts........................   Section 2.01
Development Requirements..........................   Section 2.02(r)
Direct Cleaning Notice............................   Section 6.01(a)(II)(g)(i)
Direct Competitors................................   Section 11.32(a)
Disbursement Date.................................   Section 6.05(f)
Down Payment......................................   Section 18.01(b)
Environmental Laws................................   Section 11.33(a)
Escalation Statement..............................   Section 4.01(A)(l)
Essential Service.................................   Section 6.01
Exclusive Elevator Area...........................   Section 7.02(q)
Executive Dining Area.............................   Section 2.03
Existing Building Taxes...........................   Section 4.01(A)(c)
Existing Buildings................................   Recitals
Expansion Agreements..............................   Section 15.02(l)
Expansion Space...................................   Section 15.04(b)(v)
Expedited Arbitration.............................   Section 13.02
Expense Share Determination Date..................   Section 4.02(A)(c)
Expense Share Fraction............................   Section 4.02(A)(c)
Expiration Date...................................   Section 2.02(f)
Extended Expiration Date..........................   Section 12.01(b)(I)
Fair Market Rent..................................   Section 15.04(b)(iii)
Fair Market Work Allowance........................   Section 15.04(b)(iv)
Fire Policy.......................................   Section 10.02
First ES Blockout Date............................   Section 15.01(a)
First ES Blockout Period..........................   Section 15.01(a)
First ES Commencement Date........................   Section 15.01(c)
First ES Fair Market Rent.........................   Section 15.01(d)
First ES Possession Date..........................   Section 15.01(b)

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


First ES Rent Notice..............................   Section 15.01(d)
First ES Window...................................   Section 15.01(b)
First ES Work Period..............................   Section 15.01(f)
First Expansion Notice............................   Section 15.01(a)
First Expansion Option............................   Section 15.01(a)
First Expansion Space.............................   Section 15.01(i)
First Extended Term...............................   Section 12.01(a)(I)
Fixed Rent........................................   Section 3.02
FMR Notice........................................   Section 12.02(a)
Force Majeure.....................................   Section 2.02(m)
Full Term Sublets.................................   Section 12.03
GAAP..............................................   Section 4.02(E)
Governmental Authority............................   Section 7.05(a)
Ground Breaking...................................   Section 2.02(n)
Ground Floor Applicable Rent Abatement Rate.......   Section 2.02(k)
Ground Floor Outside Possession Date..............   Section 2.02(k)
Ground Floor Space................................   Section 2.01
Guarantors........................................   Section 2.02(q)
Hard Costs........................................   Section 6.02(c)
Hazardous Material................................   Section 11.33(a)
Identified Ancillary Uses.........................   Section 2.03
Indemnified Party.................................   Section 9.12(b)
Initial Premises..................................   Section 2.01
Initial Tenant's Work.............................   Section 6.02(a)
Initially Named Tenant............................   Section 8.09
Interest Rate.....................................   Section 7.07
LA................................................   Section 2.01
Land..............................................   Recitals
Landlord..........................................   Introduction, 11.04(a)
Landlord Affiliated Entity........................   Section 4.01(A)(e)(ii)
Landlord Services.................................   Section 6.01(I)
Landlord's Affiliate..............................   Section 11.28
Landlord's Construction...........................   Section 1.01
Landlord's Consultants............................   Section 7.02(a)(8)(c)
Landlord's First ES Rent Determination............   Section 15.01(d)
Landlord's First ES Work Allowance Determination..   Section 15.01(d)
Landlord's Professionals..........................   Section 1.03(b)
Landlord's Rent Notice............................   Section 15.04(b)(i)

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


Landlord's Second ES Rent Determination...........   Section 15.02(d)
Landlord's Second ES Work Allowance Determination.   Section 15.02(d)
Lender............................................   Section 18.01(a)
Laws..............................................   Section 7.05(a)
Liability Policy..................................   Section 10.02(a)
Limited Common Areas..............................   Section 2.07
Mezzanine Space...................................   Section 2.09(a)
Mezzanine Space Commencement Date.................   Section 2.09(a)
Mezzanine Space Outside Possession Date...........   Section 2.09(m)
Mezzanine Space Possession Date...................   Section 2.09(a)
Mezzanine Space Term..............................   Section 2.09(a)
Negotiation Period................................   Section 18.01(b)
Net Worth.........................................   Section 8.02(a)
New Tenant........................................   Section 9.10
Notice of Intent..................................   Section 8.05(a)
Notices...........................................   Section 11.01(a)
Occupies..........................................   Section 11.32
Offering Notice...................................   Section 18.01(a)
Offset Amount.....................................   Section 11.35(c)
Offset Notice.....................................   Section 11.35(c)
Operating Expenses................................   Section 4.02(A)(e)
Operating Year....................................   Section 4.02(A)(a)
Original Lease....................................   Recitals
Outdoor Child Care Space..........................   Section 2.08(a)
Outside Casualty Date.............................   Section 10.05(d)
Outside Possession Date...........................   Section 2.02(i)
Outside Post-Possession Date......................   Section 2.02(g)
Outside TCO Date..................................   Section 2.02(n)
Parking Access Cards..............................   Section 6.04(f)
Parking Areas.....................................   Section 6.04(a)
Phase I Premises..................................   Section 2.01
Phase II Premises.................................   Section 2.01
Phase II Work Period..............................   Section 2.02(e)(iii)
Phase III Premises................................   Section 2.01
Phase III Work Period.............................   Section 2.02(c)
Phase IV Premises.................................   Section 2.01
Phase V Premises..................................   Section 2.01
PILOT Payments....................................   Section 4.01(A)(b)

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


Plans and Spaces..................................   Section 1.01
Plaza I...........................................   Recitals
Plaza I...........................................   Section 15.01(l)
Plaza II..........................................   Recitals
Plaza III.........................................   Recitals
Plaza IV..........................................   Section 15.01(m)
Plaza IV-A........................................   Recitals
Plaza V...........................................   Section 15.01(m)
Plaza VI..........................................   Section 15.01(m)
Plaza VII.........................................   Section 15.01(m)
Plaza VIII........................................   Section 15.01(l)
Plaza IX..........................................   Section 15.01(1)
Possession Date...................................   Section 2.02(b)
Premises..........................................   Section 2.01
Prevailing Rate...................................   Section 8.06(m)
Primary Premises..................................   Section 2.01
Primary Premises Delivery Work....................   Section 1.02(a)
Property..........................................   Recitals
Purchase and Sale Agreement.......................   Section 18.01(b)
Qualified Applicable Rent Abatement Rate..........   Section 2.02(j)
Qualified Late Payment............................   Section 3.04
Qualified Outside Possession Date.................   Section 2.02(j)
Qualified Second ES Blockout Date.................   Section 15.02(a)
Qualified Second ES Blockout Period...............   Section 15.02(a)
Reciprocal Agreements.............................   Section 4.01(A)(e)
Remaining Construction Work.......................   Section 1.02(b)
Renewal Premises..................................   Section 12.01(a)(I)
Rent..............................................   Section 3.01
Response Notice...................................   Section 8.05(a)
Responsible Party.................................   Section 4.01(B)
Retail Parking Spaces.............................   Section 6.04(a)
Retail Premises...................................   Section 2.04
ROFO Agreement....................................   Section 15.01(a)
Roof Equipment....................................   Section 6.03
RSF...............................................   Section 2.01
Second ES Blockout Date...........................   Section 15.02(a)
Second ES Blockout Period.........................   Section 15.02(a)
Second ES Commencement Date.......................   Section 15.02(c)

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


Second ES Fair Market Rent........................   Section 15.02(d)
Second ES Possession Date.........................   Section 15.02(b)
Second ES Rent Notice.............................   Section 15.02(d)
Second ES Window..................................   Section 15.02(b)
Second ES Work Period.............................   Section 15.02(f)
Second Expansion Notice...........................   Section 15.02(a)
Second Expansion Option...........................   Section 15.02(a)
Second Expansion Space............................   Section 15.02(i)
Second Extended Expiration Date...................   Section 12.01(b)(II)
Second Extended Term..............................   Section 12.01(a)(II)
Secondary Premises................................   Section 2.01
Secondary Premises Applicable Rent Abatement Rate.   Section 2.02(u)
Secondary Premises Commencement Date..............   Section 2.02(c)
Secondary Premises Delivery Work..................   Section 1.02(a)
Secondary Premises Outside Possession Date........   Section 2.02(u)
Secondary Premises Possession Date................   Section 2.02(d)
Secondary Premises Tenant Work Period.............   Section 2.02(e)(v)
Secured Areas.....................................   Section 7.03(d)
Security Resumption Notice........................   Section 11.34(b)
Self-Contained Pier Development...................   Section 4.01(A)(e)(iv)
Service Interruption..............................   Section 6.01(a)(II)(e)
Soft Costs........................................   Section 6.02(c)
Structural Alterations............................   Section 7.02(a)
Sublet Profit Percentage..........................   Section 8.07(b)
Succession Date...................................   Section 9.01(e)(i)
Successor Landlord................................   Section 9.01(e)
Superior Instruments..............................   Section 9.01(a)
TA................................................   Section 2.01
Tax Abatement Agreement...........................   Section 4.09(a)
Tax Abatement Expiration Date.....................   Section 4.09(b)
Tax Share Determination Date......................   Section 4.01(A)(f)
Tax Year..........................................   Section 4.01(A)(a)
Taxes.............................................   Section 4.01(A)(b)
TCO Rent Abatement Amount.........................   Section 2.02(n)
Temporary Lease...................................   Section 11.28
Tenant............................................   Introduction
Tenant Cost Work..................................   Section 1.04
Tenant Delay......................................   Section 2.02(l)

                             INDEX OF DEFINED TERMS


Definition                                           Where Defined
----------                                           -------------


Tenant Indemnitees................................   Section 9.12(c)
Tenant Mezzanine Space Work Period................   Section 2.09(a)
Tenant Work Period................................   Section 2.02(e)(i)
Tenant Affiliate..................................   Section 8.02(a)
Tenant's Expense Payment..........................   Section 4.02(B)
Tenant's Expense Share............................   Section 4.02(A)(b)
Tenant's First ES Common Share....................   Section 15.01(f)
Tenant's First ES Notice..........................   Section 15.01(d)
Tenant's First ES Share...........................   Section 15.01(f)
Tenant's Parking Spaces...........................   Section 6.04(a)
Tenant's Professionals............................   Section 1.03(b)
Tenant's Property.................................   Section 7.02(f)
Tenant's Rent Notice..............................   Section 15.04(b)(ii)
Tenant's Second ES Common Share...................   Section 15.02(f)
Tenant's Second ES Notice.........................   Section 15.02(d)
Tenant's Second ES Share..........................   Section 15.02(f)
Tenant's Special Phase II Common Area Share.......   Section 2.02(e)(iii)
Tenant's Special Phase II Share...................   Section 2.02(e)(iii)
Tenant's Special Phase III Common Area Share......   Section 2.02(e)(iv)
Tenant's Special Phase III Share..................   Section 2.02(e)(iv)
Tenant's Tax Payment..............................   Section 4.01(B)
Tenant's Tax Share................................   Section 4.01(A)(m)
Tenant's Tax Share................................   Section 15.01(f)
Tenant's Work.....................................   Section 1.03(a)
Term..............................................   Section 2.02(a)
Terminated Space..................................   Section 12.03
Termination Date..................................   Section 8.05(a)
Third Extended Term...............................   Section 12.01(a)(III)
User..............................................   Section 8.01(d)
Work Allowance....................................   Section 6.02(a)
Work Interruption.................................   Section 6.01(a)(II)(e)

            AMENDED AND RESTATED LEASE, dated as of December __, 2000, between PLAZA X LEASING ASSOCIATES L.L.C. ("Landlord"), a New Jersey limited liability company whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and CHARLES SCHWAB & CO., INC. ("Tenant"), a California corporation whose address is 101 Montgomery Street, San Francisco, California 94104 prior to the Commencement Date and that of the Building thereafter.

                              W I T N E S S E T H :

            WHEREAS, Landlord, as successor-in-interest to American Financial Exchange L.L.C., and Tenant are parties to that certain Lease (the "Original Lease") dated as of October 23, 2000, as affected by an addendum dated as of October 23, 2000, pursuant to which Landlord leases to Tenant, and Tenant hires from Landlord, a portion of the building (the "Building") consisting of 17 stories and initially to be known as Plaza X to be constructed by Landlord on the land described on Schedule A-1 attached hereto (the "Land"; the Land, together with all of the improvements now or hereafter located thereon, including, without limitation, the Building, being hereafter referred to as the "Property"), which Land is located adjacent to the office complex (the "Complex") located in Jersey City, New Jersey, known as Harborside Financial Center, consisting as of the date hereof of Plaza I ("Plaza I"), Plaza II ("Plaza II"), Plaza III ("Plaza III") and Plaza IV-A ("Plaza IV-A"); Plaza I, Plaza II, Plaza III and Plaza IV-A hereinafter collectively referred to as the "Existing Buildings"), which Complex is located on the land (the "Complex Land") described on Schedule A-2 attached hereto and is owned by an Affiliate of Landlord;

            WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease in its entirety;

            NOW, THEREFORE, Landlord and Tenant agree as follows:

            The Original Lease is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE 1

                              BUILDING CONSTRUCTION

            1.01 Building Construction. Landlord shall, at its sole cost and expense (except for the Tenant Cost Work and except for work described in the Design Criteria as being performed by Tenant), commence and complete the construction ("Landlord's Construction") of the Building and the Common Areas, substantially in accordance with the Design Criteria attached hereto as Schedule B (including, without limitation, the plans attached to said Design Criteria as an Appendix thereto), as the same may be modified from time to time by Landlord in accordance herewith and the plans and specifications for such construction as finalized in accordance with the further provisions of this Section 1.01 (the "Design Criteria"); provided that unless required by applicable Laws no such modification shall (i) adversely affect (other than to a de minimis extent) the performance standards of the base Building systems, (ii) adversely affect (other than to a de minimis extent) the quality of the construction or materials, (iii) change the RSF of the Premises or the floor plates of the Premises by more than 5%, or (iv) change the location of, or add to, columns or the perimeter of any floor which result in an adverse affect to Tenant (other than to a de minimis extent). Notwithstanding the foregoing, the final Design Criteria (which the parties agree shall consist of the final plans and specifications for Landlord's Construction) shall be subject to Tenant's approval, which shall not be unreasonably withheld; provided, that Tenant shall be deemed to have reasonably withheld its approval of such final Design Criteria to the extent the same contain changes from the Design Criteria described in Schedule B attached hereto (A) which are of the nature described in clauses (i) through (iv) above or (B) which have a material adverse effect on Tenant's use and occupancy of the Premises and, in the case of either (A) or
(B), such changes were not required by applicable Laws. In addition, Landlord shall have the right, but not the obligation, to submit to Tenant for Tenant's approval, by notice to Tenant from time to time, any proposed modification to the Design Criteria prior to such Design Criteria becoming final; it being understood that Tenant shall not unreasonably withhold its approval thereto (subject to the proviso contained in the preceding sentence). Landlord shall use good faith efforts to submit to Tenant for its approval in accordance with the preceding sentence the interim plans and specifications for Landlord's Construction during the development thereof. Tenant shall have two (2) business days after receipt from Landlord of the final Design Criteria or any proposed modifications to the Design Criteria or any interim plans and specifications in which to approve or disapprove such final Design Criteria or such modifications or such interim plans and specifications, as the case may be, and Tenant shall be deemed to have approved such final Design Criteria or such modifications or such interim plans and specifications, as the case may be, if Tenant does not so approve or disapprove same within such two (2) business day period; it being understood that any disapproval of such final Design Criteria or such modifications or such interim plans and specifications shall only be effective if Tenant notifies Landlord with such disapproval of the reasons for such disapproval in reasonable detail. Tenant shall have the right to request in writing changes to the Design Criteria, subject to Landlord's approval thereof, which shall not be unreasonably withheld or delayed. Upon request by Tenant, Landlord shall provide Landlord's non-binding estimate of the time delay to Landlord's Construction anticipated to result from such changes and the estimated cost of such changes; it being understood that any such estimate by Landlord shall not affect Tenant's responsibility for all Tenant Delays arising out of such changes and for all increased costs of Landlord's Construction arising out of such changes. If requested by Tenant, before proceeding with any change to Landlord's Construction requested by Tenant, Landlord shall finalize the cost thereof, advise Tenant of such cost and Tenant's cost of such changed Landlord's Construction shall be equal to such finalized amount. Schedule L attached hereto depicts the Common Areas which shall be constructed by Landlord as shown in the Preliminary Site Plan for the Property as approved (and as may be further amended in accordance with the other provisions of the Lease) by the Planning Board of the City of Jersey City, which Preliminary Site Plan is referred to in the Design Criteria as the site master plan. Any actual delays in Landlord's Construction arising out of changes requested by Tenant to the Design Criteria including, without limitation, delays resulting from Landlord's consideration of such change and from the finalization of the cost thereof shall (subject to Section 2.02(l) below) be a Tenant Delay. Subject to the foregoing, Tenant shall be responsible for all increased costs of Landlord's Construction arising out of any changes requested by Tenant to the Design Criteria taking into account any decreased costs of Landlord's Construction resulting from any other changes to Landlord's Construction requested by Tenant and approved and made by Landlord, which costs shall be paid by Tenant by means of a reduction in the Work Allowance. If Landlord claims that there has been any Tenant Delay (whether under this Section
1.01 or Section 2.02(l) below) or increased cost of Landlord's Construction arising out of such changes requested by Tenant, Landlord shall document such claim to Tenant with reasonable promptness after Landlord obtains knowledge of the claim. Any dispute between Landlord and Tenant regarding Tenant's approval of the final Design Criteria or any proposed modifications to the Design Criteria or any interim plans and specifications submitted to Tenant or regarding Landlord's approval of Tenant's request for changes to the Design Criteria or as to any claim by Landlord of Tenant Delay (whether under this Section 1.01 or Section 2.02(l) below) or increased cost of Landlord's Construction arising out of such changes requested by Tenant shall be resolved by Expedited Arbitration under Article 13, except that the arbitrator shall be an independent construction professional who is not a competitor of Mack-Cali Realty, L.P. or its Affiliates and who has not less than 10 years experience in the construction of projects similar to the Building in the vicinity of the Building. Landlord agrees to perform Landlord's Construction, at Landlord's sole cost and expense, in a good and worker-like manner in accordance with construction standards appropriate to a first class office building in the vicinity of the Building. Landlord's Construction shall be performed in compliance in all material respects with all applicable Laws. At Landlord's option, Landlord shall have the right to cause Landlord Affiliated Entities to perform all or portions of Landlord's Construction on behalf of Landlord, but this sentence shall not affect any liability of Landlord under this Lease for failure to perform Landlord's Construction in accordance herewith.

            1.02 Delivery Work. (a) Without limiting Section 1.01 above, Landlord's Construction shall include the performance of the base building work (the "Delivery Work") described in Schedule C attached hereto as to the Building and the Premises. Except as provided in this Article 1, Landlord shall not be required to perform any work, or install any fixtures or equipment to prepare the Building, the Property or the Premises for Tenant's Work or Tenant's use and occupancy. Landlord shall use reasonable efforts to diligently perform the Delivery Work to completion in accordance with Section 2.02(h) (i) with respect to the Primary Premises (the "Primary Premises Delivery Work"), on or before January 15, 2002, (ii) with respect to the Mezzanine Space, on or before January 15, 2002 and (iii) with respect to the Secondary Premises (the "Secondary Premises Delivery Work"), on or before April 1, 2002, subject, however, in the case of clauses (i), (ii) and
(iii), to Force Majeure and Tenant Delay; provided, that Tenant agrees that Tenant's sole remedy in the case of any default by Landlord under this sentence shall be only if and to the extent provided in Sections 2.02(i), (j), (k) and
(u). The proviso in the preceding sentence shall not affect Tenant's rights under Section 2.02(q) or Tenant's right to enforce specifically Landlord's agreement to so use reasonable efforts. Reference in this Article 1 to completion of the Delivery Work with respect to any portion of the Premises shall be deemed to include completion of the Delivery Work as to the Building as well.

            (b) Upon completion of each of the Primary Premises Delivery Work and the Secondary Premises Delivery Work in accordance with Schedule C, subject to Force Majeure and Tenant Delay, Landlord shall use reasonable efforts to diligently perform to "substantial completion" the remainder of Landlord's Construction (the "Remaining Construction Work") on or before July 15, 2002. The Remaining Construction Work to be substantially completed in accordance with the preceding sentence shall include the obtaining by Landlord of a temporary Certificate of Occupancy (or substantially the equivalent thereof) for the common areas and core areas of the Building, which temporary Certificate of Occupancy or equivalent thereof shall not contain any conditions which would prohibit Tenant from obtaining its Certificate of Occupancy for the Premises (the "Core Area TCO").

            (c) From and after the Possession Date, Tenant may occupy the Primary Premises to perform the Tenant's Work and from and after the Secondary Premises Possession Date, Tenant may occupy the Secondary Premises to perform the Tenant's Work. Tenant, Landlord and their respective agents, employees and contractors, shall cooperate with each other in accordance with good construction practice to minimize interference with the other's respective contractors, laborers, material suppliers and other parties performing Landlord's Work and Tenant's Work, respectively, in order to ensure the timely and efficient completion thereof and the avoidance of any unnecessary delays.

            1.03 Tenant's Work. (a) All installations, materials and work which may be undertaken by Tenant to prepare, equip, decorate and furnish the Premises for Tenant's use and occupancy other than Landlord's Construction ("Tenant's Work") shall be performed at Tenant's expense (except as expressly provided in
Section 6.02 and Section 6.05) in accordance with Section 7.02.

            (b) Tenant and the appropriate personnel from Tenant's architects, engineers, contractors and other professionals performing services in connection with Tenant's Work (collectively, the "Tenant's Professionals") shall meet with Landlord and any architect, engineer, contractor or other professional performing services in connection with Landlord's Construction (collectively, "Landlord's Professionals") and/or provide all information listed on Schedule M attached hereto with respect to Tenant's Work and Landlord's Construction, in either case on or before the dates specified on Schedule M. If Tenant or Tenant's Professionals fails to meet with Landlord or Landlord's Professionals and/or to provide such information on or before the applicable dates specified on Schedule M and, as a result thereof, Landlord is actually delayed in the performance of Landlord's Construction, the same shall constitute a Tenant Delay. Upon request by Tenant, Landlord shall provide Tenant with any information reasonably requested with respect to Landlord's Construction.

            1.04 Tenant Cost Work and Allowance Work. As part of Landlord's Construction, Landlord shall perform, at Tenant's cost and expense, the work described on Schedule B-1 attached hereto as being "performed by MC/Cost by Schwab" (the "Tenant Cost Work"). In addition, as part of Tenant's Work, Tenant shall install the fixtures and hot water heaters in the core bathrooms in the Initial Premises, the Secondary Premises and the Ground Floor Space excluding roughing for such bathrooms (which roughing shall be part of Landlord's Construction) (the "Bathroom Work") and certain other work for which it is expressly provided in the Design Criteria that Tenant shall perform such other work and receive an allowance or credit (together with the Bathroom Work, the "Allowance Work") and the cost thereof determined in accordance with the further provisions of this Section 1.04 shall be added to the Work Allowance. Prior to the date hereof, Landlord has provided Tenant with a non-binding, good faith estimate of the cost of the Tenant Cost Work and the Allowance Work. Landlord and Tenant shall attempt to agree upon the cost of the Tenant Cost Work and the Allowance Work. If Landlord and Tenant shall not agree upon such cost within 90 days after the date of this Lease, the matter shall be resolved by Expedited Arbitration in accordance with Article 13, except that the arbitrator shall be an independent construction professional who is not a competitor of Mack-Cali or its Affiliates and who has not less than 10 years experience in cost estimating construction projects similar to the Building in the vicinity of the Building. The cost of the Tenant Cost Work determined as provided above shall be paid by Tenant by means of a reduction in clause (i) of the definition of the Work Allowance. The cost of the Allowance Work determined as provided above shall be added to clause (i) of the definition of the Work Allowance.

                                    ARTICLE 2

                               PREMISES; TERM; USE

            2.01 Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, (a) the entire ground floor of the Building substantially as shown hatched on the plans attached hereto as Schedule C-1 (the "Ground Floor Space"), (b) the entire second through ninth floors of the Building substantially as shown hatched on the plans attached hereto as Schedule C-1 (the "Secondary Premises") and (c) the entire tenth through seventeenth floors of the Building (such seventeenth floor to be the highest tenantable floor of the Building) substantially as shown hatched on the plans attached hereto as Schedule C-1 (the "Initial Premises"; the Ground Floor Space, the Secondary Premises, the Initial Premises and the Mezzanine Space (subject to the terms and conditions of Section 2.09) are hereinafter collectively referred to as the "Premises"); provided, however, the Dedicated Shaft Areas hatched on Schedule C-1 as part of the "Premises" and the two (2) elevator shafts hatched on Schedule C-1 as part of the "Premises" (the "Designated Elevator Shafts") are only part of the Premises for the determination of the RSF of such Dedicated Shaft Areas and Designated Elevator Shafts for the sole purposes of the calculation and payment of Fixed Rent and Additional Charges (for purposes of Article 4) thereon, but are not part of the Premises for any other purpose or provision of this Lease. Section 4.12, Schedule F, Schedule F-1 and Schedule F-2 set forth the provisions regarding the payment by Tenant of Fixed Rent and Additional Charges under Article 4 with respect to the Dedicated Shaft Areas and Designated Elevator Shafts. If pursuant to Sections 8.05, 12.01 or 12.03 portions of such space originally included in the Premises shall no longer be part of the Premises, the term Premises shall thereafter not include such space within the meaning of such term. The parties acknowledge that Schedule E sets forth Landlord's belief of what the RSF of each floor within the Premises and within the Building will be, based upon the current set of Design Criteria, it being understood that, notwithstanding anything to the contrary in this Section 2.01, the RSF of the Ground Floor Space does not include the RSF of the Mezzanine Space contained therein and that Tenant shall lease the Mezzanine Space pursuant to the terms and conditions contained in Section 2.09 hereof. Notwithstanding the foregoing, within 90 days after the Possession Date or Secondary Premises Possession Date, whichever is later, either Landlord or Tenant may give notice to the other that it desires a remeasurement of the RSF listed in Schedule E. If neither Landlord nor Tenant shall give such notice within such 90 day period, the RSF on Schedule E shall be binding upon Landlord and Tenant. If any such remeasurement is requested by either party, the same shall be done by an independent architectural firm selected by Landlord ("LA"). If Tenant disputes such remeasurement by LA, within 60 days after Tenant's receipt of such remeasurement by LA, Tenant shall have the right to submit its own remeasurement by an independent architectural firm selected by Tenant ("TA"). If LA and TA are unable to agree upon such remeasurement within 30 days after

Landlord's receipt of such remeasurement by TA, such remeasurement shall be performed by an independent architect reasonably acceptable to Landlord and Tenant, whose decision shall be final and binding upon the parties. The fees and expenses of LA, TA and such independent architect in connection with such remeasurement shall be borne equally by Landlord and Tenant. If such remeasurement results in any changes to the RSF set forth in Schedule E, the parties shall promptly (i) execute and deliver an agreement reflecting such changes and (ii) whether or not such agreement is executed and delivered, readjust any Rent theretofore paid based on the RSF set forth in Schedule E. Pending any dispute as to the RSF within the Premises or the Building, the RSF set forth in Schedule E shall be used for determining Fixed Rent and any other items under this Lease which are dependent upon the definition of RSF. "RSF" shall mean the rentable square feet in the Premises, the Building or other space determined using the method of measuring rentable areas of office space as specified in the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International in ANSI Z 65.1 - 1996 (as updated); provided, that the loss factor for each floor of the Premises, the Building or such other space, as the case may be, shall be fifteen percent (15%). As used in this Lease, "Phase I Premises" means the portion of the Initial Premises consisting of floors 12 through 17, "Phase II Premises" means the portion of the Initial Premises consisting of either floor 10 or 11, whichever of such floors Tenant or anyone claiming through or under Tenant occupies first for the conduct of business, "Phase III Premises" means the portion of the Initial Premises consisting of either floor 10 or 11, whichever such floor does not constitute the Phase II Premises, "Primary Premises" means, collectively, the Initial Premises and the Ground Floor Space, "Phase IV Premises" means the portion of the Secondary Premises consisting of floors 2 and 3 and "Phase V Premises" means the portion of the Secondary Premises consisting of floors 4 through 9. The phrase "Tenant leases 100% of the Building" as used in this Lease shall mean that Tenant leases all of the Primary Premises, all of the Mezzanine Space and all of the Secondary Premises, regardless of whether Tenant Occupies all or any portion thereof.

            2.02 Term. (a) The "Commencement Date" of the term (the "Term") of this Lease shall be the latest of (i) September 1, 2002, (ii) the date that is 225 days after the Possession Date and (iii) the date that Landlord obtains the Core Area TCO.

            (b) The "Possession Date" shall be the earlier of (i) the date Tenant or anyone claiming through or under Tenant first occupies the Primary Premises for the performance of Tenant's Work or (ii) the date on which Landlord delivers vacant possession of the Primary Premises to Tenant with the Delivery Work with respect to the Primary Premises completed in accordance with Section 2.02(h).

            (c) The "Secondary Premises Commencement Date" shall be the latest of (i) September 1, 2002, (ii) the date that is 150 days after the Secondary Premises

Possession Date, (iii) the date that Landlord obtains the Core Area TCO and (iv) the Commencement Date.

            (d) The "Secondary Premises Possession Date" shall be the earlier of (i) the date Tenant or anyone claiming through or under Tenant first occupies the Secondary Premises for the performance of Tenant's Work or (ii) the date on which Landlord delivers vacant possession of the Secondary Premises to Tenant with the Delivery Work with respect to the Secondary Premises completed in accordance with Section 2.02(h).

            (e)   (i)   For the period commencing on the Possession Date and
ending on the date immediately preceding the Commencement Date (the "Tenant Work Period"), Tenant shall be entitled to occupy the Phase I Premises for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purposes expressly permitted pursuant to Section 2.03 hereof. Tenant's occupancy of the Phase I Premises during the Tenant Work Period shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Expense Payment in respect of the Phase I Premises during the Tenant Work Period, unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Phase I Premises for the conduct of business during the Tenant Work Period, in which case Tenant shall pay to Landlord within 30 days after request therefor all variable Operating Expenses and variable Common Area Operating Expenses attributable to the Phase I Premises (or the applicable portion thereof which Tenant or anyone claiming through or under Tenant so occupies for the conduct of business; it being understood that if Tenant occupies any portion of any floor of the Phase I Premises for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business) for such portion of the Tenant Work Period during which Tenant or anyone claiming through or under Tenant occupies the Phase I Premises ( or such portion thereof) for the conduct of business. The word "variable" as used herein means only those additional Operating Expenses and Common Area Operating Expenses actually incurred by Landlord for costs such as, but not limited to, cleaning, maintenance, security and electricity caused by or resulting from Tenant's occupancy for the conduct of business of the Phase I Premises over and above those which would have been incurred without such occupancy or if Tenant had been only performing Tenant's Work therein.

                  (ii) During the Tenant Work Period, Tenant shall be entitled to occupy the Ground Floor Space for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purposes expressly permitted pursuant to Sections 2.03 and 2.04 hereof. Tenant's occupancy of the Ground Floor Space during the Tenant Work Period shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or

Tenant's Expense Payment in respect of the Ground Floor Space during the Tenant Work Period, unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Ground Floor Space for the conduct of business during the Tenant Work Period, in which case Tenant shall pay to Landlord within 30 days after request therefor all variable Operating Expenses attributable to the Ground Floor Space for such portion of the Tenant Work Period during which Tenant or anyone claiming through or under Tenant occupies the Ground Floor Space (or such portion thereof) for the conduct of business. The word "variable" as used herein means only those additional Operating Expenses and Common Area Operating Expenses actually incurred by Landlord for costs such as, but not limited to, cleaning, maintenance, security and electricity caused by or resulting from Tenant's occupancy for the conduct of business of the Ground Floor Space over and above those which would have been incurred without such occupancy or if Tenant had been only performing Tenant's Work therein.

                  (iii) For the period commencing on the Possession Date and ending on the date immediately preceding the 1st anniversary of the Commencement Date (the "Phase II Work Period"), Tenant shall be entitled to occupy the Phase II Premises for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purpose expressly permitted pursuant to Section 2.03 hereof. Tenant's occupancy of the Phase II Premises during the Phase II Work Period shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Expense Payment in respect of the Phase II Premises during the Phase II Work Period, unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Phase II Premises for the conduct of business during the Phase II Work Period, in which case Tenant shall pay to Landlord within 30 days after request therefor an amount equal to the sum of the following (A) Tenant's Special Phase II Share of Building Taxes and Operating Expenses and (B) Tenant's Special Phase II Common Area Share of the Common Area Taxes and Common Area Operating Expenses, in each case attributable to such portion of the Phase II Work Period during which Tenant or anyone claiming through or under Tenant occupies all or any portion of the Phase II Premises for the conduct of business. "Tenant's Special Phase II Share" shall be calculated in the same manner as "Tenant's Tax Share" except that for purposes of such calculation the numerator shall be the aggregate number of RSF contained in the Phase II Premises. "Tenant's Special Phase II Common Area Share" shall be calculated in the same manner as "Common Area Tax Share" except that for purposes of such calculation the numerator shall be the aggregate number of RSF contained in the Phase II Premises.

                  (iv) For the period commencing on the Possession Date and ending on the date immediately preceding the 2nd anniversary of the Commencement Date (the "Phase III Work Period"), Tenant shall be entitled to occupy the Phase III Premises for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purpose expressly permitted pursuant to Section 2.03 hereof. Tenant's occupancy of the Phase III Premises during the Phase III Work Period shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Expense Payment in respect of the Phase III Premises during the Phase III Work Period, unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Phase III Premises for the conduct of business during the Phase III Work Period, in which case Tenant shall pay to Landlord within 30 days after request therefor an amount equal to the sum of the following (A) Tenant's Special Phase III Share of Building Taxes and Operating Expenses and (B) Tenant's Special Phase III Common Area Share of the Common Area Taxes and Common Area Operating Expenses, in each case attributable to such portion of the Phase III Work Period during which Tenant or anyone claiming through or under Tenant occupies all or any portion of the Phase III Premises for the conduct of business. "Tenant's Special Phase III Share" shall be calculated in the same manner as "Tenant's Tax Share" except that for purposes of such calculation the numerator shall be the aggregate number of RSF contained in the Phase III Premises. "Tenant's Special Phase III Common Area Share" shall be calculated in the same manner as "Common Area Tax Share" except that for purposes of such calculation the numerator shall be the aggregate number of RSF contained in the Phase III Premises.

                  (v) For the period commencing on the Secondary Premises Possession Date and ending on the date immediately preceding the Secondary Premises Commencement Date (the "Secondary Premises Tenant Work Period"), Tenant shall be entitled to occupy the Secondary Premises for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purposes expressly permitted pursuant to Section 2.03 hereof. Tenant's occupancy of the Secondary Premises during the Secondary Premises Tenant Work Period shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Expense Payment in respect of the Secondary Premises during the Secondary Premises Tenant Work Period, unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Secondary Premises for the conduct of business during the Secondary Premises Tenant Work Period, in which case Tenant shall pay to Landlord within 30 days after request therefor all variable Operating Expenses and variable Common Area Operating Expenses attributable to the Secondary Premises (or the applicable portion thereof which Tenant or anyone claiming through or under Tenant so occupies for the conduct of business; it being understood that if Tenant occupies any portion of any floor of the Secondary Premises for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business) for such portion of the Secondary Premises Tenant Work Period during which Tenant or anyone claiming through or under Tenant occupies the Secondary Premises (or such portion thereof) for the conduct of business. The word "variable" as used herein means only those additional Operating Expenses and Common Area Operating Expenses actually incurred by Landlord for costs such as, but not limited to, cleaning, maintenance, security and electricity caused by or resulting from Tenant's occupancy for the conduct of business of the Secondary Premises over and above those which would have been incurred without such occupancy or if Tenant had been only performing Tenant's Work therein.

            (f) The "Expiration Date" of the Term shall be the last day of the month which is 180 months after the month in which the Commencement Date occurs, as the same may be extended by reason of the exercise of any extension or renewal option contained in this Lease.

            (g)   (i)   Not less than 10 days prior to the date of completion of
the Delivery Work with respect to the Primary Premises, Landlord shall give to the Tenant notice of the date on which Landlord anticipates that such Delivery Work shall be completed and Landlord and Tenant shall perform a joint walk-through of the Primary Premises on the date of completion of such Delivery Work. After the occurrence of the Possession Date, Landlord shall advise Tenant thereof and Landlord and Tenant shall promptly confirm the Possession Date, the calculation of the Commencement Date and the Expiration Date by a separate instrument; provided that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Article
2. Tenant shall conclusively be deemed to have agreed with Landlord's determination of the Possession Date, the Commencement Date and the Expiration Date unless within ten (10) business days of Landlord's giving notice of its determination thereof, Tenant shall deliver an objection thereto to Landlord. In the event of any dispute, then at either party's request, the mater shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any dispute as to the aforementioned dates, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of the aforementioned dates by the arbitrator.

                  (ii) Not less than 10 days prior to the date of completion of the Delivery Work with respect to the Secondary Premises, Landlord shall give to the Tenant notice of the date on which Landlord anticipates that such Delivery Work shall be completed and Landlord and Tenant shall perform a joint walk-through of the Secondary Premises on the date of completion of such Delivery Work. After the occurrence of the Secondary Premises Possession Date, Landlord shall advise Tenant thereof and Landlord and Tenant shall promptly confirm the Secondary Premises Possession Date and the calculation of the Secondary Premises Commencement Date by a separate instrument; provided that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Article 2. Tenant shall conclusively be deemed to have agreed with Landlord's determination of the Secondary Premises

Possession Date and the Secondary Premises Commencement Date unless within ten
(10) business days of Landlord's giving notice of its determination thereof, Tenant shall deliver an objection thereto to Landlord. In the event of any dispute, then at either party's request, the mater shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any dispute as to the aforementioned dates, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of the aforementioned dates by the arbitrator.

            (h)   (i)   The Delivery Work with respect to the Primary Premises
or the Secondary Premises, as the case may be, shall be deemed to have been completed on the date when all work specified on Schedule C has been completed with respect thereto, other than any such work that is not completed due to Tenant Delay and any such work which in accordance with Schedule C only must be substantially completed. Any such work which in accordance with Schedule C is to be substantially completed shall be deemed to have been substantially completed on the date upon which such work has been completed, other than (A) portions of such work which do not cause Tenant to be unable to perform Tenant's Work in accordance with good construction practice, (B) portions of such work which, in accordance with good construction practice, should be performed during or after completion of Tenant's Work and (C) any part of such work that is not completed due to Tenant Delay; provided, that in each case Landlord shall nevertheless remain obligated to promptly complete such work.

                  (ii) The Remaining Construction Work shall be substantially completed when completed in accordance with the Design Criteria, except, however for items which do not materially interfere with Tenant's ability to utilize the Premises in the normal operation of its business and as to the Building's entryway, lobby area and exterior common areas materially interfere with Tenant's ability to enter the Building and utilize the lobby and elevators for reasonable access, ingress and egress to and from the Premises; provided, that Landlord shall nevertheless remain obligated to promptly complete the Remaining Construction Work in accordance with the terms of this Lease.

                  (iii) Not less than ten (10) days prior to the date of substantial completion of the Remaining Construction Work, Landlord shall provide Tenant with a notice of the date on which Landlord anticipates that the Remaining Construction Work shall be substantially completed and Landlord and Tenant shall perform a joint walk-through of the Building on the date of substantial completion of the Remaining Construction Work. After the occurrence of the substantial completion of the Remaining Construction Work, Landlord shall advise Tenant thereof and Landlord and Tenant shall promptly confirm the date of substantial completion of the Remaining Construction Work by a separate instrument; provided that the failure to execute and deliver such instrument shall not affect the determination of such date in accordance with this Article 2. Tenant shall conclusively be deemed to have agreed with Landlord's determination of such date unless within ten (10) business days of Landlord's giving notice of its determination thereof, Tenant shall deliver an objection thereto to Landlord. In the event of any dispute, then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such date by the arbitrator.

            (i) If on or before February 15, 2002 (such date, as the same may be extended as provided below; the "Outside Possession Date"), (i) the Possession Date shall not occur with respect to the Phase I Premises, (ii) the Delivery Work with respect to the Phase I Premises shall not have been completed in accordance with Section 2.02(h), and (iii) Tenant shall not have commenced Tenant's Work in the Phase I Premises, then Tenant shall be entitled to a per diem rent abatement at the Applicable Rent Abatement Rate for each day after the Outside Possession Date that the Possession Date with respect to the Phase I Premises continues to not occur, the Delivery Work with respect to the Phase I Premises continues to not be completed and Tenant does not commence Tenant's Work in the Phase I Premises. "Applicable Rent Abatement Rate" means the product of (x) multiplied by (y) the RSF of the Phase I Premises multiplied by (z) the Applicable Rent Multiplier. "Applicable Rent Multiplier" means (I) 1.5 for the first 30 days after the Outside Possession Date that the conditions specified in clauses (i)-(iii) above continue to be satisfied, (II) 2.0 for each day after such first 30 days that the conditions specified in clauses (i)-(iii) above continue to be satisfied (up to the date which is 105 days after the Outside Possession Date) and (III) 3.0 for each day after the date which is 105 days after the Outside Possession Date that the conditions specified in clauses
(i)-(iii) above continued to be satisfied. The Outside Possession Date shall be extended by one day for each day that the completion of the Delivery Work with respect to the Phase I Premises is delayed by Tenant Delay (excluding any Tenant Delay to the extent the same has already been taken into account in determining that the Delivery Work has been deemed completed in accordance with Section 2.02(h) above) and/or Force Majeure. In the event of any dispute regarding the calculation of any rent abatement under this Section 2.02(i), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator.

            (j) If on or before April 15, 2002 (such date, as the same may be extended as provided below; the "Qualified Outside Possession Date"), (i) the Possession Date shall not occur with respect to the Phase II Premises and the Phase III Premises, (ii) the Delivery Work with respect to the Phase II Premises and the Phase III Premises shall not have been completed in accordance with
Section 2.02(h) and (iii) Tenant shall not have commenced Tenant's Work in the Phase II Premises and the Phase III Premises, then Tenant shall be entitled to a per diem rent abatement at the Qualified Rent Abatement Rate for each day after the Qualified Outside Possession Date that the Possession Date continues to not occur with respect to Phase II Premises and the Phase III Premises, the Delivery Work continues to not be completed with respect the Phase II Premises and the Phase III Premises and Tenant does not commence Tenant's Work in the Phase II Premises and the Phase III Premises. "Qualified Applicable Rent Abatement Rate" means the product of (x) multiplied by (y) the RSF of the Phase II Premises and the Phase III Premises multiplied by (z) the Applicable Rent Multiplier. "Applicable Rent Multiplier" means (I) 1.5 for the first 30 days after the Qualified Outside Possession Date that the conditions specified in clauses
(i)-(iii) above continue to be satisfied and (II) 2.0 for each day after such first 30 days that the conditions specified in clauses (i)-(iii) above continue to be satisfied. The Qualified Outside Possession Date shall be extended by one day for each day that the completion of the Delivery Work with respect to the Phase II Premises and Phase III Premises is delayed by Tenant Delay (excluding any Tenant Delay to the extent the same has already been taken into account in determining that the Delivery Work has been deemed completed in accordance with
Section 2.02(h) above) and/or Force Majeure. In the event of any dispute regarding the calculation of any rent abatement under this Section 2.02(j), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator.

            (k) If on or before February 15, 2002 (such date, as the same may be extended as provided below; the "Ground Floor Outside Possession Date"), (i) the Possession Date shall not occur with respect to the Ground Floor Space, (ii) the Delivery Work with respect to the Ground Floor Space shall not have been completed in accordance with Section 2.02(h) and (iii) Tenant shall not have commenced Tenant's Work in the Ground Floor Space, then Tenant shall be entitled to a per diem rent abatement at the Ground Floor Rent Abatement Rate for each day after the Ground Floor Outside Possession Date that the Possession Date continues to not occur with respect to the Ground Floor Space, the Delivery Work continues to not be completed with respect to the Ground Floor Space and Tenant does not commence Tenant's Work in the Ground Floor Space. "Ground Floor Applicable Rent Abatement Rate" means the product of (x) $ multiplied by (y) the RSF of the Ground Floor Space multiplied by (z) the Applicable Rent Multiplier. "Applicable Rent Multiplier" means (I)
1.5 for the first 30 days after the Ground Floor Outside Possession Date that the conditions specified in clauses (i)-(iii) above continue to be satisfied and
(II) 2.0 for each day after such first 30 days that the conditions specified in clauses (i)-(iii) above continue to be satisfied. The Ground Floor Outside Possession Date shall be extended by one day for each day that the completion of the Delivery Work with respect to the Ground Floor Space is delayed by Tenant Delay (excluding any Tenant Delay to the extent the same has already been taken into account in determining that the Delivery Work has been deemed completed in accordance with Section 2.02(h) above) and/or Force Majeure. In the event of any dispute regarding the calculation of any rent abatement under this Section 2.02(k), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator.

            (l) "Tenant Delay" means any actual delay which Landlord may encounter in the performance of Landlord's Construction arising out of Tenant's or Tenant's Professionals' failure timely to meet with Landlord or Landlord's Professionals or timely provide the information in accordance with Section 1.03(b) or Tenant's request for changes to the Design Criteria in accordance with Section 1.01; provided, that no such delay shall constitute a Tenant Delay to the extent it occurs after the date which is 2 Business Days after Landlord has actual knowledge of such delay and before Landlord notifies Tenant of such Tenant Delay. Tenant shall pay to Landlord any actual costs or expenses related to Landlord's Construction to the extent incurred by Landlord by reason of any Tenant Delay. Any such sums shall be paid to Landlord within 30 days after Landlord bills Tenant therefor; provided, that Tenant shall have the right to dispute any such bill so long as within such 30 day period Tenant notifies Landlord that Tenant disputes such bill (which notice shall specify in reasonable detail the amount disputed by Tenant and the reason for such dispute), pays to Landlord the undisputed portion of such bill and commences an Expedited Arbitration of such dispute in accordance with Article 13, and Tenant shall pay any amount determined by such arbitration (together with interest thereon at the Interest Rate from the original due date for the bill in question until paid by Tenant) within 30 days after the arbitrator's decision. Such costs shall be collectible in the same manner as Additional Charges whether or not the Term shall have commenced, and if in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Rent. The provisions of Section 1.01 relating to Tenant Delay thereunder shall, to the extent provided in Section 1.01, also apply to any other Tenant Delay under this
Section 2.02(l).

            (m) "Force Majeure" means any delay by reason of: (1) strike or lockout, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) conditions of supply or demand which are affected by war or other national, state or municipal emergency, (5) fire or other casualty, (6) acts of God, or (7) any other cause beyond Landlord's reasonable control. Notwithstanding anything contained herein to the contrary, in no event shall Force Majeure include any inability resulting from Landlord's lack of funds to perform its obligations hereunder.

            (n) If on or before the Outside TCO Date (as defined below) (i) Landlord fails to obtain the Core Area TCO and (ii) such failure to obtain the Core Area TCO shall be the sole cause of Tenant's inability to occupy the Premises for the conduct of Tenant's normal business, then, as Tenant's sole remedy for Landlord's failure to obtain the Core Area TCO by the Outside TCO Date, Tenant shall be entitled to a rent abatement equal to the TCO Rent Abatement Amount (as defined below). "Outside TCO Date" means August 15, 2002, subject to extension of such date by one day for each day that the obtaining by Landlord of the Core Area TCO is delayed by Tenant Delay and/or Force Majeure. "TCO Rent Abatement Amount" means the product of (x) the sum of (1) the product of (I) multiplied by (II) the RSF of the Primary Premises and the Phase IV Premises plus (2) the product of (I) multiplied by (II) the RSF of the Phase V Premises multiplied by (y) the number of days after the Outside TCO Date that the conditions in clauses (i) and (ii) above continue to be satisfied minus the number of days of rent abatements to which Tenant becomes entitled pursuant to Sections 2.02(i), (j), (k) and (u) (without duplication for the same day for which Tenant becomes entitled to a rent abatement pursuant to Sections 2.02(i),
(j), (k) and (u)). In the event of any dispute regarding the calculation of any rent abatement under this Section 2.02(n), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article
13. Pending the resolution of any such dispute, Tenant shall pay rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator. This Section 2.02 (n) shall not affect Tenant's right to specifically enforce Landlord's obligation to use reasonable efforts to diligently perform to "substantial completion" the Remaining Construction Work under Section 1.02(b) or Tenant's rights under
Section 2.02(q).

            (o) If for any reason Landlord shall be unable to deliver to Tenant possession of the Premises or any other space leased by Tenant pursuant to this Lease on any date specified in this Lease for such delivery, except as expressly provided in this Lease Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section 2.02 shall be an express provision to the contrary for purposes of any applicable Law now or hereafter in effect.

            (p)   Intentionally Omitted.

            (q) Landlord and Tenant acknowledge that Mack-Cali Realty, L.P. and Columbia Development Company, L.L.C. (collectively, "Guarantors"), affiliates of Landlord, have delivered to Tenant prior to the date hereof a guaranty dated as of October 23, 2000 with respect to the completion of Landlord's Construction. Guarantors have delivered to Tenant a confirmation of such guaranty on the date hereof.

            (r) Landlord represents to Tenant as of the date hereof that to its actual knowledge to the extent the agreements described in clauses (i) through (iv) below are binding upon the Property, the Property is in compliance in all material respects with the terms, provisions and conditions of (i) the Deed from the Jersey City Redevelopment Agency made as of July 9, 1993 to National Bulk Carriers Inc. recorded in Deed Book 3736, page 216 in the Hudson County Register of Deeds, (ii) the Harsimus Cove Redevelopment Plan dated December 28, 1983, (iii) Redevelopment Agreement between the Jersey City Redevelopment Agency and A-S-H Management Corporation dated April 12, 1985 recorded in Deed Book 3485, page 1 in the Hudson County Register of Deeds as amended January 7, 1986, April 30, 1991, January 28, 1997 and June 10, 1997 and
(iv) the assignment and assumption agreement between National Bulk Carriers and Landlord dated May 20, 1998, the resolution of the Agency related thereto dated May 20, 1997 and of the Planning Board of the City of Jersey City dated April 25, 1998 (to the extent the foregoing agreements are binding upon the Property, the "Development Requirements"), true and complete copies of which have been given to Tenant.

            (s) Landlord will develop and construct the Building and the Common Areas substantially in accordance with the Development Requirements and observe, perform and comply in all material respects with the terms and provisions of the Development Requirements to be observed, performed and complied with by the "Redeveloper" thereunder, at or before the times set forth therein so as not to subject Landlord to any termination or reverter under the Development Requirements.

            (t) Until the certificate of substantial completion for the Building is issued by the Jersey City Redevelopment Agency, Landlord will promptly notify Tenant of Landlord's receipt of any written notice from the Jersey City Redevelopment Agency of any failure or default by Landlord in the observance or performance of any of the terms and conditions to be observed or performed by Landlord under the Development Requirements or any notice of termination or purported termination thereof, without giving effect to any grace periods or times to cure, and promptly deliver to the Tenant copies of each such notice.

            (u) If on or before April 1, 2002 (such date, as the same may be extended as provided below, the "Secondary Premises Outside Possession Date"),
(i) the Secondary Premises Possession Date shall not occur, (ii) the Delivery Work with respect to the Secondary Premises shall not have been completed in accordance with Section 2.02(h) and (iii) Tenant shall not have commenced Tenant's Work in the Secondary Premises, then Tenant shall be entitled to a per diem rent abatement at the Secondary Premises Applicable Rent Abatement Rate for each day after the Secondary Premises Outside Possession Date that the Secondary Premises Possession Date continues to not occur, the Delivery Work continues to not be completed with respect to the Secondary Premises and Tenant does not commence Tenant's Work in the Secondary Premises. "Secondary Premises Applicable Rent Abatement Rate" means the product of (x) the sum of (1) the product of (I) multiplied by (II) the RSF of the Phase IV Premises plus (2) the product of (I) multiplied by (II) the RSF of the Phase V Premises multiplied by (y) the Applicable Rent Multiplier. "Applicable Rent Multiplier" means (I) 1.5 for the first 30 days after the Secondary Premises Outside Possession Date that the conditions specified in clauses (i)-(iii) above continue to be satisfied, (II)
2.0 for each day after such first 30 days that the conditions specified in clauses (i)-(iii) above continue to be satisfied (up to the date which is 105 days after the Secondary Premises Outside Possession Date) and (III) 3.0 for each day after the date which is 105 days after the Secondary Premises Outside Possession Date that the conditions specified in clauses (i)-(iii) above continue to be satisfied. The Secondary Premises Outside Possession Date shall be extended by one day for each day that the completion of the Delivery Work with respect to the Secondary Premises is delayed by Tenant Delay (excluding any Tenant Delay to the extent the same has already been taken into account in determining that the Delivery Work has been deemed completed in accordance with
Section 2.02(h) above) and/or Force Majeure. In the event of any dispute regarding the calculation of any rent abatement under this Section 2.02(u), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator.

            2.03 Use. The Premises shall be used and occupied by Tenant (and its permitted subtenants and Users) solely as general and executive offices (including, without limitation, securities clearing, securities brokerage, insurance, investment or securities business, or for other financial services or any combination of the foregoing, and for similar or allied businesses as an adjunct thereto, data processing, trading floors, data center, call center, meeting rooms and training center), and such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business, which ancillary uses may include, without limitation, the following (but only to the extent such uses are ancillary to use of the Premises as general, professional, administrative and executive offices and in no event shall any of such uses, other than any Cafeteria, be made available to the general public): (i) cafeterias and "convenience areas" which convenience areas may include coffee stations, mini refrigerators, small stoves and microwave ovens or other dining and cooking facilities or vending machines (each, a "Cafeteria"); provided, that in the case of each such Cafeteria where cooking will be done (other than any Cafeteria where only microwave cooking will be done) (A) Tenant shall install all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Landlord, (B) Tenant shall install an exhaust system that, in Landlord's reasonable judgment, is consistent with the standards of a first-class office building, (C) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably designated by Landlord, (D) Tenant shall clean all grease traps, (E) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal and (F) Tenant shall contract with an exterminator (such exterminator to be subject to Landlord's reasonable approval) to exterminate vermin and rodents on a regular basis as part of a program to keep the Premises free of vermin and rodents by reason of the operation of each such Cafeteria; and provided further, in the case of each such Cafeteria (whether or not cooking will be done), (x) Tenant shall not allow any odors to escape from the Premises to other portions of the Building and (y) Tenant shall otherwise maintain and operate each Cafeteria consistent with the standards of a first-class office building, (ii) a health and fitness facility; provided, that the entire floor on which such health and fitness facility is located and the entire floor immediately above and the entire floor immediately below the floor on which such health and fitness facility is located shall be fully leased by Tenant, or if such health and fitness facility is located on the seventeenth floor of the Building, the entire sixteenth and seventeenth floors shall be fully leased by Tenant, or, so long as Tenant leases all of the Ground Floor Space (excluding the Retail Premises) and all of the second floor of the Building, such health and fitness facility may be located on the ground floor,
(iii) an ancillary child care facility; provided, that (A) Landlord shall have the right to reasonably approve the operator of such child care facility (it being understood that Bright Horizons is reasonably acceptable to Landlord on the date hereof, subject to Landlord becoming aware of factors relevant to such approval after the date hereof), the design of such child care facility and other matters reasonably designated by Landlord concerning the operation of such child care facility, (B) such child care facility shall not be used by other occupants of the Property without Landlord's prior consent, which consent shall not be unreasonably withheld so long as such other occupants of the Property do not constitute more than 25% of the total users of such child care facility;
(iv) the installation of automated teller machines and (v) an executive dining area ("Executive Dining Area") provided (A) the design and location of such Executive Dining Area shall be subject to Landlord's approval which shall not be unreasonably withheld, (B) Tenant shall install all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Landlord, (C) Tenant shall install an exhaust system that, in Landlord's reasonable judgment is consistent with the standards of a first class office building, (D) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably designated by Landlord, (E) Tenant shall clean all grease traps, (F) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors and provide for a refrigerated waste facility to store such garbage pending disposal and (G) Tenant shall contract with an exterminator (such exterminator to be subject to Landlord's reasonable approval) to exterminate vermin and rodents on a regular basis as part of a program to keep the Premises free of vermin and rodents by reason of the operation of such Executive Dining Area; and provided further, (x) Tenant shall not allow any odors to escape from the Premises to other portions of the Building and (y) Tenant shall otherwise maintain and operate such Executive Dining Area consistent with the standards of a first class office building (the ancillary uses described in clauses (i) through (v) above are called the "Identified Ancillary Uses")). Notwithstanding anything in Section
7.05 or elsewhere in this Lease to the contrary, Tenant shall be responsible for complying with all Laws applicable to the use of the Premises for the Identified Ancillary Uses and for obtaining, at Tenant's sole cost and expense, all consents, approvals and permits (including, without limitation, any amendment to the certificate of occupancy for the Building and any public assembly permit) required by reason of any such use and Landlord makes no representation to Tenant as to the suitability of the Premises for any of the Identified Ancillary Uses. Landlord shall reasonably cooperate with Tenant in respect of any such application, including making same in the name of Landlord if necessary, provided that Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with such cooperation. In no event shall the Premises be used by Tenant or any subtenant or occupant permitted hereunder, for any of the following: (a) a banking, trust company, or safe deposit business, in each case open for business to the general public ("general public" meaning, for the purposes of this Section 2.03, any material use for off-the-street customers or potential customers visiting the Premises without appointment or invitation, but not sales conducted by phone or computer or sales to Tenant, its permitted Users and subtenants and its and their officers, directors and employees), (b) a savings bank, a savings and loan association, or a loan company, in each case open for business to the general public, (c) the sale of travelers' checks and/or foreign exchange, in each case open for business to the general public,
(d) a stock brokerage office open for business to the general public, (e) except as expressly permitted in clauses (i) and (v) above, a restaurant, bar or for the sale of food or beverages, (f) photographic reproductions and/or offset printing (but this subdivision "(f)" shall not be deemed to prohibit Tenant and its permitted subtenants from operating, on an incidental basis ancillary to the use of the Premises for general and executive offices, a photocopy center as part of the Premises), (g) an employment or travel agency open for business to the general public (but excluding travel services offered to Tenant, its permitted Users and subtenants and its and their officers, directors and employees), (h) a school or classroom (excluding Tenant's and its permitted subtenants internal training facilities for its employees at the Premises and child care facilities permitted hereby), (i) medical or psychiatric offices (except for a nurse's or first aid station), (j) conduct of an auction, (k) gambling activities, (l) conduct of obscene or pornographic activities, (m) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (n) offices of any charitable, religious, union or other non-profit organization (other than charities related to Charles Schwab & Co., Inc. or its Affiliates), or (o) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (other than tax exempt entities related to Charles Schwab & Co., Inc. or its Affiliates). The Premises shall not be used for any purpose which would be inconsistent with the first-class character of the Building, create unreasonable or excessive elevator or floor loads, unreasonably impair or interfere with any of the Building operations, constitute a public or private nuisance, unreasonably interfere with, annoy or disturb any other tenant of the Building or Landlord, or unreasonably impair the appearance of the Building. Landlord shall not lease any space in the Building for any use which, in Landlord's judgment, is not consistent with the first class character of the Building.

            2.04. Retail Operating Covenants. Notwithstanding Section 2.03 and the provisions of clauses (a), (b), (c), (d), (e) and (f) thereof (which shall not be applicable to the Retail Premises), subject to clause (p) below, Tenant shall use the portion of the Ground Floor Space shown on Schedule C-1 attached hereto (such portion, the "Retail Premises") solely as a retail branch of Charles Schwab (or of any assignee permitted pursuant to Section 8.02), or any Affiliate and, so long as Tenant leases 100% of the Building, any other retail use approved or deemed approved by Landlord in accordance with Section 2.04(q), subject to the following terms and conditions, unless Tenant shall pursuant to
Section 2.04(p) use the Retail Premises only for a use permitted under Section 2.03:

                  (a) Tenant shall conduct Tenant's business therein in a manner consistent with first-class retail establishments and, subject to the performance of Alterations therein, casualty and other force majeure and the initial opening for business thereof, Tenant shall continuously operate the permitted retail use in the Retail Premises during normal and customary retail hours and days of operation;

                  (b) Tenant shall keep the inside and outside of all glass portions of the storefront clean;

                  (c) Tenant shall keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the retail premises;

                  (d) Tenant shall comply with all Laws and all reasonable recommendations of Landlord's fire insurance rating organization now or hereafter in effect applicable to its retail use;

                  (e) Tenant shall not conduct any real or fictitious "going-out-of-business", auction, distress, fire or bankruptcy or similar sale;

                  (f) Tenant shall redecorate the Retail Premises and refurnish, renew and/or replace the fixtures, furnishings, decorations and equipment therein from time to time during the Term, at Tenant's expense, as in the reasonable judgment of Tenant may be necessary to preserve and maintain the attractive appearance of the Retail Premises consistent with clause (a) above;

                  (g) Tenant shall not place or maintain any merchandise or other articles in any exterior vestibule or entry of the Retail Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Retail Premises or common facilities; use or permit the use of any reasonably objectionable advertising medium, including without limitation loudspeakers, phonographs, public address systems, sound amplifiers, radio or broadcasts, which is in any manner audible or visible outside of the Retail Premises; permit the accumulation of garbage, trash, rubbish or other refuse within or without the Retail Premises; cause or permit objectionable odors to emanate or be dispelled from the Retail Premises; distribute handbills or other advertising matter in the sidewalks adjacent to the Building or the Retail Premises or in or upon any automobiles parked adjacent to the Building or the Retail Premises; permit the parking of delivery vehicles so as to interfere with the use of any driveway, walk, or parking area, adjacent to the Building or the Retail Premises;

                  (h) Tenant shall not receive or ship articles of any kind outside the designated loading areas for the Retail Premises; and

                  (i) Tenant shall not permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area or other common area.

                  (j) Except to the extent expressly permitted pursuant to this Section 2.04 and Section 7.06 Tenant will not place or suffer to be placed or maintained on the exterior of the Retail Premises any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the retail premises unless the same is approved in advance by Landlord such approval not to be unreasonably withheld or delayed. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times.

                  (k) All articles, and the arrangement, style, color and general appearance thereof, in the interior of the Retail Premises including, without limitation, window displays, advertising matter, signs, merchandise and store fixtures, shall be in keeping with the character and standards of the Building, as reasonably determined by Landlord. Landlord reserves the right to require Tenant to correct any non-conformity.

                  (l) Nothing contained in this Lease shall constitute or give Tenant the right to maintain an open front store or open window, or opening in the windows of any kind or variety, through which merchandise or other business may be transacted with persons on the street in front of the Retail Premises, and no sale of goods, merchandise, or services shall be made by Tenant, its agents, servants, or contractors outside of the Retail Premises or any part of the public thoroughfare, or on the sidewalk in front thereof.

                  (m) Subject to compliance by Tenant with all applicable Laws, Tenant shall be permitted to install, at Tenant's expense, the signage for the Retail Premises shown on Schedule K attached hereto (subject to changes thereto required by Laws and reasonably approved by Landlord), whether or not Tenant shall use the same for retail purposes in accordance with this Section
2.04 (but only so long as Tenant leases the Retail Premises). Tenant also may, without Landlord's consent, install any other signs in the Retail Premises if such signs are not visible from outside of the Retail Premises. Any signage submitted by Tenant to Landlord for approval shall be deemed approved if Landlord does not respond to such request within twenty (20) days after receipt of the same and such failure to respond continues for an additional 10 days after Tenant gives Landlord a reminder notice, which reminder notice shall contain the following statement in capitalized bold type: "YOUR CONSENT TO THE PROPOSED SIGNAGE DESCRIBED IN THIS LETTER SHALL BE DEEMED GIVEN IF YOU FAIL TO OBJECT WITHIN TEN (10) DAYS AFTER THE RECEIPT OF THIS REMINDER NOTICE." In the event that Tenant changes its trade name or if Tenant shall assign the Lease as provided in Section 8.02 of this Lease, Tenant may change the signs permitted under this Section to reflect its name. Unless required by Law, Landlord shall not install or consent to be installed: (i) any sign or structure within ten
(10) feet of the Retail Premises which materially and adversely blocks the view of any of Tenant's signs for the Retail Premises shown on Schedule K attached hereto; (ii) any sign on the exterior of the Building outside of the Retail Premises advertising any other tenant or business; or (iii) any change of copy and/or letter style of any sign that has Tenant's name affixed and was installed in accordance with this provision. Tenant's rights and Landlord's obligations under this Section 2.04(m) shall apply only so long as Charles

Schwab & Co., Inc. or any assignee permitted under Section 8.02 or any Affiliate thereof is the Tenant hereunder or Tenant leases 100% of the Building.

                  (n) If Tenant gives a Notice of Intent to assign this Lease or sublet all or any portion of the Premises (but if less than all of the Premises, the proposed sublet space includes the Retail Premises) for all or any portion of the Term, in addition to any other rights which Landlord may have under Section 8.05, Landlord shall have the right, but not the obligation, to terminate this Lease as of the Termination Date with respect to the Retail Premises by giving a Response Notice to Tenant; it being understood that if Landlord exercises such right with respect to the Retail Premises, Landlord shall have no obligation to terminate this Lease as to any other portion of the Premises and the provisions of Section 8.05 with respect to Landlord's termination of this Lease as to a portion of the Premises shall be applicable. If Landlord does not exercise its right under this Section 2.04(n) to terminate this Lease with respect to the Retail Premises, does not exercise any of its other rights under Section 8.05, or does not have such rights under this Section 2.04(n) and/or Section 8.05, and consents to an assignment of this Lease or sublease of the Retail Premises in accordance with Section 8.06, then the assignee or subtenant of the Retail Premises, as the case may be, shall use the Retail Premises solely for a retail use, subject to Section 8.04(p) below, approved by Landlord in accordance with Section 8.06 (which approval to such retail use shall not be withheld so long as such retail use is consistent with the first-class nature of the Building and is permitted by applicable Law) and the other applicable provisions of this Lease, except that if such assignee or subtenant shall not have the signage rights set forth in Section 2.04(n) above, then it shall only be entitled to install, at its sole cost and expense, Building standard retail signage. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease with respect to the Retail Premises pursuant to this Section 2.04(n) so long as Tenant leases 100% of the Building.

                  (o)   If Tenant sublets the Retail Premises in accordance with
Section 8.06, the Sublet Profit Percentage as to the Retail Premises shall be 100% for purposes of such transaction.

                  (p) As of the date of this Lease, Roger Thomas (Executive Vice President and General Counsel), Brian Banaszynski (Vice President of Development) and Tom Golden (Director of Planning and Permitting) have no actual knowledge (without any duty to investigate) that the preliminary site plan approval for the Building and the Development Requirements prohibit the use of the Retail Premises for walk-in retail financial services. If permitted by applicable Law, Tenant shall also have the right to use the Retail Premises for any use permitted under Section 2.03. Upon request by Tenant and at Tenant's expense, Landlord shall use reasonable efforts to assist Tenant in obtaining permission from applicable governmental authorities to permit any such use.

                  (q) So long as Tenant leases 100% of the Building, if Tenant desires to use the Retail Premises for a retail use other than a retail branch of Charles Schwab (or of any assignee permitted pursuant to Section 8.02) or any Affiliate, Landlord shall not withhold its consent to such other retail use so long as such other retail use is consistent with the first-class nature of the Building and is permitted by applicable Law. If Landlord fails to grant or deny its consent to any proposed retail use within twenty (20) days after Tenant has provided Landlord with a notice setting forth the name and business address of the proposed retail user and reasonable information with respect to the nature and character of the proposed retail use or, if additional information is otherwise reasonably requested by Landlord (it being understood that if Landlord requests additional information such request must be made within such twenty
(20) days period), within twenty (20) days after Tenant has provided Landlord with such additional information otherwise requested by Landlord, Tenant shall have the right to give a reminder notice to Landlord, which reminder notice shall contain the following statement in capitalized bold type: "YOUR CONSENT TO THE PROPOSED RETAIL USE SPECIFIED IN THIS LETTER SHALL BE DEEMED GIVEN IF YOU FAIL TO OBJECT WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REMINDER NOTICE." If Landlord fails to grant or deny its consent to such proposed retail use within five (5) Business Days after Landlord's receipt of such reminder notice, Landlord's consent shall be deemed given to the same.

            2.05. Density. Anything to the contrary contained in this Lease notwithstanding, in no event shall the Premises be occupied by more than 1 person per 150 rentable square foot of the Premises in the average.

            2.06. Certificate of Occupancy. Landlord shall obtain a temporary Certificate of Occupancy (or substantially the equivalent thereof) for the common areas and core areas of the Building as of the substantial completion of the Remaining Construction Work. Landlord agrees not to initially obtain nor amend such temporary Certificate of Occupancy (or such equivalent) in any manner which would cause same to prohibit the use of the Premises for the uses permitted hereby.

            2.07. Common Areas. Landlord hereby agrees that Tenant's lease of the Premises includes the nonexclusive right to use in common with Landlord and other tenants or other occupants of the Building and the Property and their agents, employees, guests, subtenants, licensee and invitees, the "Common Areas" of the Building and the Property. Section 7.03(b) contains certain restrictions on Landlord's right to change certain Common Areas. "Common Areas" means those portions of the Land and/or the Property intended at the applicable point in time at which the Common Areas are to be delineated to be for the common use by the tenants and/or occupants of the Property and those portions of the Building intended at the applicable point in time at which the Common Areas are to be delineated to be for the common use of tenants and/or occupants of the Building, or any portion thereof, and their respective customers, employees, lessees, licensees and invitees, which Common Areas shall include, without limitation, any so-called "Limited Common Areas" i.e., areas adjacent to one or more of the buildings at the Property, the use of which Common Areas may be restricted in whole or in part to the tenant(s) of such building or buildings. Common Areas shall include, without limitation, those portions of the Property designated from time to time by Landlord as (i) plaza areas, (ii) pedestrian walkways, (iii) parking premises including, without limitation, any parking garages, and (iv) those roads, exits, entrances, driveways, ramps, streets, curb cuts, pedestrian walkways and sidewalks which are intended for use as pedestrian and/or vehicle access, ingress and egress from various portions of the Property to the parking premises, other portions of the Property and public streets. Common Areas shall include with respect to the Building, elevators, public stairways, loading areas, ground floor lobbies and other similar facilities intended at the applicable point in time at which the Common Areas are to be delineated to be for the benefit of Building tenants and invitees, and, with respect to any partial floor which Tenant may lease in the Building, the corridors and passenger and freight elevator lobbies of such floors and the public restrooms on such floors. So long as Tenant leases 100% of the Building, Landlord shall not grant to any third parties the right to use the Common Areas of the Building, other than in connection with the operation, repair, replacement and maintenance of the Building and Landlord shall only use the Building lobby and elevators for purposes related to the operation, repair, replacement and maintenance of the Building.

            2.08. Outdoor Space. (a) So long as (i) Tenant operates a permitted child care facility in the Premises in accordance with Section 2.03(iii) above,
(ii) this Lease is in full force and effect, (iii) Charles Schwab & Co., Inc. or a permitted assignee under Section 8.02 or an Affiliate thereof is the Tenant and (iv) the license granted under this Section 2.08 shall not have been terminated in accordance herewith, Tenant shall have a license to exclusively use the portion of the Property substantially as shown hatched on Schedule L attached hereto in accordance with the terms of this Section 2.08 (the "Outdoor Child Care Space") during the Term of this Lease (subject to termination of this license in accordance with Section 2.08(n) below).

                  (b) The Outdoor Child Care Space shall be used by Tenant solely as outdoor space ancillary to the operation of the approved child care facility in the Premises in accordance with Section 2.03(iii) above.

                  (c) The Outdoor Child Care Space shall be delivered to Tenant in its "as is" condition as required by the Preliminary Site Plan for the Property as approved (and as may be further amended in accordance with the other provisions of the Lease) by the Planning Board of the City of Jersey City as shown on Schedule L attached hereto and Landlord shall have no obligation to perform any other work thereto.

                  (d) Tenant shall not perform any Alterations to the Outdoor Child Care Space without Landlord's prior good faith consent. Tenant shall perform Alterations to the Outdoor Child Care Space reasonably required by Landlord to maintain the first-class nature of the Property.

                  (e) Tenant shall, at its sole cost and expense, maintain, repair and keep the Outdoor Child Care Space in good order and condition.

                  (f) Tenant shall comply with all Laws of any Governmental Authority attributable to any work, installation, occupancy, use or manner of use by Tenant of the Outdoor Child Care Space, including without limitation, all Laws requiring Alterations to the Outdoor Child Care Space.

                  (g) Upon the expiration or earlier termination of the Term (or such earlier date on which Tenant's license hereunder shall terminate), Tenant shall surrender the Outdoor Child Care Space to Landlord with all personal property and Alterations removed and otherwise in a condition consistent with the landscaping and other Common Areas of the Property consistent with Landlord's original site plan therefor (unless Landlord elects in its sole discretion to have Tenant leave any such personal property or Alterations in place, in which case the same shall become Landlord's property).

                  (h) Landlord reserves the right, at any time, to make reasonable changes in, to or under the Outdoor Child Care Space as Landlord may deem necessary or desirable and Landlord shall have no liability to Tenant therefor. Landlord shall give Tenant not less than thirty (30) days prior notice of any such changes (except in an emergency, in which case no notice shall be required). Landlord shall have the right upon reasonable advance notice to Tenant (except in an emergency) to enter the Outdoor Child Care Space to inspect or perform any such changes or for any other purpose as Landlord may deem necessary or desirable. In exercising its rights under this clause (h), Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Outdoor Child Care Space. Tenant acknowledges that during any such access Landlord may prohibit Tenant's use of the Outdoor Child Care Space for a reasonable period of time without liability to Tenant.

                  (i) Landlord shall have no obligation to perform any services with respect to the Outdoor Child Care Space.

                  (j) Tenant shall have no obligation to pay any Fixed Rent with respect to the Outdoor Child Care Space, but Tenant shall pay all Taxes on the land on which the Outdoor Child Care Space is located and any improvements thereon made by or on behalf of Tenant. Such Taxes shall be paid by Tenant within thirty (30) days after demand in the same manner as Tenant's Tax Payment.

                  (k) Tenant shall maintain such additional insurance with respect to the Outdoor Child Care Space as Landlord may reasonably require. Such insurance shall name Landlord as an additional insured and shall otherwise comply with Article 10.

                  (l) The Outdoor Child Care Space shall not constitute part of the Premises.

                  (m) Tenant shall not assign or transfer Tenant's rights or delegate Tenant's duties under this Section 2.08 (whether by operation of law, transfer of interest in Licensee or otherwise), except in connection with an assignment of the Lease in accordance with Section 8.02 hereof. Any transfer contrary to the provisions of this Section 2.08 shall be void. Notwithstanding the foregoing, Tenant shall have the right to require the operator of the child care facility to perform certain obligations of Tenant under this Lease in respect of the child care facility and Outdoor Child Care Space, provided however, that Tenant shall remain fully and primarily and jointly and severally liable for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease with respect to the child care facility and the Outdoor Child Care Space.

                  (n) The license granted under this Section 2.08 shall commence on the Commencement Date (so long as the conditions specified in Section 2.08(a) are satisfied) and shall automatically terminate upon any of the conditions specified in Section 2.08(a) above no longer being satisfied. In addition to any and all other rights or remedies provided in this Lease or which Landlord may have at law, in equity, or otherwise, in the event that Tenant shall fail to comply with any obligations imposed upon Tenant under this Section 2.08, Landlord shall have the right, after 30 days' notice to Tenant of any such non-compliance and Tenant's failure to remedy the same within such period (or if such non-compliance cannot be remedied with such 30-day period, Tenant's failure to promptly commence within such period and diligently prosecute such cure to completion), to terminate this license on the date specified by Landlord in such notice.

                  (o) This Section 2.08 is not to be construed as in any way granting to Tenant any interest in the Outdoor Child Care Space; it being intended that this Section 2.08 merely grants to Tenant the license to use the Outdoor Child Care Space in accordance with the terms hereof and shall not be deemed to grant to Tenant a leasehold or other real property interest.

            2.09. Mezzanine Space. (a) Landlord hereby leases to Tenant and Tenant hereby rents from Landlord a portion of the mezzanine level of the Building substantially as shown hatched on Schedule C-3 (the "Mezzanine Space") for a term (the "Mezzanine Space Term") commencing on the Mezzanine Space Commencement Date and expiring on the Expiration Date subject to renewal, together with the rest of the Premises, pursuant to Article 12 (unless the Term shall sooner cease and terminate as hereinbefore provided) and otherwise upon the terms and conditions hereinafter set forth. "Mezzanine Space Commencement Date" means the latest of (i) September 1, 2002, (ii) the date that is 225 days after the Mezzanine Space Possession Date and (iii) the date that Landlord obtains the Core Area TCO. "Mezzanine Space Possession Date" means the earlier of (i) the date Tenant or anyone claiming through or under Tenant first occupies the Mezzanine Space for the performance of Tenant's Work or (ii) the date on which Landlord delivers vacant possession of the Mezzanine Space to Tenant demised in accordance with Laws (with a common corridor of fire-rated walls). For the period commencing on the Mezzanine Space Possession Date and ending on the date immediately preceding the Mezzanine Space Commencement Date (the "Tenant Mezzanine Space Work Period"), Tenant shall be entitled to occupy the Mezzanine Space for the purpose of performing Tenant's Work and upon completion of Tenant's Work, for the purposes expressly permitted pursuant to this Section 2.09. Tenant's occupancy of the Mezzanine Space during the Tenant Mezzanine Space Work Period shall be subject to all of the terms and conditions of this Lease except that Tenant shall not be required to pay any Fixed Rent in respect of the Mezzanine Space during the Tenant Mezzanine Space Work Period.

                  (b)   The Fixed Rent for the Mezzanine Space shall be at an
annual rate equal to $      payable in equal monthly installments appropriately
prorated for any partial year and otherwise payable in the same manner as the Fixed Rent with respect to the Premises.

                  (c) Tenant shall not be obligated to pay Tenant's share of Building Taxes, Common Area Taxes, Operating Expenses or Common Area Operating Expenses with respect to the Mezzanine Space and the RSF of the Mezzanine Space shall not be included in the RSF of the Premises for the purposes of Article 4 hereof.

                  (d) Payment of Fixed Rent with respect to the Mezzanine Space shall commence as of the Mezzanine Space Commencement Date. If the Mezzanine Space Commencement Date is not the first day of a month, then the Fixed Rent with respect to the Mezzanine Space shall be prorated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Mezzanine Space Commencement Date.

                  (e) Tenant shall accept the Mezzanine Space on its "as is" condition on the Mezzanine Space Commencement Date and Landlord shall have no obligation to perform any work or make any contribution to ready the Mezzanine Space for Tenant's use.

                  (f) Tenant shall not be entitled to any additional parking spaces in connection with its leasing of the Mezzanine Space.

                  (g)   Tenant shall pay, in accordance with the provisions of
Article 5 hereof, the amounts due for electrical current consumed by Tenant with respect to the Mezzanine Space and shall pay to Landlord, as additional rent, the costs of installing meters in the Mezzanine Space.

                  (h) Tenant shall use the Mezzanine Space for the installation, maintenance and operation of a fuel tank and an emergency generator, back-up systems (including, but not limited to UPS battery room), supplemental or stand-by water supply, emergency switchboard, automatic transfer switches, make-up and exhaust air handling equipment and similar equipment subject, in each instance of such other similar equipment, to Landlord's reasonable approval and for no other purpose.

                  (i)   Except as otherwise specifically provided in this
Section 2.09, all references in this Lease to the Premises shall be deemed to include the Mezzanine Space, and all of the terms, provisions and conditions of this Lease shall apply to the Mezzanine Space.

                  (j) Tenant shall construct and maintain in compliance with all Laws an equipment room in the Mezzanine Space in accordance with Section
7.02 and all other applicable provisions of this Lease.

                  (k) Landlord shall not be required to provide any services with respect to the Mezzanine Space.

                  (l) Tenant shall comply with all Laws of any Governmental Authority attributable to any work, installation, use or manner of use of the Mezzanine Space by Tenant, including, without limitation, Laws requiring Alterations.

                  (m) If on or before February 15, 2002 (such date, as the same may be extended as provided below; the "Mezzanine Space Outside Possession Date"), (i) the Mezzanine Space Possession Date shall not occur and (ii) Tenant shall not have commenced Tenant's Work in the Mezzanine Space, then, subject to the terms of the last sentence hereof, Tenant shall be entitled to a rent abatement of for each day after the Mezzanine Space Outside Possession Date that the Mezzanine Space Possession Date continues to not occur and Tenant does not commence Tenant's Work in the Mezzanine Space. The Mezzanine Space Outside Possession Date shall be extended by one day for each day that the Mezzanine Space Possession Date is delayed by Tenant Delay and/or Force Majeure. In the event of any dispute regarding the calculation of any rent abatement under this
Section 2.09(m), then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord shall, within thirty
(30) days after the resolution of such dispute, pay to Tenant an amount equal to any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such rent abatement by the arbitrator.

                  (n) If Tenant no longer leases 100% of the Building, Tenant shall be required to terminate its leasing of portions of the Mezzanine Space so that Tenant does not lease more than its Tenant's Tax Share of the total Mezzanine Space leased to Tenant on the date of this Lease. Landlord and Tenant shall reasonably cooperate with each other to determine which portion of the Mezzanine Space shall be relinquished by Tenant in such case.


                                    ARTICLE 3

                                      RENT

            3.01  Rent. "Rent" shall consist of Fixed Rent and Additional
Charges.

            3.02 Fixed Rent. Tenant hereby agrees to pay Landlord fixed rent (the "Fixed Rent") as follows: (a) commencing on the Commencement Date, at an annual rate equal to the product of the rates set forth in Schedule F for each of the respective periods provided therein, multiplied by: (1) the aggregate number of RSF contained in the Phase I Premises and the Ground Floor Space for the period from the Commencement Date through the day immediately preceding the first anniversary of the Commencement Date, (2) the aggregate number of RSF contained in the Phase I Premises, the Ground Floor Space and the Phase II Premises for the period from the 1st anniversary of the Commencement Date through the day immediately preceding the 2nd anniversary of the Commencement Date and (3) the entire RSF contained in the Primary Premises for the period from the 2nd anniversary of the Commencement Date through the end of the Term,
(b) commencing on the Secondary Premises Commencement Date, at an annual rate equal to the product of the rates set forth in Schedule F-1 for each of the respective periods provided therein, multiplied by the aggregate number of RSF contained in the Phase IV Premises and (c) commencing on the Secondary Premises Commencement Date, at an annual rate equal to the product of the rates set forth in Schedule F-2 for each of the respective periods provided therein, multiplied by the aggregate number of RSF contained in the Phase V Premises, provided, however, Fixed Rent for the Mezzanine Space shall be payable in accordance with
Section 2.09. Tenant may be entitled to a credit against the Fixed Rent payable hereunder in accordance with Section 6.01 (A)(I)(iv).

            3.03 Additional Charges. "Additional Charges" means any amounts owed pursuant to Article 4 hereof and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be Rent.

            3.04 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and Tenant's Tax Payments and Tenant's Expense Payments, by wire transfer of immediately available federal funds (or another similar then prevailing method of immediate payment) in accordance with wiring or similar instructions from Landlord and (b) in the case of all other Rent, by check (subject to collection) drawn on a New York Clearing House Association member bank, a New Jersey bank or other bank located in the continental United States, in each case at the times provided herein without notice or demand and without setoff or counterclaim other than as expressly provided in this Lease. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If the Commencement Date or Secondary Premises Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such calendar month shall be pro rated based upon a 30-day month. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord's receipt thereof at the lesser of (i) the Interest Rate and (ii) the maximum rate permitted by law. Tenant shall not be required to pay such interest with respect to any such late Rent (the "Applicable Late Payment") if (A) Tenant shall not have failed to pay when due any other installment of Rent within the 12 month period preceding the due date for the Applicable Late Payment and (B) Tenant shall pay the Applicable Late Payment to Landlord within ten (10) days after the due date for the Applicable Late Payment. If Tenant shall fail to pay when due any installment of Rent, and such failure shall continue for 5 days, then Tenant shall pay to Landlord, as an Additional Charge, a late charge equal to 3% of such installment. Tenant shall not be required to pay such late charge with respect to any such late Rent (the "Qualified Late Payment") if (x) Tenant shall not have failed to pay when due any other installment of Rent within the 12 month period preceding the due date for the Qualified Late Payment and (y) Tenant shall pay the Qualified Late Payment to Landlord within 5 days after notice from Landlord of such failure. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice.

                                    ARTICLE 4

                                 ADDITIONAL RENT

            4.01  A.    For purposes hereof, the following definitions shall
apply:

                  (a) The term "Tax Year" shall mean each period of twelve months which includes any part of the period commencing on the date the Tax Abatement Agreement comes into effect and payments are due thereunder and ending upon the expiration of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes for Jersey City, New Jersey. The term "Base Tax Year" shall mean the first 12 months during which Taxes are payable under the Tax Abatement Agreement.

                  (b) The term "Taxes" shall mean (i) all real estate taxes, assessments and special assessments, payments in lieu of any such taxes, assessments or special assessments (including, without limitation, any payments or charges of any kind or nature whatsoever imposed pursuant to N.J.S.A. Section 40A:20-1 et seq. (West 1967, as supplemented from time to time), as the same may be amended or supplemented (collectively, "PILOT Payments")), and any other governmental levy, tax, charge or imposition (including any interest imposed thereon by reason of Landlord's election to pay same in installments, but not any other interest or late payment charges and penalties, unless caused by Tenant's default under this Lease), general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed by any Governmental Authority upon, or become a lien or due and payable in respect of, a particular portion of the Property as hereinafter provided, or the sidewalks, plazas and streets adjacent thereto, and (ii) any reasonable and customary expenses incurred by Landlord, including payments to attorneys, accountants and appraisers, in contesting any of the items set forth in clause (i) of this sentence or the assessed valuations of such portion of the Property or in achieving any tax abatement for such portion of the Property (other than the expenses incurred in connection with the Tax Abatement Agreement). Except for any PILOT Payments which are based in whole or in part on income (which shall be included in Taxes) and except as provided in the following sentence with respect to changes in the method of taxation or in the taxing authority, the term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax levied against Landlord. If due to a future change in the method of taxation or in the taxing authority, (x) a new or additional real estate tax or (y) a new income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax or other tax or governmental imposition, however designated, shall be levied against Landlord and/or the Property, in addition to or in substitution in whole or in part for any tax which would constitute Taxes, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes" computed as if Landlord's sole asset were the Property.

                  (c) The term "Building Taxes" shall mean the Taxes on the Building and the portion of the Land on which the Building is located, including all sidewalks, plazas, streets and land adjacent to the Building, and all replacements thereof.

                  (d)   Intentionally Omitted.

                  (e) The term "Common Area Taxes" shall mean (x) all Taxes allocable to the Property pursuant hereto plus (y) any reasonable appraisal fees incurred and paid by Landlord pursuant to any agreements as may be in effect from time to time affecting all or part of the Property and relating in whole or in part to the payment of

Common Area Taxes and/or Common Area Expenses (as defined in Section 3.02(A)(c)) (collectively, "Reciprocal Agreements") or pursuant to this Lease, excluding, however, the following items of Taxes:

                  (i)   all Taxes included in Building Taxes;

                  (ii) all Taxes payable with respect to any portion of the Property that is hereafter conveyed to a third party (other than to an entity which controls, is under common control with or under the control of Landlord ("control" meaning the direct or indirect ownership of 50% or more of the outstanding voting stock in a corporation or equivalent ownership interest in a non-corporate entity) (a "Landlord Affiliated Entity" or an "Affiliate of Landlord")), except, however, that if any portion of the Property so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Property and pays all or a portion of the Taxes allocable to such conveyed parking structure, then such Taxes so payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Taxes (subject to allocation of such Taxes in accordance with the further provisions of this paragraph (e));

                  (iii) all Taxes imposed or assessed against any buildings or structures now or hereafter constructed on any portion of the Land other than the Building, against the portion of the Land on which such buildings or structures are located, and against such areas of the Property adjacent thereto which become unavailable for the general use of the tenants of the Property during the construction of such buildings or structures by reason of such construction or thereafter (such exclusion to become effective from and after the time, if any, after the date hereof, of Commencement of Construction of such buildings or structures), it being understood, however, that if any such buildings or structures shall be parking structures, all Taxes with respect to same and the land underlying same shall be included within Common Area Taxes, provided that if such buildings or structures are used for both parking and other uses, only the Taxes allocable to the portion of such structures used for parking (and an equitable allocation of the underlying land) shall be included in Common Area Taxes, such allocation to be made on the basis set forth in the balance of this paragraph (e). For purposes of this Lease, "Commencement of Construction" shall mean the date on which, with respect to a certain portion of the Property, significant excavation commences in preparation for the installation of foundations and footings. At such time during or following construction of any such building or structure when a portion of the Land (and/or any buildings or structures constructed thereon), the Taxes allocable to which had been excluded from Common Area Taxes as of the Commencement of Construction, again becomes available for the general use of tenants of the Property (or to a certain tenant or tenants of the Property for use as a so-called "Limited Common Area" (a Common Area subject to certain additional restrictions as to use imposed by Landlord, but which restrictions do not generally prohibit the use thereof by other tenants of the Property, and which for purposes of this Article 4 shall nonetheless be deemed to be "available for the general use of tenants of the Property"), the Taxes allocable to such portion of the Property Land (and to any improvements thereon similarly available for the general use of tenants of the Property) shall again be included in Common Area Taxes; and

                  (iv)  Intentionally Omitted.

            If any item of Taxes (or allocable portion thereof) which pursuant to this paragraph (e) is to be included in, or excluded from, Common Area Taxes is not wholly within a separate tax lot, then the amount of such item of Taxes (or allocable portion thereof) to be so included in or excluded from Common Area Taxes shall be (x) with respect to the land, in the same proportion which the square footage of the land to be so included or excluded bears to the square footage of the entire tax lot in which such land is located, and (y) with respect to buildings or structures, be included or excluded, as applicable, in the same proportion which the current appraised value of the buildings or structures to be so included or excluded bears to the current appraised value of all of the buildings or structures included within the tax lot of which the footprint of land in question is a part. If any item of Taxes (or allocable portion thereof) which pursuant to this paragraph (e) is to be included in Common Area Taxes because it is allocable to land which is improved with a parking structure shall also be improved with buildings or structures used for purposes other than parking, then the amount of such item of Taxes (or allocable portion thereof) to be so included in Common Area Taxes shall be in the same proportion which the current appraised value of the parking structure on such land bears to the current appraised value of all of the buildings or structures on such land. All appraisals hereunder shall be determined by an appraiser selected and paid for by Landlord, who shall be a member in good standing of the American Institute of Real Estate Appraisers and shall have at least ten (10) years experience appraising major office buildings in northern New Jersey and/or in the Borough of Manhattan, City, County and State of New York. The fees and expenses of any such appraiser shall be deemed a part of Common Area Taxes.

                  (f) The term "Common Area Tax Share" shall mean the share of Common Area Taxes allocated to the Premises (excluding the Mezzanine Space), as such share is determined from time to time as hereinafter set forth. The Common Area Tax Share shall be determined as of the first day of each calendar year (each, a "Tax Share Determination Date") and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate RSF contained in the Premises (excluding the Mezzanine Space) as of the applicable Tax Share Determination Date, and the denominator of which shall be the aggregate RSF contained in the Building as of the applicable Tax Share Determination Date (including the Dedicated Shaft Areas and Dedicated Elevator Shafts to the extent also included in the numerator described above, but excluding the Mezzanine Space). If, at any time hereafter, there is constructed on any portion of the Land, any new buildings, the tenants or occupants thereof are permitted generally by Landlord to use the Common Areas, then the Common Area Tax Share shall be modified to include in the denominator thereof, in addition to the aggregate RSF contained in the Building as of the applicable Tax Share Determination Date, that portion of the RSF contained in each such new building which either (i) on the applicable Tax Share Determination Date is (A) subject to a lease (other than a so-called "master lease" to a Landlord Affiliated Entity in which event the terms hereof shall apply to any subtenant of such master lessee) and the lessee under such lease is either occupying the premises thereunder or has begun making payments of base rent thereunder or (B) is available for leasing or occupancy whether or not leased or occupied, or (ii) at any time prior to the applicable Tax Share Determination Date was subject to a lease or other right of occupancy or availability for leasing or occupancy whether or not leased or occupied as described in clause (i) above, or (iii) in the case of a residential condominium development, was sold for the first time to an owner-occupier which is not a Landlord Affiliated Entity or was available for such sale whether or not sold. Without limiting the provisions of clause (ii) above, in no event shall the denominator of the Common Area Tax Share ever be reduced by reason that any space which was subject to a lease or other right of occupancy or availability for leasing or occupancy whether or not leased or occupied as described in clause (i) above is no longer subject to such a lease. If at any time hereafter any building located on the Land, the RSF of which is then included in the denominator of the Common Area Tax Share, shall be conveyed to a third party (other than to a Landlord Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Tax Share Determination Date, the Common Area Tax Share shall be modified by excluding from the denominator thereof the RSF contained in such conveyed building.

                  (g) Landlord represents that the Land and the tax parcel for the Land and the Building as to which Taxes are assessed for purposes of this Lease presently contains no building other than the Building (to be constructed).

                  (h) Landlord represents and warrants to Tenant that all existing public improvements on and forming a part of the Property have been or will be paid for by Landlord, and Landlord has received no written notice of any proposed public improvements on and forming a part of the Property which might result in a future levy or assessment. If during the Term of this Lease, any public improvements or betterments are made which would impose a special assessment against the Property, then the amount of such special assessment (without regard to any possible installment payments) shall be amortized with interest at the Interest Rate over the greater of (i) 15 years and (ii) if any statute or ordinance relating to such special assessment allows for installment payment, the maximum period of such installment payments and Tenant shall only be responsible for its pro rata share of such amortized amount relating to the Term of this Lease.

                  (i) Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to Landlord Affiliated Entities for purposes of obtaining tax abatements for the Property, for income tax planning purposes or otherwise, and none of the definitions of Common Area Taxes, Building Taxes, Common Area Tax Share, nor Tenant's Tax Share or Tenant's obligations hereunder shall be affected by reason of any such transfers to affiliated entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord.

                  (j) If Landlord (or any Landlord Affiliated Entity) shall acquire any additional land in the immediate vicinity of the Land (each, an "Additional Parcel"), then, at Landlord's election, exercisable by written notice to Tenant, (A) the Taxes allocable to the portion thereof actually used as Common Areas shall be included in Common Area Taxes in accordance with paragraph (e) above to the extent applicable, (B) the RSF of any buildings then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Tax Share Determination Date, be added to the denominator of the Common Area Tax Share for purposes of calculating the Common Area Tax Share in accordance with paragraph (f) above, using the same standard of measurement to compute the rentable area of the new or additional buildings as that used to compute the rentable area of the Premises for purposes of this Lease, and (C) such Additional Parcel shall thereafter be deemed a part of the Land for all purposes of this Lease and Tenant shall have access to and the use of the Common Areas therein as if it were part of the Land. Notwithstanding the foregoing, "Additional Parcel" shall not include any portion of the Complex Land.

                  (k) In the event Tenant objects to any adjustment which may be required under this Section 4.01(A) with respect to Building Taxes, Common Area Taxes, Common Area Tax Share or Tenant's Tax Share, such objection (specifying in detail the nature of such objection) must be made in writing by Tenant within three hundred sixty-five (365) days after (i) receipt of Landlord's determination of such adjustment, or (ii) if later, receipt of Landlord's final annual Escalation Statement for the Tax Year in which such adjustment occurs, and failing such notice Landlord's determination shall be conclusive. In addition, Tenant shall have the right, at Tenant's sole cost and expense, on or before the expiration of such 365 day period to review, audit and copy Landlord's books and records with respect to Taxes and Landlord's determination of such adjustment. In this regard, Landlord shall make such books and records available to Tenant at Landlord's office on the Property at reasonable times and on reasonable advance notice from Tenant. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 13, but pending the resolution of such dispute, Landlord's determination of Building Taxes, Common Area Taxes, Common Area Tax Share and Tenant's Tax Share shall control and Tenant shall pay Tenant's Tax Payment in accordance with such determination as a condition precedent to its right to invoke the arbitration process herein provided without prejudice to Tenant's position. In the event of the resolution of such dispute so that there shall have been an overpayment of Tenant's Tax Payment, Landlord shall permit Tenant to credit the amount of such overpayment (with interest thereon at the Interest Rate from the time paid if the amount of the overpayment was more than 5% of the Tenant's Tax Payment in question) against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Rent due hereunder, Landlord shall promptly pay to Tenant the amount of any credit not previously applied by Tenant. In the event any such dispute shall involve more than one Tenant of the Property, all of such disputes shall, at Landlord's election, be resolved in one arbitration proceeding designated by Landlord, so long as the resolution of Tenant's dispute is not unreasonably delayed thereby.

                  (l) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year, as the case may be, or for some portion thereof pursuant to this Article 4.

                  (m) The term "Tenant's Tax Share" shall be equal to a fraction (expressed as a percentage) the numerator of which is the aggregate RSF of the Premises (excluding the Mezzanine Space) and the denominator of which is the aggregate RSF contained in the Building (including the Dedicated Shaft Areas and Dedicated Elevator Shafts to the extent also included in the numerator described above, but excluding the Mezzanine Space). If at any time after the first determination of Tenant's Tax Share RSF shall be added to or subtracted from the Building, Tenant's Tax Share shall be proportionately adjusted. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in Tenant's Tax Share, but no such instrument shall be necessary to make the same effective.

                  B. Tenant shall pay to Landlord as an Additional Charge for each Tax Year or partial Tax Year, an amount equal to the sum of the following:
(i) the Tenant's Tax Share of the excess of the Building Taxes for such Tax Year over the Building Taxes for the Base Tax Year (i.e., an amount equal to the Taxes payable as the initial Annual Service Charge under the Tax Abatement Agreement as of "Substantial Completion" (as defined in the Tax Abatement Agreement) without regard to any credits referred to in Section 4.4(2) of the Tax Abatement Agreement, as audited, plus an amount equal to 2% of the initial Annual Service Charge described above, plus any other Building Taxes for the Base Tax Year in addition to such amounts payable under the Tax Abatement Agreement) and (ii) the Common Area Tax Share of the excess of the

Common Area Taxes for such Tax Year over the Common Area Taxes for the Base Tax Year (collectively, "Tenant's Tax Payment"). Landlord shall furnish Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment (or, if Landlord has not yet received bills evidencing the full amount of Taxes payable during such Tax Year, Landlord's good faith estimate of Tenant's Tax Payment, which estimate shall be consistent with the Tax Abatement Agreement and shall for all purposes hereof be deemed to be the Taxes for such Tax Year payable hereunder until such Taxes are finally determined) for such Tax Year. Upon request by Tenant, Landlord shall give copies of the Tax bills if then available. Tenant's Tax Payment (determined as above provided) shall be payable in the same number of installments as Landlord pays (or is deemed to have paid, as hereinafter set forth) Taxes, each such installment to be in such amount and due at such time (but not more frequently than monthly) such that Landlord shall have received Tenant's Tax Share of all installments of Building Taxes and the Common Area Tax Share of all installments of Common Area Taxes payable, in either case, to a Governmental Authority, or to any designated third party that is not an Affiliate of Landlord under any applicable Reciprocal Agreements (a "Responsible Party"), or as tax escrow payments to the holder of any Superior Instrument, not more than thirty
(30) days and not less than twenty-five (25) days prior to the date such installment of Building Taxes or Common Area Taxes is payable to such Governmental Authority, Responsible Party or holder of a Superior Instrument, as applicable. If an annual Escalation Statement is furnished to Tenant after the commencement of the Tax Year to which it relates, then (x) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Building Taxes and Common Area Taxes, (y) Tenant shall, within thirty
(30) days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and (z) thereafter Tenant shall pay Tenant's Tax Payment in installments based on such annual Escalation Statement. In the event of an overpayment by Tenant, Landlord shall permit Tenant to credit the amount of such overpayment (with interest thereon at the Interest Rate from the time paid if the amount of the overpayment was more than 5% of the Tenant's Tax Payment in question) against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Charges due hereunder, Landlord shall promptly pay to Tenant the amount of any credit not previously applied by Tenant. If there shall be any increase or decrease in Building Taxes or Common Area Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as herein above provided.

                  C. If Landlord shall receive a refund of Building Taxes or Common Area Taxes for any Tax Year as to which Tenant made a Tenant's Tax Payment, Landlord shall promptly notify Tenant and shall permit Tenant to credit against subsequent rental payments under this Lease, Tenant's Tax Share and/or Common Area Tax Share, as applicable, of the refund, but not in excess of the Tenant's Tax Share of refund of Building Taxes or the Common Area Tax Share of any refund of Common Area Taxes or in excess of Tenant's Tax Payment paid for such Tax Year, together with Tenant's Tax Share of any interest on such refund received by Landlord from the taxing authority. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixes Rent and Additional Charges due hereunder, Landlord shall promptly pay Tenant the amount of any credit not previously applied by Tenant.

                  D. Building Taxes and Common Area Taxes shall not include any special assessments access or user fees or similar charges imposed against the Property by reason of improvements performed by Governmental Authorities in connection with the initial development of the Property, but this sentence shall not apply to any Taxes payable under the Tax Abatement Agreement.

                  E. This Section 4.01(E) shall only apply so long as Tenant leases 100% of the Building. If Landlord contests the assessed valuation of the Building for any Tax Year, Landlord shall, upon request by Tenant, inform Tenant as to the status of such contest and Landlord shall only settle such contest in good faith. If Landlord does not contest the assessed valuation of the Building for any Tax Year, then Tenant, at Tenant's expense, shall have the right to contest the assessed valuation of the Building by appropriate proceedings diligently conducted in good faith. If Landlord has not informed Tenant that it is contesting the assessed valuation of the Building for any Tax Year prior to the date that is 90 days before the last date on which such assessed valuation may be contested in accordance with Law and Tenant desires to contest such assessed valuation in accordance with this Section 4.01(E), Tenant may notify Landlord. If Tenant so notifies Landlord, Landlord shall notify Tenant within 30 days thereafter as to whether or not Landlord shall contest such assessed valuation. If Landlord fails to respond within such 30 day period, Tenant shall have the right to contest such assessed valuation in accordance with this
Section 4.01(E). In any instance where any such action or proceeding is being undertaken by Tenant, Landlord, at Tenant's expense, shall reasonably cooperate with Tenant, execute any and all documents reasonably required in connection therewith and, if required by Laws, shall join with Tenant in the prosecution thereof. In any instance where any such action or proceeding is being undertaken by Tenant, Tenant shall not settle any such action or proceeding without the prior consent of Landlord, which consent shall not be unreasonably withheld. In any instance where any such action or proceeding is being undertaken by Tenant, Tenant shall keep Landlord reasonably apprised of the status of such action or proceeding and Tenant shall have the right at any time to cease its contest of such assessed valuation without any liability to

Landlord or any other party and if Tenant exercises its right to cease its contest of such assessed valuation Tenant shall notify Landlord thereof.

            4.02. A. For purposes hereof the following definitions shall apply:

                  (a) The term "Operating Year" shall mean each calendar year which includes any part of the Term. The term "Base Operating Year" shall mean the 12 month period commencing on the earlier of (i) the Commencement Date and
(ii) the date Tenant or anyone claiming through or under Tenant first occupies the Premises for the conduct of business.

                  (b) The term "Tenant's Expense Share" shall mean a fraction (expressed as a percentage) the numerator of which is the aggregate RSF of the Premises (excluding the Mezzanine Space) and the denominator of which is the aggregate RSF contained in the Building (including the Dedicated Shaft Areas and Dedicated Elevator Shafts to the extent also included in the numerator described above, but excluding the Mezzanine Space). If at any time after the first determination of Tenant's Expense Share RSF shall be added to or subtracted from the Building, Tenant's Expense Share shall be proportionately adjusted. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in Tenant's Expense Share, but no such instrument shall be necessary to make the same effective.

                  (c) The term "Common Area Expense Share" shall mean the share of Common Area Operating Expenses allocated to the Premises (excluding the Mezzanine Space), as such share is determined from time to time as hereinafter set forth. The Common Area Expense Share shall be determined as of the first day of each calendar year (each, an "Expense Share Determination Date") and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate RSF contained in the Premises (including the Dedicated Shaft Areas and Dedicated Elevator Shafts to the extent also included in the numerator described above, but excluding the Mezzanine Space) as of the applicable Expense Share Determination Date, and the denominator of which shall be the aggregate RSF contained in the Building as of the applicable Expense Share Determination Date (excluding the Mezzanine Space) (the "Expense Share Fraction"). If, at any time hereafter, there is constructed on any portion of the Land any new buildings, and the tenants or occupants thereof are permitted by Landlord generally to use the Common Areas, then the Expense Share Fraction shall be modified to include in the denominator thereof, in addition to the aggregate of the RSF contained in the Building as of the applicable Expense Share Determination Date, the RSF contained in that portion of each such new building which either (i) on the applicable Expense Share Determination Date is (A) subject to a lease (other than a so-called "master lease" to a Landlord Affiliated Entity in which event the terms hereof shall apply to any subtenant of such master lessee) and the lessee under such lease is either occupying the premises thereunder, or has begun making payments of base rent thereunder or (B) available for leasing or occupancy whether or not leased or occupied or (ii) at any time prior to the applicable Expense Share Determination Date was subject to a lease or other right of occupancy or availability for leasing or occupancy whether or not leased or occupied described in clause (i) above, or (iii) in the case of a residential condominium development, was sold for the first time to an owner-occupier which is not a Landlord Affiliated Entity or was available for such sale whether or not sold. Without limiting the provisions of clause (ii) above, in no event shall the denominator of the Expense Share Fraction ever be reduced by reason that any space which was subject to a lease or other right of occupancy or availability for leasing or occupancy whether or not leased or occupied described in clause (i) above is no longer subject to such a lease. If at any time hereafter any building located on the Land, the RSF of which is then included in the denominator of the Expense Share Fraction, shall be conveyed to a third party (other than to a Landlord Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Expense Share Determination Date, the Expense Share Fraction shall be modified by excluding from the denominator thereof the RSF contained in such conveyed building.

                  (d) The term "Common Area Operating Expenses" shall mean the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in a manner generally consistent with unaffiliated landlords of first class office buildings in the vicinity of the Property in connection with operating, maintaining, repairing and replacing the Common Areas, including, without limitation, the cost and expense of the following items to the extent they relate solely to or are reasonably allocable to the Common Areas (Tenant hereby acknowledging that it is not possible to make such allocation with mathematical certainty and that any such good faith and reasonable allocation made by Landlord shall be binding upon Tenant): gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; public liability, property damage and fire insurance with such extended coverage and vandalism endorsements required by the holder of any mortgage covering all or any portion of the Common Areas or customarily carried with respect to office buildings similar to the Building in northern New Jersey; repairs; painting and decorating; striping; the cost of electricity for lighting and maintenance and replacements of lighting fixtures, tubes and bulbs; regulating automobile and pedestrian traffic; sanitary control; removal of rubbish, garbage and other refuse; removal of snow and ice, and sanding and salting; security, which shall include special security undertakings for the common use and enjoyment of all tenants and owners of all or a portion of the Property; actions to prevent unauthorized use of certain of the Common Areas; supplies used in the operation and maintenance of the Common Areas (including the cost of inspection thereof); drainage; music program services and loud speaker systems, including electricity therefor; heating, ventilating and air-conditioning enclosed sidewalks, if any; cleaning all enclosed sidewalks, if any, including carpeting or other floor covering; maintenance of decorations, if any; cost of personnel to implement all of the aforementioned (including worker's compensation insurance covering such personnel); all administrative and overhead costs, excluding executive salaries above the grade of building manager; all water and sewer charges; outside contractor snow removal costs; and any other fees and expenses related solely to or which are reasonably allocable to the operation, maintenance and repair of the Common Areas; provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, or shall include in the specific circumstances hereinafter provided, as the case may be, the following:

                  (i)   Taxes and Common Area Taxes;

                  (ii) interest, principal and refinancing and other charges on or with respect to indebtedness;

                  (iii) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Common Area Operating Expenses hereunder;

                  (iv) costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds (or would have been compensated therefor if Landlord had maintained the insurance required hereunder) or condemnation award; provided, that Common Area Operating Expenses shall include the amount of the deductible carried under Landlord's property insurance policy; but only to the extent that such deductible is not in excess of the deductible which is generally maintained with respect to property insurance policies of landlords of first class office buildings in the vicinity of the Building;

                  (v)   advertising and promotional expenses;

                  (vi)  leasing commissions and similar fees;

                  (vii) rent under any ground lease;

                  (viii) amortization and depreciation, except that if any equipment is purchased after the initial development, construction and equipping of the Common Areas for maintenance of the Common Areas which is not ordinarily expensed in accordance with GAAP, then such equipment shall be depreciated on a straight-line basis over the useful life of such equipment and there shall be included in Common Area Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Common Area Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Interest Rate (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

                  (ix) as to salaries and other compensation and professional fees of persons employed or retained at or for the Common Areas and at additional locations other than the Common Areas, only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Common Areas shall be included in Common Area Operating Expenses;

                  (x) costs and expenses payable to any Landlord Affiliated Entity or its partners or stockholders to the extent that such costs and expenses exceed competitive costs and expenses generally charged for materials or services rendered by persons or entities (other than any Landlord Affiliated Entity or its partners or stockholders) of similar skill, competence and experience;

                  (xi)  all costs and expenses included in Operating Expenses;

                  (xii) all costs and expenses allocable to any portion of the Common Areas that is hereafter conveyed to a third party (other than to a Landlord Affiliated Entity), except, however, that if any portion of the Common Areas so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Property and pays all or a portion of the costs and expenses allocable to such conveyed parking structure then such costs and expenses payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Operating Expenses;

                  (xiii) all costs and expenses allocable to any buildings or structures now or hereafter constructed on any portion of the Land other than the Building or allocable to any portions of the Common Areas adjacent thereto which become unavailable for the general use of the tenants of all of the buildings on the Property during the construction of such buildings or structures by reason of such construction or thereafter (such exclusion to become effective from and after the time, if any, after the date hereof, of Commencement of Construction of such buildings or structures). During construction of any such building or structure, as and when any portion of the land (and any improvements constructed thereon), the costs and expenses allocable to which had been excluded from Common Area Operating Expenses as of the Commencement of Construction, again becomes available for the general use of tenants of the Property, the costs and expenses allocable to such land (and to any improvements thereon similarly available for the general use of tenants of the Property including, without limitation, parking structures) shall again be included in Common Area Operating Expenses;

                  (xiv) all costs and expenses incurred by Landlord in connection with any parking operations on the Property;

                  (xv) financing and refinancing costs and debt service;

                  (xvi) amounts received by Landlord under any warranty covering the Common Areas and an adjustment during the Base Operating Year only for the cost of service contracts and other expenses that would have been incurred and included in Common Area Operating Expenses during the Base Operating Year in the absence of such warranties;

                  (xvii) capital expenditures incurred for the initial construction of the improvements constituting the Building and the Common Areas or the costs of correcting defects in the initial design or construction of the Building or the Common Areas;

                  (xviii) amounts otherwise includible in Common Area Operating Expenses but reimbursed (or reimbursable pursuant to the lease with any other tenant of the Property) directly by Tenant or any party to Landlord other than pursuant to this Article 4 or similar provisions;

                  (xix) the costs to remove, abate or treat any Hazardous Materials unless such costs are incurred as a result of the activities, actions, negligence, conduct or use of the Premises by Tenant or subtenants of Tenant or any User or any of their respective agents, employees, contractors or representatives;

                  (xx) any increase in Landlord's insurance premiums for the Property to the extent such increase is caused by or results from the use, occupancy, actions, negligence or misconduct of another tenant in the Property (excluding, however, any increase in Landlord's insurance premiums resulting from Tenant and its use, occupancy, actions, negligence or misconduct, which shall be reimbursed to Landlord to the extent provided in this Lease);

                  (xxi) any liabilities, damages, awards and judgments for injury or death to persons or damage to property arising from Landlord's negligence or willful misconduct to the extent not reimbursed by insurance unless caused by or resulting from the negligence or willful misconduct of Tenant, its subtenants, licensees, employees, agents and contractors; provided, that Common Area Operating Expenses shall include the amount of the deductible carried under Landlord's liability insurance policy, but only to the extent that such deductible is in an amount not in excess of the deductible which is generally maintained with respect to liability insurance policies of landlords of first class office buildings in the vicinity of the Building;

                  (xxii) rental and other expenses incurred in leasing property and equipment which if purchased would be considered a capital improvement or replacement to the extent such rental and other expenses exceed the amount which would be included in Common Area Operating Expenses in accordance with the provisions hereof if such property and equipment were purchased;

                  (xxiii) to the extent wages, salaries and reimbursable expenses and benefits of personnel engaged in the operation, maintenance and security of the Common Areas are allocable to other projects other than the Property, only the Property's allocable share of such costs shall be a Common Area Operating Expense;

                  (xxiv) costs which would not have been incurred but for (A) violation by Landlord of any lease or (B) violation by Landlord of any Law and penalties and interest for late payment of any obligation of Landlord, unless such late payment is caused by Tenant;

                  (xxv) costs incurred for the acquisition of permanent and temporary works of art and decorations, including, without limitation, seasonal decorations (but not the maintenance of, or security for, such items);

                  (xxvi) cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club, cafeteria or other dining facility, newsstand, flower service, shoeshine service, or athletic or recreation club and helicopter pad, unless such service is requested by, or actually used by, Tenant; and

                  (xxvii) capital expenditures other than as expressly provided herein.

            If any of the costs and expenses which, pursuant to the terms of this paragraph (d), are to be included in or excluded from Common Area Operating Expenses depending upon the portion of the Property to which they relate, are incurred with respect to both such included and excluded portions of the Property, then Landlord shall make a good faith reasonable estimate of the amount of such cost or expense allocable to such included or excluded portion of the Property, and only the pro rata allocation (based on Landlord's reasonable estimate) of such cost or expense incurred on behalf of the included portion of the Property shall be included in Common Area Operating Expenses. Such allocation shall be binding on Landlord and Tenant unless Tenant shall dispute same within three hundred sixty-five (365) days after (x) Landlord gives Tenant notice of such allocation or (y) if later, receipt of Landlord's final annual Escalation Statement for the Operating Year in question. Tenant shall only be able to challenge such allocation if such allocation is unreasonable, giving due consideration to the fact that it is not possible to make such allocation with mathematical certainty. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 13. Pending such arbitration, Landlord's allocation shall control and Tenant shall make Tenant's Expense Payments based thereon.

            If during the Base Operating Year all of the Common Areas have not been substantially completed in accordance with the Design Criteria and become operational, then the Common Area Operating Expenses for the Base Operating Year shall be increased by an amount equal to the incremental cost which would reasonably have been incurred if the Common Areas not so substantially completed had been substantially completed and made operational for such period.

                  (e) The term "Operating Expenses" shall mean, subject to the provisions of paragraphs (f) and (g) below, the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in a manner generally consistent with unaffiliated landlords of first class office buildings in the vicinity of the Building in connection with operating, repairing and maintaining the Building in a manner customary for office buildings in northern New Jersey similar to the Building including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates (including without limitation, for public drinking facilities and bathrooms), water charges and sewer rents; operation of the base building, heating, ventilation and cooling systems; electricity and other utilities for areas other than the tenantable areas of the Building as determined by electric metering or check metering; elevators and escalators; metal, elevator cab, lobby, interior public area maintenance and cleaning; painting and decoration of nontenant areas; window cleaning; sanitary control; security; maintenance and replacement of lighting fixtures, tubes and bulbs in nontenant areas; music program services and loud speaker system; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Building; flood, fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering all or any portion of the Building or customarily carried with respect to office buildings in northern New Jersey similar to the Building; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, dental, optical, psychiatric, legal, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of Landlord (or its agents) up to and including the building manager, provided that to the extent that Landlord employs the services of any such persons at the Building and at additional locations other than the Building, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Building shall be included in Operating Expenses; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants, provided that to the extent that Landlord employs the services of any such persons at the Building and at additional locations other than the Building, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Building shall be included in Operating Expenses; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Operating Expenses; association fees or dues reasonably related to the operation, repair or maintenance of the Building; telephone and stationery; directory; building telephone; repairs, replacements and improvements of the electrical, mechanical, plumbing and HVAC systems and other systems and portions of the Building, which are necessary or appropriate for the continued operation of the Building in a manner customary for office buildings in northern New Jersey similar to the Building or are otherwise imposed upon Landlord by any Governmental Authority; and management fees for the management of the Building, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in northern New Jersey for office buildings similar to the Building owned by landlords unaffiliated with Landlord; provided, that the amount included in Operating Expenses for the Base Operating Year and each subsequent Operating Year in respect of management fees shall not exceed 2.5% of gross rents payable by tenants of the Building for the Base Operating Year or subsequent Operating Year. There shall also be included in Operating Expenses (but only to the extent the same are not otherwise included therein) any items described in the definition of Common Area Operating Expenses which are performed to the exterior of the Building, but which, by reason of their relating to areas adjacent to the Building, are not included in Common Area Operating Expenses and are performed and paid for directly by the owner of the Building. If any of the costs and expenses includible in Operating Expenses are incurred by Landlord with respect to both the Building and other portions of the Property, then Landlord shall make a good faith reasonable estimate of the amount of such cost or expense allocable to the Building and the amount thereof allocable to such other portions of the Property, and only the pro rata allocation (based on Landlord's reasonable estimate) of such cost or expense incurred on behalf of the Building shall be included in Operating Expenses. Such allocation shall be binding on Landlord and Tenant unless Tenant shall dispute same within three hundred sixty-five (365) days after (x) Landlord gives Tenant notice of such allocation or (y) if later, receipt of Landlord's final annual Escalation Statement for the Operating Year in question. Tenant shall only be able to challenge such allocation if such allocation was unreasonable, giving due consideration to the fact that it is not possible to make such allocation with mathematical certainty. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 13. Pending such arbitration, Landlord's allocation shall control and Tenant shall make Tenant's Expense Payments based thereon. It is understood and agreed that Landlord shall not be permitted to include the same item of expense in both Operating Expenses and Common Area Expenses except to the extent such item of expense is allocated between them as expressly contemplated hereby.

                  (f) If any repair, replacement or improvement within the definition of Common Area Operating Expenses or Operating Expenses is capitalized under GAAP, then (A) the cost of any such repair, replacement or improvement shall only be included in Common Area Operating Expenses or Operating Expenses if such repair, replacement or improvement (i) is necessary to comply with any Law which is enacted or promulgated after the substantial completion of Landlord's Construction, (ii) has the effect of reducing the expenses which would otherwise be included in Common Area Operating Expenses or Operating Expenses or (iii) constitutes a replacement which in Landlord's reasonable judgment is economically prudent to make in lieu of repairs, (B) the cost thereof shall be amortized on a straight line basis over the useful life of such repair, the amount so amortized attributable to such repair, replacement or improvement and (C) there shall be included in Common Area Operating Expenses or Operating Expenses in each Operating Year for such portion of the amortization period which occurs during the Term, provided, however, that all amounts thereof included in Common Area Operating Expenses or Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Interest Rate from the date Landlord incurred such cost; provided, further, however, that (x) the amount included within Common Area Operating Expenses or Operating Expenses with respect to any repair, replacement or improvement included pursuant to clause (ii) or clause (iii) above, shall not in any Operating Year exceed the actual amount of such reduction in said expenses and
(y) the amount included within Common Area Operating Expenses or Operating Expenses with respect to any replacement included pursuant to clause (iii) above shall not in any Operating Year exceed the repair costs which would have been incurred by Landlord if such replacement had not been made.

                  (g) The following shall be excluded or deducted from, or, in the specific circumstances hereinafter provided, included in, as appropriate, the costs and expenses otherwise included in Operating Expenses:

                        (i) the cost of electricity and other utilities furnished to the Premises and other space leased or available for lease to tenants as measured by meters, or if there be no meters, as determined by Landlord's electrical consultant;

                        (ii) leasing commissions and similar fees;

                        (iii) salaries, fringe benefits and other compensation for Landlord's executives above the grade of building manager;

                        (iv) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Expenses;

                        (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds (or would have been compensated therefor if Landlord had maintained the insurance required hereunder) or a condemnation award; provided, that Operating Expenses shall include the amount of the deductible carried under Landlord's property insurance policy; but only to the extent that such deductible is not in an amount in excess of the deductible which is generally maintained with respect to property insurance policies of landlords of first class office buildings in the vicinity of the Building;

                        (vi) advertising and promotional expenditures;

                        (vii) Taxes and Common Area Taxes;

                        (viii) costs for performing tenant installations for Tenant or for performing work or furnishing services to or for Tenant at Tenant's expense and any other contribution by Landlord to the cost of tenant improvements;

                        (ix) capital expenditures incurred for the initial construction of the improvements constituting the Building and the Common Areas or the costs of correcting defects in the initial design or construction of the Building or the Common Areas;

                        (x) rent under any ground leases;

                        (xi) financing and refinancing costs and debt service;

                        (xii) amounts otherwise includible in Operating Expenses but reimbursed (or reimbursable pursuant to the lease with any other tenant of the Building) directly by Tenant or any party to Landlord other than pursuant to this Article 4 or similar provisions;

                        (xiii) costs and expenses payable to any Landlord Affiliated Entity, to the extent that such costs and expenses exceed competitive costs and expenses for materials and services by unrelated persons or entities (other than a Landlord Affiliated Entity or its partners or stockholders) of similar skill, competence and experience; and

                        (xiv) franchise, income, inheritance or estate taxes (but not sales and use taxes) imposed on Landlord; and

                        (xv) all amounts included in Common Area Operating Expenses;

                        (xvi) amounts received by Landlord under any warranty covering the Building and an adjustment during the Base Operating Year only for the cost of service contracts and other expenses that would have been incurred and included in Operating Expenses during the Base Operating Year in the absence of such warranties;

                        (xvii) amortization and depreciation, except that if any equipment is purchased after the initial development, construction and equipping of the Building for maintenance of the Building which is not ordinarily expensed in accordance with GAAP, then such equipment shall be depreciated on a straight-line basis over the useful life of such, and there shall be included in Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Interest Rate (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

                        (xviii) expenses related to activities regarding the solicitation of, and execution of leases involving new tenants in the Building;

                        (xix) the costs to remove, abate or treat any Hazardous Materials unless such costs are incurred as a result of the activities, actions, negligence, conduct or use of the Premises by Tenant or subtenants of Tenant or any User or any of their respective agents, employees, contractors or representatives;

                        (xx) any expenses incurred in connection with the performance of any services, amenities or work or the furnishing of any facilities to any tenant in the Building at Landlord's expense to the extent the same are above the level of services, amenities, work or facilities provided to Tenant at Landlord's expense or for which Tenant is charged directly;

                        (xxi) any increase in Landlord's insurance premiums for the Property to the extent such increase is caused by or results from the use, occupancy, actions, negligence or misconduct of another tenant in the Building (excluding, however, any increase in Landlord's insurance premiums resulting from Tenant and its use, occupancy, actions, negligence or misconduct, which shall be reimbursed to Landlord to the extent provided in this Lease);

                        (xxii) the costs for lease buyouts, take over or take-back agreements or other like lease arrangements or inducements;

                        (xxiii) any liabilities, damages, awards and judgments for injury or death to persons or damage to property arising from Landlord's negligence or willful misconduct to the extent not reimbursed by insurance unless caused by or resulting from the negligence or willful misconduct of Tenant, its subtenants, licensees, employees, agents and contractors; provided, that Operating Expenses shall include the amount of the deductible carried under Landlord's liability insurance policy, but only to the extent that such deductible is in an amount not in excess of the deductible which is generally maintained with respect to liability insurance policies of landlords of first class office buildings in the vicinity of the Building (or, if Landlord shall be self-insured, an amount equal to the deductible generally maintained with respect to the liability insurance policies of landlords of first class office buildings in the vicinity of the Building);

                        (xxiv) rental and other expenses incurred in leasing property and equipment which if purchased would be considered a capital improvement or replacement to the extent such rental and other expenses exceed the amount which would be included in Operating Expenses in accordance with the provisions hereof if such property and equipment were purchased;

                        (xxv) to the extent wages, salaries and reimbursable expenses and benefits of personnel engaged in the operation, maintenance and security of the Building are allocable to other projects other than the Building, only the Building's allocable share of such costs shall be an Operating Expense;

                        (xxvi) to the extent a property management office serves buildings other than the Building, such costs shall be equitably allocated among the Building and such other buildings, and only the Building's allocable share of such costs shall be an Operating Expense;

                        (xxvii) legal and accounting services with respect to
(i) negotiating, preparing or enforcing leases, (ii) disputes with tenants (including Tenant), or (iii) development and/or construction of the Building;

                        (xxviii) Landlord's costs relating to the operation and internal organization and function of Landlord as a business entity (as opposed to the maintenance and/or operation of the Building), including, but not limited to, costs of entity accounting and the cost of Landlord's preparation of income tax returns and information returns, legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating of any of the Landlord's interest in the Premises or the Building and costs of any disputes between Landlord and its employees;

                        (xxix) costs which would not have been incurred but for
(A) violation by Landlord of any lease or (B) violation by Landlord of any Law and penalties and interest for late payment of any obligation of Landlord, unless such late payment is caused by Tenant;

                        (xxx) costs incurred for the acquisition of permanent and temporary works of art and decorations, including, without limitation, seasonal decorations (but not the maintenance of, or security for, such items);

                        (xxxi) cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club, cafeteria or other dining facility, newsstand, flower service, shoeshine service, or athletic or recreation club and helicopter pad, unless such service is requested by, or actually used by, Tenant;

                        (xxxii) costs arising from Landlord's charitable or political contributions;

                        (xxxiii) capital expenditures other than as expressly provided herein; and

                        (xxxiv) costs of any tenant improvements or work allowances provided by Landlord to any tenants of the Building.

                  (h) If during all or part of any Operating Year (including any Base Operating Year), Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense) to portions of the Building, due to the fact such portions are not occupied, then, for the purpose of computing the additional rent payable hereunder, the amount of Operating Expenses for such item for such period shall be increased by an amount equal to the actual incremental cost which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to 100% of the RSF of the Building; it being understood that, without limiting the foregoing, the amount included in Operating Expenses for the Base Operating Year and each subsequent Operating Year in respect of management fees shall also be increased by an amount equal to the incremental management fees which would have been incurred if the Building were 100% leased to tenants based on the gross rents for the Building then being charged by Landlord. Section 4.02A shall, however, not permit Landlord to collect from Tenant more than 100% of the actual increase in the Operating Expenses in any subsequent Operating Year over the actual incurred Operating Expenses in the Base Operating Year.

                  (i) If at any time Tenant is entitled to a credit against Fixed Rent pursuant to Section 6.01(a)(I)(iv), Section 6.01(g) and/or Section 11.34, the management fee included in Operating Expenses shall be calculated based upon the Fixed Rent payable under this Lease without any deduction for any such credit.

                  (j) Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to a Landlord Affiliated Entity for purposes of obtaining tax abatements for the Property, for tax planning purposes or otherwise, and none of the definitions of Operating Expenses, Tenant's Expense Share, Common Area Expenses, nor Common Area Expense Share or Tenant's obligations hereunder shall be affected by reason of any such transfers to Affiliated Entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord.

                  (k) If Landlord (or any Landlord Affiliated Entity) shall acquire an Additional Parcel, then, at Landlord's election, exercisable by written notice to Tenant (A) the Common Area Operating Expenses allocable to the portion thereof actually used as Common Areas shall be included in Common Area Operating Expenses in accordance with paragraph (d) above to the extent applicable, (B) the RSF of any improvements then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Expense Share Determination Date, be added to the denominator of the Expense Share Fraction for purposes of calculating the Common Area Expense Share in accordance with paragraph (c) above, and (C) such Additional Parcel shall thereafter be deemed a part of the Land for all purposes of this Lease and Tenant shall have access to and use of the Common Areas thereon as if it were part of the Land.

                  (l) In the event Tenant objects to any adjustment which may be required under this Section 4.02(A) with respect to Operating Expenses, Common Area Operating Expenses, Tenant's Expense Share or Common Area Expense Share, such objection (specifying in detail the nature of such objection) must be made in writing by Tenant within three hundred sixty-five (365) days after (x) receipt of Landlord's determination of such adjustment, or (y) if later, receipt of Landlord's final annual Escalation Statement for the Operating Year in question, and failing such notice Landlord's determination shall be conclusive. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 13, but pending the resolution of such dispute, Landlord's determination of Operating Expenses, Common Area Operating Expenses, Tenant's Expense Share and Common Area Expense Share shall control and Tenant shall pay Tenant's Expense Payment (as defined in Section 4.02(B) below) in accordance with such determination as a condition precedent to its right to invoke such arbitration process without prejudice to Tenant's position. In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant's Expense Payment, Landlord shall permit Tenant to credit the amount of such overpayment (with interest thereon if the amount of the overpayment was more than 5% of the Tenant's Expense Payment in question) against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Charges due hereunder, Landlord shall promptly pay Tenant the amount of any credit not previously applied by Tenant. In the event any such dispute shall involve more than one tenant of the Property, all of such disputes shall, at Landlord's election, be resolved in one arbitration proceeding designated by Landlord, so long as the resolution of Tenant's dispute is not unreasonably delayed thereby.

                  B. Tenant shall pay to Landlord as an Additional Charge for each Operating Year an amount equal to the sum of the following: (i) the Common Area Expense Share of the excess of Common Area Operating Expenses for such Operating Year over the Common Area Operating Expenses for the Base Operating Year and (ii) Tenant's Expense Share of the excess of Operating Expenses for such Operating Year over the Operating Expenses for the Base Operating Year (collectively, "Tenant's Expense Payment"). Landlord shall not recover any item of Common Area Operating Expenses or Operating Expenses more than once.

                  C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's good faith reasonable estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then
(i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this paragraph (C) for the last month of the preceding Operating Year; (ii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate; and (iii) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate. If there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof (with interest thereon at the Interest Rate if the amount of the overpayment was more than 5% of the Tenant's Expense Payment in question) against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Charges due hereunder, Landlord shall promptly pay Tenant the amount of any credit not previously applied by Tenant. Landlord may at any time and from time to time (but not more often than two times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

                  D. Within one hundred-twenty (120) days after the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord or its agent setting forth the Operating Expenses and Common Area Operating Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under Section 4.02(C) exceeded Tenant's Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess (with interest thereon at the Interest Rate if the amount of the overpayment was more than 5% of the Tenant's Expense Payment in question) against the next subsequent rental payments under this Lease. After the termination of the Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Charges due hereunder, Landlord shall promptly pay Tenant the amount of any credit not previously applied by Tenant. If an annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within thirty (30) days after being furnished with such annual Escalation Statement.

                  E. The annual Escalation Statements with respect to Operating Expenses and Common Area Operating Expenses to be furnished by Landlord or its agent as provided above may be unaudited but shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles consistently applied in a manner generally consistent with unaffiliated owners of first-class office buildings in the vicinity of the Building ("GAAP"). Landlord and its agent may rely on Landlord's operating cost allocations and estimates if such allocations or estimates are required for this Section 4.02. The Escalation Statement shall be accompanied by a certificate signed by a Property accountant employed by Landlord or its Affiliate stating that, to the best of such Property accountant's knowledge, such Escalation Statement was prepared in accordance with this Section 4.02. Attached hereto as Schedule N is the form of escalation statement currently used at the Complex and the parties hereto acknowledge that the form of Escalation Statement for the Building may vary from the form attached as Schedule N.

                  F. Upon Tenant's written request, Landlord shall permit Tenant or Tenant's designated (in such request) independent public accounting firm (which may not be retained by Tenant on a contingency fee basis or any other fee basis by which such accounting firm's compensation is based upon the amount refunded or credited by Landlord to Tenant as a result of such audit) to inspect the books and records relating to the operation of the Property for the Operating Year to which an Escalation Statement relates at the office of Landlord's managing agent in the Tri-State area at such time or times during normal business hours as Landlord shall reasonably designate. Notwithstanding the foregoing, Tenant shall only have the right to audit Landlord's books and records for any Operating Year if Tenant notifies Landlord of its intention to perform such audit within three hundred sixty-five (365) days after Tenant's receipt of the Escalation Statement for such Operating Year and the results of such audit are delivered to Landlord within ninety (90) days after the giving of such notice of intent to audit by Tenant (such 90 day period to be extended to the extent Landlord fails to grant Tenant reasonable access to its books and records and Tenant notifies Landlord thereof within such 90 day period). Tenant shall have the right to obtain copies or make such abstracts thereof as it may reasonably require in order to verify any Escalation Statement. If, based upon Tenant' inspection, it is determined (either by agreement of the parties or by a final unappealable arbitration award) that based upon Landlord's annual Escalation Statements for Operating Expenses for any Operating Year the sums paid by Tenant under Section 4.02(C) and Section 4.02(D) in such Operating Year exceeded Tenant's Expense Payment for such Operating Year by more than 5%, then Landlord will reimburse Tenant for the reasonable costs it incurred to outside, independent auditors to conduct such inspection within thirty (30) days after demand based upon reasonable substantiation by Tenant of such costs and to the extent of any overpayment Tenant shall be entitled to credit against the next subsequent rental payments under this Lease, the amount of the overpayment plus interest on the amount of such overpayment at the Interest Rate (to the extent not previously credited to or received by Tenant) from the date of the applicable overpayment by Tenant until so credited. After the termination of the Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Charges due hereunder, Landlord shall promptly pay Tenant the amount of any credit not previously applied by Tenant. Notwithstanding the foregoing, Tenant may notify Landlord of its intention to audit Landlord's books and records with respect to the Base Operating Year at any time prior to the date which is 365 days after Tenant's receipt of the Escalation Statement for the first Operating Year following the Base Operating Year.

            4.03. Tenant shall pay to the appropriate Governmental Authority on or before the due date thereof all taxes, assessments and other charges which are or may be assessed, levied or imposed by any Governmental Authority upon, or become a lien or due and payable in respect of, any leasehold interest of Tenant, any investment of Tenant in the Premises, any right of Tenant to occupy the Premises or any personal property of any kind owned, installed or used by Tenant at or in connection with the operation of the Premises or in connection with Tenant's business conducted at the Premises and, at Landlord's reasonable request, furnish Landlord with reasonable evidence, within twenty (20) days after demand, that the same have been paid.

            4.04. If the commencement date for payments under this Article 4 shall be other than the first day of a Tax Year or an Operating Year or if the Expiration Date shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling after such commencement date and within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Building Taxes and Common Area Taxes for the Tax Year and/or Operating Expenses and Common Area Operating Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the Expiration Date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the Expiration Date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing in accordance with this Lease.

            4.05. In no event shall the Fixed Rent ever be reduced by operation of this Article 4. The rights and obligations of Landlord and Tenant under the provisions of this Article 4 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term; provided that Landlord renders to Tenant an Escalation Statement within one (1) year following the end of Term, so that Tenant shall not be responsible for any Operating Expenses or Common Area Operating Expenses or Taxes or Common Area Taxes attributable to any Operating Year or to any Tax Year, respectively, which are first billed to Tenant more than one (1) year after the end of the Term.

            4.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year; provided that Landlord renders to Tenant an Escalation Statement within one (1) year following the end of Term, so that Tenant shall not be responsible for any Operating Expenses or Common Area Operating Expenses or Taxes or Common Area Taxes attributable to any Operating Year or to any Tax Year, respectively, which are first billed to Tenant more than one (1) calendar year after the end of the Term and, provided further, that Tenant shall have the right to object to and audit any such Escalation Statement as elsewhere provided in this Article.

            4.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless Tenant timely requests an audit thereof in accordance with Section 4.02(F) above and timely delivers to Landlord the results of such audit in accordance with Section 4.02(F), specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute regarding any such audit may be submitted to arbitration in accordance with Article 13 by either party, but pending the resolution of such dispute, and as a condition precedent to Tenant's right to invoke such arbitration process, Tenant shall make its payments in accordance with Landlord's Escalation Statements without prejudice to Tenant's position.

            4.08. Tenant will cooperate with Landlord in all reasonable respects in obtaining and retaining any tax abatement or exemption for which the Property may be eligible. Tenant will execute and file within twenty (20) days after demand any and all documents and instruments reasonably necessary to obtain and retain such abatement or exemption.

            4.09 (a) Prior to the date hereof, Landlord has obtained a twenty
(20) year tax abatement agreement for the Building dated November 15, 2000, a true copy of which has been furnished by Landlord to Tenant (the "Tax Abatement Agreement").

                  (b) If the Tax Abatement Agreement is terminated prior to the date on which such agreement would have expired in the ordinary course (the "Tax Abatement Expiration Date") solely by reason of an act or omission of Landlord (unless caused by a default by Tenant under this Lease), and any component of Taxes would have been less, due solely to the fact that the Tax Abatement Agreement had been in effect, then such component of Taxes shall be computed as if the Tax Abatement Agreement had been in effect from the date of such termination through the Tax Abatement Expiration Date. Tenant acknowledges that except as expressly provided in the preceding sentence Landlord shall have no liability to Tenant and this Lease shall not be affected with respect to Landlord's failure to maintain the Tax Abatement Agreement in full force and effect. If Landlord modifies the Tax Abatement Agreement and any component of Taxes would have been less due solely to the fact that the Tax Abatement Agreement had been in effect (without such modification), then such component of Taxes shall be computed as if the Tax Abatement Agreement had not been so modified.

            4.10 If and so long as Charles Schwab & Co., Inc. or an assignee of this Lease permitted by Section 8.02, or its Affiliate leases 100% of the RSF of the Building, Tenant shall have the right to reasonably approve all new contracts (including renewals of existing contracts if Landlord has the option in its sole discretion without payment of any penalty or other amount to not renew such contract) entered into by Landlord during such 100% lease period the costs of which are included in Operating Expenses (including, without limitation, any new contract (or renewal thereof subject to the parenthetical above) for insurance on the Building). Such approval right shall not be unreasonably withheld and shall be deemed given if not denied within 10 business days.

            4.11. Notwithstanding anything to the contrary contained in this
Article 4, Tenant's Tax Payment and Tenant's Expense Payment shall not be payable as to the Phase I Premises and the Ground Floor Space prior to the end of the Tenant Work Period or as to the Phase II Premises prior to the end of the Phase II Work Period or as to the Phase III Premises prior to the end of the Phase III Work Period or as to the Secondary Premises prior to the end of the Secondary Premises Tenant Work Period. During the time prior to the end of the Phase II Work Period, Tenant's Tax Share, Common Area Tax Share, the Common Area Expense Share and the Tenant's Expense Share shall be determined as if the Phase II Premises and Phase III Premises were not part of the Premises. During the time prior to the end of the Phase III Work Period, Tenant's Tax Share, Common Area

Tax Share, the Common Area Expense Share and the Tenant's Expenses Share shall be determined as if the Phase III Premises were not part of the Premises. During the time prior to the end of the Secondary Premises Tenant Work Period, Tenant's Tax Share, Common Area Tax Share, the Common Area Expense Share and the Tenant's Expense Share shall be determined as if the Secondary Premises were not part of the Premises. Nothing contained in this Section 4.11 shall affect Tenant's payment obligations under Section 2.01(c).

            4.12. The RSF of the Dedicated Shaft Areas throughout the Building and the RSF of the Designated Elevator Shafts throughout the Building are counted for purposes of determining the Additional Charges payable by Tenant under this Article 4. Notwithstanding the foregoing, if Tenant no longer leases 100% of the Building, the RSF of the Dedicated Shaft Areas to the extent located on floors of the Building which are not included in the Premises shall not be counted for such purposes.


                                    ARTICLE 5

                                   ELECTRICITY

            5.01 (a) Other than those items included as part of the Landlord's Construction, any risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements will, upon written request of Tenant, be installed by Landlord (and Tenant shall reimburse Landlord for its out-of-pocket costs and expenses therefor, but Tenant shall not be required to pay any rent for use of such equipment or space), if in Landlord's reasonable judgment the same are available and reasonably necessary for Tenant's use and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

            (b) Tenant covenants and agrees to pay to Landlord the amounts for electric current consumed by Tenant in the Premises or elsewhere in the Building or the Property (including the roof and the Outdoor Space) in accordance with the terms of this Lease as indicated by submeters measuring Tenant's demand for, and consumption of, electric current. The amount payable by Tenant for electricity consumed by Tenant shall be calculated based upon Landlord's actual cost per kilowatt and kilowatt-hour, including, without limitation, those charges applicable to or computed on the basis of Tenant's consumption, demand and hours of use, any taxes regularly passed on to or collected from similar consumers by the public utility company, fuel rate adjustments and surcharges (but if by reason of deregulation Landlord shall obtain electricity at a higher cost than it would have had electricity been obtained by Landlord from the public utility (if any) then supplying electricity to the area in which the Building is located, then not in excess of the cost determined using the public utility rate schedule which would then have otherwise been so applicable to the Building); it being understood that Tenant may itself instead select an electric provider subject to and in accordance with
Section 5.01(e) below. Tenant shall pay for such electricity within thirty (30) days after rendition of bills therefor. Such bills shall not be rendered more frequently than monthly. Each such bill shall be accompanied by a copy of the most recent bill from the supplier of electricity to the Building and a copy of the most recent reading of the submeters for the Premises, which reading shall be for substantially the same billing period as that covered by the bill from the supplier. Tenant shall install such submeters and the cost of such submeters and the installation thereof shall be at the Tenant's expense, except that Landlord shall pay the cost of the 1 submeter included in Landlord's Construction and the installation thereof. Tenant, at Tenant's sole cost and expense, shall be responsible for the maintenance and repair of such submeters (including, without limitation, such submeter installed by Landlord as part of Landlord's Construction).

            (c) Tenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the Premises except in accordance with the provisions of Section 7.02. Landlord shall not reduce in any material respect the electrical capacity to the Premises shown in the Design Criteria.

            (d) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility providing the Building with electricity. Without limiting the foregoing, in no event shall Landlord be liable to Tenant for any consequential damages arising from any such failure or defect.

            (e) Tenant shall have the right to take advantage of any "de-regulation" of the electricity industry in New Jersey by switching electrical providers to reduce electrical costs; provided, that (i) Tenant delivers to Landlord plans and specifications in detail reasonably sufficient to Landlord for all work necessary to effect such switch (which plans and specifications shall be subject to the reasonable approval of Landlord), (ii) such switch shall not adversely affect Landlord, any Affiliate of Landlord, the Building, the Property, the Complex or any other tenants or occupants of the Building, the Property or the Complex or result in any increased cost to Landlord, any Affiliate of Landlord or any other tenants or occupants of the Building, the Property or the Complex, unless Tenant agrees to pay such increased costs, (iii) Tenant shall pay all of the costs with respect to such switch, including, without limitation, the work described in clause (i) above,
(iv) Tenant and its Affiliates lease and Occupy at least 200,000 RSF in the Building (but so long as the Tenant is Charles Schwab & Co., Inc. or any assignee thereof under Section 8.02 or any Affiliate thereof, such requirement shall be 100,000
RSF) and (v) at the time Tenant contracts to switch electric providers, this Lease is in full force and effect and Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods. Notwithstanding the foregoing, Landlord's consent shall not be required for Tenant to obtain direct electrical service from the utility provider then providing electrical service to the Building.

            (f) Landlord shall not impose any mark-up or administrative charge in connection with Tenant's obtaining or utilizing electric energy.


                                    ARTICLE 6

                   LANDLORD COVENANTS; LANDLORD'S CONTRIBUTION

            6.01 Landlord's Services. (a)(I) From and after the date that Tenant first occupies all or any part of the Premises for the conduct of Tenant's business, Landlord shall furnish Tenant with the following services (collectively, "Landlord Services") to the portion of the Premises which Tenant is occupying for the conduct of Tenant's business:

                        (i) Exclusive (so long as Tenant leases 100% of the Building) passenger elevator service to each floor of the Premises at all times during Business Hours on Business Days by all elevators in the elevator banks serving the Premises, with at least two passenger elevators in each such elevator bank subject to call at all other times, and operated in a manner which is consistent with other comparable first class office buildings in the vicinity of the Building owned by landlords not affiliated with Landlord. Notwithstanding the foregoing, if Tenant no longer leases 100% of the Building, Tenant shall receive exclusive passenger elevator service to each floor of the Premises located in an elevator bank (reference in this Section 6.01(a)(I)(i) to any elevator bank shall mean such elevator bank as is described in the Design Criteria) where Tenant leases 100% of the space in the Building served by such elevator bank at all times during Business Hours on Business Days by all elevators in such elevator bank and non-exclusive passenger elevator service to each floor of the Premises located in an elevator bank where Tenant does not lease 100% of the space in the Building served by such elevator bank at all times during Business Hours on Business Days by a minimum number of elevators equal to the greater of (x) one elevator and
      (y) one elevator for every two floors leased by Tenant in such elevator bank, with at least two passenger elevators in the elevator bank where Tenant leases 100% of the space served by such elevator bank and at least one passenger elevator in the elevator bank where Tenant does not lease 100% of the space served by such elevator bank, subject to call at all other times and operated in a manner which is consistent with other comparable first class office buildings in the vicinity of the Building and owned by landlords not affiliated with Landlord. At Landlord's option, the elevators shall be operated by automatic control or manual control, or any combination thereof. Tenant shall use passenger elevators solely for the transportation of its employees and invitees and not for freight handling, the delivery of packages requiring handtrucks or other similar items or the removal of refuse. In the event Tenant leases all of the Initial Premises or Secondary Premises, as the case may be, and also leases any, but not all full floor(s) in the low rise bank of elevators or high rise bank of elevators, as applicable, Landlord shall, as requested by Tenant and at Tenant's sole cost and expense, cause (x) one double-doored high rise (or low rise, as applicable) passenger elevator and/or (y) one double-doored low rise (or high rise, as applicable) passenger elevator, to be programmed so that it shall also stop on such floor(s) in the low rise bank and/or high rise bank of elevators, as applicable, so leased by Tenant but only by the second door thereof which shall allow entry (to be constructed by Landlord at Tenant's sole reasonable cost and expense) directly from the elevator to such floor(s) so leased by Tenant in such low rise elevator bank or high rise bank of elevators, as applicable. Tenant shall have the lobby rights set forth in Sections 7.02(p), (q) and
      (r) below;

                        (ii) Non-exclusive freight elevator service to the Premises and use of the loading dock (x) on a first come-first served basis (i.e. no advanced scheduling) without charge during Business Hours on Business Days and (y) on a reserved basis at all other times upon the payment of Landlord's then established charges therefor (which charges shall not exceed the then similar charges pertaining in the Complex so long as Tenant leases 100% of the Building); notwithstanding anything to the contrary contained herein, Landlord shall make available to Tenant the use of the freight elevator and loading dock in accordance with the foregoing provisions, but without payment by Tenant of such charge, during Tenant's performance of its Tenant's Work with respect to the Premises and its initial moving-in of its furniture, installations and equipment to the Premises even if such use occurs on non-Business Days or after Business Hours on Business Days and Tenant shall pay to Landlord all out-of-pocket costs and expenses incurred by Landlord in connection with such use;

                        (iii) Reasonable quantities of cold water to the floors on which the Premises are located for lavatory, drinking and office cleaning purposes only, including up to two (2) so-called "coffee station" or "Dwyer unit" sinks per floor of the Premises. If Tenant requires or uses water for any other purpose, Landlord may install a meter or meters or other means to measure Tenant's water consumption and Tenant agrees to reimburse Landlord for the cost of such meters and the installation thereof and to pay for the maintenance of such equipment and to pay Landlord's costs of other means of measuring such water consumption by

      Tenant. In addition, Tenant shall reimburse Landlord for the quantities of water shown on such meters on demand (which water shall be charged at Landlord's actual cost therefor without mark-up);

                        (iv) Cleaning and janitorial services to the Premises and the Common Areas of the Building in accordance with Schedule G attached hereto, subject to Section 6.01(g) below. Tenant shall pay to Landlord within thirty (30) days after demand the actual out-of-pocket costs incurred by Landlord for (A) extra cleaning work in the Premises required because of (w) carelessness, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) non-building standard materials or finishes installed in the Premises, and/or (z) the use of the Premises other than during Business Hours on Business Days, and/or (B) removal from the Premises and the Building of any refuse of Tenant (x) in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse and/or (y) at times other than Landlord's standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used by Tenant for preparation, serving or consumption of food or beverages (including, without limitation, "coffee stations" or "Dwyer Unit" sinks), training rooms, trading floors, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord's cleaning contractor to perform such cleaning at Tenant's expense, provided, however that Tenant shall have the right to engage its own cleaning contractor (subject to Landlord's prior reasonable consent to such contractor) for such additional cleaning work provided the cost charged by Landlord's cleaning contractor is materially more than competitive cleaning rates being charged in first class office buildings in the vicinity of the Building. Landlord's cleaning contractor shall have access to the Premises only after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises. Tenant shall comply with any rules Landlord and/or its cleaning contractor may reasonable establish regarding the management and recycling of sold waste as may be necessary for Landlord to comply with Law, including without limitation, the New Jersey Department of Environmental Protection Rules on Coastal Resources and Development (N.J.A.C. 7:7E-1.1). Tenant shall be entitled to a credit
      against Fixed Rent equal to      multiplied by the RSF contained in the
      portions of the Premises constituting trading floors, Tenant's Cafeteria and the Executive Dining Area and reasonably designated by Tenant giving notice to Landlord. Such Fixed Rent credit shall commence on the date that Tenant first occupies such portions of the Premises for the applicable use above and shall continue only so long as Tenant continues to use the same for such use.

      Anything to the contrary contained herein notwithstanding, Landlord shall have no obligation to provide any cleaning and janitorial services to any trading floors, Tenant's Cafeteria or the Executive Dining Area. In the event of any dispute regarding the calculation of any Fixed Rent credit hereunder, either party may submit the matter to Expedited Arbitration in accordance with Article 13. Pending the resolution of any such dispute, Tenant shall pay Fixed Rent based upon Landlord's determination. If the dispute is resolved in favor of Tenant, Landlord, shall within thirty (30) days after the resolution of such dispute, pay to Tenant an amount equal to any Fixed Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant under this Lease based upon the determination of such Fixed Rent credit by the arbitrator.

                        (v) Maintenance of the Common Areas in good order and repair consistent with unaffiliated first-class office buildings in the vicinity of the Building.

                        (vi) Maintain and keep in good order and repair the Building condenser water system, provide condenser water to the DX Units on the floors of the Premises in accordance with the HVAC specifications set forth in the Design Criteria and maintain and keep in good order and repair the DX Units on the floors of the Premises in which Tenant's normal business operations are conducted during Business Days between 8:00 A.M. to 7:00 P.M. only; it being understood that in no event shall Landlord be responsible for the maintenance or repair of any other air conditioning, heating or ventilating systems (on portions thereof) (whether installed by Landlord or Tenant), including, without limitation, systems that are installed to service Tenant's data processing, computer, trading operations or telephone operations, and Tenant shall be responsible, at its sole cost and expense, for the maintenance and repair of all DX Units on the floors of the Premises (other than those for which Landlord is responsible as provided above) and Tenant shall use and Landlord shall permit Tenant to contract with the HVAC contractors used by Landlord to perform such maintenance and repairs; provided, however, that Tenant shall have the right to engage its own HVAC contractor (subject to Landlord's prior reasonable consent to such contractor) for such maintenance and repairs (it being understood that as of the date hereof Johnson Controls is reasonably acceptable to Landlord, subject to changes in circumstances). Upon request by Tenant, Landlord shall use reasonable efforts to enforce any warranties covering all such DX Units; but Landlord shall nevertheless be responsible for initial design defects and correcting defects in the initial installation thereof. Landlord shall provide such condenser water, subject to Force Majeure, the acts or omissions of Tenant, its agents, contractors, Users, employees, servants or invitees and Landlord's right to interrupt such service in accordance with the terms hereof, 24 hours a day, 7 days a week, in accordance with the HVAC specifications set forth in the Design Criteria. Without limiting Landlord's obligations contained above in this clause (vi), Landlord has informed Tenant that the windows of the Premises and the Building are sealed, and that the Premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not able to furnish condenser water to the Premises or when the DX Units are not operational. Any use or occupancy of the Premises during such hours shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor, except as expressly provided in this Lease. Such condition of the Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Premises, except as expressly provided in this Lease. Tenant shall cause and keep entirely unobstructed at all times all the vents, intakes, and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the condenser water systems. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning system serving the Premises. Subject to the provisions of Article 5 hereof all such electric energy shall be furnished to Tenant at Tenant's cost and expense. Prior to the date Tenant first occupies the Premises for the conduct of business and on or before each anniversary of such first occupancy date, Tenant shall deliver to Landlord a notice certifying as to the normal business hours of Tenant on each floor of the Premises.

                        (vii) On a 24-hour basis a level of security in the Building and the Common Areas in no event less than that comparable (or, at Landlord's option superior) to the level of security then commonly maintained in comparable first class office buildings in the vicinity of the Building owned by landlords unaffiliated with Landlord. So long as Tenant leases 100% of the Building, Tenant shall have the right to install its own card access system for the Building in accordance with the terms of this Lease. If Tenant installs such system, so long as Tenant leases 100% of the Building, any card access system for the Building installed by Landlord (it being understood that Landlord shall have no obligation to do so) shall be comparable with Tenant's system. Upon the expiration or termination of this Lease or at any time that Tenant no longer leases 100% of the Building, Tenant shall, upon Landlord's request and at Tenant's expense, remove any card access system so installed by Tenant and restore the Building to its original condition, subject to Tenant's rights under
      Section 7.02(q). At Landlord's option, such card access system shall become Landlord's property upon the expiration or earlier termination of this Lease or at any time that Tenant no longer leases 100% of the Building.

                        (viii) Maintain and operate the Building's sprinkler system, emergency generator for the life safety systems of the Building and the life safety systems of the Building.

                        (ix) Landlord shall provide 24-hours a day on a year round basis condenser water for Tenant's supplementary HVAC systems, and outside air therefor, in accordance with the Design Criteria.

                        (x) Unless Tenant shall install its own directory in accordance with Section 7.02(p), maintain listings on the Building directory of the name of Tenant and/or Tenant's permitted subtenants and Users and their respective officers and employees; provided, that, unless Landlord shall have installed in the Building a computerized directory, the names so listed shall equal the product of (i) Tenant's Tax Share and
      (ii) the total number of listings available on such directory.

                        (xi) Maintain and keep in good order and repair the base Building electrical systems providing electric energy to the Premises in accordance with the Design Criteria, subject to compliance by Tenant with its obligations under Article 5 hereof.

                  (II) During the Tenant Work Period, the Phase II Work Period, the Phase III Work Period, the Secondary Premises Tenant Work Period and the Tenant Mezzanine Space Work Period, Landlord shall furnish Tenant with the following services to the Phase I Premises, the Phase II Premises, the Phase III Premises, the Ground Floor Space, the Secondary Premises and the Mezzanine Space, as applicable, each of which shall be deemed to be a "Landlord Service" for purposes hereof and shall be subject to all of the terms and conditions of this Section 6.01:

                        (i) Temporary or permanent power shall be made available; and

                        (ii) Access to and use of, at Landlord's option, one of the following: a man-hoist, freight elevator or protected passenger elevator (but, in the case of materials and equipment which cannot reasonably fit into such passenger elevator, Landlord shall permit Tenant to use either the man-hoist or freight elevator), without charge; provided, that Tenant shall pay to Landlord all out of pocket costs and expenses incurred by Landlord in connection with such use; provided, further, that if Landlord makes the man-hoist available to Tenant and Landlord continues to use the man-hoist during such period of Tenant's use, the cost thereof shall be allocated between Landlord and Tenant based upon their relative use of the man-hoist during such period.

            (b) Landlord may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord, provided that except in an emergency or extraordinary circumstances Landlord shall give Tenant not less than 10 days' advance notice in the case of any such repair, alteration or improvement which interrupts any Landlord Services described in Sections 6.01(a)(i), (vi), (ix) and (xi), or which interrupts the life safety systems located within the Premises and any such repair, alteration or improvement which interrupts the Landlord Service described in Section 6.01(a)(xi) shall be made only during non-Business Hours or on non-Business Days, except in the case of emergency. Landlord agrees that not more than two (2) passenger elevators in each elevator bank serving the Premises shall be taken out of service during Business Hours on Business Days for the performance of ordinary maintenance. Except as set forth in Section 6.01(e), Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason; provided, that this sentence shall not relieve Landlord of any liability for its breach of its obligations under this Section 6.01(b). Landlord shall use reasonable diligence in a manner which minimizes, to the extent reasonably practicable, interference with Tenant's business operations in the Premises (which shall not include incurring overtime charges unless unaffiliated landlords of first class office buildings in the vicinity generally would do so at their expense under similar circumstances) to make such repairs as may be required to machinery or equipment within the Building to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Building boundaries, to cause the same to be restored by diligent application or request to the provider.

            (c) Without limiting any of Landlord's other rights and remedies, if Tenant shall be in monetary default beyond any applicable grace period, Landlord shall not be obligated to furnish to the Premises any service for which Tenant pays additional Rent to Landlord outside of Business Hours on Business Days (unless Tenant pays such additional Rent in advance), and Landlord shall have no liability to Tenant by reason of any such failure to provide, or discontinuance of, any such service.

            (d) "Business Hours" means 8:00 a.m. to 6:00 p.m. "Business Days" means all days except Saturday, Sundays and any other days which are observed as holidays by the New York Stock Exchange.

            (e) To the extent that Tenant is precluded from using all or a material portion of the Premises for the normal conduct of its business due to the fact that the

Premises or such part thereof is untenantable for the conduct of Tenant's normal business for a period in excess of three (3) consecutive Business Days in any one instance because (i) Landlord shall be unable to supply any service (or any substitute for such service) which Landlord is obligated to provide pursuant to this Section 6.01 which is essential for the operation of Tenant's business in the Premises, which the parties agree shall be limited to the services described as items (i), (iv), (vi), (ix) and (xi) of Section 6.01(a)(I) ("Service Interruption") or (ii) the performance of repairs, alterations, additions or improvements in and the Premises or the Building by Landlord or the failure of Landlord to perform such repairs or other work as and when required under this Lease shall cause the Premises or a material portion thereof to become untenantable for the conduct of Tenant's normal business (a "Work Interruption"; such Service Interruption or Work Interruption, a "Material Interruption") and provided (A) Tenant delivers notice to Landlord following the occurrence of such Material Interruption, (B) Tenant does not occupy the Premises or such part thereof during such period, (C) such untenantability shall not have resulted from any act, omission, negligence or willful misconduct of Tenant or any of its contractors, agents, employees, servants, licensees or invitees, and (D) the condition causing such Material Interruption was not caused by any Force Majeure, then, as Tenant's sole and exclusive remedy therefor (unless Tenant exercises its self-help rights under Section 11.35 to restore such Service Interruption or remedy such Work Interruption, in which case Tenant shall not be entitled to any rent abatement under this Section 6.01(a)(II)(e) with respect to such Service Interruption or such Work Interruption other than any rent abatement which may have accrued with respect thereto prior to Tenant exercising such self-help rights), the Fixed Rent payable hereunder and Additional Charges payable by Tenant under Article 4 for the Premises or such part thereof shall be abated on a per diem basis for the period of time commencing on the later of the date Tenant gives to Landlord the notice required by clause (A) above or the date Tenant actually vacates the Premises or such part thereof until the earlier of (x) such time as Tenant reoccupies the Premises or such part thereof for the normal conduct of its business and (y) such time as such Essential Service is restored or such Work Interruption shall cease, as the case may be.

            If the entire Premises is rendered untenantable for the conduct of Tenant's normal business by a Material Interruption for which Tenant is entitled to a Rent abatement as to the entire Premises as provided above and such Material Interruption and Rent abatement as to the entire Premises continue for in excess of 30 consecutive Business Days, then Tenant shall have the right, by notice given to Landlord, to terminate this Lease; provided, however, if the elimination of such Material Interruption is prevented or delayed beyond such 30 consecutive Business Days due to Force Majeure and/or if the elimination of such Material Interruption continues beyond such 30 consecutive Business Days and Landlord is then diligently proceeding in good faith to eliminate such Material Interruption, then such termination right shall not become effective for so long as the failure to eliminate such Material Interruption is attributable to

Force Majeure and/or for so long as Landlord is diligently proceeding in good faith to eliminate such Material Interruption.

            As used in this Section 6.01(a)(II)(e), (I) a "material" portion of the Premises means a portion of the Premises in excess of 2,500 RSF; and (II) Tenant shall not be deemed in occupancy of the Premises or portion thereof affected by a Material Interruption notwithstanding that Tenant does not remove its property therefrom and Tenant may have a security presence therein, so long as no business is conducted therein (other than temporary activities conducted in order to move its normal business activities elsewhere).

            In the event of a dispute as to matters referred to above in this
Section 6.01(e) either party shall have the right to submit their dispute to resolution by Expedited Arbitration in accordance with the provisions of Section 13 of this Lease; provided, that pending the resolution of such dispute Tenant shall pay Rent based upon Landlord's determination. If such dispute is resolved in Tenant's favor, Landlord shall within 30 days thereafter pay to Tenant any Rent which was actually paid by Tenant to Landlord and was not properly payable by Tenant based upon such arbitration determination. If Landlord shall fail to so pay such amount within such 30 day period and such failure continues for 10 days after Tenant gives Landlord a reminder notice, which reminder notice shall contain the following statement in capitalized bold type: "IF YOU FAIL TO PAY THE AMOUNT DESCRIBED IN THIS LETTER AS DETERMINED PURSUANT TO EXPEDITED ARBITRATION WITHIN 10 DAYS AFTER THE RECEIPT OF THIS REMINDER NOTICE, TENANT SHALL HAVE THE RIGHT TO DEDUCT SUCH AMOUNT FROM THE NEXT RENT PAYABLE UNDER THE LEASE", Tenant shall then have the right, as Tenant's sole remedy, to offset such amount against the next Rent payable hereunder, together with interest thereon at the Interest Rate from the date such payment was due until the date offset by Tenant against such next Rent payable hereunder; provided, that Tenant shall have no right to any such offset at any time that Tenant is in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods or if Landlord notifies Tenant prior to the expiration of such 10 day period that Landlord disputes Tenant's entitlement to such offset, then Tenant shall not be entitled to such offset pending the resolution of such dispute by Expedited Arbitration in accordance with Section 13.

            (f) Subject to compliance with all applicable Laws and with the terms and provisions of Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other applicable provisions of this Lease, Tenant shall be entitled to install a supplementary air conditioning system or systems in the Premises. In connection with each such supplementary air conditioning system, Tenant may, without charge, tap into the condenser water supply of the Building by connecting Tenant's supplementary air conditioning systems to valved outlets on each floor of the Premises installed by Landlord in accordance with the Design Criteria or otherwise installed by Landlord at Tenant's expense; provided that Tenant shall reimburse Landlord for its actual out-of-pocket costs incurred in connection with such connection. Tenant, at Tenant's expense, shall install, operate, maintain, repair and replace the supplementary air conditioning system. Any installations required to connect Tenant's supplementary air conditioning system to the condenser water supply shall be made by Tenant in accordance with Landlord's reasonable design specifications and criteria.

            (g) (i) So long as Tenant leases 100% of the Building, Tenant may, upon not less than 90 days prior notice to Landlord (the "Direct Cleaning Notice"), elect to contract directly with a contractor that will not cause labor disharmony for Landlord or its Affiliates and is otherwise reasonably acceptable to Landlord for the cleaning of the Premises and the Common Areas of the Building. If Tenant shall elect to contract directly with another cleaning contractor in accordance with this Section 6.01(g)(i), then, Tenant shall pay the contractor retained by Tenant directly for the cost of cleaning the Premises and the Common Areas of the Building, and Landlord shall have no further obligation to clean the Premises, the Common Areas of the Building or any part thereof. Tenant shall only have the right to give the Direct Cleaning Notice one time during the Term.

                  (ii) If Tenant gives the Direct Cleaning Notice, then from the date that Landlord ceases to clean the Premises and the Common Areas of the Building through the end of the Term (whether or not Landlord resumes cleaning the Premises and such Common Areas pursuant to clause (iii) below) (A) Operating Expenses shall not include any costs for the cleaning of the Premises and the Common Areas of the Building, (B) Operating Expenses for the Base Operating Year shall be reduced by the amount (if any) included in Operating Expenses during the Base Operating Year for the cleaning of the Premises and the Common Areas of the Building, and (C) the Fixed Rent provided in Section 2.02 shall be reduced by an amount equal to $.50 multiplied by the RSF of the Premises.

                  (iii) If Tenant gives the Direct Cleaning Notice, Tenant may, upon not less than 180 days prior notice to Landlord (the "Cleaning Resumption Notice"), elect to have Landlord resume cleaning the Premises and the Common Areas of the Building in accordance with the terms of Section 6.01(a)(I)(iv) and Landlord shall thereupon do so. Further, if Tenant gives the Direct Cleaning Notice and thereafter Tenant no longer leases 100% of the Building, Landlord shall thereupon resume cleaning the Premises and the Common Areas of the Building in accordance with Section 6.01(a)(I)(iv). If Landlord resumes cleaning the Premises and Common Areas of the Building in accordance with this clause
(iii), Tenant shall pay to Landlord a monthly charge equal to Tenant's Tax Share of Landlord's actual costs to clean the Premises and Common Areas of the Building

(but in no event shall such costs include any amounts to the extent the same would be prohibited from being included in Operating Expenses in respect of such cleaning). .

            6.02 Landlord's Contribution. (a) Landlord shall reimburse Tenant for the cost of the Tenant's Work relating to the Initial Premises, the Ground Floor Space, the Mezzanine Space, the Secondary Premises and the roof space made available to Tenant under Section 6.03 (the "Initial Tenant's Work") in an amount (the "Work Allowance") equal to the lesser of (i) the product of $30.00 multiplied by the number of RSF contained in the Initial Premises, the Secondary Premises and the Ground Floor Space (expressly excluding the RSF of the Mezzanine Space and the roof space made available to Tenant under Section 6.03), as such dollar amount shall be adjusted pursuant to Section 1.04, and (ii) the actual cost of the Initial Tenant's Work, upon the following terms and conditions:

                        (x) The Work Allowance shall be payable to Tenant (or to Tenant's general contractor or construction manager, as directed by Tenant) in installments as the Initial Tenant's Work progresses, but in no event more frequently than monthly. Installments of the Work Allowance shall be payable by Landlord within 30 days following Tenant's satisfaction of each of the conditions required for disbursement set forth in this Section 6.02(a).

                        (y) Prior to the payment of any installment, Tenant shall deliver to Landlord a request for disbursement which shall be accompanied by (1) paid invoices for the Initial Tenant's Work performed or incurred since the last disbursement of the Work Allowance, (2) a certificate signed by Tenant's architect or independent project manager and an officer of the Tenant certifying that the Initial Tenant's Work and services represented by the aforesaid invoices have been completed in all material respects in accordance with the plans and specifications therefor approved by Landlord and have not been the subject of a prior disbursement of the Work Allowance, the Additional Work Allowance or otherwise, and (3) lien waivers by architects, contractors, subcontractors and all materialmen for all such work and services covered by such requisition and whose contract is in excess of $20,000. Landlord shall be permitted to retain from each disbursement (without duplication of the provisions of Section 6.05 as to Landlord's Loan) an amount equal to (I) provided Tenant's contracts for the Initial Tenant's Work provide for at least 10% retainage until 90% of Tenant's Work is completed at which time the retainage is reduced to 5%, the amount of the retainage provided in Tenant's contracts for the Initial Tenant's Work, or (II) in all other cases, 10% of the amount requested to be disbursed by Tenant. The aggregate amount of the retainages shall be paid by Landlord to Tenant upon the completion of all the Initial Tenant's Work and upon receipt from Tenant of (A) a certificate signed by Tenant's architect or independent project manager and an officer of Tenant certifying that all of the Initial Tenant's Work has been completed in all material respects in accordance with the plans and specifications therefor approved by Landlord, (B) all government (or agencies thereof) sign-offs and inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (C) final lien waivers from all contractors and subcontractors performing the Initial Tenant's Work. In the event that Tenant shall be unable to obtain final waivers of lien because of a good faith dispute between Tenant and any of its contractors, subcontractors and/or materialmen, such requirement shall not affect the release or retainage as to contractors, subcontractors and/or materialmen as to which Tenant has delivered final lien waivers. The withholding of the retainage and the release thereof shall be determined separately for the Phase I Premises, the Phase II Premises, the Phase III Premises, the Secondary Premises and the Ground Floor Space.

                        (z) Tenant is not then in monetary default under this Lease or in material non-monetary default under this Lease beyond applicable notice and grace periods (until such default is cured).

                  (b) Notwithstanding the total amount of the Work Allowance set forth above, Tenant shall not be entitled to reimbursement of its Soft Costs incurred in connection with the Initial Tenant's Work in excess of $6.00 per RSF of the Initial Premises, the Secondary Premises and the Ground Floor Space. Anything to the contrary contained herein notwithstanding, Landlord shall have the right to withhold $100,000 from the Work Allowance, which amount shall not be released to Tenant unless and until Tenant delivers to Landlord the mylar set of "as built" plans, drawings and specifications for the Initial Tenant's Work and the disk carrying the same in accordance with Section 7.02(11) and Tenant otherwise complies with the other provisions of this Section 6.02.

                  (c) "Hard Costs" means the costs of work, labor and materials paid by Tenant for the installation of fixtures, improvements and appurtenances to be attached to or built into the Initial Premises, the Secondary Premises and the Ground Floor Space, but not including the installation of movable partitions, business and trade fixtures and other articles of personal property. "Soft Costs" means the costs other than the Hard Costs paid by Tenant in connection with the Initial Tenant's Work.

                  (d) The right to receive reimbursement for the cost of the Initial Tenant's Work as set forth in this Section 6.02 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity. Without in any way limiting the provisions of Section 9.12(b), Tenant shall indemnify and hold harmless each Indemnified Party from and against any and all liability, damages, claims, costs or expenses arising out of or relating to Landlord's payment of any installment of the Work Allowance directly to Tenant's general contractor or construction manager, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. This Section 6.02(d) shall not be deemed to prevent Tenant from spending the Work Allowance on Hard Costs and Soft Costs for sublet space.

                  (e) Prior to the date hereof, Landlord delivered to Tenant that certain Guaranty (Work Allowance and Additional Work Allowance) executed by Guarantors in favor of Tenant dated as of October 23, 2000, pursuant to which Guarantors guarantee the payment of the Work Allowance under the Section 6.02 with respect to the Initial Tenant Work, subject to and in accordance with the terms of such Guaranty. On the date hereof, Guarantors have delivered to Tenant a confirmation of such Guaranty.

            6.03 Roof Space. (a) Subject to the requirements of this Section 6.03, Tenant shall have the right, at no additional charge, to use the portion of the roof of the Building substantially as shown on Schedule P attached hereto in order to install, maintain and operate, at Tenant's sole cost and expense, telecommunications equipment, cooling equipment and equipment related thereto (collectively the "Roof Equipment"). Tenant shall furnish detailed plans and specifications for the Roof Equipment (or any modification thereof) to Landlord for its approval. Tenant shall have the right to run a cables, conduits, pipes, wiring, lines, risers and similar equipment from the Roof Equipment into the Premises through conduit space provided by Landlord in such locations as Landlord may in its reasonable discretion designate. There shall be no additional rent payable by Tenant for the use of such conduit space. Tenant acknowledges that Tenant's use of the roof of the Building is a non-exclusive use and Landlord may itself use or permit any person or entity to use any other portion of the roof of for any use subject to the remaining provisions of this clause (a). Tenant hereby covenants and agrees that: (i) if Landlord's structural engineer recommends that there be structural reinforcement of the roof of the Building in connection with the installation of any Roof Equipment, Tenant shall, prior to any installation of such Roof Equipment, perform the same at Tenant's sole cost and expense in accordance with plans and specifications approved by Landlord (or, at Landlord's election, Landlord shall perform the same and Tenant shall reimburse Landlord for the reasonable costs thereof within 30 days after rendition of a bill therefor); (ii) without limiting the other conditions set forth in this Section 6.03, such installation (including, without limitation, any structural reinforcements performed in connection therewith) shall be performed in compliance with all of the provisions of Section 7.02 and the other provisions of this Lease applicable to Alterations; (iii) Tenant shall, at its sole cost and expense, comply with all Laws and procure and maintain all necessary permits and approvals required therefor, including, without limitation, providing all screening for the Roof Equipment required by Law

(Tenant hereby acknowledging that Landlord is making no representations as to the permissibility of the Roof Equipment on the roof of the Building by any Governmental Authority having jurisdiction thereof); (iv) Tenant shall promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Building or its fixtures, equipment and appurtenances by reason of the installation, maintenance or operation of the Roof Equipment (or, at Landlord's election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 10 days after rendition of a bill therefor); (v) the installation, operation and maintenance of the Roof Equipment shall not interfere with the operation and maintenance of any installations existing on the date Tenant installs the Roof Equipment; (vi) if Tenant's installation, operation or maintenance of the Roof Equipment shall interfere with Landlord's rights (including, without limitation, Landlord's right to use the remainder of the roof of the Building for any purposes) or other future tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in eliminating such interference; provided however, the cost or remedying such interference shall be borne by the party which is suffering such interference, unless (A) Tenant was using the affected equipment prior to the use of such other party (in which case the cost of remedying such interference shall be borne by such other party) or (B) such party was using the affected equipment prior to the use of the Roof Equipment by Tenant (in which case the cost of remedying such interference shall be borne by Tenant); and
(vii) Tenant shall pay any additional or increased insurance premiums incurred by Landlord, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type of Landlord may reasonably require in connection with the Roof Equipment.

                  (b) Without in any way limiting the provisions of Section 9.12(b), Tenant shall indemnify and hold harmless each Indemnified Party from and against any and all liability, damages, claims, costs or expenses relating to the installation, maintenance and operation of any Roof Equipment, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses, except that Tenant shall not be required to indemnify any Indemnified Party for the gross negligence or willful misconduct of such Indemnified Party. If the installation, maintenance or operation of the Roof Equipment shall revoke, negate or in any manner impair or limit any roof warranty or guaranty for the Building, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof; provided, that upon request by Tenant, Landlord shall notify Tenant as to whether Tenant's design of the Roof Equipment may result in any such impairment or limitation of roof warranty (but any such notification by Landlord regarding the design shall not affect Tenant's liability for the installation, maintenance or operation). Tenant shall remove the Roof Equipment upon the expiration or earlier termination of the Term and repair any damage to the roof of the Building caused by the installation or removal of the Roof Equipment, all at Tenant's sole cost and expense (or, at

Landlord's election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 30 days after rendition of a bill therefor). Landlord shall have no liability to repair or maintain the Roof Equipment, nor shall Landlord be liable for any damage to the Roof Equipment unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees.

                  (c) For the purpose of installing, operating or maintaining the Roof Equipment, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord, and Landlord shall have the right to require, as a condition to such access, that Tenant (or Tenant's employee, contractor or other representative) at all times be accompanied by a representative of Landlord who Landlord shall make available upon reasonable notice.

                  (d) Landlord shall have the right to relocate the Roof Equipment, at Landlord's sole cost and expense (or at Tenant's sole cost and expense if the relocation shall be required due to the application of any Laws or if due to the request of Tenant), to any other location on the roof of the Building, such right to be exercisable by Landlord giving Tenant 10 Business Days prior notice thereof (except in the case of emergency in which case Landlord shall give such notice as is reasonably practicable). To the extent Tenant is responsible for the relocation costs pursuant to the preceding sentence, Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord in connection with the relocation of the Roof Equipment within 30 days after rendition of a bill therefor. Tenant shall not have the right to object to any new location of the Roof Equipment unless such new location shall adversely affect Tenant's use of the Roof Equipment. Such relocation shall occur on non-Business Days or non-Business Hours if such relocation would materially interfere with the normal conduct of Tenant's business. Landlord shall use reasonable efforts to limit the installation of any additional equipment on the roof of the Building or the use thereof by Landlord and by any other tenant after the completion of Landlord's Construction that would interfere (to more than a de minimis extent) with Tenant's use of the Roof Equipment. So long as Tenant leases 100% of the Building, Landlord shall not have the right to relocate the Roof Equipment unless required by Law.

                  (e) If the Roof Equipment shall not be connected to Tenant's meters measuring Tenant's use of electricity in the Premises, Tenant shall pay all electricity costs in connection with the use of the Roof Equipment.

                  (f) The Roof Equipment shall be for the sole use of Tenant and its subtenants and its and their Affiliates who are occupants of the Building and for no other parties. Tenant shall not resell for the use of a party other than Tenant, its subtenants or their Affiliates who are occupants of the Building in any form the use of the Roof Equipment, including, without limitation, the granting of any licensing or other rights.

                  (g) The rights granted in this Section 6.03 are given in connection with, and as part of the rights created hereunder, this Lease, and are not separately transferable or assignable other than in connection with an assignment of this Lease or a subletting of the Premises as permitted by this Lease.

                  (h) Landlord shall use reasonable efforts to make the roof space under this Section 6.03 available to Tenant on or before March 1, 2002, subject to extension by reason of Force Majeure and Tenant Delay.

                  (i) If Tenant no longer leases 100% of the Building, Tenant shall be required to remove its Roof Equipment from portions of the roof of the Building so that Tenant does not use more than its Tenant's Tax Share of the total roof space made available to Tenant as shown hatched on Schedule P. Landlord and Tenant shall reasonably cooperate with each other to determine which portions of the roof shall be relinquished by Tenant in such case.

            6.04 Parking Spaces. (a) Landlord shall make Tenant's Parking Spaces available to Tenant and Tenant shall hire same from Landlord, in such areas (the "Parking Areas") of the Property or the Complex or other property reasonably close thereto as Landlord shall periodically designate for Tenant's use subject to the express provisions hereof. Landlord shall use good faith efforts, to the extent practicable under the circumstances, to designate the Parking Areas as close as practicable to the Building, and to locate at least 200 of such Parking Spaces in one contiguous Parking Area, but if the Parking Areas on the Property are under construction for a new building so that there are insufficient remaining Parking Spaces thereon to accommodate all of Tenant's Parking Spaces on a first priority basis as compared to any other user of such Parking Areas, such insufficient number of Parking Spaces may then be redesignated by Landlord in its sole discretion but in no event to a Parking Area further from the Building than the Parking Area behind Plaza's I, II or III (which shall include 20 reserve spaces as close as practicable to the Building) and then only until there is again sufficient Parking Spaces on the Property to accommodate all of Tenant's Parking Spaces on a first priority basis as compared to any other user of such Parking Areas, at which time the redesignated Parking Spaces shall be returned to the Property. Upon construction of any closed parking on the Property, Tenant's Parking Spaces shall be within such closed parking. Notwithstanding the foregoing, the preceding limitations (other than the provisions of the immediately preceding sentence) shall not apply to the extent Landlord, in its sole discretion, elects to provide Tenant with valet parking services for Tenant's Parking Spaces and such valet parking is operated in a manner consistent with valet parking at first class office buildings in the vicinity of the Building. For as long as Tenant or its Affiliate leases and occupies the entire Retail Premises, Tenant (or its Affiliate, as the case may be) shall have the exclusive right to use six (6) parking spaces designated by Landlord and reserved for visitors of the Retail Space (collectively, the "Retail Parking Spaces") which Retail

Parking Spaces shall be located as close as practicable to the Retail Premises. The Retail Parking Spaces shall be deemed to be "Tenant's Parking Spaces" and shall be subject to all of the terms and conditions of this Section 6.04, including, without limitation, Landlord's right to relocate such Retail Parking Spaces. Except as expressly provided herein, Landlord makes no representations or guarantees whatsoever as to the specific location of Tenant's Parking Spaces. Tenant's Parking Spaces shall be used exclusively for the parking of cars (i.e., non-commercial passenger vehicles, such as passenger automobiles, sport utility vehicles, small pick-up trucks, family passenger vans and other like vehicles), belonging to or leased to or operated by Tenant, any of Tenant's permitted subtenants or Users, and their respective employees, visitors and invitees, and for no other purpose. Tenant shall not allow any parking of any cars of Tenant or Tenant's permitted subtenants or Users, or their employees, visitors or invitees, outside of the Parking Areas or in parking spaces within the Building, the Property or the Complex designated for use, subject to the rights of Tenant above provided in this Section 6.04, by Landlord or other tenants or their respective employees, visitors or invitees. Subject to the terms of this Section 6.04, Landlord reserves the right to relocate or alter Tenant's Parking Spaces if, in Landlord's judgment, it becomes desirable to do so during the Term. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant's permitted subtenants and their employees and contractors. If Tenant leases additional space in the Building pursuant to Article 15 or the Expansion Agreements or ROFO Agreement referred to in Article 15, the number of Tenant's Parking Spaces in respect of such additional space shall be made available by Landlord to Tenant and Tenant shall hire same from Landlord subject to and in accordance with the terms and conditions of this Section 6.04. As used herein, "Tenant's Parking Spaces" means, subject to reduction in accordance with the following sentence, the number of parking spaces equal to the sum of the following (a) from and after the Commencement Date or, if earlier, Tenant's occupancy for the conduct of its business of all or any portion of the Phase I Premises, 1 parking space per 1,000 RSF included in the Phase I Premises, (b) from and after the Commencement Date or, if earlier, Tenant's occupancy for the conduct of its business of all or any portion of the Phase II Premises, 0.7 parking space per 1,000 RSF in the Phase II Premises, (c) from and after the Commencement Date or, if earlier, Tenant's occupancy for the conduct of its business of all or any portion of the Phase III Premises, 0.7 parking space per 1,000 RSF in the Phase III Premises,
(d) from and after the Commencement Date or, if earlier, Tenant's occupancy for the conduct of its business of all or any portion of the Ground Floor Space, 0.7 parking space per 1,000 RSF in the Ground Floor Space, (e) from and after the Secondary Premises Commencement Date or, if earlier, Tenant's occupancy for the conduct of its business of all or any portion of the Secondary Premises, 0.7 parking space per 1,000 RSF in the Secondary Premises and (f) if Tenant leases additional space in the Building pursuant to Article 15 or the Expansion Agreements or ROFO Agreement referred to in Article 15, 0.7 parking space per 1,000 RSF of such additional space. Notwithstanding the foregoing, Tenant shall have the right, within 180 days after Tenant occupies the Phase I Premises, the Phase II Premises, the Phase III Premises, the Ground Floor Space, the Secondary Premises or any such additional space, to notify Landlord that Tenant elects to reduce the number of Tenant's Parking Spaces to be made available to Tenant in respect of the particular portion of the Premises. If Tenant fails to timely give such reduction notice with respect to any portion of the Premises, Tenant shall have no further right to reduce the number of Tenant's Parking Spaces to be made available to Tenant in respect of such portion of the Premises. If Tenant timely gives Landlord such reduction notice with respect to any portion of the Premises, the number of Tenant's Parking Spaces shall be permanently reduced as provided in such notice and Landlord shall have no further obligation to make such eliminated Tenant's Parking Spaces available to Tenant. Landlord shall use reasonable efforts to minimize interference with Tenant's rights under this Section 6.04 when it redesignates the Parking Areas pursuant hereto or develops upgraded or additional Parking Areas.

                  (b) All parking spaces used by Tenant, its employees, visitors and invitees will be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever. Landlord shall use commercially reasonable efforts to provide adequate security in the parking areas if Landlord is operating the parking operations itself and Landlord shall contractually require the operator of the Parking Areas to provide such adequate security.

                  (c) Landlord shall have the right to license an independent operator or conduct a parking operation open to the public with respect to the Parking Areas or to conduct such operation itself.

                  (d) Tenant shall pay to Landlord monthly, as an Additional Charge, on the first day of each month, without any set-off or deduction whatsoever except as expressly provided herein, or in lieu thereof, to any parking operator who shall be licensed by Landlord to conduct a parking operation with respect to the Parking Areas, the amount obtained by multiplying the number of Tenant's Parking Spaces by the monthly rate then charged by Landlord or such operator to the general public for an equivalent space for such month, whether or not Tenant is using all of such Tenant's Parking Spaces during any given month. If Tenant's Parking Spaces shall be first made available to Tenant other than on the first day of a month, then Tenant shall make the payments in respect of such spaces for such month on the date same are so made available appropriately prorated. Tenant shall have no obligation to pay parking charges for any of Tenant's Parking Spaces to the extent the same are not made available to Tenant by Landlord in accordance with Section 6.04 above. Landlord hereby agrees that if Tenant shall be entitled to an abatement of all or any portion of the Fixed Rent pursuant to Section 6.01(e), 10.04 or 10.05, Tenant shall be entitled to notify Landlord that it wants a proportionate abatement of the parking charges for Tenant's Parking Spaces. If Tenant gives such notice, returns the Parking Access Cards applicable to the abated Tenant's Parking Spaces and does not use such Tenant's Parking Spaces, Tenant shall be entitled to an abatement of parking charges for such unused Tenant's Parking Spaces as long as the conditions above continue to be satisfied and the abatement of Fixed Rent continues pursuant to Section 6.01(e), 10.04 or 10.05. At such time as the abatement of Fixed Rent pursuant to Section 6.01(e), 10.04 or 10.05 ceases, such abated Tenant's Parking Spaces shall again be included in Tenant's Parking Spaces and be made available to Tenant pursuant to the terms hereof and Landlord shall then return such Parking Access Cards to Tenant promptly after Tenant's request therefor.

                  (e) Landlord, or the parking lot operator, as the case may be, shall have the right to tow, at Tenant's sole cost and expense, any of Tenant's or Tenant's permitted subtenants', or their employees', visitors' or invitees', cars that are parked outside of Tenant's Parking Spaces to the extent specific spaces are reserved for others.

                  (f) Landlord shall have the right to require that all cars to be parked in Tenant's Parking Spaces shall exhibit such identification as Landlord may from time to time deem reasonably necessary to control the use of the Parking Areas. Notwithstanding the foregoing, Landlord shall make available to Tenant, for use by those employees of Tenant and its permitted subtenants and Users who may be designated by Tenant to use the Parking Spaces (it being understood that such employees will be required to identify the car or cars used by such employees), one access card for each Tenant's Parking Space (the "Parking Access Cards") and the parking areas shall be controlled such as to permit such designated employees the ability to enter the parking areas and use the Tenant Parking Spaces utilizing such Parking Access Cards. In the event that any Parking Access Card(s) provided to Tenant are lost, damaged or destroyed, and Tenant requests that Landlord furnish Tenant with replacement Parking Access Card(s), Landlord shall provide Tenant with such replacement and Tenant shall pay Landlord's standard replacement charge. Landlord shall have the right to tow, at Tenant's sole cost and expense, any of Tenant's or Tenant's permitted subtenants', or their employees', visitors' or invitees', cars not exhibiting such identification if required.

                  (g) Landlord shall have the right to institute valet parking, as a Building service or a service of the parking operator, in which event Tenant shall comply with all rules promulgated by Landlord or such parking operator relating thereto.

                  (h) Landlord (if Landlord operates the parking operations itself), or Landlord will contractually require the parking operator to (i) operate, maintain and keep in good condition and repair the Parking Areas being provided to Tenant hereunder consistent with all Laws applicable thereto, (ii) subject to Force Majeure, provide reasonably accessible use of the Tenant's Parking Spaces for pedestrian and vehicular access, accessible by pedestrian access to the Building twenty-four (24) hours per day, seven (7) days per week and (iii) operate the Parking Areas so that Tenant may have cars equal in number to all of Tenant's Parking Spaces in the Parking Areas at any one time at all times.

            6.05 Additional Work Allowance. (a) Landlord shall reimburse Tenant for the cost of the Tenant's Work relating to the Primary Premises, the Secondary Premises, the Mezzanine Space and the roof space made available to Tenant under Section 6.03 (the Primary Premises, the Secondary Premises, the Mezzanine Space and the roof space made available to Tenant under Section 6.03 are referred to herein as the "Additional Work Allowance Premises") in an amount (the "Additional Work Allowance") equal to the lesser of (i) the product of multiplied by the RSF contained in the Phase I Premises (expressly excluding the RSF of the Phase II Premises, the Phase III Premises, the Secondary Premises, the Ground Floor Space, the Mezzanine Space and the roof space made available to Tenant under Section 6.03) and (ii) the actual cost of Tenant's Work with respect to the Additional Work Allowance Premises, upon the following terms and conditions:

                  (x) The Additional Work Allowance shall be disbursed to Tenant in a single disbursement upon substantial completion of Tenant's Work in the Phase I Premises within 30 days following Tenant's satisfaction of each of the conditions required for disbursement set forth in this Section 6.05(a).

                  (y) Tenant shall deliver to Landlord a request for disbursement which shall be accompanied by (1) paid invoices for Tenant's Work with respect to the Additional Work Allowance Premises, (2) a certificate signed by Tenant's architect or independent project manager and an officer of Tenant certifying that such Tenant's Work and services represented by the aforesaid invoices have been completed in all material respects in accordance with the plans and specifications therefor approved by Landlord and have not been the subject of a prior disbursement of the Work Allowance, and (3) lien waivers by all architects, contractors, subcontractors and materialmen for all such work
and services to the extent their contracts exceed          .

                  (z) Tenant is not then in monetary default under this Lease or in material non-monetary default under this Lease beyond applicable notice and grace period.

            (b) Notwithstanding the total amount of the Additional Work Allowance set forth above, Tenant shall not be entitled to disbursement of the Additional Work Allowance in respect of its Soft Costs incurred in connection with Tenant's Work with respect to the Additional Work Allowance Premises in
excess of per     RSF of the Phase I Premises.

            (c) "Hard Costs" means the costs of work, labor and materials paid by Tenant for the installation of fixtures, improvements and appurtenances to be attached to or built into the Additional Work Allowance Premises, but not including the installation of movable partitions, business and trade fixtures and other articles of personal property. "Soft Costs" means the costs other than the Hard Costs paid by Tenant in connection with the Tenant's Work with respect to the Additional Work Allowance Premises.

            (d) The right to the disbursement of the Additional Work Allowance for the cost of Tenant's Work as set forth in this Section 6.05 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity. Without in any way limiting the provisions of Section 9.12(b), Tenant shall indemnify and hold harmless each Indemnified Party from and against any and all liability, damages, claims, costs or expenses arising out of or relating to Landlord's disbursement of any installment of the Additional Work Allowance directly to Tenant's general contractor or construction manager, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. This Section 6.05(d) shall not be deemed to prevent Tenant from spending the Additional Work Allowance on Hard Costs and Soft Costs for sublet space.

            (e) Anything to the contrary contained in this Section 6.05 notwithstanding, Landlord shall have no obligation to disburse any portion of the Additional Work Allowance after the first anniversary of the Commencement Date unless properly requested by Tenant in accordance with the terms of this
Section 6.05 on or prior to the first anniversary of the Commencement Date.

            (f) From and after the disbursement by Landlord of the Additional Work Allowance, the monthly payments of Rent hereunder shall be increased by an amount equal to the monthly amortization amount resulting from the amortization of the Additional Work Allowance over the period (the "Amortization Period") commencing on the first day of the calendar month occurring after the date of the disbursement of the Additional Work Allowance (the "Disbursement Date") and ending on the initial Expiration Date using an annual rate of interest of 10% (computed on the basis of 12 thirty-day months in a year of 360 days). Accordingly, Tenant shall pay to Landlord, as an Additional Charge, on the first day of each calendar month occurring during the Amortization Period an amount such that the Additional Work Allowance shall be amortized in full at the expiration of such Amortization Period based on equal monthly payments. For
example, if the Additional Work Allowance is          , and the Amortization
Period is 180 months, the monthly payment will be     per month in advance. On
the first day of the Amortization Period, Tenant shall also pay to Landlord as an Additional Charge an amount equal to .83% of the Additional Work Allowance

(appropriately prorated if the period from the Disbursement Date to the first day of the Amortization Period is less than a full month).

            (g) Prior to the date hereof Landlord delivered to Tenant that certain Guaranty (Work Allowance and Additional Work Allowance) dated as of October 23, 2000 executed by Guarantors in favor of Tenant, pursuant to which Guarantors guarantee the payment of the Additional Work Allowance with respect to the Additional Work Allowance Premises, subject to and in accordance with the terms of such Guaranty. On the date hereof, Guarantors have delivered to Tenant a confirmation of such Guaranty.


                                    ARTICLE 7

                    LEASEHOLD IMPROVEMENTS; TENANT COVENANTS

            7.01 Condition of Premises. Tenant shall accept the Primary Premises in its "as is" condition on the Possession Date and the Secondary Premises in its "as is" condition on the Secondary Premises Possession Date, subject only to Landlord's performance of the portion of the Remaining Construction Work. The foregoing shall not affect Landlord's obligation to repair any latent defects in the Premises and defects in Building systems not then seasonably operating.

            7.02 Alterations. (a) Tenant shall make no alterations, installations, additions or improvements in or to the Premises (collectively, "Alterations") without Landlord's prior written consent and then only by contractors or mechanics who are reasonably approved by Landlord. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alterations (other than Tenant's Work) which are non-structural, do not take place outside of the Premises or affect (to more than a de minimis extent) areas outside of the Premises and do not affect in any material manner the HVAC, electrical, plumbing, mechanical or other Building systems; provided, that Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods and not less than 10 Business Days prior to commencing such Alterations Tenant notifies Landlord thereof and delivers to Landlord plans and specifications for such Alterations (as to which plans and specifications are customarily prepared and, if not customarily prepared for any Alteration, a reasonable description of such Alteration) (it being understood that Tenant shall not commence such Alterations if within 10 Business Days after Landlord receives such notice and plans and specifications or description Landlord notifies Tenant that such Alteration requires Landlord's consent hereunder). All such Alterations shall be done at Tenant's sole expense except as provided in Section 6.02 and Section 6.05 and at such times and in such manner as Landlord may from time to time reasonably designate in accordance with good construction practice and standards generally in other unaffiliated first class office buildings in the vicinity of the Building, but this sentence shall not apply to Alterations performed while Tenant leases 100% of the Building and in the case of any conflict between the express terms of this Lease and any such requirements designated by Landlord in accordance with this sentence, the express terms of this Lease shall govern. "Structural Alterations" means Alterations which affect the floor slabs, ceiling slabs, load-bearing walls or load-bearing columns of the Building. Subject to compliance with all of the provisions of this Section 7.02, including, without limitation, the submission of plans and specifications to Landlord for its approval in accordance herewith, Tenant may install inter-connecting stairs in the Premises.

            Tenant's Work and any future Alterations in the Premises which require Landlord's consent as provided above shall be done in accordance with plans and specifications first approved in writing by Landlord. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural Alterations (provided they will not affect the outside of the Building nor adversely affect its structure, electrical, HVAC, plumbing, mechanical or other Building systems). Landlord shall approve or disapprove any initial submission of plans and specifications within 15 days (except in the case of Tenant's initial work in any portion of the Premises, 25 days) after completed plans and specifications are delivered to Landlord or in the event of a resubmission not involving material changes, 7 Business Days and 10 Business Days, respectively. If Landlord has not responded to Tenant's request within such applicable time period, Tenant may deliver Landlord a second notice requesting Landlord's consent, which notice shall provide in capitalized and bold type letters that Landlord's failure to respond to such second request within 5 days shall be deemed Landlord's approval of the request contained therein. In the event Landlord fails to respond to such second notice within 5 days, then, provided Tenant's notice complies with the requirements of the preceding sentence, Landlord shall be deemed to have consented to the request contained therein.

            All Alterations shall be performed in accordance with the foregoing and the following provisions of this Section 7.02:

                  1.    All work shall be done in a good and workmanlike manner.

                  2. Any contractor employed by Tenant to perform any work
            permitted by this Lease, and all of its subcontractors, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building, the Property or the Complex. Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the Premises at least ten (10) days prior to the beginning of work by such contractor or subcontractors.

                  3. All work shall be performed in compliance with all Laws, and the Landlord shall not impose any construction rules which as to matters covered by such Laws are more restrictive upon Tenant.

                  4. All work shall be performed in accordance with the general tenant guidelines for the Building to be developed by Landlord provided such guidelines shall be reasonably designated by Landlord in accordance with good construction practice and standards generally in other unaffiliated first class office buildings in the vicinity of the Building and, so long as Tenant leases 100% of the Building, shall take such circumstance into account. Where a conflict exists between the terms of such guidelines and the express terms of this Lease, the express terms of this Lease shall control.

                  5. Tenant shall keep the Complex, the Property, the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf, and all work to be performed by Tenant after Tenant no longer leases 100% of the Building shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building, the Property or the Complex.

                  6. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

                  7. With respect to any Alteration, Tenant agrees to pay to
            Landlord, as an Additional Charge, promptly upon being billed therefor, a sum equal to Landlord's reasonable and necessary out-of-pocket costs incurred to third parties in connection with such Alteration (including, without limitation, to review Tenant's plans and specifications).

                  8. Prior to commencement of any work, Tenant shall cause its contractors to furnish to Landlord certificates of insurance evidencing the existence of:

                           (a) worker's compensation insurance covering all
            persons employed for such work with statutorily required limits;

                           (b) employer's liability coverage including bodily
            injury caused by disease with limits of not less than $100,000 per employee; and

                           (c) commercial general liability insurance including,
            but not limited to, completed operations coverage, products liability coverage, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively "Landlord's Consultants"), including, without limitation, as of the date hereof, Mack-Cali Realty Corporation, as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment or such lower limits as are generally carried by such trade and which are generally acceptable to other unaffiliated landlords of first class office buildings in the vicinity of the Building).

                        Such insurance shall be placed with solvent and
            responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New Jersey, and the policies shall provide that they may not be canceled without thirty (30) days' prior notice in writing to Landlord.

                  9. Tenant shall require all contractors engaged or employed by
            Tenant to indemnify and hold Tenant, Landlord, and Landlord's Consultants, including, but not limited to, as of the date hereof Mack-Cali Realty Corporation, harmless substantially in accordance with the following clauses (with such modifications therein as may be required from time to time by reason of a change in the parties constituting Landlord's Consultants):

                        "The contractor hereby agrees to the fullest extent
            permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Tenant and Landlord's Consultants, against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorneys' fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or Landlord's Consultants, incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim, arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this contract, except to the extent with respect to any of the persons or entities indemnified hereunder, such injuries to person or damage to property are due to the negligence of the such person or entity seeking to be so indemnified."

                        The contractor's hold harmless provision shall be
            substantially in accordance herewith.

                  10. Tenant, to the extent permitted by law, shall make
            application for all building permits in its own name. Tenant shall obtain any temporary certificate of occupancy or addendum to the permanent certificate of occupancy required as a result of Tenant's alterations and improvements. Landlord shall join in any and all applications for permits, licenses or other authorizations if required by any Governmental Authority, and may, in any event, so join in. If Landlord is required to join in any such application Tenant shall reimburse Landlord as an Additional Charge for all documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by Landlord in connection with such application.

                  11. Within 180 days after completion of any Alterations Tenant shall, at its sole cost and expense, furnish Landlord with one mylar set of "as built" plans, drawings and specifications together with a disk in form requested by Landlord carrying a copy of such "as built" plans, drawings and specifications in the computer aided design (CAD) format requested by Landlord.

            (b) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Any mechanic's lien filed against the Premises, the Building, the Property or the Complex for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after Tenant receives notice of such filing, by payment, filing of the bond required by law or otherwise.

            (c) All Alterations made and installed by Landlord shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Term.

            (d) All Alterations made and installed by Tenant, or at Tenant's expense, upon or in the Premises or the Building which are of a permanent nature and which cannot be removed without damage to the Premises or the Building shall become and be the property of Landlord; provided, that Tenant shall have the right to alter or replace such Alterations in accordance with the provisions of this Article 7, and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Term, except that Landlord shall have the right at the time Landlord approves the plans and specifications for such Alterations (or if Landlord's approval is not required for any Alteration, within 10 Business Days after Tenant submits to Landlord the plans and specifications or description for such Alteration) to serve notice upon Tenant that any of such Alterations which do not constitute part of a customary office installation (it being understood that Tenant shall be required to remove any internal stairs, kitchens, vaults and cafeterias, but not any supplemental HVAC, telephone and data cabling, raised flooring or coffee stations or Dwyer units installed by Tenant in the Premises in accordance with this Lease) shall be removed at the expiration of the Term and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request. Tenant shall repair any damages to the Premises or the Building caused by the removal of any of the aforesaid items, such repairs to be performed in a good and workmanlike manner.

            (e) Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, cages, free standing lighting fixtures and equipment, refrigeration equipment, and any other movable property (exclusive of any raised flooring and supplementary air conditioning equipment which shall become the property of Landlord) shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

            (f) If any Alterations or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in paragraphs
(d) and (e) above (herein in this paragraph (f) called the "Tenant's Property") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the Tenant's Property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises or the Building resulting from the removal of the Tenant's Property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

            (g) Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $50,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building.

            (h) Notwithstanding the foregoing, Landlord's consent shall not be required to Tenant's architect, or project manager or similar advisors.

            (i) Landlord's approval of any general contractor or other contractor shall not be unreasonably withheld and shall be granted or denied within fifteen (15) days of request. If Landlord has not responded to Tenant's request within 15 days, Tenant may deliver Landlord a second notice requesting Landlord's consent, which notice shall provide in capitalized and bold type letters that Landlord's failure to respond to such second request within 5 Business Days shall be deemed Landlord's approval of the contractor described therein. In the event Landlord fails to respond to such second notice within 5 Business Days, then, provided Tenant's notice complies with the requirements of the preceding sentence, Landlord shall be deemed to have consented to the contractor described therein. Upon request by Tenant, Landlord shall provide Tenant with the names of contractors then approved to perform Alterations in the Building.

            (j) Subject to the provisions of Section 7.02, Tenant shall be entitled to install, at Tenant's sole cost and expense, its own card key access system to control entry to and exit from the Premises, provided that Landlord shall at all times have access by key card to all portions of the Premises (subject to the provisions of Section 7.03 of this Lease) in order to exercise its rights and obligations hereunder. Any such card key access system shall be subject to Landlord's reasonable approval for purposes of coordinating with the other systems in the Building.

            (k) Tenant shall have the right, at Tenant's sole cost and expense, and subject to the compliance by Tenant with all applicable Laws and with the terms and provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other applicable provisions of this Lease to (i) install private bathroom facilities in the Premises and ventilate and exhaust same by connecting Tenant's toilet exhaust ducts to Landlord's toilet exhaust riser system, (ii) exhaust the Cafeteria's or Executive Dining Area's fumes, at Landlord's election, through the exterior wall of the Building or through space (to be provided by Landlord at Landlord's direction) within a vertical shaft to the Building's roof for the same purpose and install and maintain the necessary piping, flues, vents, grease traps, kitchen hood fire extinguishing systems, wiring or other equipment required in connection with the Cafeteria and Executive Dining Area and (iii) install air vents and/or louvers on the exterior of the Building to provide fresh air intake for Tenant's supplemental air conditioning system, which air vents and/or louvers shall be of color, material, aesthetic quality and finish to match the texture of the Building's facade and curtain wall and otherwise be reasonably acceptable to Landlord.

            (l) Subject to compliance by Tenant with all applicable Laws and with the terms and provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other applicable provisions of this Lease, Tenant shall have the right to use on a non-exclusive basis its Tenant's Tax Share of the risers and shafts in the Building intended by Landlord to be available for use by tenants in common (but the Dedicated Shaft Area(s) shall not be counted for purposes of this Section 5.01(g)) for purposes of its plumbing, electric, data delivery and communication requirements in the Building, including emergency power requirements and other critical electrical loads, without payment of any additional Rent to Landlord for the use of such risers and shafts. So long as Tenant leases 100% of the Building, Landlord shall not grant any third party the right to use such common risers and shafts, except in connection with the operation, repair, replacement and maintenance of the Building. On the date hereof, one of the risers and shafts of the Building to be used by Tenant in accordance with this Section 7.02(l) is the Dedicated Shaft Area.

            (m) Tenant shall have the right to the sole and exclusive use of the vertical shaft area(s) in the Building's core space at the location shown in Schedule C-1 hereto and designated as the "self-help" shaft in the Design Criteria (collectively, the "Dedicated Shaft Area(s)") in accordance with the terms and provisions of this Section 7.02(m). Tenant shall have the right to install within the Dedicated Shaft Area(s), at Tenant's sole cost and expense, dedicated electrical, communications and plumbing (including condenser water) conduits and risers to service Tenant's electrical, communications and plumbing (including condenser water) requirements in the Premises, subject, however, to the restrictions as to electrical capacity as are set forth herein, and further, subject, however, to Tenant's compliance with this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other applicable provisions of this Lease. Landlord agrees that Tenant shall have twenty-four (24) hour access to the Dedicated Shaft Area(s) from the freight elevator lobby of the Building for the purposes of maintaining and servicing the risers, conduits and other installations therein, provided, however, that Tenant shall notify Landlord prior to any such access and Landlord shall have the right to have a supervisory person present during Tenant's access to the Dedicated Shaft Area(s). In exercising its rights under this Section 7.02(m), Tenant shall minimize the interference with (i) the operation of the Building and (ii) if Tenant no longer leases 100% of the Building, other tenants and occupants of the Building, including in the case of clause (ii) performing the same on an overtime basis if reasonably required by Landlord. The Dedicated Shaft Area(s) shall be included in the RSF of the Premises for purposes of calculating Fixed Rent and Additional Charges pursuant to Article 4 only; provided, that, notwithstanding Section 3.02, the Fixed Rent payable by Tenant for the Dedicated Shaft Areas (i) to the extent located on floors of the Building which are included in the Secondary Premises and (ii) if Tenant no longer leases 100% of the Building to the extent located
on floors of the Building not included in the Premises, shall be         per RSF
thereof and if Tenant no longer leases 100% of the Building the RSF of the Dedicated Shaft Areas to the extent located on floors of the Building which are not included in the Premises shall not be counted for purposes of determining Additional Charges pursuant to Article 4.

            (n) Subject to compliance by Tenant with all Laws and with the terms and provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and the other provisions of this Lease, Tenant may install a stand-by power system which may, if activated by Tenant, provide power to the Building's (i) cooling tower, condensor water pumps and condensor water supply system (which would supply condensor water throughout the Building), (ii) certain of the Building's water pumps, (iii) certain of the Building's air exhaust systems, and (iv) related devices; provided, however, it is understood that Tenant's stand-by power system shall be designed so that air conditioning services will in such circumstances nevertheless only be available to the Premises, but will not be able to be utilized by anyone which does not have its own stand-by power system in the Building. Landlord agrees that Tenant shall have no obligation to operate such stand-by power system, nor have any liability to Landlord should Tenant not activate such system or if activated should it fail to operate, and neither Landlord nor any other tenant may rely on such system for air conditioning or any other service, and Landlord shall not represent to any other tenant that it may rely thereon.

            (o) Tenant may elect to obtain communications services from one or more providers selected by Tenant, if Landlord has consented to such provider, such consent not to be unreasonably withheld if in Landlord's judgment such provider is reputable and financially stable, would not cause a risk of damage to the Building or the Building systems or any other telephone, communications or other equipment in the Building or in such risers, conduits and shafts thereof or a risk of vandalism or theft and does not cause a labor conflict. Landlord shall not impose any fee on Tenant or such provider to so service the Premises, or install or connect the provider's equipment and network through the Building's risers, conduits and shafts provided therefor in this Lease; provided, that Tenant shall pay all out of pocket costs and expenses of Landlord incurred in connection with the exercise by Tenant of its rights under this
Section 7.02(o). Tenant shall comply with all Laws and with all provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other provisions of this Lease in exercising its rights under this Section 7.02(o).

            (p) Subject to compliance by Tenant with all Laws and with the terms and provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and the other provisions of this Lease, so long as Tenant leases 100% of the Building Tenant may install one or more desks or stations in the Building lobby which limit access to the Building lobby and/or the passenger elevators, signage, decorations and other installations in the lobby of the Building which are consistent with the first-class nature of the Building, and may maintain personnel at such desks, stations or installations as Tenant may determine; provided, that in no event shall Landlord be liable for any damage to any such desk, station, signage, decoration or other installations unless caused by Landlord's gross negligence or willful misconduct. Any such desk, station, signage, decoration or other installations shall be removed by Tenant and the Building lobby shall be restored to its original condition, at Landlord's request and at Tenant's expense, at any time that Tenant no longer leases 100% of the Building (except to the extent Tenant is permitted to utilize such desk or stations in accordance with Section 7.02(q) below or signage in accordance with Section 7.06) or upon the expiration or earlier termination of this Lease. So long as Tenant leases 100% of the Building, Landlord shall not grant any third party the right to use the Building lobby, except in connection with the operation, repair, replacement and maintenance of the Building.

            (q) If Tenant no longer leases 100% of the Building but Tenant leases 100% of the space in the Building served by the high rise or low rise elevator bank (as such banks are described in the Design Criteria), the high rise elevators or low rise elevators, as the case may be, and the portion of the Building lobby serving such elevators (so long as Tenant has the exclusive right to use the same in accordance with Section 6.01(a)(I)(i), the "Exclusive Elevator Area") shall be for the exclusive use of Tenant, its subtenants, its Users and its and their officers, employees and invitees. At any time that Tenant has exclusive use of any of the passenger elevators or lobby areas, Landlord and its employees, agents and contractors shall have access to, and use of, such elevators and lobby areas subject to the provisions of this Lease. If Tenant no longer leases 100% of the Building, but is entitled to exclusive use of an elevator bank and lobby as provided above, subject to compliance by Tenant with all Laws and the provisions of this Section 7.02 (including, without limitation, the delivery to Landlord for its approval of plans and specifications) and all other applicable provisions of this Lease, at Tenant's option, Tenant may maintain up to two (2) employees at a desk or other station at such elevator bank at a location to be reasonably approved by Landlord, to limit access to such elevator bank to employees and invitees of Tenant (or its Affiliates) and its subtenants and Users (and Landlord and its, employees, agents and contractors as aforesaid).

            (r) Tenant may place a sign at such desk(s) or other station(s) referred to in Section 7.02 (p) and 7.02 (q), each such sign at any such desk(s) or station(s) referred to in Section 7.02(q) to be of a size, design, lettering, material and color reasonably approved by Landlord. All references in Section 7.02(p) and 7.02(q) to the "elevator banks" shall refer to the elevator banks as described in the Design Criteria.

                  7.03 Access and Changes to the Building. (a)(i) Landlord reserves the right, at any time, to make changes in or to the Building, the Property or the Complex as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided any such change not required by Law shall not unreasonably impair Tenant's access, ingress, egress to and from the Building, Parking Areas and the Premises, or otherwise unreasonably impair Tenant's ability to use the Premises for its normal business and subject to the provisions of Section 7.03(a)(ii) below. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; provided, that the same will not materially interfere with or materially impair Tenant's layout or use of the Premises for its normal business or unreasonably impair the appearance thereof. In exercising its rights under this Section 7.03, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business.

                           (ii)     So long as Tenant leases 100% of the
Building, Landlord shall not (A) change or make any displays or decorations in or to the lobby of the Building or (B) without Tenant's approval, not to be unreasonably withheld or delayed, (x) change or make any alterations, improvements or installations in or to the lobby of the Building or (y) make seasonal decorative changes on the exterior of the Building. Tenant shall approve or disapprove any proposed alterations, improvements or installations within 15 days. If Tenant has not responded to Landlord's request within such 15 day period, Landlord may deliver Tenant a second notice requesting Tenant's consent, which notice shall provide in capitalized and bold type letters that Tenant's failure to respond to such second request within 5 days shall be deemed Tenant's approval of the request contained therein. In the event Tenant fails to respond to such second notice within 5 days, then, provided Landlord's notice complies with the requirements of the preceding sentence, Tenant shall be deemed to have consented to the request contained therein. Notwithstanding the foregoing, Tenant's approval shall not be required for any alterations, improvements or installations in or to the lobby of the Building which are necessary to comply with Law or are necessary or desirable in connection with the operation, repair, replacement and maintenance of the Building, but Landlord shall consult with Tenant prior to making the same and shall make such changes thereto reasonably requested by Tenant provided that such changes comply with all Laws and Tenant pays to Landlord any increased cost by reason of such changes (except to the extent such changes are necessary only because Landlord's alterations, improvements or installations were being performed in a manner which is inconsistent with a first class office building). This 7.03(a)(ii) shall not affect Landlord's or Tenant's rights as to signage in the lobby of the Building in accordance with Section 7.06(b) or Tenant's rights pursuant to
Section 2.07.

                  (b) Except for the space within the inside surfaces of all walls, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, are reserved to Landlord and are not part of the Premises and Landlord shall have access to the foregoing in accordance with Section 7.03. Subject to Section 11.32, Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Notwithstanding anything to the contrary contained herein, both Landlord and Tenant shall have the right to use the space within the inside surfaces of the hung ceilings of the Premises and Landlord, Tenant and their respective agents, employees and contractors shall cooperate with each other in accordance with good construction practice to minimize interference with the other's respective contractors, laborers, material suppliers and other parties performing work or other installations in the space within the hung ceiling. Landlord's right to use such hung ceiling space shall also be subject to Section 7.03(a) above.

                  (c) Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, the Property or the Complex (or permanently closed, darkened or obstructed if required by Law) or covered by any clear material for the purpose of energy conservation. To the extent in Landlord's reasonable control, Landlord shall use commercially reasonable efforts to minimize the amount of time that the windows of the Premises are so closed, darkened or bricked up, subject to Laws.

                  (d) Landlord and persons authorized by Landlord shall have the right, upon reasonable prior notice to Tenant (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or, during the last 15 months of the Term, to prospective tenants, or for any other purpose as Landlord may deem reasonably necessary in connection with the operation or maintenance of the Building or the performance by Landlord of its obligations under this Lease. If required by Tenant, Landlord shall be accompanied by a representative of Tenant in so entering the Premises and Landlord shall comply with all other reasonable security measures of Tenant (for example, written sign-in and badging), provided that Tenant shall make such representative and other measures available at the times Landlord requires such entry. All work done during the course of such entry must be done by Landlord in a good and workmanlike manner and with reasonable efforts to minimize interference with Tenant's ability to use the Premises as contemplated by this Lease. No work shall result in a permanent diminution of Tenant's usable area, except to a de minimis extent, and Landlord shall not store any materials in the Premises except during the performance of such work. After completion of any such work, Landlord shall restore the Premises substantially to the condition existing immediately prior the commencement of such work, and shall remove its materials and equipment therefrom. Any information obtained by Landlord as a result of such entry shall be kept confidential. Subject to compliance with the foregoing, Landlord shall have no liability to Tenant by reason of any such entry. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term. Landlord acknowledges that by virtue of the nature of Tenant's business, Tenant has certain security and confidentiality requirements such that portions of the Premises are kept locked and are inaccessible to persons unauthorized by Tenant (collectively, the "Secured Areas"). Landlord, therefore, agrees that except in cases of emergency, Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided, however, that (A) Tenant shall deliver to Landlord floor plans of the Premises designating the Secured Areas and (B) such designation shall be reasonable in light of Tenant's business in the Premises. Notwithstanding the foregoing, upon reasonable advance notice and at reasonable times, Tenant shall permit Landlord to have access to the Secured Areas to inspect the same. Unless Tenant provides Landlord with access to the Secured Areas, Landlord shall have no obligation to clean the Secured Areas or perform any other services thereto for which access is required.

                  7.04 Repairs. (a) Tenant shall, at its sole cost and expense, maintain, repair and keep the Premises (including, without limitation, all tenant improvements) in good order and condition (except that as to structural repairs, Landlord shall make same at its sole cost and expense (except to the extent such costs and expenses are includable in Operating Expenses) unless necessitated by any act, omission, occupancy or negligence of Tenant (including, without limitation, by reason of any Alterations or any breach of this Lease by Tenant) or by the use of the Premises in a manner contrary to the purposes for which same are leased to Tenant, in which case Tenant shall be so obligated to pay for same) and, upon the expiration or earlier termination of the Term, shall surrender the same to Landlord in the condition required under this Lease. Tenant's obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises, the Property, the Complex, and the Building. Any maintenance, repair or replacement to the windows (including, without limitation, any solar film attached thereto), the building systems, the building's structural components or any areas outside the Premises which is Tenant's obligation to perform shall be performed by Landlord at Tenant's reasonable expense. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises the Property, the Complex, or the Building.

                  (b) Except to the extent same is Tenant's responsibility pursuant to the provisions of this Lease, Landlord shall maintain in good order and condition the exterior and the structural elements of the Building, including the structural portions of the

Premises, and all Common Areas and the condenser water, plumbing, electrical, mechanical and other Building systems serving the Premises (excluding all distributions of such systems in the Premises and the bathrooms on full floors of the Premises). In addition, Landlord shall make all repairs, restorations and replacements, structural and otherwise, interior and exterior, ordinary and extraordinary, in and to the Premises the need for which arises out of the negligence or willful misconduct of Landlord or its employees, agents or contractors. All such repairs shall be made and performed with reasonable diligence to minimize interference with the conduct of Tenant's business and access to the Premises, provided, however, nothing contained in this sentence shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates (unless landlords of unaffiliated first class office buildings in the vicinity of the Building generally would do so under similar circumstances or otherwise if Tenant agrees to pay for such overtime or premium pay rates). Landlord shall perform its obligations under this Section 7.04(b) in a manner consistent with unaffiliated first class office buildings of like age, construction and size in the vicinity of the Building.

                  7.05 Compliance with Laws. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) ("Laws") which may be applicable to the Building, the Property, the Complex or the Premises of any governmental, public or quasi-public authority (a "Governmental Authority") including without limitation, the New Jersey fire insurance rating organizations and any other entity performing similar functions, at any time duly in force, attributable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof. Nothing contained in this Section 7.05 shall require Tenant to make any Alterations unless the same are necessitated by reason of Tenant's performance of any Alterations, Tenant's breach of this Lease, Tenant's manner of use of the Premises or the use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes (or, in the case of the Retail Premises when required to be used for retail purposes, normal and customary ordinary retail purposes). Tenant shall procure and maintain all licenses and permits required for its business.

                  (b) Notwithstanding the provisions of Section 7.05(a), Tenant, at its own cost and expense, may contest in accordance with applicable Law, the validity or the enforcement of any Laws with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                           (i)      such non-compliance shall not subject
Landlord to criminal prosecution or subject the Building or the Property to lien or sale;

                           (ii)     such non-compliance shall not be in
violation of any mortgage, or of any ground or underlying Lease or any mortgage thereon;

                           (iii)    Tenant shall first deliver to Landlord
security reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

                           (iv)     Tenant shall promptly, diligently and
continuously prosecute such contest.

                  (c)      Except to the extent required of Tenant pursuant to
Section 7.05(a) or any other provision of this Lease, subject to Landlord's right to contest compliance with any Law, Landlord shall be responsible for compliance, at Landlord's sole cost and expense (except to the extent such costs and expenses are includable in Operating Expenses or Common Area Operating Expenses), with all Laws which are applicable to all or any part of the Building or the Common Areas. On the Possession Date, Landlord shall be deemed to have represented to Tenant that the Building is in compliance in all material respects with all Laws, other than Laws which may be applicable to the Remaining Construction Work (as to which Laws Landlord represents it shall be in compliance upon completion of the Remaining Construction Work) or the performance of Tenant's Work; provided, that if such representation shall be untrue in any respect, Tenant's sole remedy for such breach of representation shall be to cause Landlord to comply with the applicable Law.

                  7.06 Tenant Advertising and Signage. (a) Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building, the Property, or the Complex in any advertising (by whatever medium) without Landlord's consent (not to be unreasonably withheld or delayed). Subject to compliance by Tenant with all applicable Laws and subject to the further provisions of this Section 7.06, Tenant shall have the right, at its sole cost and expense, to install signage (i) on the exterior of the Building substantially in accordance with the plans attached hereto as Schedule K so long as Charles Schwab & Co., Inc. or any assignee permitted in accordance with
Section 8.02 or any Affiliate of the foregoing is the Tenant and leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building and (ii) in the lobby of the Building (either substantially in accordance with the plans attached hereto as Schedule K or subject to Landlord's reasonable approval as to the size, location, appearance and content thereof or as permitted by Section 7.02(p)), in the case of clause (i) identifying Charles Schwab & Co., Inc. or any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing. If the exterior signage shown on the plans attached hereto as Schedule K is not approved by all Governmental Authorities, subject to the requirements of the preceding sentence, Tenant may install exterior signage on the Building reasonably acceptable to Landlord as to size, location, appearance and content (Landlord hereby approving the signage on the roof of the Building shown on the plans as Schedule K so long as such signage consists of no more than two signs facing East and West only or North and East only). Tenant shall have the right to install, at Tenant's sole cost and expense, signage identifying Tenant, and any subtenant of Tenant, as Tenant shall deem necessary or desirable, on the full floors comprising the Premises and Tenant shall receive Building standard signage on partial floors comprising the Premises. Any Signage installation in accordance with this
Section 7.06 shall be deemed an Alteration and must comply with the provisions of Section 7.02. Subject to the preceding, Landlord shall have the right to approve the size, location, appearance and content of any such sign and such approval not to be unreasonably withheld or delayed. Tenant's right to maintain such signage shall be subject to tenant repairing, cleaning and otherwise maintaining the sign in a manner reasonably acceptable to a Landlord and in all events in accordance with Law. Landlord shall use its best efforts (at Tenant's cost and expense) to assist Tenant in obtaining the approval of applicable Governmental Authorities for the signage on Schedule K. If the name of Tenant or the entity on any of the signs permitted hereunder changes, Tenant may change the signs permitted hereunder solely to reflect such name change. The condition to certain rights of Tenant under this Section 7.06(a) that Tenant and/or its Affiliates Occupy certain RSF in the Building shall not be applicable so long as Tenant leases 100% of the Building.

                  (b) So long as Charles Schwab & Co., Inc. or any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing is the Tenant and leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building, Landlord shall not permit any other signage on the exterior of the Building or name or designate the Building other than for Tenant or its Affiliate. The foregoing shall not prohibit or restrict Landlord's right to install on the exterior of the Building any signage identifying the Building address, any signage required by Law, any signage for the tenant of the Retail Premises if recaptured by Landlord, directional signage for other portions of the Property or the Complex and any signage identifying Landlord or its Affiliate thereof and the managing agent for the Building, provided any such signage identifying Landlord or its Affiliate or managing agent or the Building address, directional signage or such retail signage does not materially detract from the prominence of Tenant's signs on the exterior of the Building and the foregoing shall not be deemed to restrict or prohibit Landlord from installing monument signage outside of the Building which identifies tenants of the Building or the Property so long as the tenants on such monument are identified with equal prominence (but Tenant's name shall be on top of such signage provided Charles Schwab & Co., Inc. or any assignee permitted in accordance with
Section 8.02 or any Affiliate of the foregoing is the Tenant and leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building), installing lobby signage in the lobby of the Building identifying any tenant or other occupant of the Building or any signage identifying Landlord or its Affiliate thereof and the managing agent for the Building; provided, that so long as Tenant leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building if any such sign in the lobby identifying any person other than Tenant or its Affiliate is greater in size or otherwise in prominence than any sign installed by Tenant in the lobby, Landlord shall not permit such sign to be installed without giving Tenant prior notice thereof and permitting Tenant to install a sign that is equal in size and prominence than such other person's sign or installing a Building directory which identifies occupants of the Building or the Property; provided, that if Tenant no longer leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building, but leases at least 100,000 RSF in the Building and Occupies at least 50,000 RSF in the Building, Tenant shall be entitled to install lobby signage in the lobby of the Building identifying Tenant, the size, location, appearance and content of which shall be subject to Landlord's reasonable approval and shall be commensurate with the lobby signage given to other tenants of the Building based upon the RSF in the Building leased by Tenant and each of such other tenants. The condition to certain rights of Tenant or restrictions on Landlord under this
Section 7.06(b) that Tenant and/or its Affiliates Occupy certain RSF in the Building shall not be applicable so long as Tenant leases 100% of the Building. So long as Tenant leases 100% of the Building, (x) Landlord shall not install any signage in the lobby of the Building and (y) Tenant's name shall be the only name on such monument sign other than signage identifying Landlord or its Affiliates and/or the managing agent for the Building.

                  (c) Notwithstanding the foregoing, subject to compliance with all Laws and the provisions of this Section 7.06, Tenant shall have the one time right to install a monument sign outside of the Building which identifies the address of the Building, Landlord or its Affiliate, the managing agent, Tenant and so long as Tenant leases 100% of the Building its subtenants which Tenant may have designated, and if Tenant ceases to lease 100% of the Building other tenants of the Building or the Property, with Tenant's name at the top of such sign so long as Charles Schwab & Co., Inc. or any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing is the Tenant and leases at least 250,000 RSF in the Building and Occupies 200,000 RSF in the Building, substantially in accordance with the plans attached hereto as Schedule K, and Landlord agrees to reimburse Tenant for an amount equal to one-half of the cost of such monument sign (but Landlord shall install and pay the entire cost of any other tenant's identifying signage on such monument sign and pay the cost of repairing and maintaining such monument sign, subject to reimbursement as an Operating Expense).

                  (d) Notwithstanding the foregoing, so long as Tenant leases the entire rentable space in the Building served by the high rise or low rise elevator bank in accordance with the Design Criteria, as the case may be, Tenant shall have the right to exclusive elevator lobby signage identifying Tenant in and about the elevator bank in the lobby serving the high rise or low rise elevator bank, as applicable (subject to compliance with all Laws and Landlord's reasonable approval of the size, location, appearance and content of such signage except as provided in Section 7.02(p) if applicable).

                  (e) Notwithstanding the foregoing, if at any time Charles Schwab & Co., Inc., any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing no longer is the Tenant or no longer leases at least 250,000 RSF in the Building or no longer Occupies at least 200,000 RSF in the Building, then Landlord shall have the right to (i) permit other signage to be placed on the exterior of the Building identifying other tenants in the Building and in such event, provided Charles Schwab & Co., Inc., any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing is the Tenant and then leases at least 100,000 RSF in the Building and then Occupies at least 50,000 RSF in the Building, Tenant shall be entitled to signage on the exterior of the Building identifying Tenant, the size, location, appearance and content shall be subject to Landlord's reasonable approval which shall be commensurate with the exterior signage given to such other tenants of the Building based upon the RSF in the Building leased by Tenant and each of such other tenants, (ii) grant to another tenant of the Building that leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building exclusive signage on the exterior of the Building or designate or name the Building for such other tenant and, in such event, Tenant shall not be entitled to any signage on the exterior of the Building and Tenant shall remove, at Tenant's sole cost and expense, any existing signage identifying Tenant from the exterior of the Building, and (iii) not grant exterior Building signage to any other tenant of the Building, in which event Tenant shall not be entitled to any exterior signage on the Building regardless of whether Charles Schwab & Co., Inc., any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing leases in excess of 100,000 RSF in the Building and Occupies in excess of 50,000 RSF in the Building, and Tenant shall, at its sole cost and expense, remove any existing signage identifying Tenant from the exterior of the Building. The condition to certain rights of Tenant or restrictions on Landlord under this Section 7.06(e) that Tenant and/or its Affiliates Occupy certain RSF in the Building shall not be applicable so long as Tenant leases 100% of the Building.

                  (f) Notwithstanding anything to the contrary contained in this Section 7.06, unless required by Law, Landlord shall not install or consent to be installed (i) any sign or structure (including initial landscaping for the Property and any additional landscaping) which materially and adversely blocks the view of Tenant's signs on the exterior of the Building shown on Schedule K attached hereto or otherwise approved by Landlord pursuant hereto, and (ii) any sign or structure, within ten (10) feet of the Building which materially and adversely blocks the view of any of Tenant's signs on the exterior of the Building shown on Schedule K attached hereto or otherwise approved by Landlord pursuant hereto.

                  (g) Landlord shall not use (and shall not be deemed to acquire by reason of this Lease any right to use) the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of Tenant in any advertising, publicity or promotion, without Tenant's prior written consent, which Tenant agrees shall be given or denied within ten
(10) Business Days after Landlord's request for such approval. Notwithstanding the foregoing, Landlord shall be permitted, without Tenant's consent, (i) to include Tenant's name in any list of Building tenants which Landlord distributes for marketing purposes or otherwise so long as Landlord does not expressly provide any endorsement by Tenant of Landlord's services, (ii) to use Tenant's name and describe Tenant's business and the terms of this Lease for any purpose required by Laws (including, without limitation, securities laws) and
(iii) to include Tenant's name and the description of Tenant's business and the terms of this Lease in any materials that Landlord may be required to provide to potential or actual lenders, purchasers, investors, members or shareholders so long as Landlord does not expressly provide any endorsement by Tenant of Landlord's services.

                  (h) This Section 7.06 shall not affect any signage rights of Tenant under Section 2.04(m) with respect to the Retail Premises.

                  7.07 Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord or the holder of any Superior Instrument (each, a "Curing Party") may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues beyond any applicable grace period (for which Landlord shall endeavor to provide at least 24 hours prior notice). If a Curing Party performs any of Tenant's obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the out-of-pocket costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 30 days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge (Landlord agreeing not to pay a third party in order to effect such cure if Tenant is disputing with such third party in good faith), Tenant shall obtain and substitute a bond for the Curing Party's bond and shall reimburse the Curing Party for the cost of the Curing Party's bond. "Interest Rate" means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist, such other bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York plus 2% and (ii) the maximum rate permitted by law.

                                    ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

                  8.01.    Except as otherwise expressly provided in this
Article 8, Tenant shall not, whether voluntarily, involuntarily or by operation of law, without in each instance obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the Premises or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge or encumber this Lease or all or part of the Premises in any manner by reason of any act or omission on the part of Tenant. For purposes of this
Article 8, (i) the transfer, directly or indirectly, of a majority of any class of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a so-called "takeover" agreement (i.e. an agreement where another entity agrees to become responsible for all or a portion of Tenant's obligations under this Lease without actually entering into an assignment or sublease) shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 8, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease, other than any modification, amendment or extension expressly provided for in the sublease previously consented to by Landlord; provided, that any such modification, amendment or extension shall not give rise to Landlord's right to exercise its rights under Section 8.05 with respect to such sublease unless such modification, amendment or extension results in the rental terms of such sublease being less than 95% of those offered in the Notice of Intent or results in a new sublease in accordance with the last sentence of Section 8.05(a). Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, is in violation of the provisions of this
Section 8.01.

                  8.02. (a) The provisions of clauses (a) and (b) of Section 8.0l hereof shall not apply to transactions entered into by Tenant with (i) a Tenant Affiliate or (ii) a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) Tenant is not then in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods, (b) in the case of clause (ii) above, such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby and (c) in the case of clause (ii) above, the assignee or successor entity has a net worth as evidenced by financial statements delivered to Landlord and audited by an independent certified public accountant in accordance with generally accepted accounting practices consistently applied ("Net Worth") after such merger, consolidation or acquisition and assumption of the lesser of (i) $350,000,000 and (ii) the Net Worth of Tenant immediately prior to such merger, consolidation or transfer. In determining the Net Worth of the successor "Tenant" entity for purposes of this Section, Tenant may at its option include the Net Worth of any surviving predecessor Tenant continuing to have liability on or under this Lease and/or any guarantor of Tenant's obligations under this Lease. A "Tenant Affiliate" or "Affiliate of Tenant" means a corporation or other entity controlled by, controlling or under common control with Tenant. As used in this Lease the terms "control", "controlled by" or "under common control with" shall mean ownership of (x) more than fifty percent (50%) of the outstanding voting stock of a corporation (or other majority equity and control interest if not a corporation), and (y) the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract.

                  (b) The provisions regarding the transfer of the capital stock of a corporate tenant set forth in Section 8.01 shall not apply to any corporation where all of its outstanding capital stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the "over the counter" market with quotations reported by the National Association of Securities Dealers or through a sale of the stock or other equity interests of Tenant pursuant to a public offering registered with the Securities Exchange Commission.

                  (c) The provisions of clauses (a) and (b) of Section 8.01 hereof shall not apply to the transfer, directly or indirectly, of all or any portion of the outstanding capital stock of Tenant, provided, that such sale is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby and Landlord is given prior notice of such sale and of the new, direct or indirect, beneficial owners of Tenant.

                  (d) Notwithstanding Section 8.01(b) above, Tenant shall have the right, without being required to obtain the consent of Landlord, to permit portions of the Premises to be used under so called "desk sharing" arrangements by persons or entities which are an Affiliate of Tenant or which are providing a business service to Tenant or any Affiliate, or in which Tenant or any Affiliate has a material continuing economic interest (any such person or entity, a "User"), and which User shall only use desk space in the Premises for the purposes permitted by this Lease and subject to and in compliance with the following terms and conditions:

                           (1)      a User shall have no rights under this Lease
and Landlord shall have no liability or obligation to any User under this Lease or for any reason whatsoever in connection with the use or occupancy of the Premises;

                           (2)      no more than 70,000 RSF (or 35,000 RSF if
Tenant no longer leases 100% of the Building) of the Premises shall be occupied by Users which are not Affiliates;

                           (3)      no separate entrances to the Premises from
public areas shall be constructed to access the space used by any User;

                           (4)      Tenant shall give written notice to Landlord
prior to the occupancy of any User;

                           (5)      any breach or violation of this Lease by a
User shall be deemed to be and shall constitute a default by Tenant under this Lease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Tenant under this Lease;

                           (6)      the right of a User to occupy a portion of
the Premises shall not be deemed to be an assignment of, or sublease under, this Lease and any occupancy of the Premises shall automatically terminate upon expiration or earlier termination of this Lease;

                           (7)      Tenant hereby indemnifies and holds harmless
Landlord, any Lessor and any Mortgagee against loss, claim or damage arising from the acts or omission of any User; and

                           (8)      no User shall be entitled, directly or
indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at and the jurisdiction of the courts of, the State of New Jersey.

                  For the purpose of all occupancy requirements under this Lease, the occupancy of any portion of the Premises by a User in accordance with this Section 8.02(c) shall be deemed occupancy of such portion by Tenant.

                  (e) If Tenant shall deliver to Landlord evidence that the conditions of this Section 8.02 have been satisfied, no later than thirty (30) days after Landlord's receipt of Tenant's notice and evidence reasonably sufficient to determine that the conditions of this Section 8.02 are satisfied, Landlord shall advise Tenant whether or not in Landlord's judgment, such transaction is permitted by this Section 8.02. If Landlord fails to respond within such 30 day period and such failure continues for 10 days after Tenant gives a reminder notice to Landlord which states in bold, capitalized type that if Landlord fails to respond within such 10 day period, Landlord shall be deemed to have waived its right to object to the transaction described in such reminder notice, then Landlord shall be deemed to have waived its objection to the transaction (except to the extent that the documents or information provided to Landlord are incomplete or inaccurate).

                  8.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 8.0l or without Landlord's consent pursuant to Section 8.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) other than an assignee pursuant to clause (i) of the second sentence of Section 8.01, assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article 8 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 8.02(a)(ii), Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in Section 8.02(a)(ii). Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the Fixed Rent and all Additional Charges due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

                  8.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord in connection with a mortgage or any other agreement with a third party extending the time of performance or modifying any of the obligations of the Tenant contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of Tenant under this Lease, the liability under this
Section 8.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

                  8.05. (a) If Tenant desires to assign this Lease or sublet all or part of the Premises, other than as provided in Section 8.02, it shall notify Landlord in writing of its intention to do so specifying in such notice whether it wishes to assign or sublet, the proposed commencement date of such assignment or sublease, and if to sublet, the rental terms and whether it is for all or part of the Premises and if for only a part thereof specifying on a plan such portion thereof ("Notice of Intent"). Landlord shall have the right, but not the obligation, (i) with respect to a proposed assignment of this Lease or a proposed subletting of all or substantially all of the Premises for substantially the balance of the Term, to terminate this Lease as of the Termination Date (as hereinafter defined) as to all of the Premises or (ii) with respect to a proposed sublease for less than all or substantially all of the Premises, but for at least one (1) full floor of the Premises (or, if one (1) or more subleases entered into by Tenant in a series of related transactions with the same tenant or Affiliates thereof within a 12 month period aggregate in excess of 1 full floor of the Premises) and such sublease or subleases are for all or substantially all of the remaining Term, to terminate this Lease with respect to the space covered by the proposed sublease (and any prior subleases with which such proposed sublease is aggregated as provided above). Within ten
(10) Business Days after Landlord receives Tenant's Notice of Intent, Landlord shall notify Tenant whether it elects to terminate this Lease as to all or such portion of the Premises, as applicable ("Response Notice"). If Landlord fails to respond within such 10 Business Day period, Tenant may send Landlord a second notice which notice shall provide in capitalized and bold type letters that Landlord's failure to respond to such request within 5 Business Days shall be deemed Landlord's election not to terminate the Lease and if Landlord fails to respond to such request within 5 Business Days after Landlord's receipt of such second notice, Landlord shall be deemed to have elected not to terminate this Lease. If Landlord exercises its option under this Section 8.05(a) to terminate this Lease as to all or a portion of the Premises, then the Response Notice shall set forth the date (the "Termination Date") as of which this Lease shall so terminate with respect to all or such portion of the Premises, which date shall not be earlier than the earlier of (i) three (3) months or (ii) the date Tenant proposed in its Notice of Intent as the effective date of the sublease or assignment nor later than 9 months after the date Landlord delivers the Response Notice. If Tenant's Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the Termination Date. For purposes hereof, "substantially all of the Premises" means a proposed subletting of at least 95% or more of the then RSF of the Premises and "substantially the balance of the Term" means a proposed subletting which expires within one year of the end of the Term. The exercise by any subtenant of any expansion option or similar right or renewal or extension option or right (or any modification, amendment or extension of an existing sublease providing for an expansion of the space leased thereunder or extension of the term of such sublease) shall be deemed a new sublease for purposes of determining whether the provisions of this Section 8.05 are applicable thereto and Landlord shall have all of its rights under this
Section 8.05 with respect to such new sublease (but Landlord's rights under this Section 8.05 shall be as if the expansion space in question were leased together with all other space previously leased under such sublease and as if the renewal term in question was part of the initial term of the sublease).

                  (b) If in the Response Notice Landlord elects to terminate this Lease with respect to the entire Premises, Tenant shall promptly execute and deliver to Landlord an instrument in form satisfactory to Landlord modifying this Lease so that the Term shall expire as of the Termination Date and Rent shall be apportioned as of the Termination Date.

                  (c) If Landlord exercises its option under Section 8.05(a) to terminate this Lease with respect to a portion of the Premises, then
(i) this Lease shall terminate with respect to such part of the Premises on the Termination Date; and (ii) Tenant shall pay to Landlord, upon demand, the reasonable out-of-pocket costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise. Tenant and Landlord shall promptly after the giving of the Response Notice execute and deliver an instrument confirming the partial termination, but no such instrument shall be necessary to make such termination effective.

                  (d) If Landlord exercises its option under Section 8.05(a) to terminate this Lease with respect to a portion of the Premises, then
(A) the Fixed Rent payable by Tenant hereunder shall be reduced by the lesser of
(i) the Fixed Rent payable under this Lease with respect to the portion of the Premises which is the subject of the proposed sublease and (ii) the annual rent that Tenant would have received pursuant to such sublease if Landlord had not terminated this Lease with respect to the applicable space and Tenant had, in fact, entered into the sublease in accordance with the terms of the Notice of Intent, (B) Tenant's Tax Share, Common Area Tax Share, Tenant's Expense Share and Common Area Expense Share shall be proportionately reduced to reflect the reduction in the RSF of the Premises and (C) Tenant's Parking Spaces shall be proportionately reduced (commencing with Tenant's Parking Spaces calculated at the .7 cars per 1,000 RSF ratio until such Tenant's Parking Spaces at such ratio are fully reduced) to reflect the reduction in the RSF of the Premises.

                  (e) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs incurred by Landlord to review a Notice of Intent, including without limitation any reasonable attorneys' fees, which payment shall be payable even if Tenant subsequently withdraws same.

                  (f) If Landlord shall not elect to terminate this Lease as to all or the applicable portion of the Premises as set forth in paragraph
(a) above or if Landlord shall not have had any such termination right, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or subletting of all or a portion of the Premises as set forth in the Notice of Intent provided the provisions of Section 8.06 are complied with and if Tenant was obligated (or elected pursuant to Section 8.05(g) below) to give a Notice of Intent pursuant to this Section 8.05, provided further that such assignment or subletting is executed and delivered within 270 days following the giving of the Notice of Intent and on rental terms not less than 95% of those offered in the Notice of Intent failing which Tenant must again comply with the provisions of this Section 8.05.

                  (g) So long as Tenant leases 100% of the Building, Tenant shall have no obligation to comply with this Section 8.05 and Landlord shall not have any rights under this Section 8.05. Notwithstanding the foregoing, if Tenant leases 100% of the Building, Tenant shall have the right (but not the obligation) to comply with this Section 8.05 with respect to any proposed assignment or sublease by giving a Notice of Intent with respect thereto; provided, that if Tenant elects to so comply with this Section 8.05 with respect to any proposed assignment or sublease and Landlord does not exercise any of its rights under this Section 8.05 with respect thereto, the Assignment Profit Percentage or Sublet Profit Percentage with respect to such assignment or sublease shall be 50% (except as provided in Section 8.07(ii)(c) below with respect to any sublease involving the Retail Premises).

                  8.06. Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the Premises (it being understood that the information required by this Section 8.06 may, at Tenant's option, be included in the Notice of Intent) provided:

                           (a)      Subject to Section 8.05(g) above, Tenant
shall have complied with the provisions of Section 8.05 and Landlord shall not have made any of the termination elections provided for therein.

                           (b)      Tenant shall furnish Landlord with the name
and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord;

                           (c)      The proposed subtenant or assignee is a
reputable party whose financial net worth, credit and financial responsibility or any security for the sublease or Lease offered by such proposed subtenant or assignee is, considering the responsibilities involved and the standards of Landlord in those respects for the Complex, satisfactory, in Landlord's reasonable judgment;

                           (d)      Tenant shall deliver an executed assignment
or sublease to Landlord at the time Landlord's consent is requested and the same shall be reasonably satisfactory to Landlord and comply with the applicable provisions of this Article 8;

                           (e)      The business or activities and intended use
of the Premises are, in Landlord's reasonable judgment, in keeping with the standards of other tenants in the Building, the Property and the Complex;

                           (f)      The proposed subtenant or assignee (or any
affiliate thereof) is not then an occupant (other than a then subtenant of Tenant) of any part of the Building (if Tenant no longer leases 100% of the Building), the Property or the Complex or a party who dealt with (i.e., had substantive discussions with) Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building, the Property or the Complex, during the 3 months immediately preceding Tenant's request for Landlord's consent; provided, that, Landlord has or reasonably expects to have, space in the Building, the Property or the Complex (including any new building then being constructed or proposed to be constructed) to accommodate the space, term and delivery requirements of such proposed subtenant or assignee and Landlord shall, within ten (10) days after Tenant so requests, inform Tenant that Landlord has or reasonably expects to have, space in the Building, the Property or the Complex to accommodate the space, term and delivery requirements of such proposed subtenant or assignee and provide Tenant with a brief explanation thereof.

                           (g)      All costs incurred with respect to providing
reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises and heating, ventilation and air conditioning shall, subject to the provisions of Section
7.02 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                           (h)      Each assignment or sublease shall
specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the Premises or to allow same to be used by others, without the consent of Landlord in each instance in accordance with this Article 8, which consent shall not be unreasonably withheld provided that such proposed further assignment or subletting transaction satisfies all the terms and conditions required to be satisfied by Tenant under this Lease with respect to assignments or sublettings (as applicable) proposed by Tenant, except that a sublease may be assigned and sublet premises may be further sublet without Landlord's consent under the circumstances and standards as set forth in Section 8.02, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made,
(iv) if Tenant defaults in the payment of any Rent, Landlord is authorized to collect any Rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the Fixed Rent and Additional Charges due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

                           (i)      Tenant shall reimburse Landlord on demand
for any reasonable out-of-pocket costs incurred by Landlord to review the proposed assignment or sublease in connection with the requested consent, including without limitation the cost of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable out-of-pocket attorneys' fees incurred by Landlord;

                           (j)      The proposed subtenant or assignee shall use
the Premises only for the use permitted under Section 2.03 (or, in the case of the Retail Premises, for an approved retail use in accordance with Section 2.04(a) above);

                           (k)      In the case of a subletting of a portion of
the Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes and in compliance with all Laws;

                           (l)      Intentionally Deleted;

                           (m)      The subletting or assignment shall not be
advertised in writing (including, without limitation, via electronic mail transmission, or by computerized listing services such as Co-Star, Re-Locate or other similar services, but not including a listing broker's brochure or flyer) at a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building, the Property or the Complex; provided, however, that if there is no similar space then available in the Building, the Property or the Complex, the rental rate shall be the rental rate reasonably determined by Landlord (the "Prevailing Rate"), provided that Landlord shall, within twenty (20) days after Tenant requests, have informed Tenant of such Prevailing Rate and, provided further, that nothing contained in this paragraph (m) shall be deemed to prohibit Tenant from negotiating and consummating a sublease at a lesser rental rate;

                           (n)      Landlord and Tenant shall have agreed on the
computation required by Section 8.07 hereof provided, however, that if Landlord and Tenant do not agree on such computation, the condition set forth in this paragraph (n) shall be deemed satisfied so long as Tenant pays to Landlord the amount payable under Section 8.07 based on Landlord's computation thereof, but nothing contained in this paragraph (n) shall prohibit Tenant from thereafter submitting such disagreement to expedited arbitration in accordance with Section
13.02 hereof; and

                           (o)      Tenant is not in monetary default under this
Lease or in non-monetary default under this Lease beyond applicable notice and grace periods.

                  If Landlord fails to grant or deny its consent to any proposed assignment or subletting within twenty (20) days after Tenant has provided Landlord with all information required pursuant to this Section 8.06 or, if additional information is otherwise reasonably requested by Landlord (it being understood that if Landlord requests additional information such request must be made within such twenty (20) day period), within twenty (20) days after Tenant has provided Landlord with such additional information otherwise requested by Landlord, Tenant shall have the right to give a reminder notice to Landlord, which reminder notice shall contain the following statement in capitalized bold type: "YOUR CONSENT TO THE PROPOSED ASSIGNMENT OR SUBLETTING SPECIFIED IN THIS LETTER SHALL BE DEEMED GIVEN IF YOU FAIL TO OBJECT WITHIN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REMINDER NOTICE." If Landlord fails to grant or deny its consent to such proposed assignment or subletting within five (5) Business Days after Landlord's receipt of such reminder notice, Landlord's consent shall be deemed given to the same.

                  8.07. If Landlord shall give its consent to any assignment of this Lease or to any sublease, other than as provided in Section 8.02, Tenant shall in consideration therefor, pay to Landlord, as an Additional Charge:

                           (i)      in the case of an assignment, an amount
equal to the Assignment Profit Percentage of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant's federal income tax returns), and less the following out-of-pocket expenses to the extent reasonably incurred by Tenant in connection with such assignment: reasonable costs of altering and preparing the Premises for the assignee, reasonable work allowances, reasonable brokerage commissions, reasonable marketing expenses, reasonable attorneys' fees and disbursements, reasonable lease "takeover" costs actually paid by Tenant to a third party landlord of other space leased by the assignee, to induce it to enter into the assignment, less any net rentals received by Tenant from the reletting of such other space or the assignment of the other lease thereof and amounts paid to Landlord pursuant to Sections 8.05(c) and 8.06(i). "Assignment Profit Percentage" means (a) with respect to any assignment when Tenant leases 100% of the Building, 100% unless Tenant voluntarily gives Landlord a Notice of Intent and otherwise complies with Section 8.05 with respect thereto and Landlord does not exercise its rights to terminate under Section 8.05, in which case Assignment Profit Percentage shall mean 50% and (b) with respect to any assignment when Tenant leases less than 100% of the Building, 50% (it being understood that in any such case Tenant shall be required to have complied with
Section 8.05); and

                           (ii)     in the case of a sublease the Sublet Profit
Percentage of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant's federal income tax returns or in the case of the rental thereof, the annual amortization thereof on the basis of Tenant's federal income tax returns), and less the following out-of-pocket expenses to the extent reasonably incurred by Tenant in connection with such subletting: reasonable out-of-pocket costs of altering and preparing the Premises for the subtenant, reasonable out-of-pocket work allowances, reasonable out-of-pocket brokerage commissions, reasonable out-of-pocket marketing expenses, reasonable out-of-pocket attorneys' fees and disbursements, free rent afforded such subtenant during reasonable free rent periods, reasonable out-of-pocket lease "takeover" costs actually paid by Tenant to a third party landlord of other space leased by the sublessee to induce it to enter into the sublease and amounts paid to Landlord pursuant to Sections 8.05(c) and 8.06(i); provided that for purposes of computing the amount payable to Landlord hereunder such alteration costs, work allowances, brokerage commissions, marketing expenses, attorneys' fees and disbursements, lease "takeover" costs and amounts paid to Landlord shall be accounted for on a cash basis, so that Tenant may recover such expenses in full prior to being obligated to pay any excess consideration to Landlord and free rent shall be amortized on a straight line basis over the term of the sublease. "Sublet Profit Percentage" means (a) with respect to any sublease when Tenant leases 100% of the Building and as to which Landlord would have had a termination right under Section 8.05 with respect thereto but for the first sentence of Section 8.05(g), 100% unless Tenant voluntarily gives Landlord a Notice of Intent and otherwise complies with Section 8.05 with respect thereto (other than any sublease transaction involving the Retail Premises, which shall be governed by clause (c) below) and Landlord does not exercise its right to terminate under Section 8.05, in which case Sublet Profit Percentage shall mean 50%, (b) with respect to any sublease when Tenant leases 100% of the Building (other than a sublease of the type described in clause (a) above) or any sublease when Tenant leases less than 100% of the Building (other than any sublease transaction involving the Retail Premises, which shall be governed by clause (c) below), 50% (it being understood that in any such case Tenant shall be required to have complied with Section 8.05) and (c) with respect to any sublease transaction involving the Retail Premises, 100%.

                  The sums payable under this Section 8.07 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant. Tenant shall have no obligation to pay to Landlord any amount pursuant to Section 8.07(ii) above with respect to any sublease having a term of up to five (5) years (including any renewal right) which expires (without any further renewal right) on or before the 6th anniversary of the Commencement Date; provided, that this exception shall only apply to subleases covering in the aggregate not more than 5 floors of the Premises during the period prior to the 6th anniversary of the Commencement Date.

                  8.08. If Landlord exercises any of its options under Section 8.05, Landlord shall be free to, and shall have no liability to Tenant, if Landlord shall lease the Premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be if any such proposed assignee or subtenant shall exist.

                  8.09 If this Lease shall have been assigned by the initially named Tenant (i.e., Charles Schwab & Co., Inc.) (or the entity which, pursuant to one or more transactions under Section 8.02 above, has then succeeded to the interest of the initially named Tenant) (the "Initially Named Tenant") (other than to an Affiliate of the Initially Named Tenant), Landlord shall give the Initially Named Tenant (provided, that, if applicable, Landlord shall have been given notice of the name and address of the entity which has then succeeded to the interest of the Initially Named Tenant) a copy of each notice of default given by Landlord to the then current tenant under this Lease. Except if Landlord shall execute and deliver a written instrument releasing the Initially Named Tenant from any further liability under this Lease, Landlord shall not have any right to terminate this Lease after a default by such then current tenant, unless and until (A) Landlord shall have made a demand on the then tenant to cure the default in question, (B) Landlord shall have complied with its obligation to give notice to the Initially Named Tenant in accordance with the preceding sentence, and (C) either (i) the Initially Named Tenant has not cured all then existing monetary defaults of the then tenant or does not diligently prosecute to completion the cure of all then existing non-monetary defaults of the then tenant which are susceptible of cure by the Initially Named Tenant (such diligent prosecution to be determined as if the Initially Named Tenant were in possession of the Premises), in either case within the time periods set forth in this Lease (such time periods, with respect to the Initially Named Tenant, being deemed to run from the date that Landlord gives such Initially Named Tenant a copy of the default notice in question) or (ii) the default in question by the then tenant shall not be susceptible of cure by the Initially Named Tenant (e.g., bankruptcy); provided, that this sentence shall not be applicable if the then current tenant under this Lease is an Affiliate of the Initially Named Tenant. Landlord shall accept timely performance by the Initially Named Tenant of any term, covenant, provision or agreement contained in this Lease on the then current tenant's part to be observed and performed with the same force and effect as if performed by the then current tenant (but only if such then current tenant is not an Affiliate of the Initially Named Tenant). Provided that the Initially Named Tenant shall have cured all prior monetary defaults of the then current tenant and shall be diligently prosecuting to completion the cure of all prior non-monetary defaults of the then current tenant which are susceptible of cure by the Initially Named Tenant, in each case within the time periods described in the preceding sentence, upon request by the Initially Named Tenant, Landlord shall elect, at its option, either (x) to proceed to terminate this Lease because of the default of the then tenant whereupon, if Landlord has not already done so, Landlord shall promptly and in good faith, at the Initially Named Tenant's sole cost and expense, initiate and prosecute to completion summary proceedings to obtain vacant possession of the Premises, or (y) to permit the Initially Named Tenant, promptly and in good faith, at the Initially Named Tenant's sole cost and expense, to proceed in Landlord's name to initiate and prosecute to completion summary proceedings to obtain vacant possession of the Premises (and while such proceedings are pending, Landlord shall not terminate this Lease provided the Initially Named Tenant keeps Landlord current as to the monetary obligations of the then current tenant under this Lease). Notwithstanding anything to the contrary contained herein, the curing by the Initially Named Tenant of any default by the then current tenant, shall not prohibit Landlord or the Initially Named Tenant from initiating and prosecuting to completion summary proceedings as provided above. If the Initially Named Tenant shall cure the default by such current tenant, or if the default shall be incurable (such as bankruptcy), and Landlord seeks to terminate this Lease, or if Landlord or the Initially Named Tenant seeks to terminate this Lease pursuant to the preceding sentence, then in each such case the Initially Named Tenant shall have the right to enter into a new lease with Landlord, within 10 days after submission thereof by Landlord to the Initially Named Tenant, upon all of the then executory terms of this Lease and to resume actual possession of the Premises for the unexpired balance of the Term; provided, that on or prior to the date that Landlord executes and delivers to the Initially Named Tenant such new lease, the Initially Named Tenant shall have cured all prior monetary defaults of the then current tenant and, upon resuming actual possession of the Premises under such new lease, the Initially Named Tenant shall cure all prior non-monetary defaults of the then current tenant which are susceptible of cure by the Initially Named Tenant and provided, further, that this sentence shall not be applicable if the then current tenant under this Lease is an Affiliate of the Initially Named Tenant.

                                    ARTICLE 9

                        SUBORDINATION; DEFAULT; INDEMNITY

                  9.01 Subordination. (a) This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land, the Building, the Complex or the Property and to all mortgages which may now or hereafter affect such leases, the Land, the Building, the Property or the Complex, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"); provided that, only to the extent such Superior Instruments affect the Building, the holder of such Superior Instruments shall have executed and delivered a non-disturbance and attornment agreement in commercially reasonable recordable form and which conforms substantially to the provisions of this Section 9.01 to the effect that so long as Tenant is not in default hereunder beyond any applicable notice and grace periods, (a) this Lease will not be terminated or cut off nor shall Tenant's possession hereunder be disturbed by enforcement of any rights given to such holder pursuant to such Superior Instrument or by Law, or by reason of any expiration, termination or surrender for any cause of any such lease constituting a Superior Instrument for any reason, and (b) in such event the holder of such Superior Instrument shall recognize Tenant as the tenant under this Lease. In the case of any Superior Instrument which affects the Parking Areas on the Property which are necessary for Landlord to satisfy its obligations to Tenant under Section 6.04, Landlord shall either cause Tenant's rights to use such Parking Areas in accordance with Section 6.04 to be superior to such Superior Instrument or obtain a non-disturbance and attornment agreement from the holder of such Superior Instrument in commercially reasonable recordable form to the effect that so long as Tenant is not in default hereunder beyond applicable notice and grace periods Tenant's rights to use such Parking Areas in accordance with Section 6.04 will not be terminated or cut off. Notwithstanding anything contained in this Section 9.01 to the contrary, if said holder executes and delivers a non-disturbance and attornment agreement in the form herein required and Tenant either fails or refuses to execute and deliver such agreement within ten (10) Business Days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Instrument and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Instrument. The provisions of this paragraph (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may reasonably request to evidence such subordination, within seven (7) Business Days after such request.

                  (b) Landlord represents and warrants that (i) the only Superior Instruments existing on the date hereof are as follows: (A) Ground Lease of the Land by American Financial Exchange L.L.C. to Plaza X Urban Renewal Associates L.L.C. and (B) Sublease of the Land by Plaza X Urban Renewal Associates L.L.C. to Landlord, (ii) as of the date hereof, the Superior Instruments described in clauses (A) and (B) above are held by Landlord Affiliated Entities and (iii) American Financial Exchange L.L.C. is the fee owner of the Land. Simultaneously with the execution and delivery of this Lease, the holders of such Superior Instruments and Tenant have executed and delivered subordination, nondisturbance and attornment agreements.

                  (c) Anything to the contrary contained herein notwithstanding, so long as any Superior Instrument, including, without limitation, the Superior Instruments described in paragraph (b) above, continue to be held by a Landlord Affiliated Entity this Lease shall not be subject and subordinate to such Superior Instruments.

                  (d) In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant will, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, either (i) attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease and such party shall accept such attornment to the extent provided in the applicable non-disturbance and attornment agreement, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this paragraph (d) shall inure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option and to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, within seven (7) Business Days after a request therefor, instruments in confirmation of the foregoing provisions of this paragraph, reasonably satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

                  (e) Notwithstanding anything contained herein to the contrary, under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be (each, a "Successor Landlord"), whether or not it shall have succeeded to the interests of the landlord under this Lease unless such Successor Landlord shall be a Landlord Affiliated Entity, be

                           (i)      liable for any act, omission or default of
any prior landlord, except to the extent that such act, omission or default is continued by Successor Landlord after the date such Successor Landlord succeeds to the position of landlord under this Lease (the "Succession Date"), in which event such act, omission or default shall be deemed to have occurred on the Succession Date; provided, however, in no event shall such Successor Landlord be liable (A) in respect of any such act, omission or default to the extent provided in clause (v) below or (B) in respect of any such act, omission or default for the period prior to the Succession Date; or

                           (ii)     subject to any offsets, claims or defenses
which Tenant might have against any prior landlord, other than any offsets which
(A) are expressly provided for in this Lease, (B) shall have accrued to Tenant against such prior landlord prior to the Succession Date and shall not have been previously credited against Rent, and (C) Tenant shall have given the holder of the applicable Superior Instrument notice of the default giving rise to such offset and all other notices required under this Lease for Tenant to be entitled to such offset simultaneously with the giving of such notices to such prior landlord, provided that the provisions of this clause (ii) shall only apply to the holder of a Superior Instrument to the extent Tenant has been notified in writing of the name and address of such holder; or

                           (iii)    bound by any Fixed Rent or Additional
Charges which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such payments are payable at intervals of more than one month; or

                           (iv)     bound by any modification, amendment or
abridgment of the Lease, or any amendment or cancellation or surrender of the same made without its prior written approval, except for any amendment or cancellation right in favor of Tenant expressly stated in this Lease, provided that the provisions of this clause (iv) shall only apply to a holder of a Superior Instrument to the extent Tenant has been notified in writing of the name and address of such holder; or

                           (v)      if and to the extent that the First
Expansion Space or Second Expansion Space was not designated in the Building when such Expansion Space was designated by Landlord or any Successor Landlord, responsible for complying with, or liable for any default in complying with, any obligation of Landlord under Sections 15.01 and 15.02 of this Lease, as applicable, for such Expansion Space elsewhere than in the Building including, without limitation, the obligation to deliver such applicable Expansion Space in accordance with said Sections and in no event shall Tenant be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations under this Lease, or to be compensated by Successor Landlord for loss or injury suffered, or to enforce any other right or kind of liability whatsoever against Successor Landlord, by reason of any default by Successor Landlord or any prior landlord (regardless of whether such default is continued by Successor Landlord after the Succession
Date) under Section 15.01 or 15.02 of this Lease as applicable, for such Expansion Space elsewhere than in the Building; it being acknowledged and agreed by Tenant that its sole remedy in the case of any default by any prior landlord or Successor Landlord under Section 15.01 or 15.02 of this Lease shall be to bring a claim for actual damages against such prior landlord or any guarantor of such prior landlord's obligations under Section 15.01 or 15.02 of this Lease; provided, however, that nothing in this clause (v) shall relieve Landlord's obligations to provide parking for the First Expansion Space and Second Expansion Space under Section 6.04.

                  (f) If in connection with the financing of the Land, the Building, the Property or the Complex, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the Rent payable hereunder, (ii) reduce the Term hereof, (iii) extend the

Term hereof other than as permitted pursuant to the terms hereof, or (iv) increase Tenant's obligations or reduce Tenant's rights hereunder or increase Landlord's rights or decrease Landlord's obligations hereunder, in any such case other than in a de minimis manner.

                  (g) Any holder of a Superior Instrument may at any time and from time to time elect to have this Lease made prior to such Superior Instrument and, upon notification of such election from such holder to Tenant, this Lease shall have priority over such Superior Instrument, whether this Lease is dated, executed, delivered and/or recorded prior or subsequent to the date such Superior Instrument is dated, executed, delivered and/or recorded.

                  (h) Tenant shall give each holder of a Superior Instrument which is not a Landlord Affiliated Entity a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such holder. If Landlord fails to cure any such default as to which Tenant is obligated to give notice pursuant to the preceding sentence, then each such holder shall have an additional thirty (30) days after receipt of such notice within which to cure such default, or if such default cannot be cured by such holder within that time (because such holder must first obtain possession of the Premises or other portions of the Property, or otherwise), then such additional time as may be necessary if, within such 30 days, any such holder has commenced and is diligently pursuing the remedies reasonably necessary to cure such default and gave Tenant notice thereof, in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                  9.02 Estoppels. Each party shall, at any time and from time to time, within ten (10) business days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying each Possession Date, each Commencement Date, the Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Each party also shall include or confirm in any such statement such other information concerning this Lease as the other party may reasonably request.

                  9.03 Defaults. This Lease and the term and estate hereby granted are subject to the limitation that:

                           (a)      if Tenant defaults in the payment of any
Rent, and such default continues for seven (7) business days after Landlord gives to Tenant a notice specifying such default, or

                           (b)      if Tenant defaults in the keeping,
observance or performance of any covenant or agreement (other than a default of the character specifically referred to in Section 9.03(a)), and if such default continues and is not cured within thirty (30) days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of thirty (30) days, if Tenant shall not within such thirty
(30) day period, (i) advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default or (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

                           (c)      Intentionally Deleted

                           (d)      if Tenant shall abandon the Premises (and
the fact that any of Tenant's Property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises), it being acknowledged that periods of vacancy shall not constitute abandonment provided Tenant regularly inspects the Premises and provides, in Landlord's reasonable judgment, adequate security for the Premises against damage and theft, or

                           (e)      if a default of the kind set forth in
Section 9.03(a) shall occur and have been cured, and if a similar default shall occur more than once within the next 365 days, whether or not such similar defaults are cured within the applicable grace period,

                           (f)      if Tenant shall become insolvent or
generally fail to pay, or admit in writing its inability to pay, debts as they become due; or Tenant shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Tenant or all or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for Tenant for substantially all of the property thereof and not be discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of Tenant, and, if not commenced by Tenant, be consented to or acquiesced in by Tenant, shall result in the entry of an order for relief or shall remain for ninety (90) days undismissed,

                           (g)      if Tenant defaults beyond notice and grace
under any other lease with Landlord or any Affiliate of Landlord, entered into pursuant to Section 15.06, then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 days with the same effect as if the last of such 5 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

                  9.04 Re-entry by Landlord. If Tenant defaults in the payment of any Rent and such default continues for seven (7) Business Days after Landlord gives Tenant a notice specifying such default, or if this Lease shall terminate as in Section 9.03 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 9.05).

                  9.05 Damages. If this Lease is terminated under Section 9.03, or if Landlord re-enters the Premises under Section 9.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (a)      a sum which, at the time of such
termination, represents the then present value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over
(2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Article 4 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

                           (b)      sums equal to the Rent that would have been
payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that
(i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 9.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

                           Suit or suits for the recovery of any damages payable
hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

                  9.06 Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Subject to Section 9.01(e) and Section 15.02(n), it is understood that Landlord shall be liable to Tenant for actual damages in the event of any default by Landlord in performing its obligations under Sections 15.01 and 15.02, which shall include, without limitation, failure to designate the First Expansion Space or Second Expansion Space or failure by Landlord to deliver the First Expansion Space or Second Expansion Space (notwithstanding that the First Expansion Space or Second Expansion Space shall not be in the Building, or shall be owned by an owner not a Landlord Affiliated Entity or that such other owner shall not agree to the designation or location of the First Expansion Space or Second Expansion Space or not be obligated to deliver, or shall not deliver, such First Expansion Space or Second Expansion Space). Tenant may at its option recover such actual damages from another such owner which breached its obligations to Tenant in respect of the First Expansion Space or Second Expansion Space (subject to the limitations contained in the Expansion Agreements and ROFO Agreement), but Tenant's election not to pursue or enforce such claim against another owner shall not affect any claims of Tenant against Landlord or liabilities of Landlord to Tenant referred to in this
Section 9.06, subject to the terms of Section 9.01(e) and Section 15.02(n). Neither Tenant's right to recover such damages, nor the amount of damages recoverable, shall be affected by Tenant's failure or refusal to exercise any right of first offer pursuant to the ROFO Agreement.

                  9.07 Right to Injunction and Specific Performance. In the event of a breach or threatened breach by either party of any of its obligations under this Lease, the other party shall also have the right of injunction and to specific performance (except that Tenant shall have no right to specific performance with respect to the First Expansion Option and Second Expansion Option, other than as expressly provided in Section 15.02(o)). The specified remedies to which each party may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which each party may lawfully be entitled, and each party may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                  9.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

                  9.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord's discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant's obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each holder of a Superior Instrument to the extent the Superior Instrument they hold provides that any such surrender may not be accepted without its consent.

                  9.10 Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (a) the fair market rental value for the Premises and (b) the Applicable Percentage of the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term. In the case of any hold over by Tenant which continues for more than ninety (90) days, Tenant shall be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") by reason of the late delivery of space to the New Tenant as a result of Tenant's holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and
(iii) any claim for damages by any New Tenant. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 9.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. During such tenancy, Tenant shall continue to be bound by all of the terms, conditions and covenants of this Lease. "Applicable Percentage" means 125% for the first 30 days of any holdover, 150% for the next 90 days of such holdover and 200% thereafter.

                  9.11 Attorneys' Fees. If either party places the enforcement of this Lease or any part thereof in the hands of an attorney or files suit upon the same, the other party shall, upon demand, reimburse the enforcing party for such party's reasonable, out-of-pocket attorneys' fees and disbursements and court costs if such enforcing party is successful in such claim or proceeding. If Landlord places the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant, Tenant shall, upon demand, reimburse Landlord for Landlord's reasonable, out-of-pocket attorneys' fees and disbursements and court costs if Landlord is successful in such claim or proceeding.

                  9.12 Non-liability and Indemnification. (a) Neither Landlord, nor any holder of any Superior Instrument, nor any partner, director, officer, shareholder, principal, agent, servant or employee thereof, shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or due to the negligence or willful misconduct of Landlord, its agents, employees or contractors nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building or the Property, or caused by operations in construction of any private, public or quasi-public work, (iii) any loss, injury or damage to Tenant or any other person, or to its or their property, irrespective of the cause of such injury, loss or damage, arising out of the use by Tenant and its employees of the Building stairwell in accordance with Section 11.30.

                  (b) Tenant shall indemnify and hold harmless Landlord, all holders of Superior Instruments and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, an "Indemnified Party"), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises other than any matter for which Tenant is expressly indemnified against by Landlord in Section 9.12(c)(1) below, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (iii) from and after the delivery of possession of a particular portion of the Premises to Tenant or anyone claiming under or through Tenant, any accident, injury or damage occurring in, at or upon such portion of the Premises, (iv) any default by Tenant in the performance of Tenant's obligations under this Lease, (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant, (vi) any accident, injury or damage occurring in or about the Building stairwell arising out of the use thereof by Tenant and its employees, (vii) the use by Tenant of the Outdoor Child Care Space and any accident, injury or damage occurring in or about the Outdoor Child Care Space from and after the date that the Outdoor Child Care Space has been delivered by Landlord to Tenant and (viii) the use by Tenant of the Exclusive Elevator Area and any accident, injury or damage occurring in or about the Exclusive Elevator Area from and after the date that the Exclusive Elevator Area has been delivered by Landlord to Tenant; together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 10.03 applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).

                  (c) Landlord shall indemnify and save harmless Tenant and Tenant's members, partners, shareholders, officers, directors, employees, agents and contractors (collectively, the "Tenant Indemnitees") from and against any and all claims of whatever nature against Tenant and/or the Tenant Indemnitees arising directly from (1) any accident, injury or damage occurring inside the Premises where such accident, injury or damage results from the gross negligence or willful misconduct of Landlord, its agents, or employees or (2) any default by Landlord in the performance of Landlord's obligations under this Lease.

                  (d) Notwithstanding anything to the contrary contained in this Section 9.12, neither Landlord nor, except to the extent provided in
Section 9.10, Tenant shall be liable to the other, even if negligent, for any consequential damages hereunder.


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
                  (e) The indemnities and hold harmless agreements contained in this Section 9.12 shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 10

                        INSURANCE; CASUALTY; CONDEMNATION

                  10.01 Compliance with Insurance. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Building, the Property or the Complex and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, or the holder of any Superior Instrument to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Building over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building, the Property or the Complex in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Building, the Property or the Complex; provided, however, that Tenant shall not be in breach of this Section 10.01(a) for its failure to comply with any condition or provision imposed by any insurance policy in respect of the Building, the Property or the Complex to the extent such condition or provision is not customarily included in insurance policies issued in respect of unaffiliated first class office buildings located in the vicinity of the Building.

                  (b) If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Building or the Premises, as the case may be, issued by the New Jersey fire insurance rating organization or other similar body making rates for insurance for the Building or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building or the Premises, as the case may be.

                  (c) Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works on the roof, street or subsurface or from any other place, provided, however, nothing contained in this clause (c) shall be deemed to relieve Landlord of its repair obligations expressly set forth in this Lease or otherwise affect Tenant's right to receive a rent abatement if Tenant is so entitled thereto in accordance with the express terms of this Lease.

                  (d) Tenant shall give Landlord written notice in case of fire or accidents in the Premises promptly after Tenant is aware of such event.

                  10.02 Insurance. (a) Tenant covenants and agrees to provide, at its expense, on or before the Possession Date and to keep in force during the Term, (1) a commercial general liability insurance policy written on an occurrence form, naming Tenant as the insured and naming Landlord, Mack-Cali Realty Corporation and Landlord's agents as insureds (hereinafter referred to as a "Liability Policy"), including, without limitation, blanket contractual liability coverage, premises-operation, products/completed operations hazard, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord, Mack-Cali Realty Corporation, Landlord's agents and Tenant against any liability generally covered by commercial general liability insurance policies required by unaffiliated landlords of first class office buildings located in the vicinity of the Building, occasioned by any occurrence on or about the Premises or any appurtenances thereto, (2) a fire and other casualty policy naming Tenant as the insured and naming Landlord as loss payee as its interest may appear (a "Fire Policy"), insuring the full replacement value of Tenant's Work, any other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located in the Premises against loss or damage by fire, theft, sprinkler leakage, boiler and machinery and such other risks or hazards as are insurable under present and future forms of "All Risk" insurance policies, provided, however that Landlord agrees that all proceeds payable under such Fire Policy solely belong to and shall be paid directly to Tenant, unless at the time of such payment of proceeds Tenant is in default under this Lease beyond applicable notice and grace periods, in which event such proceeds with respect to Tenant's Alterations shall be payable directly to Landlord or its designee; Landlord agrees that provided Tenant is not in default under this Lease beyond applicable notice and grace periods, or Landlord, in its sole discretion, otherwise waives in writing any such default by Tenant, Landlord shall endorse promptly to the order of Tenant, without recourse, any check or other payment representing proceeds of such Fire Policy payable to Tenant hereunder, (3) plate glass insurance naming Tenant as the insured and naming Landlord as loss payee as its interest may appear, (4) business interruption insurance and (5) workers compensation and employees liability insurance. Such policies are to be written by good and solvent insurance companies licensed or authorized to do business in the State of New Jersey with a minimum A.M. Best's rating of A-/VIII, and shall be in such limits as Landlord may reasonably require. Landlord reserves the right to increase limits and adjust coverages as industry standards change. As of the date of this Lease Landlord reasonably requires limits of liability under (i) the Liability Policy of not less than $5,000,000 combined single limit per occurrence for bodily or personal injury (including death) and property damage and (ii) the Fire Policy equal to the full replacement cost of Tenant's Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of

Tenant located at the Building with a commercially reasonable deductible. Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (ii) above within thirty (30) days after request therefor. Such insurance may be carried
(x) under a blanket policy covering the Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Section such that at no time shall there be less than $5,000,000 Liability Policy coverage available to the Premises and (y) under a primary liability policy of not less than $1,000,000 and the balance under an umbrella policy. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least ten (10) days prior to the effective date of any such policy Tenant shall deliver to Landlord a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' prior notice to Landlord. All insurance policies carried by Tenant shall be written as primary policies, not contributing with or secondary to coverage which Landlord carries. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                  (b) Landlord, at its expense, shall obtain and maintain at all times during the Term, (1) insurance with respect to the Building and Common Areas against loss or damage by fire, lightning and other risks from time to time included under "all-risk" coverage endorsements, in amounts equal to the full replacement value of the Building and Common Areas (exclusive of the cost of foundations and excavations and exclusive of the items required to be insured by Tenant under the Fire Policy), including "building laws" and/or "law and ordinance" coverage endorsement that covers costs of demolition and "increased costs of construction" due to changes in building codes subject to a commercially reasonable sublimit and including business interruption/loss of rental insurance for at least a 12 month period, and containing commercially reasonable deductibles and (2) commercial general liability insurance in respect of the Building with limits of not less than $5,000,000 combined single limit. Such insurance may be maintained as part of a blanket policy of insurance covering the Building and other locations of Landlord and Landlord Affiliated Entities.

                  (c) Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant or Landlord in compliance with this Section 10.02 shall not modify, reduce, limit or impair Tenant's or Landlord's obligations and liability under Section 9.12 hereof, except as provided in Section 10.03.

                  (d) So long as (i) Tenant is not in default under this Lease beyond applicable notice and grace periods, (ii) Tenant has a net worth determined in accordance with generally accepted accounting principles greater than $500,000,000 and prior to effecting such self-insurance (and not less than annually thereafter) Tenant delivers to

Landlord audited financial statements prepared by and certified to Landlord by an independent accountant reasonably acceptable to Landlord which evidence such net worth, (iii) the waiver of subrogation against Landlord and release of Landlord described below shall be enforceable against Tenant under the Laws of New Jersey and prior to effecting such self-insurance (and not less than annually thereafter), (iv) Charles Schwab & Co., Inc. or any assignee pursuant to Section 8.02 or any Affiliate thereof is the Tenant hereunder and (v) Tenant notifies Landlord not less than 45 days prior to effecting the self-insurance program hereunder, which notice contains all financial statements and other information reasonably required by Landlord, Tenant may, in lieu of maintaining the liability and/or fire insurance required under Section 10.02(a), self-insure and assume the risks of, and shall pay all costs of or related to, all casualty to the Property which is the responsibility of Tenant under this Lease and with respect to which Tenant has self-insured, all liability claims that may be asserted against Tenant and all liability claims which may be asserted against Landlord, Mack-Cali Realty Corporation or Landlord's agents for which Tenant is responsible pursuant to this Lease and with respect to which Tenant has self-insured. As a self-insurer Tenant shall be responsible for any and all obligations of Tenant to indemnify and hold Landlord harmless from and against any matters referred to in this Lease or which otherwise would have been included within the coverage of any insurance policy required by Tenant to be obtained under any provision of this Lease. Further, Tenant, if it elects to so self-insure, hereby releases Landlord and waives any right of subrogation against Landlord with respect to any losses that would have been payable under policies of insurance required to be obtained by Tenant under this Lease, if they had been obtained, with the same force and effect as if Tenant had obtained each such policy and caused Landlord to be named as one of the additional insureds thereunder in accordance with Section 10.03 hereof. In the event that any of the conditions specified in clauses (i)-(v) are no longer satisfied, then within 5 Business Day thereafter Tenant shall obtain and keep in full force and effect during the Term of this Lease the insurance otherwise required by this Lease. If Tenant fails to obtain such insurance within such 5 Business Day period, Landlord may purchase such insurance at Tenant's expense. Tenant may elect to cease its self-insurance program hereunder at any time so long as not less than 10 days prior thereto Tenant puts in place all insurance required under this Lease and delivers evidence thereof to Landlord.

                  10.03 Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring the Premises, Tenant's Work and other leasehold improvements and Tenant's personal property in the case of Tenant, against loss, damage or destruction by fire or other casualty and other events normally included under all risk insurance coverage) a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) and under Sections 9.12(b) and 9.12(c), respectively, which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Upon written notice by Tenant, the waiver of subrogation or permission for waiver of the right of recovery and release of liability in favor of Tenant shall also extend to any permitted subtenant and/or permitted Users occupying or using the Premises in accordance with the terms of this Lease, provided any such subtenant or User includes in its casualty insurance policies a waiver of subrogation against Landlord or, if such waiver should be unobtainable or unenforceable, (x) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (y) any other form of permission for the release of Landlord and executes a written instrument providing for the release of Landlord set forth in the preceding sentence. Nothing contained in this Section 10.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

                  10.04 Condemnation. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord's reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking) and, in either such event, the commercial viability of the property is materially impaired as determined by Landlord in its reasonable discretion, then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 15% thereof) that the untaken part of the Premises would in Tenant's reasonable judgment be impractical or uneconomic to operate, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant's Property) as nearly as practicable to its condition prior to such taking.

                  (b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceedings, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all rights, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's Property, loss of business or productivity or relocation costs, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

                  (c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due. Notwithstanding the foregoing, if such temporary taking of the Premises renders the Premises untenantable for the conduct of Tenant's business and such temporary taking either exceeds one (1) year or commences at any time during the last six (6) months of the Term (without regard to unexercised renewal options), then, in either event, Tenant shall have the right to terminate this Lease upon ten (10) Business Days' written notice to Landlord given within thirty (30) days after the expiration of such one-year period or within thirty (30) days after such commencement of the temporary taking during the last six (6) months of the Term, as the case may be, and this Lease shall terminate on the day immediately succeeding such tenth (10th) Business Day; provided, however, that if, after the delivery of Tenant's termination notice and before the expiration of such ten
(10) Business Day period, Tenant has the ability to occupy the Premises for the conduct of Tenant's business, Tenant's termination notice shall be void and Tenant shall have no right to terminate this Lease in connection with such temporary taking.

                  (d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant's Property, to substantially the same utility for office purposes within a first class office building located in the vicinity of the Building to the extent the same may be feasible.

                  10.05 Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Section 10.05 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Premises to substantially the condition existing prior to such damage, subject to changes thereto which do not materially adversely affect Tenant or Tenant's use or occupancy of the Premises, except for Tenant's Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Building, at its expense with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage (provided, that if Landlord shall have had casualty insurance in effect at such time, that Landlord shall diligently pursue the collection of insurance proceeds thereunder).

                  (b) If the Building or the Premises shall be damaged or destroyed by fire or other cause, then the Fixed Rent and Additional Charges under Article 4 payable hereunder shall be abated to the extent that the Premises shall have been rendered untenantable for the normal conduct of Tenant's business (it being understood that untenantability shall include lack of reasonable access to the Premises and damage to material Building systems which renders the Premises untenantable for the normal conduct of Tenant's business) for the period from the date of such damage or destruction to the date the damage shall be repaired or restored, such abatement to be granted on a pro rata basis if only a portion of the Premises is rendered untenantable for the normal conduct of Tenant's business. Notwithstanding the foregoing, if by reason of any such condition any of Tenant's Critical Areas shall be rendered untenantable for the normal conduct of business and, as a result thereof approved Ancillary Critical Areas are rendered unusable for the normal conduct of Tenant's business and Tenant vacates such Critical Areas and Ancillary Critical Areas (other than the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's property), then Fixed Rent and Additional Charges under Article 4 shall abate for such approved Ancillary Critical Areas (but in no event shall such abatement with respect to Ancillary Critical Areas apply to more than [25% of the RSF of the Premises]), until the required repairs are substantially completed, it being understood that nothing herein shall affect Tenant's rights hereunder if Ancillary Critical Areas are directly damaged or destroyed by fire or other casualty and rendered untenantable for the normal conduct of Tenant's business. Tenant shall be deemed to have vacated a Critical Area or Ancillary Critical Area for purposes of this Section 10.05(b) so long as no business is conducted therein (other than temporary activities conducted in order to move its normal business activities elsewhere), but Tenant shall not be required to remove its property therefrom and Tenant may have a security presence therein or working therein attempting to fix the problem. Tenant's abatement rights under this
Section 10.05 as to Ancillary Critical Areas shall only apply so long as Charles Schwab & Co., Inc. or an assignee permitted by Section 8.02 or any Affiliate thereof is Tenant and only portions of the Premises occupied by the foregoing persons or entities shall constitute Ancillary Critical Areas. If, at any time thereafter Tenant reoccupies for its normal business operations a portion of the Premises as to which the abatement is in effect during the period the restoration work is taking place and prior to the date that the whole of said Premises are made tenantable, Fixed Rent and Additional Charges allocable to such portion shall be payable by Tenant from the date of such occupancy. If Tenant occupies any portion of the Premises for the conduct of business prior to the date on which Tenant is required pursuant to Section 3.02 to commence paying Fixed Rent therefor and such portion of the Premises is rendered untenantable for the conduct of Tenant's business prior to such rent commencement date, Tenant shall be entitled to an abatement against Fixed Rent first so payable in respect of such portion of the Premises in the same amount as the abatement Tenant would otherwise have received pursuant to this Section 10.05(b). "Critical Areas" shall mean only the data center or server room(s) (including main and intermediate distribution facilities) and the voice logger room(s) in the Premises, or replacements thereof for a similar function. Upon completion of the plans for the Tenant's Work or subsequent Alterations which affect Critical Areas or Ancillary Critical Areas, Tenant shall give a notice (the "Critical Area Notice", which shall identify the Critical Areas in the Premises and submit a plan showing their location to Landlord and the location of all other portions of the Premises which shall be rendered unusable for the conduct of Tenant's normal business if a particular Critical Area is rendered untenantable (the "Ancillary Critical Areas"), a description of Tenant's business units to be located in the Ancillary Critical Areas and the reasons why Tenant will not be able to conduct normal business therein if the applicable Critical Area is rendered untenantable. The Ancillary Critical Areas shall be subject to Landlord's reasonable approval (based upon whether it is reasonable for Tenant to be unable to conduct normal business in such Ancillary Critical Area if the Critical Area in question is untenantable) and Landlord shall notify Tenant of any such approval or disapproval within twenty (20) Business Days after Landlord's receipt of the

Critical Area Notice. If Landlord fails to respond to the Critical Area Notice within such twenty (20) Business Day period, Landlord shall be deemed to have rejected Tenant's designation of such Ancillary Critical Areas. In the event of any dispute, then at either party's request, the matter shall be submitted to Expedited Arbitration in accordance with Article 13. Each of such areas may be individually referred to herein as a "Critical Area."

                  (c) If the Building shall be so damaged or destroyed by fire or other cause (whether or not the Premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable independent contractor designated by Landlord of more than fifty percent (50%) (or forty percent (40%) if Tenant does not lease 100% of the Building) of the full insurable value of the Building immediately prior to the casualty (or fifteen percent (15%) if such casualty occurs during the last 12 months of the
Term) then Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred fifty (150) days after the date of the casualty provided, in each such case (but only so long as Tenant leases less than 100% of the Building), leases covering at least forty percent (40%) of the RSF in the Building (exclusive of that covered by this Lease) are canceled in accordance with their terms as a result thereof and this Lease and the estate hereby granted, whether or not the Term shall have theretofore commenced, shall terminate on the earlier of six (6) months after the giving of such notice or the date Tenant vacates the Premises (Tenant agreeing to use commercially reasonable efforts to vacate as soon as possible) as if that date were the Expiration Date.

                  (d) In the event that more than twenty-five percent (25%) of the Premises shall be rendered untenantable for the conduct of Tenant's business as a result of a fire or casualty during the Term, then within seventy
(70) days following the date of such casualty, Landlord shall cause a reputable independent contractor selected by Landlord to deliver to Tenant an estimate (the "Contractor's Estimate") of the time necessary to substantially complete the repair of the damage to the Building and the Premises (other than those items set forth in paragraph (a) above which are Tenant's responsibility to repair) in order to make the Premises tenantable for the normal conduct of Tenant's business. If the Contractor's Estimate provides that the substantial completion of the repairs of the Premises which are Landlord's responsibility will take longer than three hundred sixty-five (365) days from the date of the casualty, Tenant may elect to terminate this Lease by giving notice thereof to Landlord no later than thirty (30) days following the delivery to Tenant of the Contractor's Estimate (time being of the essence) in which event this Lease shall terminate on the date of giving of such notice as if such date were the Expiration Date. If more than 25% of the Premises shall be rendered untenantable for the normal conduct of Tenant's business as a result of a fire or a casualty during the Term and Tenant shall not have exercised its right to terminate this Lease as provided in this paragraph (d), and if Landlord fails to substantially complete the repair of the damage to the Premises that Landlord is obligated to repair pursuant to the provisions of this Lease to the extent necessary to render the Premises tenantable for the normal conduct of Tenant's business by the date (the "Outside Casualty Date") which is the later of (i) the date specified in the Contractor's Estimate and (ii) three hundred sixty-five (365) days after the date of such casualty, as either such date may be extended for a period not to exceed 90 days for Force Majeure, Tenant may elect to terminate this Lease by notice to Landlord at any time prior to the earlier of (x) the substantial completion of the work to be performed by Landlord to repair the Premises to tenantable condition or (y) sixty (60) days following the Outside Casualty Date. Upon the delivery of such notice, this Lease shall terminate and be of no further force or effect on the thirtieth
(30th) day after the delivery of such notice as if such date were the Expiration Date; provided that if Landlord substantially completes the repairs to the Premises prior to the expiration of such thirty (30) day period, Tenant's termination shall be null and void and this Lease shall continue in full force and effect. Notwithstanding the foregoing, it shall be a condition precedent to Tenant's right to terminate this Lease in accordance with this paragraph (d) that Tenant shall pay to Landlord, together with its termination notice, an amount equal to the then-unamortized portion of the Work Allowance (such allowance being amortized on a straight-line basis from the Commencement Date through the last day of the Term without renewals) and any Fair Market Work Allowance (any such Fair Market Work Allowance being amortized on a straight-line basis from the Commencement Date applicable to the Expansion Space in question through the last day of the Term without renewals) and the outstanding principal amount of the Landlord's Loan, together with all accrued and unpaid interest thereon (as provided in Section 6.05), in each instance, to the extent such amounts are not actually reimbursed to Landlord under Landlord's insurance for any "improvements and betterments" put into the Premises by Tenant, at Tenant's expense, or by Tenant from the Work Allowance, any Fair Market Work Allowance or the Additional Work Allowance or under Landlord's business interruption/loss of rental insurance (or would have been reimbursed if Landlord had maintained the insurance required under Section 10.02(b)(1) above). Notwithstanding anything to the contrary contained herein, if more than thirty-five percent (35%) of the Premises shall be rendered untenantable for the normal conduct of Tenant's business as a result of a fire or casualty during the last twelve (12) months of the Term, then the terms and conditions of this paragraph (d) shall continue to control and be binding upon Landlord and Tenant except that (i) Tenant shall have the right to terminate this Lease by giving notice to Landlord in accordance with this paragraph (d) if the Contractor's Estimate provides that the substantial completion of the repairs of the Premises which are Landlord's responsibility will take longer than one hundred twenty
(120) days from the date of the casualty and (ii) the Outside Casualty Date shall be the later of (x) the date specified in the Contractor's Estimate and
(y) one hundred twenty (120) days after the date of such casualty, as either such date may be extended for a period not to exceed thirty (30) days for Force Majeure.

                  (e) No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building arising from damage or destruction caused by fire or other casualty and Landlord shall not be required to do any such repair or restoration except on Business Days from 9:00 A.M. to 5:00 P.M., unless requested by Tenant, in which event Landlord shall, at Tenant's expense, perform such repair or restoration work on an overtime basis and Tenant shall pay to Landlord, within 30 days after demand, the additional cost of performing such work on an overtime basis, provided, further, however, that in cases where unaffiliated landlords of first class office buildings in the vicinity of the Building would do so, Landlord shall employ contractors or labor at overtime or other premium pay rates without cost to Tenant so long as the cost of such overtime or premium pay rates is covered under Landlord's insurance.

                  (f) Notwithstanding any of the foregoing provisions of this Section 10.05, if Landlord or the holder of any Superior Instrument shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other cause by reason of some action or inaction on the part of Tenant or any of its officers, partners, directors, employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, Tenant shall not be permitted any abatement of Tenant's Rent to the extent that such insurance proceeds are reduced, however, the total amount of such Rent not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

                  (g) Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any items required to be insured by Tenant under the Fire Policy and any property of Tenant's which shall become the property of Landlord as provided in the Lease), and, except as provided by law, shall not be obligated to repair any damage thereto or replace or clean the same, or any decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense.

                  (h) The provisions of this Section 10.05 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty and any law providing for such a contingency now or hereinafter erected shall have no application in such case.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

                  11.01 Notice. (a) Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any Law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing (whether or not so stated elsewhere in this Lease) and unless otherwise required by such Law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested or deposited with a nationally recognized overnight courier, with signature required upon receipt. Any Notice to Landlord shall be sent as follows:

                  Mack-Cali Realty Corporation
                  11 Commerce Drive
                  Cranford, NJ  07016
                  Attn:  Mitchell E. Hersh and Roger W. Thomas, Esq.

                                    and

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attn:  Andrew J. Dady, Esq.

                  Any Notice to Tenant shall be addressed to the Tenant as
                   follows:

                  Charles Schwab & Co., Inc.
                  101 Montgomery Street
                  San Francisco, CA  94104
                  Attn:  Vice President Corporate Real Estate

                                    and

                  Charles Schwab & Co., Inc.
                  P. O. Box 881566
                  Corporate Real Estate Lease Administration
                  San Francisco, CA  94188-1566

                  With a copy to:

                  Charles Schwab & Co., Inc.
                  101 Montgomery Street
                  San Francisco, CA  94101
                  Attn:  General Counsel

By giving the other party at least ten (10) days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notice within the United States.

                  (b) Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing or as indicated by the signature upon receipt when delivered by a nationally recognized overnight courier; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, or such nationally recognized overnight courier, as the case may be.

                  (c) In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in paragraph (a) thereof.

                  11.02 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building to be developed by Landlord provided such rules shall be reasonably designated by Landlord and shall be consistent with rules generally applicable in other unaffiliated first class office buildings in the vicinity of the Building which are similar to the Building, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not modify or enforce the rules of the Building in a manner which discriminates against Tenant; and provided further, however, that in cases where there is a material interference with Tenant's business or access to the Premises by another tenant or other party in violation of the rules of the Building or the health or safety of the occupants of the Premises is being materially adversely affected by the acts of another tenant or other occupant in violation of the rules of the Building, Landlord shall use reasonable efforts to enforce such rules against such other tenant or other party. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern. So long as Tenant leases 100% of the Building, Tenant shall not be required to comply with rules of the Building other than the rules set forth on Schedule R.

                  11.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

                  11.04 Certain Definitions. (a) "Landlord" means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed as a covenant running with the Land, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord's interest under this Lease. Notwithstanding the foregoing, if the transferee executes an assumption of such obligations, Landlord shall give Tenant a copy of such assumption.

                  (b) "Landlord shall have no liability to Tenant" or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises, except as to the extent expressly set forth in this Lease.

                  11.05 Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease provided that Tenant pays the Fixed Rent and Additional Charges to be paid by Tenant and performs all of Tenant's covenants and agreements contained in this Lease.

                  11.06 Limits of Landlord Liability. Tenant shall look solely to Landlord's interest in the Building and the Land thereunder, for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord's partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease. For purposes of the preceding sentence, "Landlord's interest in the Building" shall be deemed to include (i) all rents, issues and profits received by Landlord (but only to the extent such rents, issues and profits are not used to pay Operating Expenses of, or debt service (including principal and interest) on, the Building and the Land thereunder), (ii) net proceeds of sale and (iii) the proceeds of fire and extended coverage insurance or condemnation awards received by Landlord (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or awards), and shall not be deemed burdened or encumbered by the rentals payable by Landlord in respect of the Superior Instruments referred to in Section 9.01(b) so long as such Superior Instruments are held by a Landlord Affiliated Entity; provided, in each case that Tenant (A) shall have delivered a notice to Landlord asserting a claim for a breach of Landlord's obligations under this Lease prior to the receipt by Landlord (or such lessor) of such rent or other consideration, proceeds or awards, (B) shall have commenced an appropriate proceeding against Landlord asserting such breach within 9 months after the date such notice was delivered to Landlord and (C) shall have obtained a final non-appealable judgment against Landlord, and Tenant shall have the right to look to such rent, consideration, proceeds or awards only as to the subject matter of such action. Subject to the provisions of Section 11.04, Tenant shall also have the right to offset such final, non-appealable judgment against Rent due under this Lease that is payable to the Landlord as to whom such judgment was obtained (but not against any Rent payable to any successor Landlord). "net proceeds of sale" means the proceeds received by the transferor Landlord from the sale of the Property after payment of all costs of sale and all indebtedness on the Property. The provisions contained in the foregoing sentences are not intended to, and shall not, limit any right that Tenant might otherwise have against Landlord or Landlord's successors in interest with respect to fraud or any fraudulent conveyance.

                  11.07 Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant's failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant's right to bring such claim in a separate proceeding under applicable law.

                  11.08 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease.

                  11.09 Certain Remedies. If Tenant requests Landlord's consent in any case where this Lease provides that Landlord's consent shall not be unreasonably withheld and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent unless it shall be determined by the final unappealable decision of a court of competent jurisdiction that Landlord acted in bad faith, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction or declaratory judgment, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

                  11.10 Captions. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

                  11.11 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

                  11.12 Broker. Each party represents to the other that such party has dealt with no broker other than Insignia/ESG, Inc. (representing Landlord) and Handler Real Estate Services and Julien J. Studley, Inc. (representing Tenant) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than the brokers described above who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall pay to the brokers described above a commission in accordance with separate agreements to be agreed upon between Landlord and such brokers.

                  11.13 Merger. Landlord and Tenant each acknowledge that the other has not made and is not making, and Landlord and Tenant, in executing and delivering this Lease, are not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

                  11.14 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord or permitted under the terms of this Lease without such approval, Tenant's assigns.

                  11.15 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to any principles of conflicts of laws.

                  11.16 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Building, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

                  11.17    Intentionally Deleted.

                  11.18 Certificate of Occupancy. Prior to performing Tenant's Work, Tenant shall obtain a building permit and, upon completion of Tenant's Work, Tenant shall obtain a temporary certificate of occupancy (which Tenant shall cause to remain in effect until a permanent certificate of occupancy is obtained by Tenant) to use the Premises for general, executive and administrative office purposes (and, in the case of the Retail Premises (subject to Section 2.04(p) above), for the retail use permitted under Section 2.04), and Tenant shall provide Landlord with a copy of each such permit and certificate promptly after receipt thereof. Landlord shall reasonably cooperate with Tenant to the extent reasonably necessary to enable Tenant to obtain such building permit and certificate of occupancy, at Tenant's cost and expense. Tenant hereby acknowledges that Landlord makes no representations or warranties regarding the permissibility of the Premises for any particular purpose.

                  11.19 Legal Proceedings. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use of occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, unless such waiver will result in the waiver of its right to bring such claims in a separate proceeding under applicable law. Tenant waives all rights now or hereafter conferred by Law (including, without limitation, the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7), (a) to quit, terminate or surrender this Lease or the Premises or any part thereof, or 9(b) to any abatement, suspension, deferment or reduction of the Rent payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

                  11.20 Memorandum of Lease. Tenant shall not record this Lease or a memorandum thereof. Landlord and Tenant shall, at the request of the other party, execute and deliver a memorandum of lease in respect of this Lease sufficient for recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                  11.21 Number/Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  11.22 Time of the Essence. Time shall be of the essence with respect to the provisions of this Lease.

            11.23 Premises Availability. If the Premises or any additional space to be included within the Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the Term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Premises or such additional space until the same are available for occupancy by Tenant; provided, however, except as expressly provided in Sections 2.02(i), 2.02(j), 2.02(k), 2.02(n) and 2.02(u),
(x) Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and (y) the parties hereto further agree that any failure to have the Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the Term.

            11.24 Waivers. In the event that Tenant is in arrears in payment of Rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited

            11.25 Incorporation. All Schedules referred to in this Lease are hereby incorporated in this Lease by reference.

            11.26 No Offer. Tenant hereby acknowledges that in order to avoid delay, this Lease has been prepared and submitted to Tenant for signature with the understanding that it shall not be deemed an offer by Landlord or bind Landlord unless and until it is executed and delivered by Landlord.

            11.27 Post Term Compliance. Upon the expiration or sooner termination of this Lease or upon the closure of Tenant's operations in the Premises or upon the sale or other disposition of all or any part of the Building or land thereunder by Landlord, Tenant shall, at its sole cost and expense, comply with all applicable provisions of all Laws relating to environmental laws and regulations, including, without limitation, the New Jersey Industrial Site Recovery Act (and all amendments and successors thereto) (including, without limitation, obtaining a letter of non-applicability within three months after the Expiration Date confirming that Tenant is not an industrial establishment) with respect to the Premises and any other portion of the Property affected by Tenant's operations. Tenant shall indemnify and hold harmless Landlord and any holder of a Superior Instrument, and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any loss, damage, liability, cost, claim or expense (including reasonable attorney's fees) arising from or in connection with Tenant's failure to so comply with all such provisions. Notwithstanding anything to the contrary contained in this Section 11.27, provided that Tenant operated the Premises in accordance with the terms of Sections 2.03, 2.04 and 11.33(b) of this Lease, Tenant shall not be required to obtain a letter of non-applicability pursuant to the New Jersey Industrial Site Recovery Act.

            11.28 Temporary Lease. Prior to the date hereof, Cal-Harbor II and III Urban Renewal Associates L.P., an affiliate of Landlord ("Landlord's Affiliate") and Tenant have executed and delivered that certain Agreement of Lease dated as of October 23, 2000 (the "Temporary Lease") pursuant to which Landlord's Affiliate leased to Tenant and Tenant hired from Landlord's Affiliate a portion of the first floor in Plaza III as more particularly described in the Temporary Lease.

            11.29 Access. Tenant shall have access to the Premises and parking facilities 24 hours per day, 7 days a week, subject to the terms and conditions of Section 7.03, Article 10 and the other applicable provisions of this Lease and subject to Force Majeure.

            11.30 Stairwell Access. If permitted under applicable Laws, Tenant shall have the right, subject to and in accordance with all Laws, to use the Building's internal staircases as a means for its employees to traverse between floors of the Premises and Tenant may install and maintain, at Tenant's sole cost and expense (and subject to Landlord's prior reasonable approval and subject to compliance with all Laws) a card-key security system on or next to the entrance doors to the Premises located on the stairwells.

            11.31 Fiber/Conduit. Upon Tenant's written request Landlord shall, at Tenant's sole cost and expense, install fiber/conduit reasonably specified by Tenant connecting the Building to such other buildings in which Tenant leases space pursuant to Article 15 of this Lease. The fiber/conduit shall be installed pursuant to plans and specifications to be submitted by Tenant and reasonably approved by Landlord.

            11.32 Exclusivity. (a) So long as (i) this Lease is in full force and effect, (ii) Tenant is not in default under this Lease beyond applicable notice and grace periods and (iii) Charles Schwab & Co., Inc., or an assignee of this Lease permitted under Section 8.02 hereof, or an Affiliate thereof is the Tenant and leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building, Landlord shall not (without Tenant's prior written consent in each case) enter into a lease or consent to any sublease or assignment of lease or assignment of sublease for any space in the Building on the same floor as Tenant or any space in excess of 1 full floor in the Building with, or name the Building after, or designate the Building for, or permit any signage to be affixed to the exterior of the Building for any of the following entities ("Direct Competitors"):

                 E*Trade Group Inc.(Etrade Securities, Inc.)
                 Fidelity Investments
                 TD Waterhouse Group Inc.(TD Waterhouse Investor Services, Inc.) Merrill Lynch, Pierce, Fenner & Smith Incorporated
                 Morgan Stanley Dean Witter
                 Salomon Smith Barney Inc.
                 Donaldson Lufkin & Jenrette (DLJ Direct)
                 Banc of America Securities LLC
                 Paine Webber Inc.
                 Prudential Securities Inc.
                 Chase HQ (Hambrecht & Quest)
                 Quick & Reilly

or with any successor of any of the foregoing Direct Competitors by reason of merger, consolidation or acquisition.

                  (b)   Notwithstanding anything to the contrary contained in
Section 11.32(a) above, so long as (i) this Lease is in full force and effect,
(ii) Tenant is not in default under this Lease beyond applicable notice and grace periods and (iii) Charles Schwab & Co., Inc. or an assignee permitted under Section 8.02 hereof or an Affiliate thereof is the Tenant and leases at least 250,000 RSF in the Building and Occupies at least 200,000 RSF in the Building, Landlord shall not (without Tenant's prior written consent in each case) enter into a lease for any space in the Building or consent to any sublease or assignment of lease or assignment of sublease with the following four (4) Direct Competitors: TD Waterhouse; Merrill Lynch; PaineWebber; or Morgan Stanley Dean Witter, or any successor of any of such 4 Direct Competitors by merger, consolidation or acquisition.

                  (c)   Notwithstanding the foregoing, nothing in this Section
11.32 shall prohibit Landlord from leasing space in the Building to any Affiliate of any Direct Competitor (or its successor) (other than those four (4) Direct Competitors (or their successors) listed in Section 11.32(b) above) for a business line of such Affiliate of such Direct Competitor (or its successor) which is not in direct competition with the following principal businesses of Charles Schwab & Co., Inc. on the date of this Lease: (i) securities broker/dealer, (ii) market maker and (iii) securities trading operations.

                  (d) This Section 11.32 shall not affect Landlord's right to grant monument signage, lobby signage or Building directory rights to any Direct Competitor in accordance with Section 7.06 if the provisions of this Section
11.32 have not been violated by Landlord.

            For purposes of this Lease, the term "Occupies" as to all or a portion of the Premises shall mean that this Lease then covers, and at the time, the portion of the

Premises in question is not covered by a sublease (other than with an Affiliate of Tenant), notwithstanding that such portion of the Premises in question may not then be physically occupied by Tenant and its employees or may be left vacant.

            11.33 Hazardous Materials. (a) Landlord represents that to the best of Landlord's knowledge as of the Possession Date there shall exist no Hazardous Material in the Premises initially demised hereunder or the Building requiring any remedial action under any applicable federal, state or local law or regulation under the particular circumstances in question. If any Hazardous Material existing in the Premises initially demised hereunder or the Building on the Possession Date requires remedial action under any such law or regulation, Landlord shall perform such remedial action unless Tenant shall fail to cease any work in the Premises which may disturb such Hazardous Material following discovery of such Hazardous Material and following such failure such Hazardous Material shall have been disturbed by Tenant or Tenant's agents, contractors or employees, in which case Tenant shall be responsible for the remediation thereof in accordance with paragraph (b) below to the extent the cost of such remediation was increased by Tenant's disturbance of such Hazardous Material. Tenant agrees to permit Landlord and its agents, contractors and employees access to the Premises to perform such remediation in accordance with Section
7.03 and shall otherwise reasonably cooperate with Landlord in connection with the performance thereof. Tenant shall promptly notify Landlord if it becomes aware of the existence of any Hazardous Material in the Premises and, upon becoming aware thereof, shall cease any work which could disturb such Hazardous Material. Notwithstanding the foregoing, Landlord shall within sixty (60) days after the Commencement Date comply with the provisions of the Harsimus Cove South (Hudson Exchange) Remedial Plan as to the Property approved by the New Jersey Department of Environmental Protection (Update No. 1) dated November 1991 as supplemented February 1993 (a true copy of which has been furnished by Landlord to Tenant), required to be complied with on or before such date. "Hazardous Material" shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, or chemicals (including, without limitation, asbestos and asbestos containing materials, any material or substance whether solid, gaseous or liquid that is regulated by, or forms the basis of liability under, any Environmental Laws. "Environmental Laws" means all applicable Laws relating to pollution, contamination or protection of the environment, human health or safety.

                  (b) Tenant shall not bring, keep, use, or maintain any Hazardous Material on or about the Premises; provided that nothing shall prevent Tenant's use of any Hazardous Materials customarily used by a general office user (e.g., copier supplies and cleaning supplies) (and then only in customary quantities) or in the ordinary course of operating the fuel tank and U.P.S. systems in the Mezzanine Space and the Roof Equipment, if such use is in accordance with all Laws and otherwise in a safe and orderly


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manner and during any Alterations ordinary and necessary building materials and containerized petroleum products, but only if and to the extent that such supplies, products and materials are transported, stored and used in full compliance with all Laws. If Tenant shall breach the foregoing covenant and such breach shall result in contamination in the Premises or the Building, then Tenant shall indemnify, defend and hold Landlord and all holders of Superior Instrument and its and their respective directors, officers, invitees, agent, servants and employees harmless from any and all liabilities arising during or after the Term as a result of such contamination. Tenant shall, in accordance with applicable Laws, either remove such Hazardous Material or encapsulate such Hazardous Material and restore the Premises to its condition prior to the removal of such Hazardous Material. Notwithstanding the foregoing, any work required pursuant to the preceding sentence shall be performed at Landlord's option, either by Tenant, at Tenant's reasonable expense, utilizing a contractor designated by Landlord or by Landlord at Tenant's expense.

            11.34 Security Services. (a) If, during any period that Schwab Capital Markets L.P., or an assignee of this Lease permitted by Section 8.02, or its Affiliates is the Tenant and leases one hundred percent (100%) of the Building, Landlord's contract with the security company then servicing the Common Areas of the Building expires and is not automatically renewed by its terms, Landlord shall notify Tenant thereof and Tenant shall have the right, upon written notice to Landlord given within 5 Business Days after Tenant is given such notice from Landlord (time of the essence) to elect to provide, at Tenant's sole cost and expense, security services in and about the Building (which security services shall include, without limitation, the monitoring of the life safety systems for the Building, but shall exclude security services for portions of the Property which are not within reasonable proximity to the Building). In the event Tenant so elects to provide security services in accordance with the terms hereof, Tenant hereby agrees to indemnify, defend, pay on behalf of and hold harmless Landlord and its respective partners, joint venturers, directors, officers, invitees, agents, servants and employees (each, an "indemnitee" for purposes of this provision) from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys' fees and disbursements) arising from or in connection with any accident, injury or damage whatsoever occurring in or about the Building other than any accident, injury or damage which, under no circumstances, could have been prevented by a security service acting within the normal scope of its authority for unaffiliated first class office buildings in the vicinity of the Building. The foregoing indemnity shall not in any way limit Tenant's indemnity under Section 9.12(b). This provision shall not be construed to exculpate an indemnitee for any loss, damage, liability, claim, cost or expense to the extent resulting from or caused by the gross negligence or willful misconduct of such indemnitee. Tenant's rights under this Section 11.34 shall only exist so long as Charles Schwab & Co., Inc., or an assignee permitted by Section 8.02 or any Affiliate thereof, is the Tenant and leases 100% of the Building. Tenant shall be entitled to a monthly credit against Fixed Rent in the amount of

$0.36 per RSF of the Premises for any month during which Tenant is providing security services for the Building under this Section 11.34 and, during such time, the Operating Expenses for the Base Operating Year shall be reduced by the amount included in the Base Operating Year in respect of security costs in and about the Building and security costs in and about the Building shall not be included in Operating Expenses for the then Operating Year. Tenant shall only have the right to elect to provide security services in and about the Building pursuant to this Section 11.34(a) one time during the Term.

                  (b) If Tenant elects to provide security services in and about the Building pursuant to Section 11.34(a) above, Tenant may, upon not less than 180 days prior notice to Landlord (the "Security Resumption Notice"), elect to have Landlord resume providing security services in and about the Building in accordance with the terms of Section 6.01(a)(I)(vii) and Landlord shall thereupon do so. Further, if Tenant elects to provide security services in and about the Building pursuant to Section 11.34(a) above and thereafter Tenant no longer leases 100% of the Building, Landlord shall thereupon resume providing security services in and about the Building in accordance with Section 6.01(a)(I)(vii). If Landlord resumes providing security services in and about the Building in accordance with this clause (b), Tenant shall pay to Landlord a monthly charge equal to Tenant's Tax Share of Landlord's actual costs to provide security services in and about the Building (but in no event shall such costs include any amounts to the extent the same would be prohibited from being included in Operating Expenses in respect of such security).

                  (c) As used in this Section 11.34, the phrase "in and about the Building" shall mean the portions of the Property within the Building and outside of the Building but within reasonable proximity to the Building.

            11.35 Tenant's Self Help Right. (a) If (i) Landlord fails to perform any of its obligations under this Lease (other than by reason of Tenant's acts or omissions or Force Majeure), which failure (A) materially interferes with Tenant's use of the Premises for the conduct of its business and (B) continues for at least ten (10) consecutive days from the date Tenant notifies Landlord of such failure (or, in the case of any such failure affecting any Critical Areas in the Premises, continues for at least 24 hours after notice to Landlord of such failure without Landlord commencing the cure of such failure) and (ii) in the case of any such failure other than any failure affecting any Critical Area in the Premises, (A) Tenant again notifies Landlord after the expiration of such 10-day period of such failure and of Tenant's intention to cure same, which notice shall specify that such notice is being given in accordance with this
Section 11.35(a), and shall contain the following statement in capitalized bold type: "IF YOU FAIL TO PERFORM THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 11.35(a) OF THE LEASE, WE SHALL EXERCISE OUR SELF-HELP REMEDIES UNDER THAT SECTION" and (B) such failure


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
continues for not less than five (5) consecutive days from the date Landlord receives such second notice, provided that, in the case of a failure which for causes beyond Landlord's reasonable control cannot with due diligence be cured with such 5-day period, such 5 day period shall be extended for such period as may be necessary to cure such failure provided that Landlord shall be diligently prosecuting such cure, then at Tenant's election and, except for any other remedies which may be expressly provided in Sections 11.35(b) and 11.35(e), as Tenant's sole remedy (if Tenant elects to exercise its self-help rights hereunder and except as provided in Section 11.35(d) below), Tenant may take such actions as may be reasonably necessary to cure such failure and Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in performing same within thirty (30) days after receipt by Landlord of a written statement from Tenant as to the amount of such costs, provided the performance of such obligation by Tenant (x) takes place exclusively within the Premises, (y) does not affect (other than to a de minimis extent) any space (including the Common Areas) outside the Premises and (z) does not affect (other than to a de minimis extent) the structure, electrical, HVAC, plumbing or mechanical systems of the Building.


                  (b)   (I)   Notwithstanding anything to the contrary contained
in Section 11.35(a) above, if (i) (A) Landlord fails to provide condenser water pursuant to Section 6.01(a)(vi) or (ix), (B) the electricity serving the Premises is interrupted or (C) telecommunications service to the Premises is interrupted, (ii) as a direct result of (A), (B) or (C) above, a Critical Area is rendered untenantable for the conduct of Tenant's normal business and (x) Tenant actually vacates such Critical Area or (y) but for the operation of Tenant's back-up systems, a Critical Area would be rendered untenantable for the conduct of Tenant's normal business, (iii) Landlord fails to commence to cure such failure or service interruption within 1 day after (A) such failure or service interruption occurs, (B) Tenant vacates such Critical Area (if required pursuant to clause (ii) above) and (C) Tenant notifies Landlord in writing of such failure or service interruption and (if required pursuant to clause (ii) above) such vacating of such Critical Area (which notice shall specify that it is being given in accordance with this Section 11.35(b)(I) and shall contain substantially the following statement in capitalized bold type: "IF YOU FAIL TO COMMENCE THE PERFORMANCE OF THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN ONE
(1) DAY, WE MAY EXERCISE OUR SELF-HELP REMEDIES UNDER SECTION 11.35(b)(I) OF THE LEASE") and certifies to Landlord that the requirements of clauses (i) through
(iii), (v) and (vi) have been satisfied or, after commencing such cure as aforesaid, Landlord fails to diligently prosecute such cure to completion, (iv) such failure to commence or diligently prosecute continues for 5 hours following Landlord's receipt of a facsimile and telephonic notice given by Tenant to Landlord following Landlord's failure to commence within the 1 day period described in clause (iii) above or, after commencing such cure within such 1 day period, following Landlord's failure to diligently prosecute such cure to completion


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
(which notice shall specify that it is being given in accordance with this Section 11.35(b)(I) and shall be given both by facsimile and by telephone to two
(2) persons to be designated by Landlord prior to the Possession Date, or to such other person(s) and fax and phone number(s) as may be designated by Landlord from time to time upon notice to Tenant (but in no event shall Tenant have to deliver such facsimile and telephonic notice to more than two (2) persons in accordance with this Section 11.35(b)(I) or to deliver such facsimile and telephonic notice at all if Landlord does not make such designations prior to the date that Tenant shall have the right to give such facsimile and telephonic notice) and shall contain substantially the following statement in capitalized bold type: "IF YOU FAIL TO COMMENCE OR DILIGENTLY PROSECUTE THE PERFORMANCE OF THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN FIVE (5) HOURS, WE MAY EXERCISE OUR SELF-HELP REMEDIES UNDER SECTION 11.35(b)(I)", (v) the performance of such cure by Tenant would take place outside of the Premises, would affect (to more than a de minimis extent) any space (including the Common Areas) outside of the Premises or would affect (to more than a de minimis extent) the structure, electrical, HVAC, plumbing or mechanical systems of the Building and (vi) the performance of such cure by Tenant can be accomplished through the Common Areas and without access to or otherwise affecting (to more than a de minimis extent) any other tenant's premises, then, at Tenant's election and, except for any other remedies which may be expressly provided in
Section 11.35(a) and Section 11.35(e), as Tenant's sole remedy (if Tenant elects to exercise its self-help rights hereunder and except as provided in Section 11.35(d) below), Tenant may take such actions as may be reasonably necessary to cure such failure or service interruption. For purposes hereof, Landlord shall be deemed to have "commenced to cure a failure or service interruption" if Landlord has begun to take such action as is reasonably practicable under the circumstances (e.g., inspecting the situation, calling necessary contractors, etc.), even though actual repairs may not have commenced. In the exercise of Tenant's rights under this Section 11.35(b)(I), Tenant agrees that Tenant shall use only those contractors then on the approved list of contractors for the Building as such list may be furnished from time to time during the Term by Landlord to Tenant in accordance with Section 7.02 hereof, provided that if Tenant has previously requested the approved contractor list from Landlord and none of the approved contractors on such list having the skill or expertise required is then available after Tenant has used reasonable efforts to contact such approved contractors, another contractor selected by Tenant with similar skill or expertise and such work shall be performed in a good and workmanlike manner to the standard of a first class office Building. In the event Tenant exercises the self help remedies in accordance with this Section 11.35(b)(I), Tenant hereby agrees to indemnify, defend, pay on behalf of and hold harmless Landlord and its respective partners, joint venturers, directors, officers, invitees, agents, servants and employees (each, an "indemnitee" for purposes of this provision) from and against any loss, damage, liability, cost, claim or expense (including reasonable attorney's fees and disbursements) arising from or in connection with Tenant's exercise of such self help remedies, including, without limitation, any accident, injury or damage whatsoever occurring in, about or to the Building or the structure, electrical, HVAC, plumbing or mechanical systems of the Building as a result of Tenant's performance of its self help remedies under this Section 11.35(b)(I). If Tenant performs any of Landlord's obligations under this Lease in accordance with this
Section 11.35(b)(I), Landlord shall pay Tenant the reasonable out-of-pocket costs actually incurred by Tenant in performing such obligation within 30 days after receipt by Landlord of a written statement as to the amount of such costs; provided, that if Tenant does not use Landlord's approved contractors, in no event shall Landlord be responsible for such costs to the extent the same exceed the costs which could have been incurred by Tenant if it had used such approved contractors. In no event shall Tenant have any rights under this Section 11.35(b)(I) if the failure or service interruption was caused by any act, omission, negligence or willful misconduct of Tenant or any of its contractors, agents, employees, servants, licensees or invitees or if Tenant is in default under this Lease beyond applicable notice and grace periods. Tenant shall be deemed to have vacated a Critical Area for purposes of this Section 11.35(b)(I) so long as no business is conducted therein (other than temporary activities conducted in order to move its normal business activities elsewhere), but Tenant shall not be required to remove its property therefrom and Tenant may have a security presence therein or working therein attempting to fix the problem. This paragraph (I) shall not apply so long as Tenant leases 100% of the Building, in which case paragraph (II) below shall apply.

                        (II) This paragraph II shall only apply so long as Tenant leases 100% of the Building. Notwithstanding anything to the contrary contained in Section 11.35(a) above, if (i) (A) Landlord fails to provide condenser water pursuant to Section 6.01(a)(vi) or (ix), (B) the electricity serving the Premises is interrupted or (C) telecommunications service to the Premises is interrupted, (ii) as a direct result of (A), (B) or (C) above, a Critical Area is rendered untenantable for the conduct of Tenant's normal business and (x) Tenant actually vacates such Critical Area or (y) but for the operation of Tenant's back-up systems, a Critical Area would be rendered untenantable for the conduct of Tenant's normal business and (iii) Landlord fails to commence to cure such failure or service interruption within 8 hours after (A) such failure or service interruption occurs, (B) Tenant vacates such Critical Area (if required pursuant to clause (ii) above) and (C) Tenant notifies Landlord of such failure or service interruption and (if required pursuant to clause (ii) above) such vacating of such Critical Area (which notice shall be given both by facsimile and by telephone to two (2) persons to be designated by Landlord prior to the Possession Date, or to such other person(s) and fax and phone number(s) as may be designated by Landlord from time to time upon notice to Tenant (but in no event shall Tenant have to deliver such facsimile and telephonic notice to more than two (2) persons in accordance with this Section 11.35(b)(II) or to deliver such facsimile and telephonic notice at all if Landlord does not make such designations prior to the date that Tenant shall have the right to give such facsimile and telephonic notice and Tenant shall not be deemed to have failed to comply with the conditions of this clause (C) if despite the use of reasonable efforts Tenant is unable to notify Landlord in accordance with this clause (C) by reason of matters beyond Tenant's reasonable control) and shall specify that it is being given in accordance with this Section 11.35(b)(II) and shall contain substantially the following statement in capitalized bold type: "IF YOU FAIL TO COMMENCE THE PERFORMANCE OF THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN 8 HOURS, WE MAY EXERCISE OUR SELF-HELP REMEDIES UNDER SECTION 11.35(b)(II) OF THE LEASE") and certifies to Landlord that the requirements of clauses (i) through
(iii) have been satisfied or, after commencing such cure as aforesaid, Landlord fails to diligently prosecute such cure to completion, then, at Tenant's election and, except for any other remedies which may be expressly provided in
Section 11.35(a) and Section 11.35(e), as Tenant's sole remedy (if Tenant elects to exercise its self-help rights hereunder and except as provided in Section 11.35(d) below), Tenant may take such actions as may be reasonably necessary to cure such failure or service interruption. For purposes hereof, Landlord shall be deemed to have "commenced to cure a failure or service interruption" if Landlord has begun to take such action as is reasonably practicable under the circumstances (e.g., inspecting the situation, calling necessary contractors, etc.), even though actual repairs may not have commenced. In the exercise of Tenant's rights under this Section 11.35(b)(II), Tenant agrees that Tenant shall use only those contractors then on the approved list of contractors for the Building as such list may be furnished from time to time during the Term by Landlord to Tenant in accordance with Section 7.02 hereof, provided that if Tenant has previously requested the approved contractor list from Landlord and none of the approved contractors on such list having the skill or expertise required is then available after Tenant has used reasonable efforts to contact such approved contractors, another contractor selected by Tenant with similar skill or expertise and such work shall be performed in a good and workmanlike manner to the standard of a first class office Building. In the event Tenant exercises the self help remedies in accordance with this Section 11.35(b)(II), Tenant hereby agrees to indemnify, defend, pay on behalf of and hold harmless Landlord and its respective partners, joint venturers, directors, officers, invitees, agents, servants and employees (each, an "indemnitee" for purposes of this provision) from and against any loss, damage, liability, cost, claim or expense (including reasonable attorney's fees and disbursements) arising from or in connection with Tenant's exercise of such self help remedies, including, without limitation, any accident, injury or damage whatsoever occurring in, about or to the Building or the structure, electrical, HVAC, plumbing or mechanical systems of the Building as a result of Tenant's performance of its self help remedies under this Section 11.35(b)(II). If Tenant performs any of Landlord's obligations under this Lease in accordance with this Section 11.35(b)(II), Landlord shall pay Tenant the reasonable out-of-pocket costs actually incurred by Tenant in performing such obligation within 30 days after receipt by Landlord of a written statement as to the amount of such costs; provided, that if Tenant does not use Landlord's approved contractors, in no event shall Landlord be responsible for such costs to the extent the same exceed the costs which would have been incurred by Tenant if it had used such approved contractors. In no event shall Tenant have any rights under this Section 11.35(b)(II) if the failure or service interruption was caused by any act, omission, negligence or willful misconduct of Tenant or any of its contractors, agents, employees, servants, licensees or invitees or if Tenant is in default under this Lease beyond applicable notice and grace periods. Tenant shall be deemed to have vacated a Critical Area for purposes of this Section 11.35(b)(II) so long as no business is conducted therein (other than temporary activities conducted in order to move its normal business activities elsewhere), but Tenant shall not be required to remove its property therefrom and Tenant may have a security presence therein or working therein attempting to fix the problem.

                        (III) Anything to the contrary contained in this Section
11.35 notwithstanding, if Tenant exercises its self-help rights under Section 11.35(b)(I) or 11.35(b)(II) in connection with a failure or service interruption to the extent the same was caused by Force Majeure, then Landlord shall have no obligation to pay to Tenant any costs incurred by Tenant with respect thereto, unless in Landlord's good faith sole discretion, Landlord determines that the costs incurred by Tenant would have been incurred by Landlord if Landlord had performed the cure of such failure or service interruption (in which case, Landlord shall reimburse Tenant for the costs incurred by Tenant to the extent the same do not exceed, in Landlord's good faith sole discretion, the amount that Landlord would have incurred to cure such failure or service interruption).

                  (c) If Landlord fails to pay any out-of-pocket costs which Tenant is entitled to under Sections 11.35(a) or (b) above within the 30 day period referred to in such Sections and such failure continues for 10 Business Days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment of Rent unless Landlord pays such amount to Tenant) (an "Offset Notice"), then, as Tenant's sole remedy, Tenant may set-off such amount, together with interest accrued thereon at the Interest Rate from the end of such 30 day period until fully offset (collectively, the "Offset Amount"), against the next installments of Rent coming due. Notwithstanding the preceding provisions of this Section 11.35, if Landlord, within 10 Business Days after the giving of an Offset Notice, notifies Tenant that Landlord disputes Tenant's entitlement to all or any portion of the Offset Amount, then Tenant shall not be entitled to so offset the Offset Amount pending resolution of such dispute by Expedited Arbitration in accordance with Article 13 of this Lease.

                  (d) If Tenant exercises any of its self-help rights under this Section 11.35, Tenant shall not be entitled to any rent abatement under
Section 6.01(e) in respect of the occurrence in question other than any rent abatement which may have accrued prior to Tenant exercising such self-help rights.

                  (e) In addition to Tenant's rights under Sections 11.35(a) and (b), Tenant shall have the rights of access, maintenance and repair as to the Dedicated Shaft Area(s) and Tenant's conduits, risers and other installations therein, as elsewhere expressly provided in this Lease.

            11.36 Adjacent Excavation -- Shoring. If an excavation or other substructure work shall be made upon the Land or the land adjacent to the Land, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, provided that Landlord shall comply or cause such person to comply with the provisions of Section 7.03 and, if other than Landlord, its Affiliates and their respective contractors, agents, employees or servants, cause such person to indemnify Tenant for damage to Tenant's property caused by such person or for causing the Premises to be untenantable for the conduct of Tenant's normal business and provide reasonable security for such indemnity if the credit of the person providing such indemnity is not reasonably acceptable to Tenant.

            11.37 Representations by Tenant. Tenant makes the following representations and warranties to Landlord:

                  (a) This Lease is a valid and legally binding obligation of Tenant enforceable in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other laws and procedures affecting the enforcement of creditor's rights or the collection of debtor's obligations generally, (ii) general principles of equity which may limit the availability of specific performance and other equitable remedies and (iii) the exercise of judicial discretion.

                  (b) The execution and delivery of this Lease are not, and the performance of this Lease will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Tenant is a party or by which Tenant is or may be bound or affected, other than any such conflict or contravention which would not have a material adverse effect on Tenant's ability to perform its obligations under this Lease.

                  (c) To Tenant's actual knowledge, there is no litigation or other proceeding pending against, or affecting Tenant or Tenant's properties which, if determined adversely to Tenant would have a material adverse effect on Tenant's ability to perform its obligations under this Lease.

                  (d) The financial reports and statements regarding Tenant heretofore furnished to Landlord are correct and accurate in all material respects and fairly present the financial condition of Tenant as of the date of said reports and statements and there has been no material adverse change in the financial condition reflected therein since said date or dates.

            11.38 Representations by Landlord. Landlord makes the following representations and warranties to Tenant:

                  (a) This Lease is a valid and legally binding obligation of Landlord enforceable in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other laws and procedures affecting the enforcement of creditor's rights or the collection of debtor's obligations generally, (ii) general principles of equity which may limit the availability of specific performance and other equitable remedies and (iii) the exercise of judicial discretion.

                  (b) The execution and delivery of this Lease are not, and the performance of this Lease will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Landlord is a party or by which Landlord is or may be bound or affected, other than any such conflict or contravention which would not have a material adverse effect on Landlord's ability to perform its obligations under this Lease.

                  (c) To Landlord's actual knowledge, there is no litigation or other proceeding pending against, or affecting Landlord or Landlord's properties which, if determined adversely to Landlord would have a material adverse effect on Landlord's ability to perform its obligations under this Lease.


                                   ARTICLE 12

                                  RENEWAL RIGHT

            12.01 (a) (I) Provided that (i) when it exercises the first option to extend described below (x) this Lease is in full force and effect, (y) Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods, and (z) Tenant delivers to Landlord the certification described in Section 12.03, and (ii) when the First Extended Term commences, Tenant and its Affiliates Occupy more than 50% of the Renewal Premises (or 60% of the Renewal Premises if the Renewal Premises consists of space determined pursuant to clause (ii) of the definition of "Renewal Premises" below), Tenant shall have the option to extend the term of this Lease for the Renewal Premises for an additional period of five (5) years (the "First Extended Term"). Such option to extend the term of this Lease may be exercised only by Tenant giving written notice to Landlord not earlier than the date that is 24 months prior to the original Expiration Date and not later than the date that is 15 months prior to the original Expiration Date. If this Lease shall be terminated or if the condition described in clause (ii) above shall not be satisfied at the commencement of the First Extended Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the First Extended Term, or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's option to extend this Lease for the First Extended Term shall be terminated and be deemed waived by Tenant. "Renewal Premises" means, at Tenant's option, (i) the entire Premises, (ii) floors 2 through 9 and, at Tenant's option, any full floors contiguous thereto and/or the entire Ground Floor Space and/or the portion of the Mezzanine Space determined pursuant to Section 2.09(n) or (iii) floors 10 through 17 and, at Tenant's option, any full floors contiguous thereto and/or the entire Ground Floor Space and/or the portion of the Mezzanine Space determined pursuant to
Section 2.09(n). If the Renewal Premises consists of less than the entire Premises, Tenant shall be required to relinquish its leasing of a portion of the Mezzanine Space in accordance with Section 2.09(n) and to relinquish its use of a portion of the roof in accordance with Section 6.03(i). Tenant shall specify in the extension notice the space to be included in the Renewal Premises.

                        (II) Provided that (A) when it exercises the second option to extend described below (1) this Lease is in full force and effect, (2) Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods, and (3) Tenant delivers to Landlord the certification described in Section 12.03 and (B) when the Second Extended Term commences, Tenant and its Affiliates Occupy more than 50% of the Premises, Tenant shall have the option to extend the term of this Lease for all of the Premises for an additional period of five (5) years (the "Second Extended Term"). Such option to extend the term of this Lease may be exercised only by Tenant giving written notice to Landlord not earlier than the date that is 24 months prior to the expiration of the First Extended Term and not later than the date that is 15 months prior to the expiration of the First Extended Term. If this Lease shall be terminated or if the condition described in clause (B) above shall not be satisfied at the commencement of the Second Extended Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the Second Extended Term or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's option to extend this Lease for the Second Extended Term shall be terminated and be deemed waived by Tenant.

                        (III) Provided that (i) when it exercises the third option to extend described below (x) this Lease is in full force and effect, (y) Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods, and (z) Tenant delivers to Landlord the certification described in Section 12.03, and (ii) when the Third Extended Term commences, Tenant and its Affiliates Occupy more than 50% of the Premises, Tenant shall have the option to extend the term of this Lease for all of the Premises for an additional period of five (5)


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
years (the "Third Extended Term"). Such option to extend the term of this Lease may be exercised only by Tenant giving written notice to Landlord not earlier than the date that is 24 months prior to the expiration of the Second Extended Term and not later than the date that is 15 months prior to the expiration of the Second Extended Term. It is expressly agreed that Tenant shall not have an option to extend the term of this Lease beyond the expiration of the Third Extended Term. If this Lease shall be terminated or if the condition described in clause (ii) above shall not be satisfied at the commencement of the Third Extended Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the Third Extended Term, or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's option to extend this Lease for the Third Extended Term shall be terminated and be deemed waived by Tenant.

                  (b)   (I)   Upon Tenant's giving notice of its election to
extend the term of this Lease for the First Extended Term pursuant to paragraph
(a) above, this Lease shall be deemed automatically amended as of the date following the original Expiration Date as follows: (i) the Fixed Rent for the First Extended Term shall be 95% of the fair market rent for the Renewal Premises (and if the Renewal Premises is other than the entire Premises as to which in accordance with Section 12.03 this Lease has been extended for the applicable Extended Term) for the First Extended Term as determined pursuant to
Section 12.02; (ii) the Expiration Date of the Extended Term shall be the last day of the month in which the 5th anniversary of the original Expiration Date occurs (the "Extended Expiration Date") and the Term of this Lease shall be extended accordingly; (iii) the Base Tax Year, and the Base Operating Year shall be January 1st of the calendar year following the calendar year in which the first day of the First Extended Term occurs and (iv) all references in this Lease to the "Premises" (including Sections 12.02 and 12.03 below, subject to the provisions of Section 12.03, if applicable) shall be deemed to be references to the "Renewal Premises". If the Renewal Premises consists of less than the entire Premises, (A) Tenant's Tax Share, Common Area Tax Share, Tenant's Expense Share and Common Area Expense Share shall be proportionately reduced to reflect the reduction in the RSF of the Premises and (B) Tenant's Parking Spaces shall be proportionately reduced commencing with the parking spaces calculated at the ratio of .7 spaces per 1,000 RSF until such Tenant's Parking Spaces at such ratio are fully reduced to reflect the reduction in the RSF of the Premises.

                        (II) Upon Tenant's giving notice of its election to extend the term of this Lease for the Second Extended Term pursuant to paragraph
(a) above, this Lease shall be deemed automatically amended as of the date following the Extended Expiration Date as follows: (i) the Fixed Rent shall be 95% of the fair market rent for the Premises (as to which in accordance with Section 12.03, if applicable, this Lease has been extended for the applicable Extended Term) for the Second Extended Term as determined pursuant to Section 12.02; (ii) the expiration date of the Second Extended Term shall be the last day of the month in which the fifth (5th) anniversary of the Extended Expiration Date occurs (the "Second Extended Expiration Date") and the Term of this Lease shall be extended accordingly and (iii) the Base Tax Year and the Base Operating Year shall be January 1st of the calendar year following the calendar year in which the first day of the Second Extended Term occurs.

                        (III) Upon Tenant's giving notice of its election to extend the term of this Lease for the Third Extended Term pursuant to paragraph
(a) above, this Lease shall be deemed automatically amended as of the date following the Second Extended Expiration Date as follows: (i) the Fixed Rent shall be the greater of (A) the Fixed Rent payable during the last year of the Second Extended Term and (B) 95% of the fair market rent for the Premises (as to which in accordance with Section 12.03, if applicable, this Lease has been extended for the applicable Extended Term) for the Third Extended Term as determined pursuant to Section 12.02; (ii) the expiration date of the Third Extended Term shall be the last day of the month in which the fifth (5th) anniversary of the Second Extended Expiration Date occurs and the Term of this Lease shall be extended accordingly and (iii) the Base Tax Year and the Base Operating Year shall be January 1st of the calendar year following the calendar year in which the first day of the Third Extended Term occurs.

                        (IV) Tenant and Landlord shall promptly execute and deliver an appropriate modification of this Lease to evidence the amendment(s) described in paragraphs (I) - (III) above.

            12.02 (a) For purposes of this Article 12, in such instances that it is provided that Tenant shall pay a "fair market rent" as Fixed Rent, such fair market rent shall be proposed by Landlord giving notice therefor (a "FMR Notice"), not later than 240 days prior to the original Expiration Date, the Extended Expiration Date or the Second Extended Expiration Date, as applicable. Upon request by Tenant at any time prior to the giving of the FMR Notice, Landlord shall notify Tenant of its good faith, non-binding estimate of such fair market rent.

                  (b) Within thirty (30) days after Landlord gives a FMR Notice, but not earlier than 240 days prior to the original Expiration Date, the Extended Expiration Date or the Second Extended Expiration Date, as the case may be, Tenant shall notify Landlord as to whether or not it agrees with Landlord's proposed fair market rent, and if it does not so agree, Tenant shall in such notice submit to Landlord its proposed fair market rent. If Tenant fails to respond as aforesaid within said 30 day period, Tenant hereby agrees that it shall be deemed conclusively to have disagreed with the fair market rent proposed by Landlord.

            If Landlord fails to give to Tenant the FMR Notice not later than 200 days prior to the original Expiration Date, the Extended Expiration Date or the Second


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
Extended Expiration Date, as applicable, then Tenant shall have the right at its option to notify Landlord of its proposed fair market rent. If Tenant fails to notify Landlord of its proposed fair market rent within ten (10) days thereafter, the matter shall be submitted to arbitration in accordance with the provisions of Article 13 hereof. If Tenant gives Landlord such notice with Tenant's proposed fair market rent, Landlord shall within thirty (30) days thereafter give an FMR Notice, stating whether or not it agrees with Tenant's proposed fair market rent, and if it does not so agree, Landlord shall in such notice submit to Tenant its proposed fair market rent. If Landlord fails to respond as aforesaid within such 30-day period, Landlord hereby agrees that it shall be deemed conclusively to have disagreed with the fair market rent proposed by Tenant.

                  (c) If Landlord and Tenant do not agree upon the fair market rent, the matter shall be submitted to arbitration in accordance with the provisions of Article 13 hereof, subject, however, to the following modifications:

                        (i) the arbitrator selected shall have at least ten years' experience in the leasing or management of office space in the northern New Jersey office market. The fees and expenses of the arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto;

                        (ii) within fifteen (15) days after the appointment of the arbitrator, there shall be submitted to the arbitrator the FMR Notice containing Landlord's proposed fair market rent and a copy of Tenant's notice containing Tenant's proposed fair market rent (it being understood that if either Landlord or Tenant failed to provide its proposed fair market rent to the other in accordance with the above provisions, it shall do so within the aforementioned 15 day period and if such party fails to do so, the arbitrator is authorized and directed to select the fair market rent proposed by the party who provided the same), together with such other information on comparable rentals or such other evidence as such party shall deem relevant. Each party authorizes the arbitrator to promptly release to the other party all such reports and any such fair market rent proposal and other information as such party has submitted to the arbitrator after the expiration of such fifteen (15) day period for submissions of reports;

                        (iii) within ten (10) business days thereafter, the arbitrator shall select either the fair market rent proposed by Landlord or Tenant, whichever the arbitrator determines is closest to his determination of the fair market rent for the Premises, except as provided in clause (ii) above.

                        (iv) in rendering such decision, the arbitrator shall determine the fair market rent that would be agreed upon by a landlord and a new unrelated third party tenant, and in connection therewith shall assume or take into consideration as appropriate all of the following: (A) the landlord and prospective tenant are typically motivated;

(B) the landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) a reasonable time under then-existing market conditions is allowed for exposure of the Premises on the open market; (D) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (E) the Premises are "as-is"; (F) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (G) that the Premises are to be let with vacant possession and subject to the provisions of this Lease for a five (5) year term; (H) market rents then being charged for comparable space in other similar buildings in the same area; (I) the computation of the number of rentable square feet contained in the Premises shall be based on the RSF calculated hereunder; (J) the Base Tax Year and Base Operating Year shall be as stated in Section 12.01(b) above; (K) the amount of any brokerage commission actually payable by Landlord; (L) there shall be no deduction for the fact that Landlord will not incur marketing costs or rental loss due to marketing or construction down-time, such factors already having been taken into account in the rent being 95% of the fair market rent; and (M) landlord shall not be deemed to have granted to tenant (1) any rental concessions, (2) other abatements, (3) improvement allowances, or (4) any other allowances, any or all of which are typically given to new tenants for the Premises in the condition it is then in. In rendering such decision and award, the arbitrator shall not modify the provisions of this Lease.

                        (v) the decision and award of the arbitrator shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

                  (d) In the event that any payment of Fixed Rent is due hereunder prior to the determination of the arbitrator, Tenant shall pay as the Fixed Rent it is obligated to pay under this Lease the amount set forth in the FMR Notice. If the arbitrator determines that the Fixed Rent payable pursuant to this Article 12 is less than that set forth in the FMR Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for such period against subsequent payments of Fixed Rent or Additional Charges due hereunder.

            At the request of either party made after the determination of the fair market rental value for a Renewal Term, the parties shall enter into a supplementary agreement expressly confirming the extension of this Lease for the Renewal Term, and establishing the amount of Fixed Rent payable during the Renewal Term, provided, however, such extension and the terms thereof shall be effective notwithstanding the failure of either or both parties to request to execute and deliver such supplemental agreement.

            12.03 Together with the notice of exercise of the option to extend for the First Extended Term, the Second Extended Term and the Third Extended Term, Tenant


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
shall certify to Landlord as to all portions of the Premises which are sublet (so as not to be Occupied) for a term ending on or about the then Expiration Date ("Full Term Sublets"). If based upon such certification on the commencement of the First Extended Term, the Second Extended Term or the Third Extended Term, Full Term Sublets aggregate more than twenty percent (20%) of the Premises then Landlord shall have the right, but not the obligation, to terminate this Lease as to any full floor portion of the Premises which are Full Term Sublets other than up to 20% of the Premises which are Full Term Sublets (the portion of the Premises designated by Landlord in such notice is called the "Terminated Space") by giving notice thereof to Tenant within 30 days after Landlord's receipt of the certification referred to in the preceding sentence. The Terminated Space may only consist of full floor portions of the Premises which are Full Term Sublets and, if the portion of the Premises which are Full Term Sublets consists of full floors which are contiguous with each other, the Terminated Space may consist of contiguous full floors only. If Landlord exercises such right to terminate this Lease with respect to the Terminated Space, (a) this Lease shall terminate with respect to the Terminated Space as of the commencement of the applicable Extended Term, (b) Tenant's Tax Share, Common Area Tax Share, Tenant's Expense Share and Common Area Expense Share shall be proportionately reduced to reflect the reduction in the RSF of the Premises and (c) Tenant's Parking Spaces shall be proportionately reduced commencing with the parking spaces calculated at the ratio of .7 spaces per 1,000 RSF until such Tenant's Parking Spaces at such ratio are fully reduced to reflect the reduction in the RSF of the Premises and (d) Landlord shall, at its sole cost and expense, separately demise such Terminated Space and comply with all Laws in connection with such demise. Landlord shall have no right to terminate this Lease with respect to any Terminated Space in connection with the First Extended Term if the Renewal Premises consists of the entire Premises. If the Renewal Premises for the First Extended Term consisted of the entire Premises, then Landlord shall have no right to terminate this Lease with respect to any Terminated Space in connection with the Second Extended Term or Third Extended Term.


                                   ARTICLE 13

                                   ARBITRATION

            13.01 Either Landlord or Tenant may at any time request arbitration of any matter in dispute with respect to which arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party specifying the nature of the dispute. Said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto) ("AAA"). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

            13.02 Either Landlord or Tenant may at any time request arbitration on an expedited basis ("Expedited Arbitration"), in accordance with the expedited commercial arbitration rules of AAA, with respect to disputes concerning (a) any dispute as to whether the Delivery Work or the Remaining Construction Work was "completed" or "substantially completed", (b) issues as to a rent abatement under Section 6.01(e), (c) the reasonableness of any denial by Landlord of consent to any Alterations proposed to be made by Tenant (to the extent Landlord is required to not unreasonably withhold any such consent or any determination by Landlord that such consent is required), (d) the reasonableness of any denial by Landlord of consent to any contractor selected by Tenant to perform Alterations (to the extent Landlord is required to not unreasonably withhold any such consent), (e) the reasonableness of any refusal by Landlord to consent to any proposed assignment or subletting by Tenant (to the extent Landlord is required to not unreasonably withhold any such consent), (f) Tenant's right to assign this Lease pursuant to Section 8.02, (g) Tenant's right to an offset pursuant to Section 11.35, (h) Tenant's designation of the Ancillary Critical Areas, (i) disputes regarding approvals by Landlord and Tenant under Section 1.01, (j) Tenant's right to a Fixed Rent Credit under
Section 6.01(a)(I)(iv), (k) issues regarding the calculation of any rent abatement under Section 2.09(m), (l) the cost of the Tenant Cost Work under
Section 1.04, (m) the computation of the amounts required under Section 8.07,
(n) the correctness of a denial of consent by Landlord as to another retail use pursuant to Section 2.04(q) and (o) any other provision of this Lease which expressly provides for Expedited Arbitration.

            13.03 The arbitrators under this Article 13 shall have at least ten
(10) years of current experience in the management and operation of first class office buildings in the vicinity of the Building.


                                   ARTICLE 14

                              INTENTIONALLY OMITTED


                                   ARTICLE 15

                                EXPANSION OPTIONS

            15.01 First Expansion Space. (a) Provided that (i) Tenant shall not have previously exercised the First ROFO Space Option (as defined in the ROFO Agreement) to lease the First ROFO Space (as defined in the ROFO Agreement) in accordance with that certain Right of First Offer Agreement dated of even date herewith between Landlord and Tenant (the "ROFO Agreement"), unless the applicable Owner (as defined in the ROFO Agreement) thereafter gave a ROFO Recission Notice (as defined in the ROFO Agreement) to Tenant with respect thereto and Tenant shall not have otherwise leased the First ROFO Space and (ii) on the date Tenant exercises the First Expansion Option (A) this Lease shall not have been terminated, (B) Tenant shall not be in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods and (C) Tenant Occupies at least fifty percent (50%) of the RSF of the Primary Premises, Tenant shall have the option (the "First Expansion Option") to lease the First Expansion Space. The First Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the "First Expansion Notice") not earlier than January 1, 2002 and not later than January 1, 2005 (time being of the essence); provided, that if an Owner shall have given to Tenant the First ROFO Notice (as defined in the ROFO Agreement) and Tenant shall not have exercised the First ROFO Space Option to lease the First ROFO Space within 30 days thereafter in accordance with the ROFO Agreement, then in no event shall Tenant have the right to give the First Expansion Notice to Landlord prior to the date (the "First ES Blockout Date") which is six (6) months after the expiration of such 30 day period (such six (6) month period, the "First ES Blockout Period"); provided, further, that if the First ES Blockout Date is later than January 1, 2005, the outside date for Tenant to give the First Expansion Notice shall be extended from January 1, 2005 to the date which is 10 days after the First ES Blockout Date (time being of the essence). Notwithstanding the foregoing, Tenant shall not be subject to the First ES Blockout Period if, and only if, during such period, Landlord determines in its good faith discretion that (x) there exists "completely unencumbered" space in the New Building (as defined in the ROFO Agreement) in which the First ROFO Space was to be located in accordance with the aforementioned First ROFO Notice and (y) such completely unencumbered space would satisfy the criteria for the First Expansion Space set forth in
Section 15.01(a)(i) below. As used in this Article 15, "completely unencumbered" shall mean that the space in question shall not be subject to any lease, or to any expansion, "must-take" right or put options or right of first offer or right of first refusal or any similar option, right, or obligation to lease such space or otherwise be the subject of lease negotiations between the applicable landlord and an unaffiliated third party (it being understood that any space shall be considered to be subject to lease negotiations whether such lease negotiations are for such space to be initially demised space or to be subject to an expansion option, "must-take" or "put" space or right of first offer or right of first refusal or any similar option, right or obligation to lease such space). Upon the reasonable request by Tenant during the First ES Blockout Period, Landlord shall notify Tenant whether or not there exists any "completely unencumbered" space in the New Building in question which would satisfy the criteria for the First Expansion Space set forth in Section 15.01(a)(i) below. If Tenant timely gives the First Expansion Notice, on the First ES Commencement Date, the First Expansion Space shall become part of the Premises if it is in the Building or if it is not in the Building shall be leased pursuant to the provisions of Section 15.06 below for the then remaining Term (subject to renewals), upon all of the terms and conditions set forth in this Lease, subject to the provisions of Section 15.06, except that:

                        (i) Fixed Rent with respect to the First Expansion Space shall be the First ES Fair Market Rent;

                        (ii) the Base Tax Year and Base Operating Year for the First Expansion Space shall begin January 1st of the calendar year following the calendar year in which the First ES Commencement Date shall occur and, except as provided in Section 15.06, Tenant's Tax Share, Common Area Tax Share, Tenant's Expense Share and Common Area Expense Share therefor shall be based upon the RSF of the First Expansion Space and the RSF of the building in which the First Expansion Space is located;

                        (iii) Landlord shall provide Tenant with the First ES Fair Market Work Allowance subject to and in accordance with the provisions of
Section 6.02, except that all references therein to "Initial Tenant Work" shall be deemed to refer to "the initial Tenant Work performed by Tenant in the First Expansion Space", all references therein to "Work Allowance" shall be deemed to refer to "First ES Fair Market Work Allowance" and all references therein to "the Initial Premises" shall be deemed to refer to "the First Expansion Space"; and

                        (iv) Except as provided in this clause (iv) and previously provided in clause (iii) above and paragraph (b) below, Landlord shall not be required to perform any work, pay any amount, or render any services to make the building in which the First Expansion Space is located or the First Expansion Space ready for Tenant's use or occupancy, and Tenant shall accept the First Expansion Space in its "as is" condition on the First ES Possession Date; provided, that, if the First Expansion Space is located in the Building the Delivery Work to the extent applicable to the First Expansion Space shall have been substantially completed prior to delivery of the First Expansion Space to Tenant hereunder, except that Landlord shall have no obligation to provide the construction site in paragraph 12 of Schedule C (Tenant hereby acknowledging and agreeing that to the extent that the First Expansion Space is in Plazas I-III, the Delivery Work shall mean the standard delivery condition for space in such Plazas). If the First Expansion Space is to be in Plaza IV, V, VI, VII, VIII or IX not then constructed, Landlord shall develop and construct such building (A) with floor areas for the First Expansion Space of not less than 20,000 RSF for each floor, (B) with Design Criteria of substantially the same quality as those attached to this Lease as Schedule B (as modified in accordance with the terms hereof) and (C) with core and shell construction, and generally constructed and finished in a quality and manner, substantially the same as to that required for the Building pursuant to this Lease; it being understood that the First

Expansion Space in such building to be constructed shall be delivered to Tenant within the First ES Window in the state of substantial completion as required by this Lease for the Phase I Premises, and that when the First Expansion Space is delivered such building shall be in the state of substantial completion as required of the Building for the Phase I Premises at such equivalent time (i.e., the Delivery Work to the extent applicable to the First Expansion Space (or substantially the equivalent thereof) shall be substantially completed, except that Landlord shall have no obligation to provide the construction site in paragraph 12 of Schedule C). The provisions of Sections 2.02(e) and (f) shall be generally applicable thereto. The foregoing shall not affect Landlord's obligation following the First ES Possession Date to complete the building in which the First Expansion Space is located in accordance with the Design Criteria, as modified in accordance with the terms hereof (or if the First Expansion Space is in Plaza IV, V, VI, VII, VIII or IX in accordance with the above provisions) and, in a manner substantially similar in quality to the Building, but this requirement shall not apply to Plazas I-III which are already completed on the date hereof or to repair any latent defects in the First Expansion Premises and any defects in Building systems not then seasonably operating.

                  (b)   The "First ES Possession Date" shall be the earlier of
(i) the date Tenant or anyone claiming through or under Tenant first occupies the First Expansion Space for the performance of Tenant's Work or (ii) the date during the First ES Window on which Landlord delivers to Tenant vacant possession of the First Expansion Space with any previous occupants leasehold improvements and personal property removed and in the condition required under
Section 15.01(a)(iv). Subject to the further provisions of this Section 15.01(b), Landlord shall deliver the First Expansion Space to Tenant during the period commencing on the 18th month and ending on the 24th month after the expiration of the five (5) Business Day recission period in Section 15.01(k) below (the "First ES Window"). If on the last day of the First ES Window there is a holdover tenancy in all or any part of the First Expansion Space, then Landlord shall use reasonable efforts to terminate such holdover, including, to the extent advisable in Landlord's good faith business judgment, instituting and prosecuting holdover or other appropriate proceedings against any occupant of the First Expansion Space. If Landlord is unable to deliver possession of the First Expansion Space to Tenant for any reason on or before the last day of the First ES Window, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. This Section 15.01(b) constitutes "an express provision to the contrary" for purposes of any applicable Law now or hereafter in effect.

                  (c) "First ES Commencement Date" means the date that is 150 days after the First ES Possession Date, provided, however that if (i) the First Expansion Space is in Plaza VIII or Plaza IX to be constructed, then in no event shall the First ES Commencement Date be earlier than the date Landlord obtains a temporary Certificate of Occupancy (or substantially the equivalent thereof) for the core areas of such building, (ii) the First Expansion Space is in Plaza IV, V, VI or VII to be constructed, then in no event shall the First ES Commencement Date be earlier than the date the owner of Plaza IV, V, VI or VII, as the case may be, obtains a temporary Certificate of Occupancy (or substantially the equivalent thereof) for the core areas of the applicable Plaza.

                  (d) "First ES Fair Market Rent" means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the First Expansion Space, taking into account all relevant factors, including without limitation, that such lessee shall be receiving the First ES Fair Market Work Allowance. Upon request by Tenant at any time prior to the giving of the First ES Rent Notice, Landlord shall notify Tenant of its good faith, non-binding estimate of the First ES Fair Market Rent and the First ES Fair Market Work Allowance. If Tenant timely exercises the First Expansion Option, Landlord shall notify Tenant (the "First ES Rent Notice") at least 180 days before (but not earlier than 270 days before) the first day of the First ES Window of Landlord's determination of the First ES Fair Market Rent ("Landlord's First ES Rent Determination") and the First ES Fair Market Work Allowance ("Landlord's First ES Work Allowance Determination"). Tenant shall notify Landlord ("Tenant's First ES Notice"), within 20 days after Tenant's receipt of the First ES Rent Notice, whether Tenant accepts or disputes Landlord's First ES Rent Determination and Landlord's First ES Work Allowance Determination, and if Tenant disputes Landlord's First ES Rent Determination and Landlord's First ES Work Allowance Determination, Tenant's First ES Notice shall set forth Tenant's determination of the First ES Fair Market Rent and the First ES Fair Market Work Allowance, and any such dispute, if not resolved between the parties within 20 days thereafter, shall be settled in accordance with the provisions of Section 15.04. If Tenant fails to give Tenant's First ES Notice within such 20 day period, Tenant shall be deemed to have rejected Landlord's First ES Rent Determination and Landlord's First ES Work Allowance Determination. If Landlord fails to give to Tenant the First ES Rent Notice not later than 150 days prior to the first day of the First ES Window, then Tenant shall have the right at its option to notify Landlord of its proposed First ES Fair Market Rent and First ES Fair Market Work Allowance. If Tenant fails to timely give such notice, the matter shall be submitted to arbitration in accordance with Section 15.04. If Tenant gives Landlord such notice with Tenant's proposed First ES Fair Market Rent and First ES Fair Market Work Allowance, Landlord shall within thirty (30) days thereafter give a First ES Rent Notice, stating whether or not it agrees with Tenant's proposed First ES Fair Market Rent and First ES Fair Market Work Allowance, and if it does not so agree, Landlord shall in such notice submit to Tenant its proposed First ES First Market Rent and First ES Fair Market Work Allowance. If Landlord fails to respond as aforesaid within such 30-day period, Landlord hereby agrees that it shall be deemed conclusively to have rejected the First ES Fair Market Rent and First ES Fair Market Work Allowance proposed by Tenant.

                  (e) If the final determination of the First ES Fair Market Rent shall not be made on or before the First ES Commencement Date, then, pending such final


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determination, Tenant shall pay, as Fixed Rent for the First Expansion Space commencing on the First ES Commencement Date, an amount equal to Landlord's First ES Rent Determination. If, based upon the final determination of First ES Fair Market Rent, the Fixed Rent payments made by Tenant for the First Expansion Space were (i) less than the First ES Fair Market Rent, Tenant shall pay to Landlord the amount of such deficiency within 30 days after demand therefor or
(ii) greater than the First ES Fair Market Rent, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Tenant.

                  (f) For the period commencing on the First ES Possession Date and ending on the date immediately preceding the First ES Commencement Date (the "First ES Work Period"), Tenant shall be entitled to occupy the First Expansion Space for the purpose of performing Tenant's Work therein and upon completion of such Tenant's Work for the purpose expressly permitted pursuant to
Section 2.03. Tenant's occupancy of the First Expansion Space during the First ES Work Period shall be subject to all of the terms and conditions of this Lease or the New Lease to be entered into pursuant to Section 15.06, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Operating Payment in respect of the First Expansion Space during the First ES Work Period unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the First Expansion Space for the conduct of business during the First ES Work Period, in which case Tenant shall pay to Landlord as an Additional Charge within 30 days after request therefor by Landlord an amount equal to the sum of the following: (i) the Tenant's First ES Share of the Building Taxes and Operating Expenses and (ii) the Tenant's First ES Common Area Share of the Common Area Taxes and Common Area Operating Expenses, in each case attributable to the portion of the First ES Work Period occurring from and after the date that the First Expansion Space is first occupied for the conduct of business. "Tenant's First ES Share" shall be calculated in the same manner as "Tenant's Tax Share", except that for purposes of such calculation the numerator shall be the RSF of the First Expansion Space (or the applicable portion thereof which Tenant or anyone claiming under or through Tenant occupies for the conduct of business; it being understood that if Tenant or any such other person occupies any portion of any floor of the First Expansion Space for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business), but if the First Expansion Space is located other than in the Building, the denominator shall be the RSF of the building in which the First Expansion Space is located. "Tenant's First ES Common Share" shall be calculated in the same manner as "Common Area Tax Share", except that for purposes of such calculation the numerator shall be the RSF of the First Expansion Space (or the applicable portion thereof which Tenant or anyone claiming under or through Tenant occupies for the conduct of business; it being understood that if Tenant or any such other person occupies any portion of any floor of the First Expansion Space for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business),


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
but if the First Expansion Space is located other than in the Building, the denominator shall include the RSF of the building in which the First Expansion Space is located pursuant to this Section.

                  (g) If the First Expansion Space is in the Building, promptly after the occurrence of the First ES Possession Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the First Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the First Expansion Space in the Premises in accordance with this Section 15.01.

                  (h) Anything in this Lease to the contrary notwithstanding, the rights afforded Tenant under this Section 15.01 shall be personal to Charles Schwab & Co., Inc., or any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing and in no event shall any other person or entity be entitled to exercise the First Expansion Option. This Section 15.01(h) shall not be deemed to prohibit Tenant from assigning this Lease (or any new lease for the First Expansion Space executed pursuant to Section 15.06) or subletting all or any portion of the First Expansion Space in accordance with this Lease or such new lease following the earlier of the First ES Possession Date or the expiration of the First ES Window.

                  (i) "First Expansion Space" means a portion or portions of the Building, Plaza I, Plaza II, Plaza III, Plaza IV, Plaza V, Plaza VI, Plaza VII, Plaza VIII or Plaza IX designated by Landlord in its sole discretion and containing approximately 140,000 RSF; provided that the First Expansion Space shall consist of not more than two (2) blocks of approximately 70,000 RSF each, with the space in each such block being contiguous and with all of such First Expansion Space being located in the same elevator bank in the building in which such First Expansion Space is to be located. Any dispute between Landlord and Tenant as to the RSF of the First Expansion Space or the RSF of the building in which the First Expansion Space is located pursuant to this Section if other than the Building shall be resolved in accordance with Section 2.01.

                  (j) Landlord shall notify Tenant, within sixty (60) days after Tenant has exercised the First Expansion Option, (i) designating the location of the First Expansion Space, (ii) the floor(s) on which it is to be located, the RSF thereof (calculated as provided in this Lease) and a cross-hatch showing such location(s), (iii) the anticipated date of delivery, and (iv) whether there are any present occupants thereof and the lease expiration date. If the First Expansion Space is located in a building already constructed, Tenant shall be given the opportunity to reasonably inspect the designated First Expansion Space at reasonable times and upon reasonable notice during the five (5) Business Days following receipt of such notice, subject to the terms of any applicable leases.

                  (k) Tenant shall have the right to rescind its First Expansion Notice, by recission notice given to Landlord within five (5) Business Days after Landlord gives to Tenant the notice described in Section 15.01(j) above, and if Tenant shall timely give the recission notice, Tenant shall be deemed to have irrevocably waived the First Expansion Option, Tenant shall have no further right to lease the First Expansion Space and neither Tenant nor Landlord shall have any further obligations as to the First Expansion Space. If Tenant fails to timely give such recission notice, Tenant shall have no further right to rescind its leasing of the First Expansion Space.

                  (l) "Plaza VIII" and "Plaza IX" mean, respectively, each of the 2 additional buildings which may be constructed on the Land.

                  (m) "Plaza IV", Plaza V", "Plaza VI" and "Plaza VII" mean, respectively, each of the four (4) additional buildings which may be constructed on the Complex Land.

                  (n) If Tenant leases the First ROFO Space pursuant to the ROFO Agreement, this Section 15.01 shall be null and void and Tenant shall have no further right to lease the First Expansion Space pursuant to this Section
15.01. If Tenant so leases the First ROFO Space and it is in the Building, the ROFO Agreement provides that Landlord and Tenant shall confirm the occurrence thereof by executing an instrument reasonably satisfactory to Landlord and Tenant, which shall be an amendment to this Lease.

            15.02 Second Expansion Space. (a) Provided that (i) either (A) Tenant shall have previously leased from Landlord the First Expansion Space or First ROFO Space or (B) Tenant shall give the First Expansion Notice or the First ROFO Notice simultaneously with the giving of the Second Expansion Notice and, if applicable, Tenant shall not rescind its First Expansion Notice in accordance with Section 15.01(k), or (C) the outside date by which Tenant may exercise the First Expansion Option (i.e., January 1, 2005, as the same may be extended pursuant to the terms of Section 15.01) has passed and Tenant did not timely exercise the First Expansion Option or the First ROFO Space Option, on or before such outside date, (ii) Tenant shall not have previously exercised the Second ROFO Space Option (as defined in the ROFO Agreement) to lease the Second ROFO Space (as defined in the ROFO Agreement) in accordance with the ROFO Agreement, unless the applicable Owner thereafter gave a ROFO Recission Notice to Tenant with respect thereto and (iii) on the date Tenant exercises the Second Expansion Option (A) this Lease shall not have been terminated, (B) Tenant shall not be in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods and (C) Tenant Occupies at least fifty percent (50%) of the RSF of the Primary Premises, Tenant shall have the option (the "Second Expansion Option") to lease the Second Expansion Space. The Second Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the "Second Expansion Notice") not earlier than January 1, 2002 and not later than January 1, 2009 (time being of the essence); provided, that (x) if Tenant shall have previously leased from Landlord the First Expansion Space or First ROFO Space and Tenant shall not have given the Second Expansion Notice to Landlord simultaneously with the giving of the First Expansion Notice or First ROFO Acceptance Notice, as the case may be, then in no event shall Tenant have the right to give the Second Expansion Notice to Landlord prior to the date (the "Second ES Blockout Date") which is six (6) months after the giving of the First Expansion Notice or First ROFO Acceptance Notice (such six (6) month period, the "Second ES Blockout Period") or (y) if an Owner shall have given to Tenant the Second ROFO Notice (as defined in the ROFO Agreement) and Tenant shall not have exercised the Second ROFO Space Option to lease the Second ROFO Space within 30 days thereafter in accordance with the ROFO Agreement, then in no event shall Tenant have the right to give the Second Expansion Notice to Landlord prior to the date (the "Qualified Second ES Blockout Date") which is six (6) months after the expiration of such 30 day period (such six (6) month period, the "Qualified Second ES Blockout Period"); provided, further that if the Second ES Blockout Date or the Qualified Second ES Blockout Date, as applicable, is later than January 1, 2009, the outside date for Tenant to give the Second Expansion Notice shall be extended from January 1, 2009 to the date which is 10 days after the Second ES Blockout Date or Qualified Second ES Blockout Date, as the case may be (time being of the essence). Notwithstanding the foregoing, Tenant shall not be subject to the Second ES Blackout Period or the Qualified Second ES Blockout Date, as applicable, if, and only if, during such period, Landlord determines in its good faith discretion that (1) there exists "completely unencumbered" space in the Building, or in Plaza I, II or III, or in Plaza IV, V, VI, VII, VIII or IX (if any such Plaza has then been constructed or is under construction for commercial office use) and (2) such completely unencumbered space would satisfy the criteria for the Second Expansion Space set forth in Section 15.02(a)(i) below. Upon the reasonable request by Tenant during the Second ES Blockout Period or Qualified Second ES Blockout Period, Landlord shall notify Tenant whether or not there exists any "completely unencumbered" space in the Building or any such other Plaza which would satisfy the criteria for the Second Expansion Space set forth in Section 15.02(a)(i) below. If Tenant timely gives the Second Expansion Notice, on the Second ES Commencement Date, the Second Expansion Space shall become part of the Premises if it is in the Building or, if it is not in the Building, shall be leased pursuant to the provisions of Section 15.06 below, for the then remaining Term (subject to renewals), upon all of the terms and conditions set forth in this Lease, subject to Section 15.06, except that:

                        (i) Fixed Rent with respect to the Second Expansion Space shall be the Second ES Fair Market Rent;

                        (ii) the Base Tax Year and Base Operating Year for the Second Expansion Space shall begin January 1st of the calendar year following the calendar year in which the Second ES Commencement Date shall occur and, except as provided in

Section 15.06, Tenant's Tax Share, Common Area Tax Share, Tenant's Expense Share and Common Area Expense Share therefore shall be based upon the RSF of the Second Expansion Space and the RSF of the building in which the Second Expansion Space is located pursuant to this Section;

                        (iii) Landlord shall provide Tenant with the Second ES Fair Market Work Allowance subject to and in accordance with the provisions of
Section 6.02, except that all references therein to "Initial Tenant Work" shall be deemed to refer to "the initial Tenant Work performed by Tenant in the Second Expansion Space", all references therein to "Work Allowance" shall be deemed to refer to "Second ES Fair Market Work Allowance" and all references therein to "the Initial Premises" shall be deemed to refer to "the Second Expansion Space"; and

                        (iv) Except as provided in this clause (iv) and previously provided in clause (iii) above and paragraph (b) below, Landlord shall not be required to perform any work, pay any amount, or render any services to make the building in which the Second Expansion Space is located or the Second Expansion Space ready for Tenant's use or occupancy, and Tenant shall accept the Second Expansion Space in its "as is" condition on the Second ES Possession Date; provided, that, if the Second Expansion Space is located in the Building the Delivery Work to the extent applicable to the Second Expansion Space shall have been substantially completed prior to delivery of the Second Expansion Space to Tenant hereunder, except that Landlord shall have no obligation to provide the construction site in paragraph 12 of Schedule C (Tenant hereby acknowledging and agreeing that to the extent that the Second Expansion Space is in Plazas I-III, the Second Expansion Space shall be delivered in the standard delivery condition for space in such Plazas). If the Second Expansion Space is to be located in Plaza IV, V, VI, VII, VIII or IX not then constructed, Landlord shall develop and construct such building (A) with floor areas for the Second Expansion Space of not less than 20,000 RSF for each floor, (B) with Design Criteria of substantially the same quality as those attached to this Lease as Schedule B (as modified in accordance with the terms hereof) and (C) with core and shell construction, and generally constructed and finished in a quality and manner, substantially the same as that required for the Building pursuant to this Lease; it being understood that the Second Expansion Space in such building to be constructed shall be delivered to Tenant within the Second ES Window in the state of substantial completion as required by this Lease for the Phase I Premises, and that when the Second Expansion Space is delivered such building shall be in the state of substantial completion as required of the Building for the Phase I Premises at such equivalent time (i.e., the Delivery Work to the extent applicable to the Second Expansion Space (or substantially the equivalent thereof) shall be substantially completed, except that Landlord shall have no obligation to provide the construction site in paragraph 12 of Schedule C). The provisions of Section 2.02(e) and (f) shall be generally applicable thereto. The foregoing shall not affect Landlord's obligation following the Second ES

Possession Date to complete the building in which the Second Expansion Space is located in accordance with the Design Criteria, as modified in accordance with the terms hereof (or if the Second Expansion Space is in Plaza IV, V, VI, VII, VIII or IX in accordance with the above provisions), and in a manner substantially similar in quality to the Building, but this requirement shall not apply to Plazas I-III which are already completed on the date hereof or to repair any latent defects in the Second Expansion Premises and any defects in Building systems not then seasonably operating.

                  (b)   The "Second ES Possession Date" shall be the earlier of
(i) the date Tenant or anyone claiming through or under Tenant occupies the Second Expansion Space for the performance of Tenant's Work or (ii) the date during the Second ES Window on which Landlord delivers to Tenant vacant possession of the Second Expansion Space with any previous occupants leasehold improvements and personal property removed and in the condition required under
Section 15.02(a)(iv) above. Subject to the further provisions of this Section 15.02(b), Landlord shall deliver the Second Expansion Space to Tenant during the period commencing on the 18th month and ending on the 24th month after the expiration of the five (5) Business Day recission period in Section 15.02(k) below (the "Second ES Window"). If on the last day of the Second ES Window there is a holdover tenancy in all or any part of the Second Expansion Space, then Landlord shall use reasonable efforts to terminate such holdover, including, to the extent advisable in Landlord's good faith business judgment, instituting and prosecuting holdover or other appropriate proceedings against any occupant of the Second Expansion Space. If Landlord is unable to deliver possession of the Second Expansion Space to Tenant for any reason on or before the last day of the Second ES Window, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. This Section 15.02(b) constitutes "an express provision to the contrary" for purposes of any applicable Law now or hereafter in effect.

                  (c) "Second ES Commencement Date" means the date that is 150 days after the Second ES Possession Date, provided however that if (i) the Second Expansion Space is in Plaza VIII or Plaza IX to be constructed, then in no event shall the Second ES Commencement Date be earlier than the date Landlord obtains a temporary Certificate of Occupancy (or the substantial equivalent thereof) for the core areas of such building and (ii) the Second Expansion Space is in Plaza IV, V, VI or VII to be constructed, then in no event shall the Second ES Commencement Date be earlier than the date the owner of Plaza IV, V, VI or VII, as the case may be, obtaining a temporary Certificate of Occupancy (or substantially the equivalent thereof) for the core areas of the applicable Plaza.

                  (d) "Second ES Fair Market Rent" means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Second Expansion Space, taking into account all relevant factors, including without limitation, that such lessee shall be receiving the Second ES Fair Market Work Allowance. Upon request by Tenant at any time prior to the giving of the Second ES Rent Notice, Landlord shall notify Tenant of its good faith, non-binding estimate of the Second ES Fair Market Rent and the Second ES Fair Market Work Allowance. If Tenant timely exercises the Second Expansion Option, Landlord shall notify Tenant (the "Second ES Rent Notice") at least 180 days before (but not more than 270 days before) the first day of the Second ES Window of Landlord's determination of the Second ES Fair Market Rent ("Landlord's Second ES Rent Determination") and the Second ES Fair Market Work Allowance ("Landlord's Second ES Work Allowance Determination"). Tenant shall notify Landlord ("Tenant's Second ES Notice"), within 20 days after Tenant's receipt of the Second ES Rent Notice, whether Tenant accepts or disputes Landlord's Second ES Rent Determination and Landlord's Second ES Work Allowance Determination, and if Tenant disputes Landlord's Second ES Rent Determination and Landlord's Second ES Work Allowance Determination, Tenant's Second ES Notice shall set forth Tenant's determination of the Second ES Fair Market Rent and the Second ES Fair Market Work Allowance, and any such dispute, if not resolved between the parties within 20 days thereafter, shall be settled in accordance with the provisions of Section 15.04. If Tenant fails to give Tenant's Second ES Notice within such 20 day period, Tenant shall be deemed to have rejected Landlord's Second ES Rent Determination and Landlord's Second ES Work Allowance Determination. If Landlord fails to give to Tenant the Second ES Rent Notice not later than 150 days prior to the first day of the Second ES Window, then Tenant shall have the right at its option to notify Landlord of its proposed Second ES Fair Market Rent and Second ES Fair Market Work Allowance. If Tenant fails to timely give such notice, the matter shall be submitted to arbitration in accordance with Section 15.04. If Tenant gives Landlord such notice with Tenant's proposed Second ES Fair Market Rent and Second ES Fair Market Work Allowance, Landlord shall within thirty (30) days thereafter give a Second ES Rent Notice, stating whether or not it agrees with Tenant's proposed Second ES Fair Market Rent and Second ES Fair Market Work Allowance, and if it does not so agree, Landlord shall in such notice submit to Tenant its proposed Second ES Fair Market Rent and Second ES Fair Market Work Allowance. If Landlord fails to respond as aforesaid within such 30-day period, Landlord hereby agrees that it shall be deemed conclusively to have rejected the Second ES Fair Market Rent and Second ES Fair Market Work Allowance proposed by Tenant.

                  (e) If the final determination of the Second ES Fair Market Rent shall not be made on or before the Second ES Commencement Date, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Second Expansion Space commencing on the Second ES Commencement Date, an amount equal to Landlord's Second ES Rent Determination. If, based upon the final determination of Second ES Fair Market Rent, the Fixed Rent payments made by Tenant for the Second Expansion Space were (i) less than the Second ES Fair Market Rent, Tenant shall pay to Landlord the amount of such deficiency within 30 days after demand therefor or (ii) greater than the

Second ES Fair Market Rent, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Tenant.

                  (f) For the period commencing on the Second ES Possession Date and ending on the date immediately preceding the Second ES Commencement Date (the "Second ES Work Period"), Tenant shall be entitled to occupy the Second Expansion Space for the purpose of performing Tenant's Work therein and upon completion of such Tenant's Work for the purpose expressly permitted pursuant to Section 2.03. Tenant's occupancy of the Second Expansion Space during the Second ES Work Period shall be subject to all of the terms and conditions of this Lease or the New Lease to be entered into pursuant to Section 15.06, except that Tenant shall not be required to pay any Fixed Rent, Tenant's Tax Payment or Tenant's Operating Payment in respect of the Second Expansion Space during the Second ES Work Period unless Tenant or anyone claiming through or under Tenant occupies all or any portion of the Second Expansion Space for the conduct of business during the Second ES Work Period, in which case Tenant shall pay to Landlord as an Additional Charge within 30 days after request therefor by Landlord an amount equal to the sum of the following: (i) the Tenant's Second ES Share of the Building Taxes and Operating Expenses and (ii) the Tenant's Second ES Common Area Share of the Common Area Taxes and Common Area Operating Expenses, in each case attributable to the portion of the Second ES Work Period occurring from and after the date that the Second Expansion Space is first occupied for the conduct of business. "Tenant's Second ES Share" shall be calculated in the same manner as "Tenant's Tax Share", except that for purposes of such calculation the numerator shall be the RSF of the Second Expansion Space (or the applicable portion thereof which Tenant or anyone claiming under or through Tenant occupies for the conduct of business; it being understood that if Tenant or any such other person occupies any portion of any floor of the Second Expansion Space for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business), but if the Second Expansion Space is located other than in the Building, the denominator shall be the RSF of the building in which the First Expansion Space is located. "Tenant's Second ES Common Share" shall be calculated in the same manner as "Common Area Tax Share", except that for purposes of such calculation the numerator shall be the RSF of the Second Expansion Space (or the applicable portion thereof which Tenant or anyone claiming under or through Tenant occupies for the conduct of business; it being understood that if Tenant or any such other person occupies any portion of any floor of the Second Expansion Space for the conduct of business, Tenant shall be deemed to be occupying the entirety of such floor for the conduct of business), but if the Second Expansion Space is located other than in the Building, the denominator shall include the RSF of the building in which the Second Expansion Space is located.

                  (g) If the Second Expansion Space is in the Building, promptly after the occurrence of the Second ES Possession Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Second Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Second Expansion Space in the Premises in accordance with this Section 15.02.

                  (h) Anything in this Lease to the contrary notwithstanding, the rights afforded Tenant under this Section 15.02 shall be personal to Charles Schwab & Co., Inc., or any assignee permitted in accordance with Section 8.02 or any Affiliate of the foregoing and in no event shall any other person or entity be entitled to exercise the Second Expansion Option. This Section 15.02(h) shall not be deemed to prohibit Tenant from assigning this Lease (or any new lease for the Second Expansion Space executed pursuant to Section 15.06) or subletting all or any portion of the Second Expansion Space in accordance with this Lease or such new lease following the earlier of the Second ES Possession Date or the expiration of the Second ES Window.

                  (i) "Second Expansion Space" means a portion or portions of the Building, Plaza I, Plaza II, Plaza III, Plaza IV, Plaza V, Plaza VI, Plaza VII, Plaza VIII or Plaza IX designated by Landlord in its sole discretion and containing approximately 70,000 RSF in a single contiguous block. Any dispute between Landlord and Tenant as to the RSF of the Second Expansion Space or the RSF of the building in which the Second Expansion Space is located pursuant to this Section if other than the Building shall be resolved in accordance with
Section 2.01.

                  (j) Landlord shall notify Tenant, within sixty (60) days after Tenant has exercised the Second Expansion Option, (i) designating the location of the Second Expansion Space, (ii) the floor(s) on which it is to be located, the RSF thereof (calculated as provided in this Lease) and a cross-hatch showing such location(s), (iii) the anticipated date of delivery, and (iv) whether there are any present occupants thereof and the lease expiration date. If the Second Expansion Space is located in a building already constructed, Tenant shall be given the opportunity to reasonably inspect the designated Second Expansion Space at reasonable times and upon reasonable notice during the five (5) days following receipt of such notice, subject to the terms of any applicable lease.

                  (k) Tenant shall have the right to rescind its Second Expansion Notice, by recission notice given to Landlord within five (5) Business Days after Landlord gives to Tenant the notice described in Section 15.02(j), and if Tenant shall timely give the recission notice, Tenant shall be deemed to have irrevocably waived the Second Expansion Option, Tenant shall have no further right to lease the Second Expansion Space and neither Tenant nor Landlord shall have any further obligations as to the Second Expansion Space. If Tenant fails to timely give such recission notice, Tenant shall have no further right to rescind its leasing of the Second Expansion Space.

                  (l) Prior to the date hereof (i) Landlord delivered to Tenant that certain Guaranty (Expansion Options) executed by Guarantors in favor of Tenant dated October 23, 2000, (ii) Tenant and certain Landlord Affiliates executed two (2) Expansion Agreements which provide for the possibility of the First Expansion Space and/or the Second Expansion Space being located in Plaza I, Plaza II, Plaza III, Plaza IV, Plaza V, Plaza VI or Plaza VII (the "Expansion Agreements") and (iii) Landlord and Tenant executed the ROFO Agreement. On the date hereof, Guarantors have delivered to Tenant a confirmation of such Guaranty and the parties to such ROFO Agreement and such Expansion Agreements have delivered a confirmation thereof.

                  (m) If Tenant leases the Second ROFO Space pursuant to the ROFO Agreement, this Section 15.02 shall be null and void and Tenant shall have no further right to lease the Second Expansion Space pursuant to this Section
15.02. If Tenant so leases the Second ROFO Space and the Second ROFO Space is in the Building, the ROFO Agreement provides that Landlord and Tenant shall confirm the occurrence thereof by executing an instrument reasonably satisfactory to Landlord and Tenant, which shall be an amendment to this Lease.

                  (n) Notwithstanding anything to the contrary contained in this Lease, the Expansion Agreements or the ROFO Agreement, in no event shall Landlord's liability for any and all breaches of Landlord's obligations under Sections 15.01 and 15.02, and Section 15.06 (to the extent of its obligation under the New Lease entered into pursuant to Section 15.06 to deliver the First Expansion Space or Second Expansion Space to Tenant with such expansion space and the building in which it is located in the condition required under Section
15.01 and 15.02, respectively) exceed, in the aggregate, an amount equal to $15,000,000 less any amounts paid to Tenant in respect of any such breaches by any party to the Expansion Agreements, the ROFO Agreement or the Guaranty (Expansion Options); provided that this sentence shall not limit Landlord's liability for any attorneys' fees and disbursements under Section 9.11.

                  (o) Tenant shall have no right to obtain specific performance of any breach of any obligation by Landlord under Sections 15.01, 15.02, 15.04 and 15.06 (to the extent in connection with the First Expansion Option or Second Expansion Option); it being understood that Tenant's sole remedy in the case of any such breach shall be a claim for actual damages against Landlord (subject to Section 9.06 and Section 15.02(n) above). In no event shall either party be entitled to consequential damages for any breach of Sections 15.01, 15.02, 15.04 and 15.06 (to the extent in connection with the First Expansion Option or Second Expansion Option). Notwithstanding the foregoing, if (a) Tenant timely exercises the First Expansion Option or the Second Expansion Option, as the case may be, (b) the First Expansion Space or Second Expansion Space is located by Landlord in accordance with this Lease in
(x) the Building, or (y) Plaza I, Plaza II or Plaza III and the applicable Plaza is then owned by Landlord, or (z) Plaza IV, Plaza V,

Plaza VI, Plaza VII, Plaza VIII or Plaza IX, the construction of such Plaza and the First Expansion Space or Second Expansion Space, as applicable, has then been completed or is thereafter completed in accordance with this Lease and such Plaza is then owned by Landlord and (c) Landlord thereafter refuses to deliver such First Expansion Space or Second Expansion Space, as applicable, to Tenant, then and in such event, Tenant shall have the right to obtain specific performance of the breach of such obligation by Landlord; provided, however, that if Tenant obtains specific performance of such breach, Tenant shall not be entitled to make a claim for damages (actual, consequential or otherwise) against Landlord or the Guarantors. Except as provided in the proviso of the preceding sentence, this Section 15.02(o) shall not be deemed to affect any rights of Tenant under the Guaranty (Expansion Options).

            15.03 Intentionally Omitted.

            15.04 Fair Market Disputes. (a) Any dispute to be resolved pursuant to this Section 15.04 shall be submitted to arbitration in accordance with the provisions of Article 13 hereof; subject, however, to the following modifications:

                        (i) the arbitrator selected shall have at least ten years' experience in the leasing or management of office space in the northern New Jersey office market. The fees and expenses of the arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto;

                        (ii) within fifteen (15) days after the appointment of the arbitrator, there shall be submitted to the arbitrator the Landlord's Rent Notice containing Landlord's proposed Fair Market Rent and Fair Market Work Allowance and a copy of Tenant's Rent Notice containing Tenant's proposed Fair Market Rent and Fair Market Work Allowance (it being understood that if either Landlord or Tenant or both failed to provide its proposed Fair Market Rent and Fair Market Work Allowance to the other in accordance with Section 15.01(d) or 15.02(d), as applicable, it shall do so within the aforementioned 15-day period and if such party fails to do so, the arbitrator is authorized and directed to select the Fair Market Rent and Fair Market Work Allowance proposed by the party who provided the same), together with such other information on comparable rentals or such other evidence as such party shall deem relevant. Each party authorizes the arbitrator to promptly release to the other party all such reports and any such fair market rent proposal and other information as such party has submitted to the arbitrator after the expiration of such fifteen (15) day period for submissions of reports.

                        (iii) within ten (10) business days thereafter, the arbitrator shall select either the Fair Market Rent and Fair Market Work Allowance proposed by Landlord or Tenant, whichever the arbitrator determines is closest to his determination of the Fair Market Rent and Fair Market Work Allowance for the Expansion Space, except as provided in clause (ii) above.

                        (iv) in rendering such decision, the arbitrator shall determine the Fair Market Rent and Fair Market Work Allowance that would be agreed upon by a landlord and a new unrelated third party tenant, and in connection therewith shall assume or take into consideration as appropriate all of the following: (A) the landlord and prospective tenant are typically motivated; (B) the landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) a reasonable time under then-existing market conditions is allowed for exposure of the Expansion Space on the open market; (D) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (E) the Expansion Space is to be delivered to the Tenant in the condition required under the applicable provisions of this Article 15; (F) in the event the Expansion Space has been destroyed or damaged by fire or other casualty, it has been fully restored; (G) that the Expansion Space is to be let with vacant possession and subject to the provisions of this Lease for the remainder of the Term; (H) market rents then being charged for comparable space in other similar buildings in the same area; (I) the Base Tax Year and Base Operating Year shall be as stated in this Article 15; (K) the amount of any brokerage commission actually payable by Landlord and (L) Landlord shall not be deemed to have incurred and/or paid any fees, costs or expenses for marketing or incurred any down-time due to marketing. In rendering such decision and award, the arbitrator shall not modify the provisions of this Lease.

                        (v) the decision and award of the arbitrator shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

                  (b)   As used in this Section 15.04:

                        (i) "Landlord's Rent Notice" means the First ES Rent Notice or the Second ES Rent Notice, as applicable.

                        (ii) "Tenant's Rent Notice" means the Tenant's First ES Notice or the Tenant's Second ES Notice, as applicable.

                        (iii) "Fair Market Rent" means the First ES Fair Market Rent or the Second ES Fair Market Rent, as applicable.

                        (iv) "Fair Market Work Allowance" means the First ES Fair Market Work Allowance or the Second ES Fair Market Work Allowance, as applicable.

                        (v) "Expansion Space" means the First Expansion Space or the Second Expansion Space, as applicable.

            15.05 Intentionally Omitted.

            15.06 New Lease. Anything in this Article 15 to the contrary notwithstanding, if Tenant timely exercises the First Expansion Option or the Second Expansion Option and the applicable Expansion Space is located in any building other than the Building, then, in lieu of such Expansion Space becoming part of the Premises leased under this Lease, Tenant shall enter into a lease of such Expansion Space with the landlord of the building in question in substantially the same form and substance as this Lease (except as provided in this Article 15 and except that Section 2.03(iii) (Child Care Facility), Section
2.04 (Retail Premises), Section 2.08 (Outdoor Space), Section 2.09 (Mezzanine Space), Section 5.01(e) (Energy De-Regulation), the termination right in Section 6.01(e), Section 6.04 (Parking), Section 6.05 (Additional Work Allowance),
Section 7.06 (Tenant Signage), Section 11.32 (Exclusivity), Articles 15 (Expansion Options), and 18 (Right to Purchase Building) shall not be included in such new lease and except that Article 12 (Renewal Right) shall require that Tenant exercise the extension options for all of the Premises leased by Tenant under any lease entered into pursuant to this Section 15.06 to the extent such Premises is located in the same building and, if the First Expansion Space or Second Expansion Space is located in Plaza I, II, III, IV, V, VI or VII the provisions of such lease regarding Landlord Services and taxes and operating expenses shall be in accordance with the standard lease provisions for such buildings, subject to reasonable changes requested by Tenant taking into account the provisions of this Lease and the relative RSF leased pursuant to this Lease and such new lease.


                                   ARTICLE 16

                             INTENTIONALLY OMITTED.


                                   ARTICLE 17

                             INTENTIONALLY OMITTED.


                                   ARTICLE 18

                    RIGHT OF FIRST OFFER TO PURCHASE BUILDING

            18.01 (a) Provided that (i) this Lease shall not have been terminated, (ii) Tenant shall not be in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods, (iii) Charles Schwab & Co., Inc., or an assignee of this Lease permitted by Section 8.02, or its Affiliate is the Tenant under this Lease and
(iv) Charles Schwab & Co., Inc., or an assignee of this Lease permitted by
Section 8.02 or its Affiliate shall lease and Occupy more than 50% of the RSF in the Building, if Landlord shall desire to sell the Building on a stand-alone basis (other than to any Affiliate of Landlord or to any person, firm or entity having a direct or indirect interest in Landlord or any Affiliate of any such person, firm or entity), Landlord shall give a notice to Tenant (the "Offering Notice"), which notice shall set forth Landlord's determination of the price and other material terms upon which Landlord is prepared to sell the Building. The granting of any mortgages, ground leases entered into as part of a sale/leaseback financing device or other security instruments, easements, rights of way and/or similar encumbrances affecting the Building shall not require the giving of any such Offering Notice. The sale or other transfer of any direct or indirect interest in Landlord shall not require the giving of any Offering Notice. Tenant agrees that if Landlord desires to sell the Building to a third party together with any other material (i.e., having a value equal to $1,000,000 or more) of Landlord or any Affiliate of Landlord or any person, firm or entity having a direct or indirect interest in Landlord or any Affiliate of any such person, firm or entity, then Landlord shall not be required to give an Offering Notice to Tenant with respect to such sale and if Landlord sells the Building to any third party together with any such other asset such third party purchaser shall not be subject to Tenant's rights under this Article 18 and all of Tenant's rights under this Article 18 shall be null and void and of no further force and effect. Tenant agrees that the holder (which holder is not Landlord or any Affiliate of Landlord) of any such mortgage, ground lease or other security instrument affecting the Building ("Lender") shall have the right to foreclose upon the Building or otherwise accept a deed in lieu of foreclosure with respect thereto free of all rights of Tenant under this Article 18 and following the transfer of title pursuant to such foreclosure or acceptance of a deed in lieu of foreclosure, Lender or the purchaser of the Building at the foreclosure sale shall not be subject to Tenant's rights under this Article 18 and all of Tenant's rights under this Article 18 shall be null and void and of no further force and effect as long as Landlord or any Affiliate of Landlord shall not acquire title to or an ownership interest in the Building upon or within 1 year after the transfer of title pursuant to such foreclosure or acceptance of a deed in lieu of foreclosure.

                  (b) If Landlord gives an Offering Notice to Tenant, Tenant shall have 20 business days to notify Landlord (the "Acceptance Notice") that Tenant accepts the terms of the Offering Notice and to deliver to Landlord a down payment equal to 10% of the purchase price set forth in the Offering Notice (the "Down Payment"). If Tenant timely delivers an Acceptance Notice and the Down Payment to Landlord, Tenant shall have a period (the "Negotiation Period") of 10 days after the giving of the Acceptance Notice to execute and exchange with Landlord a purchase and sale agreement for the

Building (a "Purchase and Sale Agreement"), and, during the Negotiation Period, Landlord shall not negotiate with any third party to sell the Building. Landlord acknowledges that Tenant may desire to enter into a leveraged lease transaction in connection with the purchase of the Building in accordance with this Article 18 and the parties shall negotiate during the Negotiation Period mutually agreeable provisions in the Purchase and Sale Agreement with respect thereto (there being no obligation on the part of Landlord or Tenant to reach such agreement). If either (i) Tenant fails to deliver the Acceptance Notice and the Down Payment to Landlord within the 20 business day period described above or
(ii) Tenant delivers the Acceptance Notice and the Down Payment to Landlord within such 20 business day period, but Landlord and Tenant shall not execute and exchange a Purchase and Sale Agreement within the Negotiation Period for any reason whatsoever (there being no obligation on the part of Landlord or Tenant to reach such agreement), Landlord shall have no further obligations under this
Article 18 (subject to paragraph (c) below) with respect to the Building and Landlord may sell the Building to any third party on any terms and conditions as Landlord shall deem appropriate in its sole and absolute discretion (subject to paragraph (c) below) and Tenant shall, within 10 days after request by Landlord, deliver a certification (a "Certification") to Landlord in the form attached hereto as Schedule J confirming that, except for Tenant's rights, if any, pursuant to paragraph (c) below, Tenant has no further right to purchase the Building and Landlord may sell the Building to any third party free of all rights of Tenant under this Article 18 (subject to paragraph (c) below), but no such Certification shall be necessary to make the terms hereof effective. If Tenant delivers the Acceptance Notice and the Down Payment to Landlord within the 20 business day period described, but Landlord and Tenant shall not execute a Purchase and Sale Agreement within the Negotiation Period, Landlord shall promptly return the Down Payment to Tenant.

                  (c) If (i) Landlord gives an Offering Notice to Tenant, (ii) either (A) Tenant fails to deliver the Acceptance Notice and the Down Payment to Landlord within the 20 business day period described in paragraph (b) above or
(B) Tenant delivers the Acceptance Notice and Down Payment to Landlord within such 20 business day period, but Landlord and Tenant shall not execute a Purchase and Sale Agreement within the Negotiation Period and (iii) Landlord desires to sell the Building to any third party at a price which is less than 90% of the purchase price set forth in the Offering Notice or on other material terms more favorable in a material manner to the purchaser than those set forth in the Offering Notice, then Landlord shall not sell the Building to such third party without delivering an Offering Notice to Tenant offering to sell the Building to Tenant at the purchase price and other material terms upon which Landlord was willing to sell the Building to such third party.

                  (d) If (i) Landlord gives an Offering Notice to Tenant, (ii) either (A) Tenant fails to deliver the Acceptance Notice and the Down Payment to Landlord within the 20 business day period described in paragraph (b) above or
(B) Tenant delivers
the Acceptance Notice and Down Payment to Landlord within such 20 business day period, but Landlord and Tenant shall not execute a Purchase and Sale Agreement within the Negotiation Period, (iii) Landlord shall have complied with all of its other obligations, if any, under paragraph (c) of this Section 18.01 and
(iv) Tenant either (A) fails to timely deliver a Certification to Landlord or
(B) takes any action with respect to the transactions contemplated by this
Article 18 which interferes with Landlord's ability to sell, exchange, transfer, lease, dispose of or finance or files a lis pendens or other form of attachment against the Building, then Tenant shall indemnify and hold harmless Landlord against all loss, damage (including, without limitation, consequential damages), cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by Landlord by reason of such failure by Tenant to timely deliver a Certification or by reason of any such action taken by Tenant, as the case may be.

                  (e) If Landlord shall complete a sale of the Building to a third party in accordance with this Article 18, all of Tenant's rights under this Article 18 shall be null and void and of no further force and effect. If Landlord and Tenant execute and exchange a Purchase and Sale Agreement with respect to the Building and Tenant defaults thereunder, then all of Tenant's rights under this Article 18 shall be null and void and of no further force and effect; provided, however, a default by Tenant under any such Purchase and Sale Agreement shall not be deemed to constitute a default by Tenant under this Lease.

                  (f) Anything in this Lease to the contrary notwithstanding, this Article 18 shall be null and void and of no further force and effect if (i) Charles Schwab & Co., Inc., or an assignee of this Lease permitted by Section 8.02, or its Affiliate is no longer the Tenant under this Lease or (ii) this Lease shall fail to be in full force and effect.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.


                  Landlord: PLAZA X LEASING ASSOCIATES L.L.C.


                        By: Plaza X Realty L.L.C., sole member


                              By: American Financial Exchange L.L.C., sole
                                  member


                                    By: M-C Harsimus Partners L.L.C., member


                                          By: Mack-Cali Realty, L.P., sole
                                              member


                                               By: Mack-Cali Realty Corporation,
                                                   general partner


                                                      By:
                                                          --------------------
                                                          Name:
                                                          Title:


                  Tenant:     CHARLES SCHWAB & CO., INC.


                              By:
                                  -------------------------
                                  Name:
                                  Title:

                                  Schedule A-1

                               Description of Land
                                    [to come]

                                  Schedule A-2

                           Description of Complex Land
                                    [to come]

                                   Schedule B

                                 Design Criteria
                                    [to come]

                                  Schedule B-1

                                Tenant Cost Work
                                    [to come]

                                   Schedule C

                                  DELIVERY WORK

1.       A roof will be in place so that a water tight condition is maintained.

2. Perimeter curtainwall will be substantially complete (excluding manhoist location - which will be protected as necessary)

3. Base building core walls will be complete and firetaped on the tenant side.

4.       MEP will be substantially complete with floor stub-outs.

5.       Floor sprinkler loops completed.

6.       Core electrical rooms ready for access by tenant contractors.

7. Underground utilities complete and tested and available to Tenant for Tenant's Work.

8. Underground telecommunications conduits installed and available to Tenant for Tenant's Work.

9. Structural beam penetrations identified in the base structural design will be in place.

10.      Floors broom swept.

11.      Temporary or permanent power available.

12. An area of the site of reasonable size and proximity to the Building will be provided for use of Tenant's contractor's for trailers, materials and staging. This paragraph 12 shall not apply to any portion of the Premises other than Ground Floor Space, the Initial Premises and the Secondary Premises.

13. Access to and use of a man-hoist, freight elevator or protected passenger elevator in accordance with Section 6.01(a)(II)(ii).

14. All utilities brought to the floor complete and tested and available to Tenant for Tenant's Work.




                                END OF SCHEDULE C

                                  Schedule C-1

                                   Floor Plans
                                    [to come]

                                  Schedule C-2

                           Retail Premises Floor Plan
                                    [to come]

                                  Schedule C-3

                           Mezzanine Space Floor Plan
                                    [to come]

                                   Schedule D

                              Intentionally Omitted




                                END OF SCHEDULE D

                                   Schedule E

                             Rentable Square Footage

                                    [To Come]




                                END OF SCHEDULE E

                                   Schedule F

                        Primary Premises Fixed Rent Rates

                       Period                                    Amount per RSF

1. From the Commencement Date through the day immediately preceding the 1st anniversary of the Commencement Date

2.       From the 1st anniversary of the Commencement
         Date through the day immediately preceding the 2nd anniversary of the Commencement Date

3.       From the 2nd anniversary of the Commencement
         Date through the day immediately preceding the 3rd anniversary of the Commencement Date

4.       From the 3rd anniversary of the Commencement
         Date through the day immediately preceding the 4th anniversary of the Commencement Date

5.       From the 4th anniversary of the Commencement
         Date through the day immediately preceding the 5th anniversary of the Commencement Date

6.       From the 5th anniversary of the Commencement
         Date through the day immediately preceding the 6th anniversary of the Commencement Date

7.       From the 6th anniversary of the Commencement
         Date through the day immediately preceding the 7th anniversary of the Commencement Date

8.       From the 7th anniversary of the Commencement
         Date through the day immediately preceding the 8th anniversary of the Commencement Date

9.       From the 8th anniversary of the Commencement
         Date through the day immediately preceding the 9th anniversary of the Commencement Date

                       Period                                    Amount per RSF

10.      From the 9th anniversary of the Commencement
         Date through the day immediately preceding the 10th anniversary of the Commencement Date

11.      From the 10th anniversary of the Commencement
         Date through the day immediately preceding the 11th anniversary of the Commencement Date

12.      From the 11th anniversary of the Commencement
         Date through the day immediately preceding the 12th anniversary of the Commencement Date

13.      From the 12th anniversary of the Commencement
         Date through the day immediately preceding the 13th anniversary of the Commencement Date

14.      From the 13th anniversary of the Commencement
         Date through the day immediately preceding the 14th anniversary of the Commencement Date

15.      From the 14th anniversary of the Commencement
         Date through the last day of the Term

----------------------

(a) The RSF of the Dedicated Shaft Areas to the extent located on floors of the Building included in the Primary Premises is included for purposes of the rental rates of this Schedule F. If Tenant no longer leases 100% of the Primary Premises, the RSF of the Dedicated Shaft Areas to the extent located on floors of the Building not included in the Primary Premises shall be excluded for purposes of the rental rates of this Schedule F and Fixed Rent on the RSF of the Dedicated Shaft Areas to the extent located on floors not included in the Primary Premises shall be payable pursuant to Section 7.02(m) of the Lease.

(b) The RSF of the Designated Elevator Shafts throughout the Primary Premises are included for purposes of the rental rates of this Schedule.


                                END OF SCHEDULE F

                                  Schedule F-1

                            Phase IV Fixed Rent Rates

                       Period                                    Amount per RSF

1. From the Secondary Premises Commencement Date through the day immediately preceding the 1st anniversary of the Secondary Premises
         Commencement Date

2.       From the 1st anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 2nd anniversary of the Secondary Premises Commencement Date

3.       From the 2nd anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 3rd anniversary of the Secondary Premises Commencement Date

4.       From the 3rd anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 4th anniversary of the Secondary Premises Commencement Date

5.       From the 4th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 5th anniversary of the Secondary Premises Commencement Date

6.       From the 5th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 6th anniversary of the Secondary Premises Commencement Date

7.       From the 6th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 7th anniversary of the Secondary Premises Commencement Date

8.       From the 7th anniversary of the Secondary

                       Period                                    Amount per RSF

         Premises Commencement Date through the day immediately preceding the 8th anniversary of the Secondary Premises Commencement Date

9.       From the 8th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 9th anniversary of the Secondary Premises Commencement Date

 10.     From the 9th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 10th anniversary of the Secondary Premises Commencement Date

11.      From the 10th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 11th anniversary of the Secondary Premises Commencement Date

12.      From the 11th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 12th anniversary of the Secondary Premises Commencement Date

13.      From the 12th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 13th anniversary of the Secondary Premises Commencement Date

14.      From the 13th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 14th anniversary of the Secondary Premises Commencement Date

15.      From the 14th anniversary of the Secondary
         Premises Commencement Date through the last day of the Term

----------------------

(a) The RSF of the Dedicated Shaft Areas to the extent located on floors of the Building included in the Phase IV Premises is excluded for purposes of the rental rates of this Schedule F-1 and Fixed Rent on the RSF of the Dedicated Shaft Areas to the extent located on floors included in the Phase IV Premises shall be payable pursuant to Section 7.02(m) of the Lease.

(b) The RSF of the Designated Elevator Shafts throughout the Phase IV Premises are included for purposes of the rental rates of this Schedule.


                               END OF SCHEDULE F-1

                                  Schedule F-2

                            Phase V Fixed Rent Rates

                       Period                                    Amount per RSF

1. From the Secondary Premises Commencement Date through the day immediately preceding the 1st anniversary of the Secondary Premises
         Commencement Date

2.       From the 1st anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 2nd anniversary of the Secondary Premises Commencement Date

3.       From the 2nd anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 3rd anniversary of the Secondary Premises Commencement Date

4.       From the 3rd anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 4th anniversary of the Secondary Premises Commencement Date

5.       From the 4th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 5th anniversary of the Secondary Premises Commencement Date

6.       From the 5th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 6th anniversary of the Secondary Premises Commencement Date

7.       From the 6th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 7th anniversary of the Secondary Premises Commencement Date

8.       From the 7th anniversary of the Secondary

                       Period                                    Amount per RSF

         Premises Commencement Date through the day immediately preceding the 8th anniversary of the Secondary Premises Commencement Date

9.       From the 8th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 9th anniversary of the Secondary Premises Commencement Date

10.      From the 9th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 10th anniversary of the Secondary Premises Commencement Date

11.      From the 10th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 11th anniversary of the Secondary Premises Commencement Date

12.      From the 11th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 12th anniversary of the Secondary Premises Commencement Date

13.      From the 12th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 13th anniversary of the Secondary Premises Commencement Date

14.      From the 13th anniversary of the Secondary
         Premises Commencement Date through the day immediately preceding the 14th anniversary of the Secondary Premises Commencement Date

15.      From the 14th anniversary of the Secondary
         Premises Commencement Date through the last day of the Term

----------------------

(a) The RSF of the Dedicated Shaft Areas to the extent located on floors of the Building included in the Phase V Premises is excluded for purposes of the rental rates of this Schedule F-2 and Fixed Rent on the RSF of the Dedicated Shaft Areas to the extent located on floors included in the Phase V Premises shall be payable pursuant to Section 7.02(m) of the Lease.

(b) The RSF of the Designated Elevator Shafts throughout the Phase V Premises are included for purposes of the rental rates of this Schedule.


                               END OF SCHEDULE F-2

                                   Schedule G

                        Standard Cleaning Specifications

                  A. Nightly Personnel:

                           1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring (excluding computer room flooring) to be swept nightly using approved dust-down preparations; wash flooring weekly, scrub when necessary.

                           2. All linoleum, vinyl, rubber, asphalt, tile and other similar types of flooring (that may be waxed) (excluding computer room flooring) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at Tenant's expense.

                                    Mop up and wash floors for spills, smears and foot tracks throughout, including the Premises, as needed and wash floor in general as required.

                           3. All carpeting and rugs to be vacuumed nightly. Cleaning personnel will not move papers or personal items to access an area.

                           4. Hand dust with treated cloth and wipe clean all furniture, fixtures and custom wooden window enclosures nightly. Cleaning personnel will not move papers or personal items to access an area.

                           5. Empty and clean all waste receptacles nightly and remove from the Premises wastepaper to designated areas.

                           6. Empty and clean all ash trays and screen all sand urns nightly.

                           7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

                           8. Wash clean all water fountains and coolers nightly.

                           9. Dust all floor and other ventilating louvres within reach; damp wipe as necessary.

                           10.      Dust all telephones as necessary.

                           11. Keep locker and slop sink rooms in a neat and orderly condition at all times.

                           12.      Wipe clean and polish all brass, if
                                    necessary, and other bright work nightly.

                           13.      Sweep all private staircases nightly.

                           14. Metal doors of all elevator cars to be properly maintained.

                           15.      Remove all gum and foreign matter on sight.

                           16.      Clean all glass furniture tops as needed.

                           17. Collect and remove cardboard and waste material (at Tenant's expense).

                           18. Dust and wash closet and coat room shelving, coat racks and flooring.

                           19. Cleaning services related to kitchen and/or pantries will be at Tenant's expense.

                           20. Cleaning of private bathrooms will be at Tenant's expense.

                           21. Cleaning of all interior glass partitions will be at Tenant's expense.

                  B.       Periodic Cleaning:

                           1. Vacuum all furniture fabric and drapes not less than once a month.

                           2. Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, and all vertical surfaces (doors, walls, window sills) including elevator doors, as necessary.

                           3. Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each month.

                  C. High Dusting. (To be performed once every three (3) months, unless otherwise specified), and to include, without limitation:

                           1. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

                           2. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks, ventilating louvres, grilles, high moldings and other surfaces not reached in nightly cleaning.

                           3. Dust all overhead pipes, sprinklers, ventilating and air conditioning louvres, ducts, high moldings and other high areas not reached in nightly cleaning.

                           4. Dust all venetian blinds. Dust all window frames.

                           5.       Dust exterior or lighting fixtures.

                           6.       Wash all furniture glass as needed.

                           7. Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.




                             CONTINUED ON NEXT PAGE

                                   Schedule H

                              Intentionally Omitted

                                   Schedule I

                              Intentionally Omitted

                                   Schedule J

                              FORM OF CERTIFICATION

                  Reference is hereby made to that certain Lease (the "Lease") dated as of _______________, 2000 between ______________________ ("Landlord")
and Charles Schwab & Co., Inc. ("Tenant") pursuant to which Tenant leased from Landlord certain Premises in the Building to be constructed on the land described on Schedule A-1 attached to the Lease (the "Building"). Pursuant to
Article 18 of the Lease, Landlord has presented to Tenant a right of first offer with respect to the Building upon the terms and conditions of the Lease. All capitalized terms used herein and not defined shall have their respective meanings in the Lease.

                  The undersigned hereby certifies to the parties listed on
Exhibit 1 hereto as follows:

                  (1) On ________________ [Fill in Date], Landlord gave to Tenant an Offering Notice;

                  [(2)     Tenant did not deliver the Acceptance Notice and Down
Payment to Landlord within the 20 business day period described in Section 18.01(b) of the Lease (which 20 business day period expired on ________________); and]

                  [(2)     Tenant delivered the Acceptance Notice and Down
Payment to Landlord on ______________, but Landlord and Tenant did not execute the Purchase and Sale Agreement for the Building within the applicable Negotiation Period (which Negotiation Period expired on ________________); and]

                  (3)      Except for Tenant's rights, if any, pursuant to
Section 18.01(c) of the Lease, Tenant has no further right to purchase and Landlord may sell the Building free of all rights of Tenant under Article 18 of the Lease (subject to Section 18.01(c) of the Lease).

         The undersigned hereby acknowledges that Landlord has advised it that Landlord will sell the Building to the purchaser specified on Exhibit 1 hereto. The undersigned further acknowledges the right of said purchaser and the other parties specified on Exhibit 1 hereto to rely upon this Certification and that such sale and other transactions in connection therewith will be entered into in material reliance on this Certification. This Certification shall be binding upon the undersigned's successors and assigns, and shall inure to the benefit of the successors and assigns of each of the parties specified on Exhibit 1 hereto.

                                            CHARLES SCHWAB & CO., INC.

                                            By:    _____________________________
                                                   Name:
                                                   Title:

                                   SCHEDULE 1

                               [Name of Purchaser]

                          [Name of any Title Insurers]

                              [Name of any Lenders]

          [Name of any other parties reasonably requested by Landlord]





                       NOTE: SCHEDULE 1 TO BE COMPLETED BY
                        TENANT IN ACCORDANCE WITH NOTICE
                  FROM LANDLORD REQUESTING THIS CERTIFICATION.

                                   Schedule K

                                  Signage Plans
                                    [to come]

                                   Schedule L

                            Outdoor Child Care Space
                                    [to come]

                                   Schedule M

                              Tenant Delivery Items
                                    [to come]

                                   Schedule N

                          Form of Escalation Statement
                                    [to come]

                                   Schedule O

                              Intentionally Omitted

                                   Schedule P

                                    Roof Plan
                                    [to come]

                                   Schedule Q

                              Intentionally Omitted

                                   Schedule R

                     Existing Building Rules and Regulations





                                      - 1 -